                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                              DYNACARE INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                Common Shares issued by Dynacare Inc. ("Dynacare common
                shares"), options to acquire Dynacare common shares
                ("Dynacare options") and Common Stock, par value $0.10 per share, issued by Laboratory Corporation of America Holdings
                ("LabCorp common stock").
                ------------------------------------------------------------

           (2)  Aggregate number of securities to which transaction applies:
                An aggregate of 19,366,568 Dynacare common shares and vested options to acquire 1,714,322 Dynacare common shares are to be exchanged for $242,430,235 cash and 4,907,631 shares of
                LabCorp common stock (with each Dynacare common share and
                vested Dynacare option exchangeable for $11.50 cash and
                0.2328 shares of LabCorp common stock).
                ------------------------------------------------------------

           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $11.50 plus 0.2328 shares of LabCorp common stock per
                Dynacare common share and vested Dynacare option.
                ------------------------------------------------------------

           (4)  Proposed maximum aggregate value of transaction:
                $477,849,294. This amount was determined by multiplying
                21,080,890 (the aggregate number of securities to which the transaction applies) times the sum of $11.50 and 0.2328
                times $47.97 (the average of the high and low prices for
                LabCorp common stock on June 5, 2002, as reported in the
                consolidated reporting system).
                ------------------------------------------------------------

           (5)  Total fee paid:
                $43,962. This amount was determined by multiplying the
                proposed maximum aggregate value of the transaction by
                0.000092.
                ------------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                              [DYNACARE INC. LOGO]

                             ARRANGEMENT INVOLVING
                                 DYNACARE INC.
                                      AND
                   LABORATORY CORPORATION OF AMERICA HOLDINGS

            -------------------------------------------------------

             NOTICE OF SPECIAL MEETING OF DYNACARE SECURITYHOLDERS
                                      AND
                        MANAGEMENT INFORMATION CIRCULAR
                              AND PROXY STATEMENT
                                OF DYNACARE INC.

                                 JUNE 24, 2002

                              [DYNACARE INC. LOGO]

                                 June 24, 2002

Dear Dynacare Shareholders and Optionholders:

    The board of directors cordially invites you to attend a special meeting of Dynacare securityholders to be held at 10:00 a.m., Central Time, on July 24, 2002 at the Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas U.S.A. 75001.

    At the special meeting, including any adjournments or postponements thereof, Dynacare shareholders and optionholders will be asked to approve an arrangement under which Dynacare will be acquired by Laboratory Corporation of America Holdings, which we refer to as the "arrangement." In connection with the arrangement, each outstanding Dynacare common share will be exchanged for U.S. $11.50 in cash and 0.2328 shares of LabCorp common stock. Holders of vested Dynacare options will receive the same consideration per option as a Dynacare shareholder will receive for each Dynacare common share, less an amount equal to the exercise price of the option and any required tax withholding. LabCorp will assume the unvested Dynacare options, which will become options to purchase LabCorp common stock based on a formula that is discussed in detail in the materials enclosed. Following completion of the arrangement, Dynacare will become an indirect, wholly owned subsidiary of LabCorp.

    Also, if Dynacare shareholders and optionholders approve the arrangement, Dynacare shareholders will be asked to approve the continuance of our organization under the Companies Act (Nova Scotia), which we refer to as the "continuance."

    Approval of the arrangement requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders and optionholders, voting together as a single class. Approval of the continuance requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders. Dynacare shareholders and optionholders holding 10,778,083 common shares and options, which represent approximately 50% of the total outstanding Dynacare common shares and options, have entered into stockholder agreements with LabCorp that provide that they will vote their Dynacare common shares and options in favor of the arrangement.

    Based in Burlington, North Carolina, and listed on the New York Stock Exchange under the symbol "LH," LabCorp is the second largest independent clinical laboratory company in the United States based on 2001 net revenues. We believe that the combined company will be well positioned to take advantage of growth opportunities to serve North America's clinical laboratory testing needs.

    It is important that your Dynacare common shares and options be represented at the special meeting. Whether or not you are able to attend, we urge you to complete the enclosed proxy form and return it in the envelope provided or by fax to (416) 368-2502 not later than 5:00 p.m., Eastern Time, on the business day preceding the special meeting, including any adjournments or postponements thereof. Voting by proxy will not prevent you from voting in person if you attend the special meeting, but will ensure that your vote will be counted if you are unable to attend. If you require any assistance in completing your proxy, please call Dynacare's Corporate Secretary at (972) 387-3200.

    Included with this letter, in addition to the proxy form, is a notice of the special meeting and the management information circular and proxy statement, which we refer to as the "proxy statement." The proxy statement contains a detailed description of the arrangement. IN MAKING YOUR DECISION, YOU SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THE PROXY STATEMENT, INCLUDING THE RISK FACTORS RELATED TO THE ARRANGEMENT THAT ARE DESCRIBED UNDER THE HEADING "RISK FACTORS" ON PAGE 21 IN THE PROXY STATEMENT.

    Your board of directors has unanimously determined that the arrangement and the consideration to be received by Dynacare shareholders and optionholders is fair and in the best interests of Dynacare. In arriving at its decision, your board of directors considered a number of factors, including the unanimous recommendation of a special committee of the board of directors consisting of three independent directors. Accordingly, your board of directors unanimously recommends that Dynacare shareholders and optionholders vote FOR the arrangement and that Dynacare shareholders vote FOR the continuance.

    Upon completion of the arrangement, LabCorp will mail to Dynacare shareholders a letter of transmittal with detailed written instructions for exchanging their Dynacare share certificates. Dynacare shareholders should not send us their share certificates at this time. Please wait until you have received the letter of transmittal. You will not actually receive your cash and LabCorp common stock until the arrangement is completed and you have returned your properly completed documents, including the letter of transmittal and share certificates. In addition, upon completion of the arrangement, LabCorp will deliver to Dynacare optionholders the applicable consideration in connection with the arrangement. Dynacare optionholders will not need to take any further action in order to receive their consideration.

    Subject to obtaining court and other regulatory approvals, if Dynacare shareholders and optionholders approve the arrangement, we anticipate that the arrangement will be completed in the third quarter of 2002.

    This vote is very important. Please vote on these proposals by completing the enclosed proxy form today and returning it in the pre-addressed envelope provided.

    On behalf of Dynacare, I would like to thank all Dynacare securityholders and other stakeholders for their ongoing support as we prepare to take part in this exciting business combination with LabCorp.

                                          Yours very truly,

                                          /s/ Harvey A. Shapiro

                                          Harvey A. Shapiro
                                          Chairman and Chief Executive Officer

                                 DYNACARE INC.

                                ----------------

             NOTICE OF SPECIAL MEETING OF DYNACARE SECURITYHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting of the holders of Dynacare common shares and the holders of options issued by Dynacare to purchase Dynacare common shares will be held at the Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas U.S.A. 75001 on July 24, 2002 at 10:00 a.m., Central Time, including any adjournments or postponements thereof, for the following purposes:

    1. for shareholders and optionholders to consider pursuant to an order of the Superior Court of Justice (Ontario) dated June 21, 2002, which we refer to as the "interim order," and, if deemed advisable, pass, with or without variation, a special resolution to approve an arrangement under
         Section 182 of the Business Corporations Act (Ontario) regarding, among other things, the acquisition by an indirect Canadian subsidiary of Laboratory Corporation of America Holdings of all issued and outstanding Dynacare common shares in exchange for cash and shares of common stock of LabCorp, and the conversion of Dynacare options into either cash and LabCorp common stock or LabCorp options, which we refer to as the "arrangement";

    2. if the arrangement is approved, for shareholders to consider and, if deemed advisable, pass, with or without variation, a special resolution authorizing the continuance of Dynacare under the Companies Act (Nova Scotia) following completion of the arrangement, which we refer to as the "continuance"; and

    3. for shareholders and optionholders to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    The arrangement is being considered pursuant to the interim order and must be approved by a final order of the Superior Court of Justice (Ontario) before it may be completed. Copies of the interim order and the notice of application for a final order of the Superior Court of Justice (Ontario) are attached as Appendix A and Appendix B, respectively, to the accompanying management information circular and proxy statement, which we refer to as the "proxy statement."

    The matters proposed to be voted upon at the special meeting are described in detail in the proxy statement. The full text of the resolution to approve the arrangement and the resolution to approve the continuance are set forth in Appendix C and Appendix D, respectively, to the proxy statement. If approved, the arrangement will only be implemented if all of the conditions set forth in the Pre-Merger Agreement between Dynacare, LabCorp and an acquisition subsidiary of LabCorp, which we refer to as the "merger agreement," including receipt of court and regulatory approvals, are satisfied or waived. A copy of the merger agreement is attached as Appendix E to the proxy statement.

    Our board of directors has fixed the close of business on June 18, 2002 as the record date for the purpose of determining Dynacare shareholders and optionholders, who we refer to collectively as "securityholders," entitled to receive notice of and vote at the special meeting. The failure of any Dynacare securityholder to receive notice of the special meeting does not deprive the Dynacare securityholder of the right to vote at the special meeting. If a person has acquired Dynacare common shares or options after the record date, that person will be entitled to vote those common shares or options at the special meeting if he or she establishes ownership of the Dynacare common shares or options and demands the inclusion of his or her name on the list of Dynacare securityholders not later than ten days before the date of the special meeting.

    Section 185 of the Business Corporations Act (Ontario) provides shareholders with the right to dissent from certain transactions of a corporation that effect extraordinary corporate arrangements or fundamental corporate changes. Pursuant to the interim order, registered Dynacare shareholders have been granted a right to dissent to the arrangement on substantially the same terms as are provided to shareholders in Section 185 of the OBCA. In addition, Dynacare shareholders have a right to dissent to the continuance pursuant to Section 185 of the OBCA. A Dynacare shareholder who so dissents may be entitled to be paid the fair value of his or her Dynacare common shares. Failure to strictly comply with the dissent procedures may result in the loss or unavailability of any right to dissent. See the discussion under the heading "Dissenting Shareholder Rights" on page 101 in the proxy statement for further information about your dissent rights.

    Dynacare securityholders are entitled to vote at the special meeting either in person or by proxy. One form of proxy accompanies this notice, either a blue proxy for use by Dynacare shareholders or a yellow proxy for use by Dynacare optionholders. Both Dynacare shareholders and optionholders are entitled to vote together as a class on the arrangement, and each optionholder will be entitled to cast one vote on the arrangement for each share issuable upon exercise of each Dynacare option held. Only Dynacare shareholders are entitled to vote on the continuance. If you are both a Dynacare shareholder and optionholder, you will receive two packages containing this notice, the proxy statement and the appropriate proxy form. In such circumstance, please be sure to return both the blue proxy form and the yellow proxy form.

    Dynacare common shares and options represented by properly executed proxies in favor of the persons designated in the enclosed proxy form will be voted as specified by the Dynacare securityholder on a properly completed proxy form. IF YOU PROPERLY EXECUTE A PROXY FORM BUT DO NOT SPECIFY HOW YOU WOULD LIKE YOUR DYNACARE COMMON SHARES AND OPTIONS TO BE VOTED, YOUR DYNACARE COMMON SHARES AND OPTIONS WILL BE VOTED FOR THE APPROVAL OF THE ARRANGEMENT AND YOUR DYNACARE COMMON SHARES WILL BE VOTED FOR THE APPROVAL OF THE CONTINUANCE.

    THE ENCLOSED PROXY FORM CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED IN SUCH PROXY FORM WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THIS NOTICE AND OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. MANAGEMENT IS NOT AWARE OF ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR ANY OTHER MATTERS THAT MAY BE PRESENTED FOR ACTION AT THE SPECIAL MEETING.

                                               BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Zbig S. Biskup
                                               Zbig S. Biskup
                                               Secretary

    NOTE: ALL DYNACARE SECURITYHOLDERS, WHETHER OR NOT THEY ARE ABLE TO ATTEND THE SPECIAL MEETING, ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM EITHER IN THE ENCLOSED PREPARED RETURN ENVELOPE PROVIDED OR BY FAX TO (416) 368-2502. PROXIES MUST BE RECEIVED BY NO LATER THAN 5:00 P.M., EASTERN TIME, ON THE BUSINESS DAY PRECEDING THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PROXY FORMS MAY ALSO BE DEPOSITED WITH THE SCRUTINEER OF THE SPECIAL MEETING, TO THE ATTENTION OF THE CHAIR OF THE SPECIAL MEETING, IMMEDIATELY PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Dated at Dallas, Texas on June 24, 2002.

                                 DYNACARE INC.
                           --------------------------

                        MANAGEMENT INFORMATION CIRCULAR
                                      AND
                                PROXY STATEMENT
                           --------------------------

    This management information circular and proxy statement, which we refer to as this "proxy statement," is being furnished to holders of Dynacare common shares and holders of options issued by Dynacare to purchase Dynacare common shares in connection with the solicitation of proxies by our board of directors for use at the special meeting of Dynacare securityholders to be held on July 24, 2002, including any adjournments or postponements thereof.

    At the special meeting:

    - Dynacare shareholders and optionholders will be asked to consider pursuant to an order of the Superior Court of Justice (Ontario) dated June 21, 2002, which we sometimes refer to as the "interim order," and if deemed advisable, approve, with or without variation, a special resolution to approve an arrangement under Section 182 of the Business Corporations Act (Ontario) regarding, among other things, the acquisition by an indirect Canadian subsidiary of Laboratory Corporation of America Holdings of all issued and outstanding Dynacare common shares in exchange for cash and shares of LabCorp common stock, and the conversion of Dynacare options into either cash and LabCorp common stock or LabCorp options, which we refer to as the "arrangement," and

    - if the arrangement is approved, Dynacare shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, a special resolution authorizing the continuance of Dynacare under the Companies Act (Nova Scotia) following completion of the arrangement, which we refer to as the "continuance."

    YOUR BOARD OF DIRECTORS (1) HAS UNANIMOUSLY DETERMINED THAT THE ARRANGEMENT IS FAIR TO DYNACARE SECURITYHOLDERS AND IN THE BEST INTERESTS OF DYNACARE AND
(2) UNANIMOUSLY RECOMMENDS THAT DYNACARE SHAREHOLDERS AND OPTIONHOLDERS VOTE TO APPROVE THE ARRANGEMENT AND THAT DYNACARE SHAREHOLDERS VOTE TO APPROVE THE CONTINUANCE.

    In connection with the arrangement, each Dynacare shareholder, other than a dissenting Dynacare shareholder or LabCorp and its affiliates, will receive as consideration for each Dynacare common share held:

    - $11.50 in cash; and

    - 0.2328 shares of LabCorp common stock.

    No fractions of LabCorp common stock will be issued in connection with the arrangement. Completion of the arrangement is subject to various conditions, including Dynacare securityholders' approval of the arrangement.

    Dynacare optionholders who hold vested Dynacare options will receive for each option the same consideration as a Dynacare shareholder less an amount equal to the exercise price of the option and any withholding taxes required to be withheld. Non-vested Dynacare options will be converted into options to purchase LabCorp common stock based on a formula that is discussed in detail on page 49.

    The effective time of the arrangement will be 12:01 a.m., Eastern Time, on the date that the Director appointed pursuant to Section 278 of the Business Corporations Act (Ontario) accepts the certificate of arrangement under the OBCA. LabCorp common stock is currently traded on the New York Stock Exchange. Dynacare common shares are currently traded on the Nasdaq National Market and The Toronto Stock Exchange.

    All information in this proxy statement concerning LabCorp has been furnished by LabCorp and Dynacare has not independently verified the accuracy and completeness of that information. In addition, all pro forma financial information in this proxy statement has been prepared by LabCorp. Unless otherwise noted, all references to currency are to U.S. dollars.

                           --------------------------

    FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER, SEE THE SECTION HEADED "RISK FACTORS" ON PAGE 21.

                           --------------------------

    The date of this proxy statement is June 24, 2002, and it is first being mailed to Dynacare securityholders of record as of June 18, 2002 on or about June 24, 2002.

                NOTICE TO UNITED STATES DYNACARE SECURITYHOLDERS

    Securities issued in connection with the arrangement will not be registered under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," or the securities laws of any state of the United States. Such securities will instead be issued in reliance upon the exemption provided by
Section 3(a)(10) of the Securities Act and applicable exemptions under state securities laws. Securities issued in connection with the arrangement will be freely transferable under United States federal securities laws, except for securities held by persons who are deemed to be "affiliates" of Dynacare prior to completion of the arrangement. Such securities held by "affiliates" may be resold by them only in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

    THE SHARES OF LABCORP COMMON STOCK TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE "SEC," OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, OR PROVINCE OR TERRITORY OF CANADA, NOR HAS THE SEC OR SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................        1

SUMMARY.....................................................        5

RISK FACTORS................................................       21

THE ARRANGEMENT.............................................       29
  General...................................................       29
  Background to and Reasons for the Arrangement.............       29
  Recommendation of the Special Committee...................       33
  Recommendation of the Dynacare Board of Directors.........       34
  Opinion of Financial Advisor..............................       36
  Regulatory Matters........................................       43
  Court Approval of the Arrangement.........................       44
  Procedure for Exchange of Share Certificates and Options
    by Dynacare Securityholders.............................       45
  Stock Exchange Listings...................................       46
  Eligibility for Investment in Canada......................       46
  Resale of LabCorp Common Stock Received in the
    Arrangement.............................................       46
  Accounting Treatment......................................       48
  Expenses..................................................       48

THE MERGER AGREEMENT AND THE PLAN OF ARRANGEMENT............       49
  General...................................................       49
  Fractional Shares.........................................       49
  Dynacare Stock Options....................................       49
  Effective Date............................................       50
  Representations and Warranties............................       50
  Dynacare's Interim Operations.............................       52
  LabCorp's Interim Operations..............................       55
  Covenants Regarding No Solicitation by Dynacare...........       55
  Covenants Regarding the Special Meeting...................       57
  Covenants Regarding Access to Information and
    Confidentiality.........................................       57
  Covenants Regarding Employee Benefits Matters.............       57
  Covenants Regarding Further Action and Reasonable
    Efforts.................................................       58
  Covenants Regarding Stock Exchange Listing................       59
  Covenants Regarding Indebtedness..........................       59
  Mutual Conditions to the Arrangement......................       59
  Conditions to the Obligations of LabCorp..................       59
  Conditions to the Obligations of Dynacare.................       60
  Termination...............................................       61
  Effect of Termination.....................................       63
  Amendment.................................................       63

STOCKHOLDER AGREEMENTS......................................       64
  General...................................................       64
  Grant of Option to LabCorp................................       64
  Stockholder Covenants.....................................       64
  Provisions Applicable to Certain Stockholders.............       66

THE CONTINUANCE.............................................       66

MARKET PRICES OF AND DIVIDENDS ON LABCORP COMMON STOCK AND
  DYNACARE COMMON SHARES....................................       67

INFORMATION CONCERNING THE SPECIAL MEETING..................       68
  Purpose of the Special Meeting............................       68
  Date, Time and Place of Special Meeting...................       68
  Solicitation and Appointment of Proxies...................       68
  Voting of Proxies.........................................       69
  Record Date, Dynacare Securityholders Entitled to Vote and
    Required Vote...........................................       69
  Non-Registered Holders....................................       70
  Revocation of Proxies.....................................       71
  Dissenters' Rights........................................       71
  Other Business............................................       71

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES..............       71

CANADIAN/U.S. EXCHANGE RATES................................       72

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
  STATEMENTS................................................       73

LABCORP SHARE CAPITAL.......................................       79
  LabCorp Common Stock......................................       79
  LabCorp Preferred Stock...................................       79
  Transfer Agent and Registrar..............................       79
  LabCorp Stockholder Rights Plan...........................       79

LABCORP'S ACQUISITION SUBSIDIARY SHARE CAPITAL..............       81
  Common Shares.............................................       81
  Preferred Shares..........................................       81

DYNACARE SHARE CAPITAL......................................       82
  Dynacare Common Shares....................................       82
  Transfer Agent and Registrar..............................       82

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT.............       83
  Indemnification of Directors and Officers of Dynacare.....       83
  Stockholder Agreements....................................       83
  Employment Transactions...................................       83
  Vesting of Stock Options..................................       83

PRINCIPAL HOLDERS OF DYNACARE COMMON SHARES.................       85

TAX CONSIDERATIONS TO DYNACARE SECURITYHOLDERS..............       87
  Certain United States Federal Income Tax Considerations to
    Dynacare Securityholders................................       87
  Certain Canadian Federal Income Tax Considerations to
    Dynacare Securityholders................................       90

COMPARISON OF STOCKHOLDER RIGHTS............................       95
  Authorized Capital Stock..................................       95
  Shareholders' Meetings....................................       95
  Quorum at Shareholder Meetings............................       95
  Director Qualifications...................................       96
  Fiduciary Duties of Directors.............................       96
  Vote Required for Extraordinary Transactions..............       96
  Amendments to Governing Documents.........................       97
  Shareholder Proposal Procedures...........................       97
  Dissenters' Rights........................................       98
  Oppression Remedy.........................................       98
  Derivative Action.........................................       99
  Indemnification of Officers and Directors.................      100
  Director Liability........................................      100

  Stockholder Rights Plan...................................      100

DISSENTING SHAREHOLDER RIGHTS...............................      101

PROPOSALS BY DYNACARE SHAREHOLDERS..........................      104

WHERE YOU CAN FIND MORE INFORMATION.........................      104

APPROVAL OF THE DYNACARE BOARD OF DIRECTORS.................      106

APPENDIX A--INTERIM ORDER...................................      A-1
APPENDIX B--NOTICE OF APPLICATION FOR FINAL ORDER...........      B-1
APPENDIX C--ARRANGEMENT RESOLUTION..........................      C-1
APPENDIX D--CONTINUANCE RESOLUTION..........................      D-1
APPENDIX E--MERGER AGREEMENT................................      E-1
APPENDIX F--PLAN OF ARRANGEMENT.............................      F-1
APPENDIX G--OPINION OF FINANCIAL ADVISOR....................      G-1
APPENDIX H-1--FORM OF STOCKHOLDER AGREEMENT EXECUTED BY
  GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P. AND GTCR
  ASSOCIATES V..............................................    H-I-1
APPENDIX H-2--FORM OF STOCKHOLDER AGREEMENT EXECUTED BY
  STOCKHOLDERS OTHER THAN GOLDER, THOMA, CRESSEY, RAUNER
  FUND V, L.P. AND GTCR ASSOCIATES V........................   H-II-1
APPENDIX I--DISSENT RIGHTS..................................      I-1
APPENDIX J-1--LABCORP FORM 10-K.............................    J-I-1
APPENDIX J-2--LABCORP FORM 10-Q.............................   J-II-1
APPENDIX J-3--LABCORP PROXY STATEMENT.......................  J-III-1

    The solicitation of proxies and the approval of the matters contemplated in this proxy statement are made in the United States for securities of a Canadian issuer. You should be aware that requirements under such Canadian laws may differ from requirements under U.S. laws relating to U.S. corporations.

    The financial statements and historical financial information of Dynacare included or incorporated by reference into this proxy statement have been prepared in accordance with Canadian generally accepted accounting principles, which we refer to as "Canadian GAAP." The financial statements and historical financial information of LabCorp included or incorporated by reference into this proxy statement have been prepared in accordance with U.S. generally accepted accounting principles, which we refer to as "U.S. GAAP." Dynacare's consolidated financial statements prepared in accordance with Canadian GAAP conform in all material respects with U.S. GAAP except as described in note 21 to Dynacare's audited consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2001, which is incorporated in this proxy statement by reference.

    See the discussions under the headings "Certain United States Federal Income Tax Considerations to Dynacare Securityholders" and "Certain Canadian Federal Income Tax Considerations to Dynacare Securityholders" on pages 88 and 91, respectively, for certain information concerning tax consequences of the arrangement for Dynacare securityholders.

    Dynacare is a corporation incorporated under the laws of Ontario, Canada. A majority of the directors and all of the officers of Dynacare are residents of Canada and all or a substantial portion of their assets and a substantial portion of the assets of Dynacare are located outside the United States. As a result, it may be difficult for holders of Dynacare common shares and options to effect service within the United States upon such directors and officers who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under the United States federal securities laws. Dynacare has been advised by Goodman and Carr LLP, its Canadian counsel, that there is some doubt as to the enforceability in Canada against Dynacare or any of its directors or officers who are not residents of the United States in original actions or in actions for enforcement of judgments of United States courts or of liabilities predicated solely upon United States federal securities laws.

                               SUMMARY TERM SHEET

Q: WHAT AM I BEING ASKED TO VOTE ON?

A: First, we are asking Dynacare shareholders and optionholders to vote to approve an arrangement under Ontario law that will combine our business with that of LabCorp. As a result of the arrangement, Dynacare will become an indirect, wholly-owned subsidiary of LabCorp.

    Second, we are asking Dynacare shareholders (but not optionholders) to vote to approve the continuance of Dynacare under Nova Scotia law following completion of the arrangement. The continuance will assist LabCorp in completing an internal corporate reorganization to take effect following the completion of the arrangement.

Q: WHAT WILL I RECEIVE UPON COMPLETION OF THE ARRANGEMENT?

A: If you are a Dynacare shareholder, you will receive $11.50 in cash and 0.2328 shares of LabCorp common stock for each common share you own. If you are a holder of vested Dynacare options, you will receive for each option the same consideration you would have been entitled to receive as a Dynacare shareholder less an amount equal to the exercise price of the option and any withholding taxes required to be withheld. If you are a holder of non-vested Dynacare options, each of your options will be converted into options to purchase LabCorp common stock based on a formula that is discussed in detail on page 49.

Q: WHEN WILL THE ARRANGEMENT BE COMPLETED?

A: We are working toward completing the arrangement as soon as possible. In addition to the approval of Dynacare shareholders and optionholders, we must also obtain court and various regulatory approvals, some of which may not be obtained until after the meeting. We currently expect to complete the arrangement during the third quarter of 2002.

Q: WHY ARE LABCORP AND DYNACARE PROPOSING TO COMBINE?

A: Our business strategy has been to become a leading provider of clinical laboratory testing services in selected regions in North America through strategic acquisitions and the formation of joint ventures or partnerships. When LabCorp expressed an interest in acquiring us, we concluded that such a business combination would provide value to our securityholders superior to any other strategic alternatives available to us. We believe that the combined company will have greater operating efficiencies and better access to capital markets than Dynacare would on a stand-alone basis. In addition, we expect that the combined company will be able to derive significant cost savings from the business combination due to reductions in overhead expenses and other operating efficiencies.

    Further, the consideration offered by LabCorp represents a premium of approximately 34% over the average closing price of our common shares reported on the Nasdaq National Market for the 20 trading day period prior to the date we signed the Pre-Merger Agreement with LabCorp and an acquisition subsidiary of LabCorp, which we refer to as the "merger agreement."

Q: WHY WAS THE SPECIAL COMMITTEE FORMED?

A: Because certain of our directors could be perceived to have had potential conflicts of interest in evaluating the arrangement, our board of directors constituted a special committee comprised of three independent directors who are not officers of Dynacare to review and evaluate the proposed arrangement. The special committee has unanimously determined that the arrangement is fair to and in the best interests of Dynacare shareholders and optionholders and recommended that your board of directors approve the merger agreement and the arrangement.

Q: WHAT IS THE RECOMMENDATION OF THE BOARD?

A: Our board of directors has unanimously determined that the arrangement is fair to Dynacare shareholders and optionholders and in the best interests of Dynacare. Important factors in our board of directors' determination included the unanimous recommendation by the special committee of independent directors. Our board of directors unanimously recommends that you vote FOR the arrangement and FOR the continuance.

Q: WHAT VOTES ARE REQUIRED TO APPROVE THE ARRANGEMENT AND THE CONTINUANCE?

A: Approval of the arrangement requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders and optionholders, voting together as a single class. Approval of the continuance requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders. As at June 18, 2002, there were 19,366,568 Dynacare common shares and options to acquire 2,268,280 Dynacare common shares outstanding. Dynacare securityholders holding 10,778,083 Dynacare common shares and options, which represent approximately 50% of the total outstanding Dynacare common shares and options, have entered into stockholder agreements with LabCorp that provide that they will vote their Dynacare common shares and options in favor of the arrangement.

    Dynacare shareholders will be entitled to one vote for each Dynacare common share held and Dynacare optionholders will be entitled to one vote for each Dynacare common share underlying each option held.

Q: HOW DO I EXERCISE MY VOTING RIGHTS?

A: After you carefully read this proxy statement, indicate on your proxy form how you want to vote, and sign and return it in the enclosed prepaid return envelope provided or by fax to (416) 368-2502 as soon as possible and in any event before 5:00 p.m., Eastern Time, on the business day preceding the special meeting, including any adjournments or postponements thereof. By completing and mailing or faxing your proxy form(s), your Dynacare common shares and Dynacare options will be represented at the special meeting. If you sign and send in your proxy form(s) but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the matters to be voted upon set forth on the proxy form(s).

Q: CAN I VOTE IN FAVOR OF EITHER THE ARRANGEMENT OR THE CONTINUANCE AND AGAINST
  THE OTHER?

A: Yes. When you vote, you will be asked to vote "for," "against" or "abstain from voting" on the arrangement resolution and the continuance resolution as separate votes, and you can vote for, against or abstain in any combination on Dynacare's two proposals. See the enclosed proxy form.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES?

A: Your broker will vote your shares with respect to the arrangement only if you provide instructions on how to vote. You should carefully follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: CAN I CHANGE MY VOTE AFTER I HAVE RETURNED MY SIGNED PROXY FORM?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

    - you can complete and submit a new proxy form bearing a later date,

    - you can submit a written notice of revocation to Dynacare at any time up to and including the last business day before the day of the special meeting, or you can submit a notice of revocation to the scrutineers of the special meeting on the day of and prior to the commencement of the special meeting, or

    - you can attend the special meeting and revoke your proxy and vote in person.

    However, if you have instructed your broker to vote your shares, you must revoke your voting instruction at least seven days prior to the special meeting in order for the broker to be required to act on your revocation.

Q: ARE THERE ANY RISKS ASSOCIATED WITH THE ARRANGEMENT?

A: The arrangement does involve risks. For a discussion of risks that you should consider in evaluating the arrangement, see the section headed "Risk Factors" beginning on page 21.

Q: HOW AND WHEN WILL I RECEIVE MY CASH AND LABCORP COMMON STOCK?

A: If you are a Dynacare shareholder, promptly following completion of the arrangement, LabCorp will mail to you a letter of transmittal with detailed written instructions for exchanging your Dynacare share certificates. You should not send us your share certificates at this time. Please wait until you have received the letter of transmittal. You will not actually receive your cash and common stock of LabCorp until the arrangement is completed and you have returned your properly completed letter of transmittal and share certificates. If you are a Dynacare optionholder, promptly following completion of the arrangement, LabCorp will deliver to you the applicable consideration in connection with the arrangement and you will not need to take any further action in order to receive your consideration.

Q: WHERE IS LABCORP COMMON STOCK LISTED FOR TRADING?

A: LabCorp common stock is listed for trading on the New York Stock Exchange under the symbol "LH."

Q: WHAT ARE THE U.S. TAX CONSEQUENCES OF THE ARRANGEMENT?

A: The exchange of Dynacare common shares for LabCorp common stock and cash pursuant to the arrangement will be a taxable exchange for United States federal income tax purposes. Consequently, you will recognize a gain or loss equal to the difference between your basis in your Dynacare common shares and the sum of
(1) the fair market value of the common stock of LabCorp received in the exchange on the effective date of the arrangement and (2) the amount of cash received. Non-U.S. holders will not be subject to United States federal income tax on such gain, unless the gain, if any, is effectively connected with a United States trade or business of the non-U.S. holder or, in the case of a gain realized by an individual non-U.S. holder, the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

    A holder of vested Dynacare options generally will recognize ordinary income for United States federal income tax purposes upon the receipt of the consideration to be received in connection with the arrangement for cancellation of such holder's vested Dynacare options. A non-U.S. holder of vested

Dynacare options generally will not be subject to United States federal income tax on such income unless, subject to an applicable income tax treaty providing otherwise, such compensation income is effectively connected with a United States trade or business of the non-U.S. holder or is received for personal services performed in the United States. The receipt of replacement options to purchase shares of LabCorp common stock generally will not be a taxable event for United States federal income tax purposes to U.S. holders of non-vested Dynacare options.

    The U.S. tax consequences of the arrangement are subject to a number of factors and conditions as discussed in the section headed "Tax Considerations to Dynacare Securityholders--Certain United States Federal Income Tax Consequences for Dynacare Securityholders" on page 87. You should consult your tax advisor for advice with respect to the United States tax consequences of the arrangement to you.

Q: WHAT ARE THE CANADIAN TAX CONSEQUENCES OF THE ARRANGEMENT?

A: A Dynacare shareholder who is a Canadian resident and who holds Dynacare common shares as capital property will realize a capital gain (or a capital loss) equal to the amount by which the aggregate fair market value of any cash and LabCorp common stock received by such Dynacare shareholder, net of any reasonable costs of disposition, exceeds (or is exceeded by) the adjusted cost base to the Dynacare shareholder.

    A Canadian resident who holds vested Dynacare options will generally be deemed to have received employment income equal to the aggregate fair market value of the cash and LabCorp common stock received by such holder in connection with the arrangement, which we refer to as the "spread," and will be entitled to a deduction equal to 50% of the spread. Pursuant to the terms of the arrangement, the spread equals the amount by which (1) the consideration otherwise payable in connection with the arrangement for the Dynacare common shares underlying the options exceeds (2) the exercise price payable by the holder to acquire such Dynacare common shares pursuant to such vested Dynacare options. The exchange of non-vested Dynacare options for replacement options to purchase LabCorp common stock generally will not constitute a taxable event for a Canadian resident holder of such non-vested Dynacare options.

    The Canadian tax consequences of the arrangement are subject to a number of factors and conditions as discussed in the section headed "Tax Considerations to Dynacare Securityholders--Certain Canadian Federal Income Tax Considerations to Dynacare Securityholders" on page 90. You should consult your tax advisor for advice with respect to the Canadian tax consequences of the arrangement to you.

Q: DO I HAVE DISSENTER'S RIGHTS?

A: Each Dynacare shareholder has the right to a judicial appraisal of the fair value of his or her shares under Ontario law. The procedure for perfecting dissent rights is described under "Dissenting Shareholder Rights" on page 101. Dynacare optionholders do not have dissent rights.

Q: WHAT SHOULD I DO IF I HAVE QUESTIONS?

A: If you have questions about the arrangement, you should call Dynacare's Corporate Secretary at (972) 387-3200.

                                    SUMMARY

    The following is a summary of certain information contained in this proxy statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this proxy statement and the attached appendices, all of which are important and should be reviewed carefully. In this proxy statement and the attached appendices accompanying this proxy statement, except where otherwise indicated, all dollar amounts are expressed in U.S. dollars. References to "Cdn$" are to Canadian dollars. All references in this proxy statement to "we," "us" or "our" refer to Dynacare.

                                 THE COMPANIES

LABORATORY CORPORATION OF AMERICA HOLDINGS

    LabCorp, headquartered in Burlington, North Carolina, is the second largest independent clinical laboratory company in the United States based on 2001 net revenues. Through a national network of laboratories, LabCorp offers more than 4,000 different clinical laboratory tests or procedures that are used by the medical profession in routine testing, patient diagnosis, and in the monitoring and treatment of disease. LabCorp offers many procedures that are specialized in nature, including infectious disease testing, allergy testing, clinical research testing, diagnostic genetics, identity testing, oncology testing and occupational testing services.

    Since the founding of its predecessor in 1971, LabCorp has grown into a network of 24 primary testing facilities and approximately 1,200 service sites consisting of branches, patient service centers and rapid response laboratories, serving clients in 50 states. LabCorp provides testing services to a broad range of health care providers including independent physicians and physician groups, hospitals, HMOs and other managed care groups as well as other institutions, including governmental agencies, large employers and other independent clinical laboratories that do not have the breadth of LabCorp's testing capabilities.

    In 2001, LabCorp processed an average of approximately 281,000 requisitions per day. For the year ended December 31, 2001, LabCorp had net revenues of $2,199.8 million and net earnings of $179.5 million.

    The principal executive offices of LabCorp are located at 358 South Main Street, Burlington, North Carolina 27215, and its telephone number is
(336) 229-1126.

LABCORP'S ACQUISITION SUBSIDIARY

    3065619 Nova Scotia Company, which we refer to as "LabCorp's acquisition subsidiary," is an unlimited liability company formed under the Companies Act (Nova Scotia) on May 7, 2002 for the purpose of implementing the arrangement. To date, LabCorp's acquisition subsidiary has not carried on business except in connection with its role as a party to the arrangement. LabCorp's acquisition subsidiary is an indirect, wholly owned subsidiary of LabCorp.

    The registered offices of LabCorp's acquisition subsidiary is Suite 800-1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2, and its telephone number is (902) 420-3200.

DYNACARE INC.

    We are a leading independent provider of clinical laboratory testing services in North America as measured by revenues. We provide clinical laboratory testing services, which are performed on body fluids such as blood and urine and on tissues and other specimens, including human cells, in 21 states in the United States and two provinces in Canada. Through Dynagene, our center for esoteric testing, we also provide a growing number of more complex esoteric tests, including molecular diagnostic services. Our customers include physicians, hospitals and other healthcare providers who utilize clinical laboratory testing in diagnosing, evaluating, monitoring and treating diseases and other medical conditions. We provide clinical laboratory testing services either directly through our wholly owned laboratories or through partnerships.

    Since entering the clinical laboratory testing market in the United States in 1993, we have grown substantially and now provide clinical laboratory testing services in a number of regions. Our U.S. revenues grew at a compound annual growth rate of 39% for the five-year period ended December 31, 2001 as a result of strong internal growth, combined with growth generated by 21 acquisitions and the commencement of five joint ventures or partnerships with hospitals. In the United States, we currently operate 22 central laboratories, 84 rapid response laboratories and 172 patient service centers, which we own directly or through our partnerships. We are positioned as a multi-regional provider serving four regions in the United States: the Southeast, which is comprised of Alabama, Mississippi and Northern Florida; the Southwest, which is comprised of Louisiana, Arkansas, Texas, Oklahoma and Missouri; the Northwest, which is comprised of Oregon, Utah, Alaska, Wyoming, Colorado, Idaho, Montana and Washington; and the Midwest, which is comprised of Wisconsin and Illinois. Additionally, we currently have operations in New York, Pennsylvania and Tennessee. However, on May 9, 2002, we announced the termination of our joint ventures in Schenectady, New York and Pittsburgh, Pennsylvania. We expect these terminations to result in an after-tax charge of approximately $4.7 million in our quarter ending June 30, 2002.

    In Canada, we operate in the provinces of Ontario and Alberta through two partnerships. Our operations in these provinces include four central laboratories, 31 rapid response laboratories and 130 patient service centers.

    In 2001, we processed approximately 14 million requisitions. For the year ended December 31, 2001, we had net revenues of $402.4 million and net earnings of $11.7 million.

    Our principal executive offices are located at 14900 Landmark Boulevard, Dallas, Texas 75254, and our telephone number is (972) 387-3200.

                                THE ARRANGEMENT

GENERAL

    Pursuant to the merger agreement, Dynacare and LabCorp have agreed to enter into a business combination pursuant to which, by way of the arrangement, Dynacare will become an indirect, wholly owned subsidiary of LabCorp.

    The merger agreement is attached to this proxy statement as Appendix E. We encourage you to read the merger agreement as it is the agreement between LabCorp and Dynacare that governs the arrangement.

    The Plan of Arrangement under Section 182 of the Business Corporations Act (Ontario), which we refer to as the "plan of arrangement," is attached to this proxy statement as Appendix F. We encourage you to read the plan of arrangement as it is the document that describes the consideration to be received by Dynacare securityholders in the arrangement.

WHAT DYNACARE SHAREHOLDERS AND OPTIONHOLDERS WILL RECEIVE (SEE PAGE 49)

    If the arrangement is completed, Dynacare shareholders will receive for each Dynacare common share held:

    - $11.50 in cash; and

    - 0.2328 shares of LabCorp common stock.

    Dynacare optionholders who hold vested Dynacare options will receive for each option the same consideration as a Dynacare shareholder less an amount equal to the exercise price of the option and any withholding taxes required to be withheld. Non-vested Dynacare options will be converted into options to purchase LabCorp common stock based on a formula that is discussed in detail on page 49.

    Because the number of shares of LabCorp common stock to be received for each Dynacare common share is fixed, Dynacare shareholders and optionholders, who we collectively refer to as "securityholders," will not know the value of the LabCorp common stock they will receive in connection with the arrangement when the special meeting is held. The value of the LabCorp common stock to be received by Dynacare securityholders will depend upon its market price when the arrangement is completed.

    For example, if the arrangement was completed on May 8, 2002, the day the merger agreement was signed, the total value received by each Dynacare shareholder would have been as follows:

                                               PER DYNACARE COMMON SHARE
                        ------------------------------------------------------------------------
                                                                    D                   E
          A                B                 C                    (AXC)               (B+D)
---------------------   --------   ---------------------   --------------------   --------------
    VALUE OF ONE                                             VALUE OF LABCORP     TOTAL VALUE TO
  LABCORP SHARE (1)       CASH     NO. OF LABCORP SHARES   STOCK TO BE RECEIVED    BE RECEIVED
---------------------   --------   ---------------------   --------------------   --------------
       $50.26            $11.50            0.2328                 $11.70              $23.20

------------------------------

(1) Based on the closing price of LabCorp common stock reported by the New York Stock Exchange on May 8, 2002, as adjusted for a two-for-one split of LabCorp common stock on May 10, 2002.

    If the arrangement was completed on June 18, 2002, the total value received by each Dynacare shareholder would have been as follows:

                                               PER DYNACARE COMMON SHARE
                        ------------------------------------------------------------------------
                                                                    D                   E
          A                B                 C                    (AXC)               (B+D)
---------------------   --------   ---------------------   --------------------   --------------
    VALUE OF ONE                                             VALUE OF LABCORP     TOTAL VALUE TO
  LABCORP SHARE (1)       CASH     NO. OF LABCORP SHARES   STOCK TO BE RECEIVED    BE RECEIVED
---------------------   --------   ---------------------   --------------------   --------------
       $47.80            $11.50            0.2328                 $11.13              $22.63

------------------------------

(1) Based on the closing price of LabCorp common stock reported by the New York Stock Exchange on June 18, 2002, the record date for purposes of determining the Dynacare securityholders entitled to vote at the special meeting.

    The value actually received by each Dynacare shareholder and vested Dynacare optionholder will depend on the market price of LabCorp common stock on the day the arrangement is completed. The table below illustrates how the value to be received by Dynacare shareholders could change.

                                               PER DYNACARE COMMON SHARE
                        ------------------------------------------------------------------------
                                                                    D                   E
          A                B                 C                    (AXC)               (B+D)
---------------------   --------   ---------------------   --------------------   --------------
    VALUE OF ONE                                             VALUE OF LABCORP     TOTAL VALUE TO
    LABCORP SHARE         CASH     NO. OF LABCORP SHARES   STOCK TO BE RECEIVED    BE RECEIVED
---------------------   --------   ---------------------   --------------------   --------------
       $35.00            $11.50            0.2328                 $ 8.15              $19.65
        40.00             11.50            0.2328                   9.31               20.81
        45.00             11.50            0.2328                  10.48               21.98
        50.00             11.50            0.2328                  11.64               23.14
        55.00             11.50            0.2328                  12.80               24.30
        60.00             11.50            0.2328                  13.97               25.47

    LabCorp will not issue any fractional shares of stock in the arrangement. If a Dynacare securityholder would be entitled to a fractional share of stock, LabCorp will instead pay that Dynacare securityholder the value of the fractional share of LabCorp common stock in cash. In determining that value, LabCorp will assume that one whole share of LabCorp common stock is worth an amount equal to the average closing price of LabCorp common stock reported by the New York Stock Exchange over the 20 trading day period ending one business day prior to the date the arrangement is completed.

REASONS FOR THE ARRANGEMENT (SEE PAGE 29)

    Our business strategy has been to become a leading provider of clinical laboratory testing services in selected regions of North America through strategic acquisitions and the formation of joint ventures or partnerships. When LabCorp expressed an interest in acquiring us, we concluded that such a business combination would provide value to our securityholders superior to any other strategic alternatives. We believe that the combined company will have greater operating efficiencies and better access to capital markets than Dynacare would on a stand-alone basis. In addition, we expect that the combined company will be able to derive significant cost savings from the business combination due to reductions in overhead expenses and other operating efficiencies.

    The consideration offered by LabCorp represents a premium of approximately 34% over the average closing price of Dynacare common shares reported on the Nasdaq National Market for the 20 trading day period ending on May 7, 2002, the date before the merger agreement was signed.

RECOMMENDATION TO DYNACARE SECURITYHOLDERS (SEE PAGE 34)

    Your board of directors has unanimously determined that the arrangement is fair to Dynacare securityholders and in Dynacare's best interests. The board of directors unanimously recommends that Dynacare shareholders and optionholders vote FOR the arrangement and that Dynacare shareholders vote FOR the continuance.

DYNACARE SECURITYHOLDER VOTE REQUIRED (SEE PAGE 69)

    Approval of the arrangement requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders and optionholders, voting together as a single class. Approval of the continuance requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders. As at June 18, 2002, there were 19,366,568 Dynacare common shares and options to acquire 2,268,280 Dynacare common shares outstanding. Dynacare securityholders holding 10,778,083 Dynacare common shares and options, which represent approximately 50% of the total outstanding Dynacare common shares and options, have entered into stockholder agreements with LabCorp that provide that they will vote their Dynacare common shares and options in favor of the arrangement.

    Dynacare shareholders will be entitled to one vote for each Dynacare common share held and Dynacare optionholders will be entitled to one vote for each Dynacare common share underlying each option held.

EFFECTIVE DATE

    We anticipate that the arrangement will become effective during the third quarter of 2002 after the required Dynacare securityholder and regulatory approvals have been obtained and the other conditions to consummation of the arrangement, including, among other things, receipt of the final order of the Superior Court of Justice (Ontario), which we refer to as the "final order," have been satisfied or waived.

REGULATORY MATTERS (SEE PAGE 43)

    Completion of the arrangement is subject to, among other things, approvals from regulatory authorities in the United States and Canada, including approvals under the Hart-Scott-Rodino Act (United States) and the Investment Canada Act.

CLOSING CONDITIONS (SEE PAGES 58 AND 59)

    The obligations of Dynacare and LabCorp to complete the arrangement are subject to the following mutual conditions:

    - receipt of all authorizations, consents or approvals of, the making of all filings with, and the termination or expiration of all waiting periods imposed by, any governmental authority;

    - absence of any order or injunction prohibiting or preventing the completion of the arrangement;

    - approval of the arrangement by Dynacare securityholders;

    - approval for listing on the New York Stock Exchange of the LabCorp common stock to be issued in the arrangement; and

    - issuance of a final order by the Superior Court of Justice (Ontario) approving the arrangement.

    LabCorp's obligation to complete the arrangement is also subject to the following additional conditions:

    - performance by Dynacare of its obligations under the merger agreement;

    - accuracy of the representations and warranties made by Dynacare;

    - receipt of a certificate from a Dynacare officer certifying that the above conditions were satisfied;

    - holders of no more than 10% of the outstanding Dynacare common shares exercising dissent rights; and

    - receipt of certain representation letters from each Dynacare director and officer.

    Dynacare's obligation to complete the arrangement is also subject to the following additional conditions:

    - performance by LabCorp and LabCorp's acquisition subsidiary of their obligations under the merger agreement;

    - accuracy of the representations and warranties made by LabCorp and LabCorp's acquisition subsidiary; and

    - receipt of a certificate from a LabCorp officer certifying that the above conditions were satisfied.

NON-SOLICITATION COVENANT (SEE PAGE 55)

    We have agreed not to solicit, initiate or encourage any "competing transactions" (as defined on page 55). Nevertheless, our board of directors may respond to any bona fide written offer, proposal or inquiry that our board of directors determines to be reasonably likely to lead to a "superior proposal," (as defined on page 56) where failure to respond would, in the opinion of the board, result in a breach of the directors' fiduciary obligations.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 61)

    LabCorp and Dynacare may mutually agree to terminate the merger agreement and abandon the arrangement at any time prior to the effective date of the arrangement, whether before or after Dynacare securityholders have approved the arrangement. In addition, either LabCorp or Dynacare may terminate the merger agreement and abandon the arrangement if any of the following occurs:

    - the arrangement is not completed by October 31, 2002;

    - Dynacare securityholders do not approve the arrangement; or

    - any order permanently restraining, enjoining or otherwise prohibiting consummation of the arrangement becomes final and non-appealable.

    In addition, LabCorp may terminate the merger agreement and abandon the arrangement if Dynacare or the Dynacare board of directors:

    - withdraws, modifies or amends in any respect adverse to LabCorp its recommendation of the arrangement or fails to reconfirm its recommendation of the arrangement within five business days of a request to do so by LabCorp;

    - approves, publicly recommends, enters into an agreement with respect to or consummates any acquisition proposal from a person other than LabCorp or its affiliates; or

    - does not publicly recommend rejection of a tender offer or exchange offer for Dynacare common shares commenced by a person unaffiliated with LabCorp within ten business days after such offer commences.

    LabCorp may also terminate the merger agreement and abandon the arrangement at any time prior to the effective date of the arrangement if there is a material breach by us of any representation, warranty, covenant or agreement contained in the merger agreement that has not been cured.

    We may terminate the merger agreement and abandon the arrangement:

    - at any time prior to approval of the arrangement by Dynacare securityholders, if our board of directors authorizes us to enter into a transaction that constitutes a superior proposal after giving LabCorp three business days to make a more attractive offer; or

    - at any time prior to the effective date of the arrangement, if there is a material breach by LabCorp of any representation, warranty, covenant or agreement contained in the merger agreement that has not been cured.

TERMINATION FEES (SEE PAGE 63)

    We have agreed to pay to LabCorp a termination fee of $20 million if the merger agreement is terminated:

    - by us in connection with our board of directors authorizing us to enter into a transaction that constitutes a superior proposal;

    - by LabCorp if our board of directors (1) withdraws, modifies or amends its recommendation of the arrangement in any respect adverse to LabCorp,
      (2) approves any acquisition proposal from a person other than LabCorp, or
      (3) fails to publicly recommend rejection of a tender offer or exchange offer by a person unaffiliated with LabCorp; or

    - by either Dynacare or LabCorp if Dynacare securityholders do not approve the arrangement and, at or prior to the time of the special meeting, any person other than LabCorp shall have made a public announcement of an acquisition proposal, and within 12 months of the termination of the merger agreement we enter into an agreement with such person concerning a transaction that constitutes an acquisition proposal.

    We have further agreed to reimburse LabCorp for up to $5 million of its charges and expenses incurred in connection with the transactions contemplated in the merger agreement if the merger agreement is terminated under any of these circumstances.

                   OPINION OF FINANCIAL ADVISOR (SEE PAGE 36)

    In connection with the arrangement, a special committee of our board of directors received a written opinion from UBS Warburg LLC as to the fairness, from a financial point of view, of the consideration to be received in the arrangement by the holders of Dynacare common shares (other than those holders who have entered into stockholder agreements and their respective affiliates). The full text of UBS Warburg's written opinion dated May 8, 2002 is attached to this proxy statement as Appendix G. Holders of Dynacare common shares are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS WARBURG'S OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS. THE OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE ARRANGEMENT AS COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE WITH RESPECT TO DYNACARE OR DYNACARE'S UNDERLYING BUSINESS DECISION TO EFFECT THE ARRANGEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SECURITYHOLDER AS TO HOW SUCH SECURITYHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED ARRANGEMENT.

    PROCEDURES FOR EXCHANGE OF SHARE CERTIFICATES AND OPTIONS (SEE PAGE 45)

    Promptly following completion of the arrangement, LabCorp will mail a letter of transmittal to registered Dynacare shareholders other than dissenting Dynacare shareholders following the special meeting. The letter of transmittal, when properly completed and returned together with the certificate(s) representing your Dynacare common shares and all other required documents, will enable each Dynacare shareholder, other than dissenting Dynacare shareholders and LabCorp and its affiliates, to obtain cash and a certificate representing common stock of LabCorp, together with a cash payment, if any, in lieu of fractional shares, which such holder is entitled to receive under the arrangement.

    Promptly following completion of the arrangement, LabCorp will deliver to Dynacare optionholders the applicable consideration in connection with the arrangement. Dynacare optionholders will not need to take any further action in order to receive their consideration.

    YOU SHOULD NOT SEND THE CERTIFICATE(S) REPRESENTING YOUR DYNACARE COMMON SHARES TO US UNTIL YOU HAVE RECEIVED A COPY OF THE LETTER OF TRANSMITTAL, WHICH WILL BE MAILED TO YOU PROMPTLY AFTER COMPLETION OF THE ARRANGEMENT. THE LETTER OF TRANSMITTAL WILL CONTAIN COMPLETE INSTRUCTIONS ON HOW TO EXCHANGE YOUR SHARES. YOU SHOULD ALSO NOT SEND YOUR DYNACARE OPTION AGREEMENTS TO US BECAUSE LABCORP WILL DELIVER THE CONSIDERATION TO YOU AFTER COMPLETION OF THE ARRANGEMENT WITHOUT ANY FURTHER ACTION ON YOUR PART.

                      STOCK EXCHANGE LISTING (SEE PAGE 46)

    LabCorp common stock is currently listed for trading on the New York Stock Exchange under the symbol "LH." LabCorp will apply to the NYSE to list the LabCorp common stock to be issued in the arrangement.

          DATE, PLACE AND PURPOSE OF THE SPECIAL MEETING (SEE PAGE 68)

    The special meeting will be held at the Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas U.S.A. 75001 on July 24, 2002 at 10:00 a.m., Central Time. The purpose of the special meeting is to consider, among other things, the arrangement and the continuance.

         INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT (SEE PAGE 83)

    You should be aware that certain members of our management and board of directors have certain interests in the arrangement that may be different from, or in addition to, the interests of other Dynacare securityholders. Among other things, Dynacare shareholders and optionholders holding an aggregate of approximately 50% of our issued and outstanding Dynacare common shares and stock options have entered into stockholder agreements pursuant to which they have agreed, among other things, to vote their securities in favor of the arrangement at the special meeting and not to solicit, initiate or encourage the submission of an acquisition proposal. In addition, those Dynacare shareholders and optionholders have granted to LabCorp an option to acquire their Dynacare common shares and stock options if an event occurs that would allow LabCorp to require Dynacare to pay LabCorp a termination fee.

       MATERIAL INCOME TAX CONSEQUENCES OF THE ARRANGEMENT (SEE PAGE 87)

    The exchange of Dynacare common shares for LabCorp common stock and cash pursuant to the arrangement will be a taxable exchange for United States federal income tax purposes. Consequently, you will recognize a gain or loss equal to the difference between your basis in your Dynacare common shares and the sum of
(1) the fair market value of the common stock of LabCorp received in the exchange on the effective date of the arrangement and (2) the amount of cash received.

    Non-U.S. holders will not be subject to United States federal income tax on such gain, unless the gain, if any, is effectively connected with a United States trade or business of the non-U.S. holder or, in the case of a gain realized by an individual non-U.S. holder, the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

    A U.S. holder of vested Dynacare options generally will recognize ordinary income for United States federal income tax purposes upon the receipt of the consideration to be received in connection with the arrangement in cancellation of such holder's vested Dynacare options. A non-U.S. holder of vested Dynacare options generally will not be subject to United States federal income tax on such income unless, subject to an applicable income tax treaty providing otherwise, such compensation income is effectively connected with a United States trade or business of the non-U.S. holder or is received for personal services performed in the United States. The receipt of replacement options to purchase shares of LabCorp common stock generally will not be a taxable event for United States federal income tax purposes to holders of non-vested Dynacare options.

    A Dynacare shareholder who is a Canadian resident and who holds Dynacare common shares as capital property will realize a capital gain (or a capital loss) equal to the amount by which the aggregate fair market value of any cash and LabCorp common stock received by such Dynacare shareholder, net of any reasonable costs of disposition, exceeds (or is exceeded by) the adjusted cost base to the Dynacare shareholder.

    A Canadian resident who holds vested Dynacare options will generally be deemed to have received employment income equal to the aggregate fair market value of the cash and LabCorp common stock received by such holder in connection with the arrangement, which we refer to as the "spread," and will be entitled to a deduction equal to 50% of the spread. Pursuant to the terms of the arrangement, the spread equals the amount by which (1) the consideration otherwise payable in connection with the arrangement for the Dynacare common shares underlying the options exceeds (2) the exercise price payable by the holder to acquire such Dynacare common shares pursuant to such vested Dynacare options. The exchange of non-vested Dynacare options for replacement options to purchase LabCorp common stock generally will not constitute a taxable event for a Canadian resident holder of such non-vested Dynacare options.

    Dynacare securityholders should read carefully the information under "Tax Considerations to Dynacare Securityholders" on page 87 which qualifies the information set forth above, and should consult their tax advisors.

                 COMPARISON OF STOCKHOLDER RIGHTS (SEE PAGE 95)

    Upon the completion of the arrangement, Dynacare shareholders will no longer be shareholders of Dynacare, which is governed by the Business Corporations Act (Ontario), but instead will become stockholders of LabCorp, which is governed by the Delaware General Corporation Law.

                        RIGHTS OF DISSENT (SEE PAGE 101)

    Registered holders of Dynacare common shares are entitled to exercise rights of dissent in accordance with the provisions of the Business Corporations Act (Ontario) as modified by the plan of arrangement and the interim order. Completion of the arrangement is conditioned upon dissent rights not having been exercised by holders of more than 10% of the outstanding Dynacare common shares. Holders of Dynacare options do not have rights of dissent.

    A dissenting Dynacare shareholder will not be allowed to withdraw his or her dissent without the consent of Dynacare, which consent to the withdrawal must be authorized by LabCorp. A registered holder of Dynacare common shares who wishes to dissent must provide notice to Dynacare by 5:00 p.m., Eastern Time, on the business day preceding the special meeting, including any adjournments or postponements thereof if the dissent relates to the arrangement resolution. It is important that registered holders of Dynacare common shares who wish to dissent comply strictly with the dissent procedures described in this proxy statement.

    If you dissent, there can be no assurance that the amount you receive as fair value for your Dynacare common shares will be more than or equal to the consideration you would be entitled to receive in connection with the arrangement.

             COMPARATIVE PER SHARE MARKET INFORMATION (SEE PAGE 67)

    The following table provides the closing price per share of LabCorp common stock and Dynacare common shares on May 8, 2002, the last full trading day on the New York Stock Exchange and the Nasdaq National Market before the public announcement of the proposed arrangement, and on June 18, 2002.

                              LABCORP COMMON STOCK          DYNACARE COMMON SHARES
        DATE                         (NYSE)                        (NASDAQ)
        ----                ------------------------       ------------------------
May 8, 2002                 $             50.26*           $                  18.23
June 18, 2002               $             47.80            $                  22.30

*   adjusted for a two-for-one stock split which occurred on May 10, 2002.

    You are urged to obtain current market quotations for LabCorp common stock and Dynacare common shares and to review carefully the information contained or incorporated by reference into this proxy statement in considering whether to approve the arrangement and continuance.

                           COMPARATIVE PER SHARE DATA

    Set forth below are the income from continuing operations, cash dividends and book value per common share data for LabCorp on a historical basis and on a consolidated pro forma basis and for Dynacare on a historical basis and on a consolidated pro forma basis per Dynacare equivalent share. Except as indicated, all financial information presented below has been prepared in accordance with U.S. GAAP.

    Dynacare's equivalent consolidated pro forma per share data was computed by multiplying LabCorp's consolidated pro forma per share data by the exchange ratio of 0.2328 of LabCorp common stock for each Dynacare common share.

    The information below should be read together with LabCorp's and Dynacare's historical financial statements and related notes contained in the annual reports and other information that we have included or incorporated by reference in this proxy statement. See the section headed "Where You Can Find More Information" on page 104. The consolidated pro forma per share data shown below is unaudited and is presented for illustrative purposes only. This information is not necessarily indicative of the historical results that would have occurred had the companies always been consolidated or the future results of the consolidated company after the arrangement.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   -----------------
                                                                (UNAUDITED)
LABCORP'S HISTORICAL PER SHARE DATA
Net earnings before extraordinary item--basic..............        $ 0.47              $ 1.31
Net earnings before extraordinary item--diluted............        $ 0.46              $ 1.29
Cash dividends.............................................        $   --              $   --
Book value--end of period..................................        $ 8.23              $ 7.69

                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   ------------------
                                                                (UNAUDITED)
DYNACARE'S HISTORICAL PER SHARE DATA
Net earnings--basic (Canadian GAAP)........................        $ 0.22               $ 0.68
Net earnings--basic (U.S. GAAP)............................        $ 0.22               $ 1.00
Net earnings--diluted (Canadian GAAP)......................        $ 0.21               $ 0.66
Net earnings--diluted (U.S. GAAP)..........................        $ 0.21               $ 0.96
Cash dividends.............................................        $   --               $   --
Book value (Canadian GAAP)--end of period..................        $ 4.91               $ 4.79
Book value (U.S. GAAP)--end of period......................        $ 5.38               $ 5.31

                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   ------------------
                                                                (UNAUDITED)          (UNAUDITED)
CONSOLIDATED PRO FORMA PER SHARE DATA OF LABCORP'S COMMON STOCK
Net earnings before extraordinary item--basic..............        $ 0.48               $ 1.32
Net earnings before extraordinary item--diluted............        $ 0.47               $ 1.30
Cash dividends.............................................        $   --               $   --
Book value--end of period..................................        $ 9.70               $  n/a

                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   ------------------
                                                                (UNAUDITED)          (UNAUDITED)
EQUIVALENT CONSOLIDATED PER SHARE DATA OF DYNACARE'S COMMON SHARES
Net earnings--basic........................................        $ 0.11               $ 0.31
Net earnings--diluted......................................        $ 0.11               $ 0.30
Cash dividends.............................................        $   --               $   --
Book value--end of period..................................        $ 2.26               $  n/a

                 SELECTED HISTORICAL FINANCIAL DATA OF LABCORP

    Set forth below is a summary of selected consolidated financial information with respect to LabCorp and its subsidiaries as at the dates and for the periods indicated. The selected historical financial data of LabCorp and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999 have been derived from historical financial statements, which statements have been audited by PricewaterhouseCoopers LLP, whose report is included in the LabCorp annual report on Form 10-K for the year ended December 31, 2001. The selected historical financial data for the three months ended March 31, 2002 and 2001 have been derived from the LabCorp unaudited interim financial statements for the periods ended March 31, 2002 and 2001, respectively, and includes, in the opinion of management of LabCorp, all adjustments consisting of normal recurring accruals which LabCorp considers necessary to present fairly the results of such periods. LabCorp's audited annual financial statements and unaudited interim financial statements from which this selected historical financial data are derived were prepared in accordance with U.S. GAAP. This selected historical financial data should be read in conjunction with the LabCorp audited annual financial statements and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2001, included in LabCorp's annual report on Form 10-K attached as Appendix J-1 to this proxy statement, and the LabCorp unaudited interim financial statements and management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2002 included in LabCorp's quarterly report on Form 10-Q attached as Appendix J-2 to this proxy statement.

                                    THREE MONTHS ENDED
                                         MARCH 31,              YEARS ENDED DECEMBER 31,
                                 -------------------------   -------------------------------
INCOME STATEMENT INFORMATION:       2002          2001            2001             2000
-----------------------------    -----------   -----------   --------------   --------------
                                    (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Net Sales......................  $   590,000   $   525,400   $ 2,199,800      $ 1,919,300
                                 -----------   -----------   -----------      -----------
  Gross Profit.................      258,400       221,600       925,600          766,600
                                 -----------   -----------   -----------      -----------
  Operating income.............      116,400        87,300       367,600          245,600(b)
                                 -----------   -----------   -----------      -----------
  Earnings (loss) before
    extraordinary loss.........       65,800        43,500       182,700          112,100
Extraordinary loss, net of tax
  benefit......................           --            --        (3,200)(a)           --
                                 -----------   -----------   -----------      -----------
  Net earnings (loss)..........       65,800        43,500       179,500          112,100
                                 -----------   -----------   -----------      -----------
Basic earnings (loss) per
  common share before
  extraordinary loss(c)........  $      0.47   $      0.31   $      1.31      $      0.82
Extraordinary loss per common
  share, net of tax
  benefit(c)...................  $        --   $        --   $      0.02      $        --
Basic earnings (loss) per
  common share(c)..............  $      0.47   $      0.31   $      1.29      $      0.82
Diluted earnings (loss) per
  common share before
  extraordinary loss(c)........  $      0.46   $      0.31   $      1.29      $      0.80
Extraordinary loss per common
  share, net of tax
  benefit(c)...................  $        --   $        --   $      0.02      $        --
Diluted earnings (loss) per
  common share(c)..............  $      0.46   $      0.31   $      1.27      $      0.80
Basic weighted average common
  shares outstanding (in
  thousands)(c)................      139,914       138,461       138,838           94,161
Diluted weighted average common
  shares outstanding (in
  thousands)(c)................      142,181       140,615       141,077           96,299


                                          YEARS ENDED DECEMBER 31,
                                 ------------------------------------------
INCOME STATEMENT INFORMATION:       1999          1998            1997
-----------------------------    -----------   -----------   --------------
                                 (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Net Sales......................  $ 1,698,700   $ 1,612,600   $ 1,579,900
                                 -----------   -----------   -----------
  Gross Profit.................      629,100       563,400       499,400
                                 -----------   -----------   -----------
  Operating income.............      149,700       127,600       (92,000)(d)
                                 -----------   -----------   -----------
  Earnings (loss) before
    extraordinary loss.........       65,400        68,800      (106,900)
Extraordinary loss, net of tax
  benefit......................           --            --            --
                                 -----------   -----------   -----------
  Net earnings (loss)..........       65,400        68,800      (106,900)
                                 -----------   -----------   -----------
Basic earnings (loss) per
  common share before
  extraordinary loss(c)........  $      0.30   $      0.49   $     (2.65)
Extraordinary loss per common
  share, net of tax
  benefit(c)...................  $        --   $        --   $        --
Basic earnings (loss) per
  common share(c)..............  $      0.30   $      0.49   $     (2.65)
Diluted earnings (loss) per
  common share before
  extraordinary loss(c)........  $      0.29   $      0.49   $     (2.65)
Extraordinary loss per common
  share, net of tax
  benefit(c)...................  $        --   $        --   $        --
Diluted earnings (loss) per
  common share(c)..............  $      0.29   $      0.49   $     (2.65)
Basic weighted average common
  shares outstanding (in
  thousands)(c)................       50,665        49,939        49,296
Diluted weighted average common
  shares outstanding (in
  thousands)(c)................       51,509        49,939        49,296

                                      AS OF MARCH 31,                     AS OF DECEMBER 31,
                                 -------------------------   ---------------------------------------------
BALANCE SHEET DATA:                 2002          2001            2001             2000           1999
-------------------              -----------   -----------   --------------   --------------   -----------
  Cash and cash equivalents....  $   245,000   $    66,800   $   149,200      $    48,800      $    40,300
  Intangible assets, net.......      968,900       860,000       968,500          865,700          803,900
  Total assets.................    2,052,300     1,703,400     1,929,600        1,666,900        1,590,200
  Long-term obligations and
    redeemable preferred
    stock(e)...................      511,400       323,000       509,200          355,800        1,041,500
  Total shareholders' equity...    1,172,100       923,700     1,085,400          877,400          175,500

                                      AS OF DECEMBER 31,
                                 ----------------------------
BALANCE SHEET DATA:                 1998            1997
-------------------              -----------   --------------
  Cash and cash equivalents....  $    22,700   $    23,300
  Intangible assets, net.......      836,200       851,300
  Total assets.................    1,640,900     1,658,500
  Long-term obligations and
    redeemable preferred
    stock(e)...................    1,110,000     1,200,100
  Total shareholders' equity...      154,400       129,100

----------------------------------

(a) During the third quarter of 2001, LabCorp recorded an extraordinary loss of $3.2 million (net of tax benefit) relating to the write-off of unamortized bank fees associated with LabCorp's term debt, which was repaid in September 2001. LabCorp also recorded a charge of $8.9 million as a result of a payment made to a bank to terminate an interest rate swap agreement tied to LabCorp's term loan.

(b) In the fourth quarter of 2000, LabCorp recorded a $4.5 million restructuring charge relating to the closing of its Memphis drug testing facility.

(c) On May 10, 2002, LabCorp effected a two-for-one forward stock split. All historical share and earnings per share amounts presented have been adjusted for this split.

(d) During the fourth quarter of 1997 LabCorp recorded a provision for doubtful accounts of $182.0 million, which was approximately $160.0 million greater than the amount recorded in the fourth quarter of 1996 and a $22.7 million provision for restructuring certain laboratory operations.

(e) Long-term obligations include capital lease obligations of $5.8 million, $6.9 million, $6.1 million, $7.2 million, $4.4 million, $4.2 million and $5.8 million at March 31, 2002, March 31, 2001, December 31, 2001, 2000,
    1999, 1998 and 1997, respectively. Long-term obligations also include the long-term portion of the expected value of future contractual amounts to be paid to the former principals of acquired laboratories. Such payments are principally based on a percentage of future revenues derived from the acquired customer lists or specified amounts to be paid over a period of time. At March 31, 2002, March 31, 2001, December 31, 2001, 2000, 1999, 1998
    and 1997, such amounts were $0.3 million, $2.6 million, $0.3 million, $2.1 million, $0.0 million, $7.7 million and $9.6 million, respectively. Long-term obligations exclude amounts due to affiliates. On June 6, 2000, LabCorp called for redemption of all of its outstanding redeemable preferred stock, resulting in the conversion of substantially all of the preferred stock into common stock. During 2001, LabCorp sold $744.0 aggregate principal amount at maturity of its zero-coupon convertible subordinated notes due 2021 in a private placement. LabCorp received approximately $488.6 in net proceeds from the offering. LabCorp used a portion of the proceeds to repay $412.5 million of its term loan outstanding under its credit agreement.

                 SELECTED HISTORICAL FINANCIAL DATA OF DYNACARE

    Set forth below is a summary of selected consolidated financial information with respect to Dynacare and its subsidiaries as at the dates and for the periods indicated. The selected historical financial data of Dynacare and its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999 have been derived from historical financial statements, which statements have been audited by Ernst & Young LLP, whose report is included in the Dynacare annual report on Form 10-K for the year ended December 31, 2001. The selected historical financial data for the three months ended March 31, 2002 and 2001 have been derived from the Dynacare unaudited interim financial statements for the periods ended March 31, 2002 and 2001, respectively, and includes, in the opinion of management of Dynacare, all adjustments consisting of normal recurring accruals which Dynacare considers necessary to present fairly the results of such periods. Dynacare's audited annual financial statements and unaudited interim financial statements from which this selected historical financial data are derived were prepared in accordance with Canadian GAAP. These principles conform in all material respects with U.S. GAAP except as described in note 21 of Dynacare's annual report on Form 10-K, which is incorporated by reference.

    This selected historical financial data should be read in conjunction with the Dynacare audited annual financial statements and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2001 included in Dynacare's annual report on Form 10-K, which is incorporated by reference, and the Dynacare unaudited interim financial statements and management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2002 included in Dynacare's quarterly report on Form 10-Q, which is incorporated by reference.

CANADIAN GAAP

                                   THREE MONTHS ENDED
                                       MARCH 31,                                 YEARS ENDED DECEMBER 31,
                                ------------------------  -----------------------------------------------------------------------
INCOME STATEMENT INFORMATION:      2002         2001           2001             2000           1999         1998         1997
-----------------------------   -----------  -----------  --------------  ----------------  -----------  -----------  -----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
Revenues:
  U.S. operations.............  $    81,803  $    70,021   $   297,334      $   250,747     $   173,566  $   133,552  $    80,365
  Canadian operations.........       25,945       25,787       105,025          102,172          99,111       91,359       95,450
                                -----------  -----------   -----------      -----------     -----------  -----------  -----------
  Total revenues..............      107,748       95,808       402,359          352,919         272,677      224,911      175,815
General and operating
  expenses....................       92,882       82,739       349,474          304,809         229,633      188,392      151,279
Depreciation..................        3,397        2,672        12,072           11,368           8,351        6,433        4,819
Amortization of customer lists
  and contracts...............          247          199         1,009              729             625          586          286
Amortization of licenses and
  goodwill....................           --        1,187         4,779            4,550           4,082        3,526        5,364
Severance, relocation and
  other charges...............           --           --            --            6,750              --           --           --
Non-recurring charges.........           --           --            --               --              --           --       82,554
                                -----------  -----------   -----------      -----------     -----------  -----------  -----------
Operating earnings (loss).....       11,222        9,011        35,025           24,713          29,986       25,974      (68,487)
Interest expense..............        4,347        5,331        20,431           22,477          19,457       15,486       13,713
Gain on sale of home
  healthcare operation........           --           --            --               --              --           --         (720)
                                -----------  -----------   -----------      -----------     -----------  -----------  -----------
Earnings (loss) before income
  taxes.......................        6,875        3,680        14,594            2,236          10,529       10,488      (81,480)
Income tax expense
  (benefit)...................        2,561        1,591         2,877           (3,789)          4,888        4,299      (26,343)
                                -----------  -----------   -----------      -----------     -----------  -----------  -----------
Net earnings (loss)...........  $     4,314  $     2,089   $    11,717(1)   $     6,025 (1) $     5,641  $     6,189  $   (55,137)
                                ===========  ===========   ===========      ===========     ===========  ===========  ===========
Earnings (loss) per
  share-basic.................  $      0.22  $      0.12   $      0.68      $      0.48     $      0.47  $      0.52  $     (5.19)
Earnings (loss) per
  share-diluted...............  $      0.21  $      0.12   $      0.66      $      0.46     $      0.45  $      0.52  $     (5.19)
Weighted average number of
  shares outstanding-basic....   19,312,326   16,883,914    17,211,138       12,482,368      11,880,914   11,880,914   10,631,650
Weighted average number of
  shares
  outstanding-diluted.........   20,496,599   17,126,409    17,885,180       13,143,971      12,464,105   11,880,914   10,631,650

NOTE:

(1) For the years ended December 31, 2001 and 2000, Dynacare recognized tax benefits of $3.0 million and $6.1 million, respectively, due to tax rate reductions enacted by the Canadian federal and provincial governments.

                                 AS OF MARCH 31,                                   AS OF DECEMBER 31,
                            -------------------------   -------------------------------------------------------------------------
BALANCE SHEET INFORMATION:     2002          2001          2001             2000             1999          1998          1997
--------------------------  -----------   -----------   -----------      -----------      -----------   -----------   -----------
Total assets..............  $   380,010   $   347,742   $   384,325      $   348,976      $   288,519   $   231,130   $   211,165
Long-term debt (excludes
  current portion of
  long-term debt).........  $   203,109   $   201,993   $   201,811      $   202,287      $   198,788   $   152,731   $   143,689
Shareholders' equity
  (deficiency)............  $    94,933   $    58,478   $    92,285      $    55,251      $     1,646   $    (3,968)  $    (9,931)

U.S. GAAP

                                      THREE MONTHS ENDED
                                          MARCH 31,                                YEARS ENDED DECEMBER 31,
                                   ------------------------  --------------------------------------------------------------------
INCOME STATEMENT INFORMATION:         2002         2001           2001            2000         1999         1998         1997
-----------------------------      -----------  -----------  --------------    -----------  -----------  -----------  -----------
Revenues(1)......................  $    80,473  $    62,419   $   268,605      $   233,487  $   164,945  $   125,310  $   112,574
Net earnings (loss)..............  $     4,319  $     1,911   $    17,254(2)   $      (794) $     5,390  $     5,943  $   (48,515)
Earnings (loss) per
  share--basic...................  $      0.22  $      0.11   $      1.00      $     (0.06) $      0.45  $      0.50  $     (4.56)

----------------------------------

NOTES:

(1) Revenues are comprised of revenues from Dynacare's wholly-owned operations and earnings from equity investments.

(2) For the year ended December 31, 2001, Dynacare recognized a tax benefit of $9.1 million due to tax rate reductions enacted by the Canadian federal and provincial governments.

                                 AS OF MARCH 31,                                   AS OF DECEMBER 31,
                            -------------------------   -------------------------------------------------------------------------
BALANCE SHEET INFORMATION:     2002          2001          2001             2000             1999          1998          1997
--------------------------  -----------   -----------   -----------      -----------      -----------   -----------   -----------
Total assets..............  $   377,819   $   344,753   $   378,183      $   339,975      $   285,856   $   210,662   $   207,429
Long-term debt (excludes
  current portion of
  long-term debt).........  $   206,228   $   204,507   $   205,532      $   199,716      $   202,296   $   144,647   $   145,381
Shareholders' equity
  (deficiency)............  $   103,955   $    60,524   $   100,367      $    56,571      $     8,755   $     3,038   $    (2,664)

        SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is a summary of certain selected unaudited pro forma consolidated financial information for the periods indicated based on the pro forma effects of the arrangement and related transactions on the historical financial results of operations and financial position of LabCorp and Dynacare. The unaudited pro forma consolidated financial information should be read in conjunction with the unaudited pro forma consolidated condensed statements of operations for the three months ended March 31, 2002 and the year ended
December 31, 2001, and the unaudited pro forma consolidated condensed balance sheet as at March 31, 2002 under the heading "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page 73. The unaudited pro forma consolidated condensed financial statements have been prepared in accordance with U.S. GAAP.

                                                             THREE MONTHS ENDED       YEAR ENDED
                                                               MARCH 31, 2002     DECEMBER 31, 2001
                                                             ------------------   ------------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE
                                                                     AND PER SHARE AMOUNTS)
Income statement information:
Net sales..................................................     $    660,555         $  2,437,448
Operating income...........................................          114,834              361,225
Net earnings...............................................           69,580              189,506

Earnings per common share before extraordinary loss:
  Basic....................................................     $       0.48         $       1.32
  Diluted..................................................             0.47                 1.30

Weighted average common shares outstanding:
  Basic....................................................      144,822,955          143,747,137
  Diluted..................................................      147,208,630          146,085,354

Balance sheet information (at end of period):
Total assets...............................................     $  2,657,962
Revolving credit facility..................................          105,230
Bridge loan................................................          150,000
Zero coupon-subordinated notes.............................          505,268
Total shareholders' equity.................................        1,429,012

                                  RISK FACTORS

    You should carefully consider the following risk factors in determining how to vote. These risk factors relate directly to the arrangement and to the business and prospects of the combined company following the completion of the arrangement, and should be considered in conjunction with the other information included in this proxy statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements contained or incorporated in this proxy statement are "forward-looking statements" within the meaning given to the term under the Private Securities Litigation Reform Act of 1995 (United States) concerning the combined company's individual and combined operations, economic performance and financial condition. Words such as "will," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of these words and similar expressions are intended to identify these forward looking statements. Forward-looking statements are included, for example, in the discussions about:

    - strategy;

    - regulatory risks;

    - liquidity;

    - credit and residual risk management;

    - integration of businesses, systems, operations and personnel;

    - asset/liability risk management;

    - operational and legal risks; and

    - how the combined company may be affected by certain legal proceedings.

    These statements involve risks and uncertainties that may be difficult to predict. Therefore, actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to:

    - economic conditions and trends;

    - industry cycles and trends;

    - competitive conditions and trends;

    - failure to achieve anticipated growth;

    - failure to realize or delays in realizing anticipated cost savings;

    - higher than expected costs of integration;

    - unanticipated problems in integrating businesses;

    - disruptions in capital markets;

    - additional limitations on third party payor reimbursement of health care costs;

    - changes in law and government regulations; and

    - the other factors described under the heading "Risk Factors" in LabCorp's annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC by LabCorp, which is attached to this proxy statement as Appendix J-1 and incorporated by reference, and Dynacare's annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC by Dynacare, which is incorporated into this proxy statement by reference.

    All forward-looking statements attributable to LabCorp or Dynacare, or persons acting on their behalf, are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on forward-looking statements contained or incorporated by reference in this proxy statement, which reflect the analysis of the management of LabCorp and Dynacare, as appropriate, only as of the date of this proxy statement. Neither LabCorp nor Dynacare undertakes any obligation to release publicly the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

RISK FACTORS RELATING TO THE ARRANGEMENT

BECAUSE THE NUMBER OF SHARES OF LABCORP COMMON STOCK TO BE RECEIVED BY HOLDERS OF DYNACARE COMMON SHARES AND VESTED DYNACARE OPTIONS IS FIXED, AT THE TIME OF THE SPECIAL MEETING THESE DYNACARE SECURITYHOLDERS WILL NOT KNOW THE EXACT VALUE OF THE LABCORP COMMON STOCK THAT THEY WILL RECEIVE WHEN THE ARRANGEMENT IS COMPLETED.

    Upon completion of the arrangement, each Dynacare common share will be exchanged for $11.50 in cash and 0.2328 shares of LabCorp common stock. In addition, holders of vested Dynacare options will receive for each option the same consideration as a Dynacare shareholder less an amount equal to the exercise price of the option and any required tax withholding. The number of shares of LabCorp common stock to be received by Dynacare shareholders and vested Dynacare optionholders will not be adjusted for any increase or decrease in the market price of LabCorp common stock. The price of LabCorp common stock immediately prior to the effective time of the arrangement may vary from prices at the date of this proxy statement or at the date of the special meeting. See the heading "Market Prices of and Dividends on LabCorp Common Stock and Dynacare Common Shares" on page 67 for recent price ranges.

    Variations in the market price of LabCorp common stock prior to the completion of the arrangement may result from changes in the business, operations or prospects of LabCorp or the combined company, market assessments of the likelihood that the arrangement will be completed, the timing of the arrangement, regulatory considerations, general market and economic conditions and other factors. As a result, at the time of the special meeting, Dynacare securityholders will not know the exact value of the LabCorp common stock that they will receive when the arrangement is completed. Dynacare securityholders are urged to obtain current market quotations for LabCorp common stock.

BECAUSE THE NUMBER OF REPLACEMENT OPTIONS TO PURCHASE LABCORP COMMON STOCK INTO WHICH NON-VESTED DYNACARE OPTIONS WILL BE CONVERTED (AND THEIR RELATED EXERCISE PRICE) DEPENDS ON THE CLOSING PRICE OF LABCORP COMMON STOCK ON THE DAY BEFORE THE ARRANGEMENT IS CLOSED, AT THE TIME OF THE SPECIAL MEETING, THE HOLDERS OF NON-VESTED DYNACARE OPTIONS WILL NOT KNOW THE EXACT NUMBER OR EXERCISE PRICES OF REPLACEMENT OPTIONS THAT THEY WILL RECEIVE WHEN THE ARRANGEMENT IS COMPLETED.

    Upon completion of the arrangement, each non-vested Dynacare option will be converted into options to purchase LabCorp common stock based on a formula that is discussed in detail on page 49. This formula depends in part on the closing price of LabCorp common stock on the day before the arrangement is closed. The price of LabCorp common stock on the day before the arrangement is closed may vary from prices at the date of this proxy statement or at the date of the special meeting. See the heading "Market Prices of and Dividends on LabCorp Common Stock and Dynacare Common Shares" on page 67 for recent trading prices. Holders of non-vested Dynacare options are urged to obtain current market quotations for LabCorp common stock.

NEITHER COMPANY CAN TERMINATE THE ARRANGEMENT DUE TO FLUCTUATIONS IN THE MARKET PRICE OF LABCORP COMMON STOCK.

    Neither party has the right to terminate the arrangement due to increases or decreases in the price of LabCorp common stock, even if those fluctuations would materially affect the value of the consideration Dynacare securityholders will receive in connection with the arrangement. LabCorp will pay approximately
$230 million in cash, which is net of proceeds of approximately $12.6 million from the exercise of vested Dynacare options, and issue approximately
4.9 million shares of its common stock for all outstanding Dynacare common shares and vested Dynacare options. These shares represented a value of approximately $251 million based on the average closing price of LabCorp common stock for the two days before and two days after May 8, 2002.

    If the market price of LabCorp common stock increases significantly, LabCorp would not be able to terminate the arrangement, even though it would be effectively paying more for Dynacare. If the price for LabCorp common stock decreases, Dynacare would not be able to terminate the arrangement, even though its Dynacare securityholders would effectively receive less value. Since May 8, 2002, the price per share of LabCorp common stock has decreased from $50.26 to $47.80, the closing price as of June 18, 2002, thereby decreasing the value of the consideration to be paid for all outstanding Dynacare common shares and vested Dynacare options to approximately $464 million. Since the market price of LabCorp common stock is subject to change, at the time of the special meeting Dynacare securityholders will not know the exact value of the LabCorp common stock they will receive when the arrangement is completed.

LABCORP WILL BE LESS SUCCESSFUL IF IT IS UNABLE TO EFFECTIVELY INTEGRATE DYNACARE INTO ITS OPERATIONS.

    The success of the combined company will depend in part on the integration of the technology, information systems, operations and personnel of the two companies in a timely and efficient manner. This involves many risks, including:

       - management attention may be diverted from business matters to integration issues;

       - identification and retention of key personnel may be difficult;

       - integration of accounting, compliance, information technology and administrative systems may be unexpectedly difficult or costly;

       - significant cash expenditures may be required to retain personnel, eliminate unnecessary resources and integrate the businesses, which may reduce the combined company's cash reserves;

       - maintenance of uniform standards, controls, procedures and policies may be more difficult than anticipated and may interfere with efficient administration of the combined company; and

       - changes in the businesses as a result of the business combination may impair relationships with employees, customers or vendors.

    Failure to overcome these risks or any other problems encountered in connection with integrating Dynacare into LabCorp's operations could harm the combined company's business, results of operations and financial condition.

DIRECTORS AND OFFICERS OF DYNACARE MAY HAVE CONFLICTS OF INTEREST THAT INFLUENCED THEIR DECISIONS TO APPROVE THE ARRANGEMENT.

    You should be aware of potential conflicts of interest of, and the benefits available to, our directors and executive officers when considering our board of directors' recommendation of the merger agreement and the arrangement. Our directors and executive officers have interests in the arrangement that may be in addition to, or different from, their interests as Dynacare securityholders. These interests are described in the section headed "Interests of Certain Persons in the Arrangement" on page 83. These interests include:

       - NEW EMPLOYMENT AGREEMENT. Harvey Shapiro has entered into an employment agreement with LabCorp. This agreement will become effective upon the completion of the arrangement. Under this agreement, Mr. Shapiro will be entitled to receive compensation and benefits that other Dynacare employees may not be entitled to receive. At this time, no other Dynacare employees have entered into employment agreements with LabCorp.

       - STOCK OPTION GRANTS AND ACCELERATIONS. Currently non-vested options to purchase 56,000 Dynacare common shares held by members of the board of directors and non-vested options to purchase 105,000 Dynacare common shares held by executive officers will accelerate in connection with the arrangement and become 100% vested and entitled to the arrangement consideration payable to holders of vested options.

       - DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION OF DYNACARE DIRECTORS AND OFFICERS. Under the merger agreement, LabCorp will purchase insurance and provide indemnification for present and former directors and officers of Dynacare with respect to acts and omissions in their capacities as directors and officers of Dynacare for six years following the effective date of the arrangement. This insurance coverage will include acts and omissions relating to the arrangement.

SIGNIFICANT BUSINESS COMBINATION-RELATED CHARGES MAY BE INCURRED, WHICH WILL REDUCE THE COMBINED COMPANY'S EARNINGS IN THE QUARTER IN WHICH WE COMPLETE THE ARRANGEMENT AND DURING THE INTEGRATION PERIOD FOLLOWING COMPLETION OF THE ARRANGEMENT.

    If the arrangement is completed, the combined company may incur significant restructuring charges related to the arrangement which could have a material adverse effect on the combined company's results of operations and financial condition. Also, in the future the combined company will incur non-cash charges in connection with the arrangement related to amortization of certain intangibles.

BECAUSE WE ARE PROHIBITED FROM SOLICITING OTHER OFFERS, DYNACARE SECURITYHOLDERS MAY NOT BE PRESENTED WITH ALTERNATIVE OFFERS THEY COULD CONSIDER SUPERIOR.

    The merger agreement contains provisions that prohibit us and our officers and directors from taking any action to solicit discussions or negotiations with any person or group with respect to any alternative acquisition proposal. However, the merger agreement does not prohibit Dynacare or its board of directors from considering, or recommending in the event of a tender or exchange offer made directly to Dynacare securityholders, an unsolicited bona fide written acquisition proposal from a third party, if specified conditions are met.

RISK FACTORS OF THE COMBINED COMPANY

THE COMBINED COMPANY WILL BE SUBJECT TO EXTENSIVE, COMPLEX AND CHANGING GOVERNMENT REGULATION.

    The clinical laboratory testing industry is subject to significant governmental regulations at the federal, state, provincial and local levels in the United States and Canada, including regulations with respect to:

       - billing matters including prohibitions on fraud and abuse, kickbacks, rebates and fee splitting;

       - licensing and certification requirements;

       - handling, transportation and disposal of medical specimens and hazardous waste;

       - quality assurance for clinical laboratories; and

       - occupational safety.

    A large number of laboratories have been forced by U.S. federal and state governments, as well as by private payors, to enter into substantial settlements under laws prohibiting fraudulent billing and providing for the recoupment of non-fraudulent overpayments. Government investigations of clinical laboratories have been ongoing for a number of years and are expected to continue in the future.

    Existing U.S. federal laws governing Medicare and Medicaid and other similar state laws impose a variety of broadly described restrictions on financial relationships among healthcare providers, including clinical laboratories. These laws include federal anti-kickback laws which prohibit clinical laboratories from, among other things, making payments or furnishing other benefits intended to induce the referral of patients for tests billed to Medicare, Medicaid or other federally funded programs. They also include self-referral prohibitions which will prevent the combined company from accepting referrals from physicians who have non-exempt ownership or compensation relationships with the combined company as well as anti-markup and direct billing rules that may apply to the combined company's relationships with customers. Many states have similar laws. Furthermore, many state laws prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities from practicing medicine and from employing physicians to practice medicine.

    The operations of the combined company's laboratories in the United States will be subject to a stringent level of regulation under the U.S. Clinical Laboratory Improvement Act of 1988 and subsequent amendments. For certification under CLIA, laboratories must meet various requirements, including requirements relating to quality assurance and personnel standards. Laboratories are also subject to strict regulation by various states. Most of the combined company's clinical laboratories in the United States and Canada will be accredited by the College of American Pathologists and therefore subject to the College's requirements and evaluation. Compliance with such standards is verified by periodic inspections and requires participation in proficiency testing programs.

THE COMBINED COMPANY'S FACILITIES MAY NOT PASS ALL FUTURE INSPECTIONS CONDUCTED TO ENSURE COMPLIANCE WITH FEDERAL OR ANY OTHER APPLICABLE LICENSING OR CERTIFICATION LAWS.

    Substantial time and expense will be required on an ongoing basis to ensure that the combined company complies with existing regulations. The combined company may become the subject of a regulatory or other investigation or proceeding. Some of these statutes and regulations, principally in the area of billing, have not yet been interpreted by the courts and may be interpreted or applied in a manner that might adversely affect the combined company. Furthermore, changes in existing regulations or new regulations could have a material adverse effect on the combined company's results of operations and financial condition.

    Healthcare providers in Canada are subject to significant governmental regulation and licensing requirements, primarily at the provincial level but also at the federal and municipal levels. Laboratory licenses authorize clinical diagnostic laboratories to perform specific tests. The licensing and regulatory requirements relate to, among other matters, the conduct of testing and reporting of results, the handling and disposal of medical specimens and infectious and hazardous waste and other materials, the safety and health of laboratory employees and the proficiency of staff. The clinical laboratory testing industry in Canada is subject to periodic inspections by regulatory agencies.

    Any failure to comply with licensing requirements or violation of any other statutes and regulations may result in civil or criminal sanctions, which may include:

       - the revocation of licenses, certifications and authorizations;

       - the denial of the right to conduct business;

       - exclusion from participation in government healthcare programs such as Medicare and Medicaid;

       - significant fines; and

       - criminal penalties.

    The imposition of any of these sanctions could have a material adverse effect on the combined company's results of operations and financial condition.

THE COMPLEXITIES OF BILLING FOR LABORATORY SERVICES IN THE UNITED STATES MAY ADVERSELY AFFECT THE COMBINED COMPANY'S REVENUES, RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL CONDITION.

    Billing for laboratory services in the United States is a complex process. Laboratories generally bill many different payors, including physicians, patients, insurance companies, Medicare, Medicaid and others. All of these payors have different billing requirements. In order to bill and receive payment for laboratory services, the physician and the patient must provide appropriate billing information, including medical necessity and diagnosis codes. Following up on incorrect or missing information generally slows down the billing process and increases the aging of accounts receivable. The combined company will be subject to the financial risk related to collection, including the potential uncollectibility of accounts from delays due to incorrect and missing information. Failure to meet the billing requirements of the different payors or to manage these collection risks could have a material adverse impact on the combined company's revenues, results of operations, cash flows and financial condition.

FUTURE REDUCTIONS IN PAYMENTS FROM MEDICARE AND MEDICARD COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S REVENUES, RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL CONDITION.

    The law generally requires clinical laboratories to accept Medicare and Medicaid reimbursement amounts as payment in full. Therefore, when these payors unilaterally reduce the fees they are willing to pay, the combined company will be required to accept the reduced payments. Future reductions in payments could have a material adverse effect on the combined company's revenues, results of operations, cash flows and financial condition.

CLAIMS BROUGHT AGAINST THE COMBINED COMPANY COULD HAVE AN ADVERSE IMPACT ON IT. THE COMBINED COMPANY MAY NOT HAVE ADEQUATE INSURANCE, AND IT MAY BE MORE EXPENSIVE OR DIFFICULT FOR THE COMBINED COMPANY TO OBTAIN ADEQUATE INSURANCE IN THE FUTURE.

    As a provider of healthcare services, the combined company will be exposed to the risk of litigation. Plaintiffs have brought claims against clinical laboratories and other healthcare providers alleging a variety of complaints, including malpractice. These actions may involve large claims and significant defense costs. Although it is expected that the combined company will maintain professional malpractice liability insurance and general liability insurance in amounts that are sufficient to cover claims arising out of the operations of the combined company, some claims, however, could exceed the scope of the expected coverage, or the coverage of particular claims could be denied. The combined company's insurance may not be sufficient or, in the future, policies for adequate levels of insurance may not be available to the combined company at acceptable costs or at all. In addition, such litigation could adversely affect the combined company's then existing and potential customer relationships, create adverse public relations and divert management's time and resources from the operation of the business.

THE COMBINED COMPANY'S PERFORMANCE WILL DEPEND ON ITS ABILITY TO RECRUIT AND RETAIN EXPERIENCED AND QUALIFIED PERSONNEL AT ITS CLINICAL LABORATORIES. SHORTAGES OF QUALIFIED AND EXPERIENCED LABORATORY PERSONNEL IN THE COMBINED COMPANY'S MARKETS COULD NEGATIVELY IMPACT ITS ABILITY TO OPERATE ITS BUSINESS EFFICIENTLY AND PROFITABLY.

    The success of the combined company's laboratory operations will depend on employing qualified and experienced laboratory professionals who perform clinical laboratory testing or billing services. The healthcare industry is currently experiencing a shortage of qualified personnel. Hiring and retaining healthcare professionals in this tight labor market will be difficult due to intense competition for their services, which has caused increased salary and wage rates. The loss of healthcare professionals, the inability to recruit these individuals in the combined company's markets or overall salary and wage rate increases could adversely affect the combined company's ability to operate its business efficiently and profitably.

ANY FAILURE BY THE COMBINED COMPANY TO COMPLY WITH LAWS AND REGULATIONS GOVERNING THE CONFIDENTIALITY OF MEDICAL INFORMATION COULD ADVERSELY AFFECT ITS ABILITY TO DO BUSINESS.

    The disclosure and the use of confidential patient medical information are subject to substantial regulation by state, provincial and federal governments. Most states and provinces have laws that govern the use and disclosure of patient medical information and the right to privacy. Similarly, many federal laws also may apply to protect such information, including the Electronic Communications Privacy Act of 1986, and federal laws relating to confidentiality of mental health records and substance abuse treatment.

    Legislation governing the dissemination and use of medical information is continually being proposed at both the state and federal levels. For example, the Health Insurance Portability and Accountability Act of 1996 requires compliance with standards for the exchange of health information internally and with third parties, such as payors, business associates and patients. These include standards for common healthcare transactions (such as claims information, plan eligibility, payment information and the use of electronic signatures); unique identifiers for providers, employers, health plans and individuals; security; privacy and enforcement. To date, the U.S. Department of Health and Human Services has released two standards, one governing healthcare transactions and the second relating to the privacy of individually identifiable health information (rules governing the security of health information have been proposed but not finalized). The combined company will have until October 2003 to comply with the transactions standards, and until April 2003 to comply with the privacy standards. In addition, many of these federal provisions do not preempt more stringent state laws and regulations. Future legislation may affect the dissemination of medical information that is not individually identifiable. Physicians and other persons providing patient information to the combined company will also be required to comply with these laws and regulations. If a patient's privacy is violated, or if the combined company is found to have violated any state or federal statute or regulation with regard to the confidentiality, dissemination or use of patient medical information, the combined company could be liable for damages or for civil or criminal fines or penalties.

THE COMBINED COMPANY'S OPERATIONS MAY BE ADVERSELY IMPACTED BY A CATASTROPHIC EVENT, WHICH COULD PREVENT IT FROM OPERATING ITS BUSINESS IN THE AFFECTED REGION.

    A catastrophic event such as an earthquake or flood could adversely impact one or more central laboratory facilities and could prevent the combined company from operating its business in the affected regions. Although we expect that the combined company will have property and business interruption insurance, we cannot assure you that these policies would adequately compensate the combined company for the losses that may occur. The occurrence of any catastrophic event could impair the combined company's ability to operate its business.

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ANY FAILURE IN THE COMBINED COMPANY'S INFORMATION TECHNOLOGY SYSTEMS COULD
SIGNIFICANTLY INCREASE TESTING TURN-AROUND TIME, REDUCE ITS PRODUCTION CAPACITY AND OTHERWISE DISRUPT ITS OPERATIONS. ANY OF THESE CIRCUMSTANCES COULD REDUCE THE COMBINED COMPANY'S CUSTOMER BASE AND RESULT IN LOST REVENUE AND ADVERSELY AFFECT ITS RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    The combined company's laboratory operations will depend, in part, on the continued and uninterrupted performance of its information technology systems. Sustained system failures or interruption of the combined company's systems in one or more of its laboratory operations could disrupt the combined company's ability to process laboratory requisitions, perform testing, provide test results in a timely manner and bill the appropriate party. The combined company's computer systems may be vulnerable to damage from a variety of sources, including telecommunications failures, malicious human acts and natural disasters. In addition, despite network security measures, some of the combined company's servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions that may be taken by the combined company, unanticipated problems affecting its systems could cause interruptions in its information technology systems. The combined company's insurance policies may not adequately compensate it for any losses that may occur due to any failures in its systems. The combined company's business, results of operations and financial condition could be adversely affected by a system failure.

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                                THE ARRANGEMENT

GENERAL

    By entering into the merger agreement, Dynacare, LabCorp and LabCorp's acquisition subsidiary have agreed to an arrangement pursuant to which each Dynacare shareholder (other than shareholders that properly exercise dissent rights and LabCorp and its affiliates) will receive in exchange for each Dynacare common share held:

    - $11.50 in cash; and

    - 0.2328 shares of LabCorp common stock.

    After completion of the arrangement, Dynacare will become an indirect, wholly-owned subsidiary of LabCorp.

    Dynacare optionholders who hold vested Dynacare options will receive for each option the same consideration as a Dynacare shareholder less an amount equal to the exercise price of the option and any withholding taxes required to be withheld. Non-vested Dynacare options will be converted into options to purchase LabCorp common stock based on a formula discussed in detail on page 50.

BACKGROUND TO AND REASONS FOR THE ARRANGEMENT

    Since Dynacare's entry into the U.S. clinical laboratory industry in 1993, its business strategy has been to become a leading provider of clinical laboratory testing services in selected regional areas in North America. Dynacare implemented this strategy by carrying out strategic acquisitions and entering into joint ventures or partnerships in selected regions. Dynacare's objective was to expand its scale of operations and to improve cost efficiencies in order to increase profitability. Dynacare has continuously explored opportunities and alternatives for further growth and new business relationships aimed at increasing stockholder value.

    As part of this ongoing process, in late 1999, Harvey Shapiro, Dynacare's chief executive officer, met with Thomas Mac Mahon, LabCorp's chief executive officer, regarding the possibility of an acquisition of Dynacare by LabCorp. After that meeting, Zbig Biskup, Dynacare's chief financial officer, met with Mr. Mac Mahon and other LabCorp executives and provided them with information regarding Dynacare. Discussions between Dynacare and LabCorp at that time did not proceed beyond the preliminary stage.

    In early February 2002, LabCorp indicated that it would again be interested in discussing the possibility of a business combination with Dynacare. On February 14, 2002, senior executives of Dynacare met with Dynacare's financial advisor, UBS Warburg, to discuss LabCorp's expression of interest and to conduct a preliminary review of Dynacare's financial performance. Senior management of Dynacare then informed three members of the Dynacare board of directors, William Brock, Donald Edwards and Albert Latner, about LabCorp's interest.

    On February 21, 2002, Mr. Mac Mahon telephoned Mr. Shapiro to express again LabCorp's interest in exploring an acquisition of Dynacare by LabCorp and in proceeding on an expedited basis. After discussing the general terms under which the companies might structure a transaction, Mr. Shapiro and Mr. Mac Mahon agreed to meet in order to further explore the possibility of such a transaction.

    On February 26, 2002, Messrs. Shapiro and Biskup and Dynacare's financial advisor met with Mr. Mac Mahon and LabCorp's financial advisor, Credit Suisse First Boston, in New York City. During this meeting, Mr. Mac Mahon reiterated LabCorp's desire to acquire Dynacare, presented LabCorp's assessment of Dynacare and reviewed the benefits LabCorp expected from the transaction. After discussion, senior management of Dynacare and LabCorp agreed to proceed with their discussions

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regarding a potential business combination between the two companies. The participants then outlined a process for determining whether a business combination between LabCorp and Dynacare was feasible, which process would include the following steps:

       - the signing of a confidentiality agreement;

       - the completion of preliminary due diligence;

       - the discussion of price and terms; and

       - the simultaneous completion of detailed due diligence and negotiation of transaction documentation.

At the end of the meeting, LabCorp delivered its preliminary due diligence data request to Dynacare.

    On March 13, 2002, LabCorp signed a confidentiality agreement with Dynacare and Dynacare forwarded preliminary due diligence information to LabCorp. Throughout the next week, LabCorp requested additional due diligence information and Dynacare provided this information to LabCorp.

    On March 25, 2002, LabCorp, through its financial advisor, delivered its preliminary offer to Dynacare. LabCorp's preliminary offer indicated a price range of $19 to $21 per Dynacare common share, with 65% of the consideration to be paid in the form of LabCorp common stock.

    On March 27, 2002, Messrs. Shapiro and Mac Mahon had a telephone call during which they considered the price LabCorp would pay to acquire Dynacare assuming satisfactory completion of due diligence. After discussion, Messrs. Shapiro and Mac Mahon discussed recommending to their respective boards of directors a price of $23 per Dynacare common share, with 50% of the consideration to be paid in cash and 50% of the consideration to be paid in LabCorp common stock.
Messrs. Shapiro and Mac Mahon then agreed that representatives of Dynacare and LabCorp would complete their comprehensive due diligence, that their legal counsels would begin drafting definitive transaction agreements, and that the parties would meet the following week to continue their discussions regarding the transaction.

    On March 28, 2002, senior executives of Dynacare and LabCorp, together with each company's financial advisors, held a telephone conference during which they discussed additional due diligence matters.

    On April 4, 2002, Dynacare executed a confidentiality agreement relating to information it was to receive from LabCorp. Also on that day, senior executives of Dynacare and Dynacare's financial advisor met with Mr. Mac Mahon, other LabCorp executives and LabCorp's financial advisor. At that meeting, Dynacare's executives presented an overview of Dynacare's operations and answered various questions. LabCorp's executives then presented an overview of LabCorp's operations and projections and answered various questions. At the end of the meeting, LabCorp's representatives provided a comprehensive due diligence request list to Dynacare.

    From April 10 to April 12, 2002 and again on April 15 and April 16, 2002, LabCorp's representatives reviewed the due diligence information provided by Dynacare in a data room.

    From April 9 to April 12, 2002, senior executives of Dynacare met with senior executives of LabCorp and LabCorp's legal, financial, tax and other advisors and presented additional information regarding Dynacare's operations.

    On April 12, 2002, the Dynacare board of directors met. At that meeting, Mr. Shapiro informed the board of directors about the terms of the proposed business combination and the discussions between the parties over the last several weeks. Dynacare's legal advisors also attended the meeting and advised the Dynacare board of directors with respect to the duties of the board members and their legal responsibilities. After discussion, the board authorized management to continue discussions with

LabCorp and agreed to form a special committee of independent directors who were not officers of Dynacare, to be chaired by William Brock. The Dynacare board of directors agreed that the special committee would (1) inform itself of activities of Dynacare's executives in a manner that would permit the special committee to make an informed and independent decision regarding the possible sale of Dynacare and whether to recommend that the Dynacare board of directors approve any proposed transaction and (2) advise the Dynacare board of directors of its findings and recommendations. Dino Chiesa and Thomas Long were subsequently asked by Mr. Brock to join the special committee. The special committee retained its own independent legal counsel.

    From April 13 to April 28, 2002, Dynacare provided additional information to LabCorp and its advisors in response to their requests for further information.

    On April 15 and 16, 2002, the parties and their legal and financial advisors discussed the structure of the proposed arrangement. LabCorp and Dynacare agreed to proceed with a plan of arrangement structure because they believed that structure would provide greater certainty and flexibility than a tender offer and would likely result in LabCorp's acquiring all of Dynacare more quickly than a tender offer.

    From April 22 to April 28, 2002, senior executives of Dynacare and LabCorp and each company's legal and financial advisors held several conference calls during which they negotiated the terms of the merger agreement, including the method for determining the exchange ratio for LabCorp common stock and the representations, warranties, closing conditions and pre-closing operating covenants relating to the arrangement.

    On April 29, 2002, senior executives of Dynacare and LabCorp and each company's legal and financial advisors met in New York City to continue to negotiate the terms of the merger agreement. At this meeting, the parties reached an impasse on a number of key issues relating to the merger agreement, including the method for determining the exchange ratio for LabCorp common stock, and determined to terminate their negotiations when they were unable to resolve these issues.

    On April 30, 2002, at a regularly scheduled meeting of the Dynacare board of directors, senior management of Dynacare informed the board, including members of the special committee, of the status of the discussions with LabCorp.

    On May 1, 2002, Mr. Edwards called Mr. Mac Mahon to discuss the impasse between the parties. After discussion, Mr. Mac Mahon indicated that he wished to resume discussions regarding the proposed business combination. Later that day, Mr. Mac Mahon telephoned Mr. Shapiro and the two executives agreed on the method of determining the exchange ratio for LabCorp common stock, agreed that representatives and advisors of Dynacare and LabCorp would meet to finalize the merger agreement and related arrangement documentation and agreed to work toward signing the merger agreement on May 8, 2002.

    On May 2, 2002, Mr. Biskup advised Mr. Brock of the status of the transaction.

    On May 2 and 3, 2002, senior management of Dynacare and LabCorp and their legal advisors continued to negotiate the terms of the merger agreement. Also on May 3, 2002, Dynacare's financial advisor discussed with LabCorp's executives matters regarding LabCorp's financial results and prospects. As a result of these negotiations and discussions, the parties reached agreement on the material terms of the merger agreement subject to board approval and completion of the transaction agreements.

    On May 6, 2002, Mr. Biskup advised Mr. Brock of the status of the transaction, including the need for Dynacare board approval prior to execution of the merger agreement and announcement of the transaction. Also on that date, the LabCorp board of directors held a meeting at which it unanimously approved the proposed terms of the arrangement.

    On May 7, 2002, the special committee met with its legal advisors and UBS Warburg. At that meeting, the special committee was advised by its legal advisors with respect to the role of the special committee, the duties of the special committee members and the legal responsibilities of the special committee. The members of the special committee considered UBS Warburg's other investment banking relationships with Dynacare and sought and received advice from their legal advisors regarding these relationships. UBS Warburg then reviewed with the special committee the financial aspects of the proposed arrangement, including its financial analysis of the consideration payable in the arrangement. The members of the special committee, its legal advisors and UBS Warburg then engaged in a discussion concerning the timing of the transaction, the consideration to be received by Dynacare securityholders and the potential synergies to result from the arrangement. The members of the special committee then requested that UBS Warburg provide certain additional information at the next meeting of the special committee. The special committee then continued its meeting without UBS Warburg to discuss its requirements for further information.

    Later on May 7, 2002, the special committee met again with its legal advisors and UBS Warburg to further discuss the proposed arrangement. At this meeting, UBS Warburg indicated to the special committee that it would be prepared, subject to review of final transaction documents and assuming no developments that could materially impact its financial analysis, to render an opinion as to the fairness, from a financial point of view, of the consideration to be received in the arrangement. The special committee then held a discussion with a senior executive of Dynacare regarding management's perspective of the arrangement and the history of the negotiations. After further discussion, the special committee unanimously determined to recommend that the Dynacare board of directors approve the arrangement with LabCorp.

    On May 8, 2002, the special committee met again with its legal advisors. The special committee further discussed the terms of the arrangement and, after additional consideration of the terms of the merger agreement and the arrangement, unanimously confirmed its determination to recommend that the Dynacare board of directors approve the merger agreement and to recommend that Dynacare securityholders vote for the arrangement.

    On May 8, 2002, the Dynacare board of directors held a special teleconference meeting that was attended by senior executives of Dynacare and Dynacare's legal and financial advisors. At this meeting, the Dynacare board of directors and Dynacare's legal and financial advisors engaged in a discussion concerning the timing of the transaction, the consideration to be received by Dynacare securityholders and the potential synergies to result from the arrangement. The Dynacare board of directors then received a detailed report from Mr. Brock, chairman of the special committee, that included a review of the deliberations of the special committee. Also at this meeting, UBS Warburg delivered to the special committee its oral opinion, which opinion was confirmed by delivery of a written opinion dated May 8, 2002, to the effect that, as of that date and based on and subject to the matters stated in its opinion, the consideration to be received in the arrangement by the holders of Dynacare common shares (other than those holders who have entered into stockholder agreements and their respective affiliates) was fair, from a financial point of view, to such holders. The special committee then presented to the Dynacare board of directors its unanimous recommendation that the Dynacare board of directors approve the transaction. After additional discussion, the Dynacare board of directors then unanimously determined that the merger agreement and the arrangement are fair to, and in the best interests of, Dynacare's securityholders, approved and adopted the merger agreement and the arrangement, and recommended that Dynacare's securityholders approve and adopt the arrangement.

    Later that day, Dynacare, LabCorp and LabCorp's acquisition subsidiary executed definitive transaction agreements and certain stockholders of Dynacare executed and delivered to LabCorp written stockholder agreements in which they agreed to vote for the arrangement and granted LabCorp options to purchase their Dynacare common shares and options under certain circumstances.

    On May 9, 2002, Dynacare and LabCorp issued a joint press release announcing the arrangement and the execution of the merger agreement.

RECOMMENDATION OF THE SPECIAL COMMITTEE

    The special committee has unanimously determined that the arrangement is fair to the Dynacare securityholders and in the best interests of Dynacare and has unanimously recommended that the board of directors approve the arrangement.

    In making its recommendation, the special committee considered a number of factors including:

    - the fact that the consideration to be received in connection with the arrangement on the day before the special committee made its recommendation represented a premium of approximately 34% over the average closing price of the Dynacare common shares reported on the Nasdaq National Market for the 20 trading day period ending on that day;

    - the view of Dynacare's management as to (1) the prospects for other potential acquirors having an interest in acquiring all or part of Dynacare and (2) the absence of other attractive strategic alternatives that would provide value to Dynacare securityholders superior to the arrangement;

    - information concerning the business, operations, property, assets, financial condition, operating results and prospects of Dynacare and LabCorp;

    - the results of the due diligence review conducted by Dynacare's management and legal advisors on LabCorp's business and operations;

    - the special committee's belief that the combined company will have better access to capital markets than Dynacare on a stand-alone basis and therefore should be better able to take advantage of long-term growth opportunities in the clinical laboratory industry;

    - the special committee's belief that the combined company should be in a position to derive significant cost savings from the arrangement due to reductions in overhead expenses and other operating efficiencies;

    - the current industry, economic and market conditions and trends and the special committee's informed expectations of future trends and prospects for the clinical laboratory business in North America;

    - the historical market prices of and trading information on Dynacare common shares and LabCorp common stock;

    - the opinion, dated May 8, 2002, of UBS Warburg to the special committee as to the fairness, from a financial point of view as of the date of the opinion, of the consideration to be received in the arrangement by the holders of Dynacare common shares (other than those holders who have entered into stockholder agreements and their respective affiliates);

    - the support of the arrangement by Dynacare's management;

    - the support of the arrangement by Dynacare securityholders holding approximately 50% of the total outstanding Dynacare common shares and options, each of whom would enter into a stockholder agreement;

    - the terms and conditions of the merger agreement, including the right of the Dynacare board of directors, prior to the special meeting, to enter into discussions and negotiations and provide information to any person in response to a bona fide written proposal from such person provided certain conditions are met;

    - the circumstances in which the merger agreement may be terminated, the amount of the termination fee and expense reimbursement and the circumstances in which such fee and expenses would be payable to LabCorp;

    - the fact that the arrangement must be approved by not less than 66 2/3% of the votes cast at the special meeting by Dynacare securityholders and must also be approved by the Superior Court of Justice (Ontario), which will consider, among other things, the fairness of the arrangement to Dynacare securityholders;

    - the fact that holders of Dynacare common shares will have dissent rights; and

    - the likelihood of receiving regulatory approvals for the arrangement.

    The discussion in this section about the information and factors considered by the special committee is not intended to be exhaustive but Dynacare believes it includes all material factors considered by the special committee. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the special committee, the special committee did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the special committee did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including thorough discussions with Dynacare management and legal and financial advisors. In considering the factors described above, individual members of the special committee may have given different weight to different factors. The special committee considered all these factors as a whole and believed the factors supported its decision to recommend that the Dynacare board of directors approve the arrangement.

RECOMMENDATION OF THE DYNACARE BOARD OF DIRECTORS

    The Dynacare board of directors has unanimously determined that the arrangement contemplated by the merger agreement is fair to the Dynacare securityholders and in the best interests of Dynacare and has unanimously approved the arrangement. The Dynacare board of directors recommends that Dynacare securityholders vote FOR the arrangement and that Dynacare shareholders vote FOR the continuance.

    In making its recommendation, the Dynacare board of directors considered a number of factors including:

    - the unanimous recommendation of the special committee;

    - the fact that the consideration to be received in connection with the arrangement on the day before the Dynacare board of directors made its recommendation represented a premium of approximately 34% over the average closing price of the Dynacare common shares reported on the Nasdaq National Market for the 20 trading day period ending on that day;

    - the view of Dynacare's management as to (1) the prospects for other potential acquirors having an interest in acquiring all or part of Dynacare and (2) the absence of other attractive strategic alternatives that would provide value to Dynacare securityholders superior to the arrangement;

    - information concerning the business, operations, property, assets, financial condition, operating results and prospects of Dynacare and LabCorp;

    - the results of the due diligence review conducted by Dynacare's management and legal advisors on LabCorp's business and operations;

    - the Dynacare board's belief that the combined company will be able to compete more effectively and have better access to capital markets than Dynacare on a stand-alone basis and therefore should be better able to take advantage of long-term growth opportunities in the clinical laboratory industry;

    - the Dynacare board's belief that the combined company should be in a position to derive significant cost savings from the arrangement due to reductions in overhead expenses and other operating efficiencies;

    - the current industry, economic and market conditions and trends and the Dynacare board's informed expectations of future trends and prospects for the clinical laboratory business in North America;

    - the historical market prices of and trading information on Dynacare common shares and LabCorp common stock;

    - the opinion, dated May 8, 2002, of UBS Warburg to the special committee as to the fairness, from a financial point of view as of the date of the opinion, of the consideration to be received in the arrangement by the holders of Dynacare common shares (other than those holders who have entered into stockholder agreements and their respective affiliates);

    - the support of the arrangement by Dynacare's management;

    - the support of the arrangement by Dynacare securityholders holding approximately 50% of the total outstanding Dynacare common shares and options, each of whom would enter into stockholder agreements;

    - the terms and conditions of the merger agreement, including the right of the Dynacare board of directors, prior to the special meeting, to enter into discussions and negotiations and provide information to any person in response to a bona fide written proposal from such person provided certain conditions are met;

    - the circumstances in which the merger agreement may be terminated, the amount of the termination fee and expense reimbursement and the circumstances in which such fee and expenses would be payable to LabCorp;

    - the fact that the arrangement must be approved by not less than 66 2/3% of the votes cast at the special meeting by Dynacare securityholders and must also be approved by the Superior Court of Justice (Ontario), which will consider, among other things, the fairness of the arrangement to Dynacare securityholders;

    - the fact that holders of Dynacare common shares will have dissent rights; and

    - the likelihood of receiving regulatory approvals for the arrangement.

    The discussion in this section about the information and factors considered by the Dynacare board of directors is not intended to be exhaustive but Dynacare believes it includes all material factors considered by the Dynacare board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Dynacare board of directors, the Dynacare board of directors did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including thorough discussions with Dynacare management and legal and financial advisors. In considering the factors described above, individual members of the Dynacare board of directors may have given different weight to different factors. The Dynacare board of directors considered all these factors as a whole and believed the factors supported its decision to approve the arrangement.

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
OPINION OF FINANCIAL ADVISOR

    On May 8, 2002, UBS Warburg delivered to the special committee of the Dynacare board of directors an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to assumptions made, procedures followed, matters considered and limitations described in the opinion, the consideration to be received in the arrangement by the holders of Dynacare common shares (other than those holders who have entered into stockholder agreements and their respective affiliates) was fair, from a financial point of view, to such holders.

    The full text of UBS Warburg's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Appendix G and is incorporated into this proxy statement by reference. UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED IN THE ARRANGEMENT BY HOLDERS OF DYNACARE COMMON SHARES (OTHER THAN THOSE WHO HAVE ENTERED INTO STOCKHOLDER AGREEMENTS AND THEIR RESPECTIVE AFFILIATES), DOES NOT ADDRESS ANY OTHER ASPECT OF THE ARRANGEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SECURITYHOLDER AS TO HOW SUCH SECURITYHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED ARRANGEMENT. HOLDERS OF DYNACARE COMMON SHARES ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

    In arriving at its opinion, UBS Warburg:

    - reviewed current and historical market prices and trading volumes of Dynacare common shares and LabCorp common stock;

    - reviewed publicly available business and financial information relating to Dynacare and LabCorp;

    - reviewed internal financial information and other data relating to the businesses and financial prospects of Dynacare and LabCorp, including financial forecasts and estimates prepared by the managements of Dynacare and LabCorp, that were provided to or discussed with UBS Warburg by the managements of Dynacare and LabCorp and were not publicly available;

    - conducted discussions with members of the senior managements of Dynacare and LabCorp;

    - reviewed publicly available financial and stock market data with respect to companies in lines of businesses which UBS Warburg believed to be generally comparable to those of Dynacare and LabCorp;

    - compared the financial terms of the arrangement with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant;

    - considered the pro forma effects of the arrangement on the financial statements of LabCorp;

    - reviewed the merger agreement; and

    - considered other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

    In connection with its review, with Dynacare's consent, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with Dynacare's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at Dynacare's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Dynacare or LabCorp, and was not furnished with any evaluation or appraisal. With respect to the internal financial forecasts, estimates and pro forma effects that it reviewed relating to Dynacare and LabCorp, including adjustments to reflect U.S. generally accepted accounting principles, UBS Warburg assumed, at Dynacare's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Dynacare and LabCorp as to the future financial performance of Dynacare and LabCorp. UBS Warburg's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and information made available to UBS Warburg as of, the date of its opinion.

    At Dynacare's direction, UBS Warburg did not solicit third party indications of interest in the possible acquisition of all or a part of Dynacare. UBS Warburg's opinion did not address the relative merits of the arrangement as compared to other business strategies or transactions that might be available with respect to Dynacare or Dynacare's underlying business decision to effect the arrangement. UBS Warburg was not asked to, and did not, offer any opinion as to the terms of, or obligations under, the merger agreement or related documents, or the form of the arrangement or related transactions. UBS Warburg expressed no opinion as to what the value of LabCorp common stock actually will be when issued in the arrangement or the prices at which LabCorp common stock will trade at any time. UBS Warburg assumed, with Dynacare's consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the arrangement would be obtained without any material adverse effect on Dynacare or LabCorp or the contemplated benefits to Dynacare of the arrangement. UBS Warburg also assumed, with Dynacare's consent, that each of Dynacare, LabCorp and LabCorp's acquisition subsidiary would comply with all material covenants and agreements contained in, and other material terms of, the merger agreement and that the arrangement would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement. Except as described above, Dynacare imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

    In connection with rendering its opinion to the special committee of the Dynacare board of directors, UBS Warburg performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected public companies and the analysis of selected precedent transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Dynacare, LabCorp or the arrangement. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

    UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

    The estimates of the future performance of Dynacare and LabCorp provided by the managements of Dynacare and LabCorp or derived from public sources in or underlying UBS Warburg's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of

Dynacare and LabCorp. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

    The consideration provided for in the arrangement was determined through negotiation between Dynacare and LabCorp and the decision to enter into the arrangement was solely that of the Dynacare board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the arrangement and should not be viewed as determinative of the views of the special committee, the Dynacare board of directors or Dynacare's management with respect to the arrangement or the consideration provided for in the arrangement.

    The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with the special committee of the Dynacare board of directors in connection with its opinion dated May 8, 2002. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES. Estimated financial data for Dynacare utilized in UBS Warburg's financial analyses were calculated in accordance with Canadian GAAP because Dynacare's financial statements and historical financial information have been prepared in accordance with Canadian GAAP. For those analyses in which the operational metrics reviewed were significantly impacted by the distinction between Canadian and U.S. GAAP conventions, UBS Warburg utilized estimated financial data for Dynacare calculated in accordance with both Canadian and U.S. GAAP. UBS Warburg's financial analyses were based upon the exchange ratio provided for in the arrangement of 0.1164x, before giving effect to LabCorp's two-for-one stock split which occurred on May 10, 2002.

    ANALYSIS OF SELECTED PUBLIC COMPANIES

    DYNACARE. UBS Warburg compared selected financial information and operating statistics for Dynacare with corresponding financial information and operating statistics of the following seven selected publicly-held companies in the laboratory services industry:

    - AmeriPath, Inc.

    - DIANON Systems, Inc.

    - IMPATH Inc.

    - LabCorp

    - Quest Diagnostics Incorporated

    - Specialty Laboratories, Inc.

    - Unilab Corporation

    UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, less cash and cash equivalents, as multiples of latest 12 months revenue, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. UBS Warburg also reviewed equity values as a multiple of latest
12 months earnings per share, commonly referred to as EPS, and calendar years 2002 and 2003 estimated EPS. UBS Warburg compared the multiples derived from the selected companies with corresponding multiples for Dynacare based on the closing price of Dynacare common shares on May 7, 2002 and implied in the arrangement based on the cash consideration and, in the case of the stock portion of the consideration, the exchange ratio and the closing price of Dynacare common shares on May 7, 2002.

Multiples for the selected companies were based on closing stock prices on May 7, 2002, except in the case of the multiples for Unilab Corporation which were based on a closing stock price on April 1, 2002 (the date prior to public announcement of Quest Diagnostics Incorporated's proposed acquisition of Unilab Corporation). Estimated financial data for the selected companies were based on public filings and research analysts' estimates, except in the case of LabCorp which were based on internal estimates of LabCorp's management. Estimated financial data for Dynacare were based on internal estimates of Dynacare's management and calculated in accordance with both Canadian GAAP and U.S. GAAP. This analysis indicated the following implied high, mean, median and low enterprise and equity value multiples for the selected companies, as compared to the multiples implied for Dynacare:

                                                                                                         IMPLIED MULTIPLES
                                                                                   IMPLIED MULTIPLES            FOR
                                                                                          FOR             DYNACARE BASED
                                                                                    DYNACARE BASED              ON
                                                                                        ON PER             CLOSING STOCK
                                            IMPLIED MULTIPLES OF SELECTED                SHARE            PRICE ON MAY 7,
                                                      COMPANIES                      CONSIDERATION             2002
                                      -----------------------------------------   -------------------   -------------------
ENTERPRISE VALUES                                                                 CANADIAN     U.S.     CANADIAN     U.S.
AS MULTIPLES OF:                        HIGH       MEAN      MEDIAN      LOW        GAAP       GAAP       GAAP       GAAP
-----------------                     --------   --------   --------   --------   --------   --------   --------   --------
Revenue
  Latest 12 months..................    5.51x      2.83x      2.78x      0.78x      1.63x      2.35x      1.32x      1.89x
EBITDA
  Latest 12 months..................   29.2       14.1       13.4        5.3       12.4       14.0       10.0       11.3
EBIT
  Latest 12 months..................   35.8       18.4       16.6        7.7       18.2       18.4       14.7       14.8

EQUITY VALUES
AS MULTIPLE OF:
------------------------------------
EPS
  Latest 12 months..................   48.9x      31.1x      35.0x      15.2x      31.2x      31.2x      23.2x      23.2x
  Estimated calendar year 2002......   35.7       24.8       24.9       15.9       28.1       28.1       20.8       20.8
  Estimated calendar year 2003......   27.7       19.9       20.2       12.9       23.6       23.6       17.5       17.5

    LABCORP. UBS Warburg also compared selected financial information and operating statistics for LabCorp with corresponding financial information and operating statistics of the following seven selected publicly held companies in the laboratory services industry:

    - AmeriPath, Inc.

    - DIANON Systems, Inc.

    - Dynacare

    - IMPATH Inc.

    - Quest Diagnostics Incorporated

    - Specialty Laboratories, Inc.

    - Unilab Corporation

    UBS Warburg reviewed enterprise values as multiples of latest 12 months revenue, EBITDA and EBIT. UBS Warburg also reviewed equity values as a multiple of latest 12 months EPS and calendar years 2002 and 2003 estimated EPS. UBS Warburg compared the multiples derived from the selected companies, including multiples for Dynacare calculated in accordance with both Canadian GAAP and U.S. GAAP, with corresponding multiples for LabCorp based on the closing price of LabCorp common stock on May 7, 2002. Multiples for the selected companies also were based on closing stock prices on May 7, 2002, except in the case of Unilab Corporation which was based on a closing stock price on

April 1, 2002 (the date prior to public announcement of Quest Diagnostics Incorporated's proposed acquisition of Unilab Corporation). Estimated financial data for the selected companies were based on public filings and research analysts' estimates, except in the case of Dynacare which were based on internal estimates of Dynacare's management. Estimated financial data for LabCorp were based on internal estimates of LabCorp's management. This analysis indicated the following implied high, mean, median and low enterprise and equity value multiples for the selected companies, as compared to the multiples implied for
LabCorp:

                                                                                        IMPLIED MULTIPLES FOR LABCORP
                                                IMPLIED MULTIPLES FOR SELECTED         BASED ON CLOSING STOCK PRICE ON
                                                           COMPANIES                             MAY 7, 2002
ENTERPRISE VALUES                          -----------------------------------------   -------------------------------
AS MULTIPLES OF:                             HIGH       MEAN      MEDIAN      LOW
-----------------                          --------   --------   --------   --------
Revenue
  Latest 12 months.......................    5.51x      2.46x      2.29x      0.78x                 3.34x
EBITDA
  Latest 12 months.......................   29.2       13.1       10.6        5.3                  15.2
EBIT
  Latest 12 months.......................   35.8       17.4       14.7        7.7                  19.1

EQUITY VALUES
AS MULTIPLES OF:
-----------------------------------------

EPS
  Latest 12 months.......................   48.9x      28.6x      23.2x      15.2x                 35.0x
  Estimated calendar year 2002...........   35.7       23.8       22.7       15.9                  24.9
  Estimated calendar year 2003...........   27.7       19.2       18.8       12.9                  20.7

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    UBS Warburg reviewed the implied transaction and equity values in the following 16 selected mergers and acquisitions transactions in the laboratory services industry:

ACQUIROR                                                          TARGET
---------------------------------------------  ---------------------------------------------
Quest Diagnostics Incorporated                 Unilab Corporation
Quest Diagnostics Incorporated                 American Medical Laboratories, Incorporated
DIANON Systems, Inc.                           UroCor, Inc.
LabCorp                                        Viro-Med Laboratories, Inc.
LabCorp                                        Path Lab Holdings, Inc.
Specialty Laboratories, Inc.                   BBI Clinical Laboratories, Inc. (certain
                                               clinical laboratory assets and liabilities)
Quest Diagnostics Incorporated                 Clinical Laboratories of Colorado, LLC
AmeriPath, Inc.                                Pathology Consultants of America, Inc.
LabCorp                                        National Genetics Institute, Inc.
LabCorp                                        Pathology Medical Laboratories (laboratory
                                               testing business)
LabCorp                                        Bio-Diagnostic Laboratories (certain clinical
                                               testing assets)
LabCorp                                        POISONLAB, Inc.
Kelso Investment Associates VI L.P.            Unilab Corporation
DIANON Systems, Inc.                           Kyto Meridian Diagnostics, LLC
Unilab Corporation                             Physicians Clinical Laboratory, Inc.
Quest Diagnostics Incorporated                 Smithkline Beecham plc (US and non-US
                                               clinical laboratories testing business)

    UBS Warburg reviewed transaction values as multiples of latest 12 months revenue, EBITDA and EBIT and equity values as a multiple of latest 12 months net income, except in the case of Quest Diagnostics Incorporated's proposed acquisition of American Medical Laboratories, Incorporated, for which UBS Warburg reviewed transaction value as multiples of latest nine months ended September 30, 2001 revenue, EBITDA and EBIT on an annualized basis and equity value as a multiple of latest nine months ended September 30, 2001 net income on an annualized basis. UBS Warburg compared the implied multiples derived from the selected transactions with corresponding multiples implied in the arrangement, calculated in accordance with both Canadian GAAP and U.S. GAAP, based on the cash consideration and, in the case of the stock portion of the consideration, the exchange ratio and the closing price of Dynacare common shares on May 7, 2002. Multiples for the selected transactions were based on publicly available information. This analysis indicated the following implied high, mean, median and low transaction and equity value multiples for the selected transactions, as compared to the multiples implied in the arrangement:

                                                                                                  IMPLIED MULTIPLES
                                                         IMPLIED MULTIPLES IN THE SELECTED             IN THE
                                                                   TRANSACTIONS                      ARRANGEMENT
                                                     -----------------------------------------   -------------------
TRANSACTION VALUES                                                                               CANADIAN     U.S.
AS MULTIPLES OF:                                       HIGH       MEAN      MEDIAN      LOW        GAAP       GAAP
------------------                                   --------   --------   --------   --------   --------   --------
Latest 12 months
  Revenue..........................................    2.92x      1.58x      1.57x      0.70x      1.63x      2.35x
  EBITDA...........................................   18.5       10.8        9.4        7.4       12.4       14.0
  EBIT.............................................   27.2       16.9       15.4        9.5       18.2       18.4

EQUITY VALUES
AS MULTIPLE OF:
---------------------------------------------------
Latest 12 months
  Net Income.......................................   49.0x      34.1x      43.7x      10.2x      31.2x      31.2x

    PREMIUMS PAID ANALYSIS

    UBS Warburg reviewed the premiums paid in the three selected mergers and acquisitions transactions in the laboratory services industry referred to above under "Analysis of Selected Precedent Transactions" for which information was publicly available involving publicly held target companies:

                  ACQUIROR                                        TARGET
---------------------------------------------  ---------------------------------------------
Quest Diagnostics Incorporated                 Unilab Corporation
DIANON Systems, Inc.                           UroCor, Inc.
Kelso Investment Associates VI L.P.            Unilab Corporation

    UBS Warburg reviewed the purchase prices paid in the selected transactions relative to the target company's closing stock prices one day, one week, one month and three months prior to public announcement of the transaction. UBS Warburg also reviewed the purchase prices paid in the selected transactions relative to the target company's average closing stock prices one week, one month and three months prior to public announcement of the transaction. In addition, UBS Warburg reviewed the median premiums paid in selected transactions in the U.S. healthcare industry announced between January 1, 1999 and May 7, 2002 with enterprise values ranging from $500 million to $1,000 million. UBS Warburg then compared the premiums implied in the selected transactions over these specified periods with the premiums implied in the arrangement based on the cash consideration and, in the case of the stock portion of the consideration, the exchange ratio and the closing prices of Dynacare common shares one day, one week, one month and three months prior to May 7, 2002. Financial statistics that were not available have been designated below as "n/a." This analysis indicated the following implied high, mean, median and low premiums in the selected transactions, as compared to the premiums implied in the arrangement:

                                                                               MEDIAN PERCENTAGE     PREMIUM IMPLIED
                                                                              PREMIUM PAID IN U.S.       IN THE
                                           PERCENTAGE PREMIUM PAID            HEALTHCARE INDUSTRY      ARRANGEMENT
                                  -----------------------------------------   --------------------   ---------------
SPECIFIED PERIOD                    HIGH       MEAN      MEDIAN      LOW                               MAY 7, 2002
----------------                  --------   --------   --------   --------                          ---------------
One day prior...................    20.0%       7.3%       6.0%      (4.1)%           26.8%                34.9%
One week prior..................    15.6%       8.8%      10.2%       0.7 %           30.6%                37.8%
One month prior.................    39.7%      22.0%      25.3%       0.9 %           46.4%                45.8%
Three months prior..............   128.3%      73.3%      81.9%       9.7 %            n/a                 61.8%

                                                                               MEDIAN PERCENTAGE     PREMIUM IMPLIED
                                        PERCENTAGE PREMIUM PAID BASED         PREMIUM PAID IN U.S.       IN THE
                                       ON AVERAGE CLOSING STOCK PRICE         HEALTHCARE INDUSTRY      ARRANGEMENT
                                  -----------------------------------------   --------------------   ---------------
SPECIFIED PERIOD                    HIGH       MEAN      MEDIAN      LOW                               MAY 7, 2002
----------------                  --------   --------   --------   --------                          ---------------
One week prior..................    16.7%       7.8%       9.0%      (2.4)%            n/a                 36.4%
One month prior.................    22.4%      13.8%      18.0%       1.1 %            n/a                 36.4%
Three months prior..............    59.0%      33.8%      22.7%      19.7 %            n/a                 44.6%

    DISCOUNTED CASH FLOW ANALYSES

    DYNACARE. UBS Warburg performed a discounted cash flow analysis of Dynacare to calculate the present value of the estimated unlevered, after-tax free cash flows that Dynacare could generate over calendar years 2002 through 2006 based on internal estimates of Dynacare's management and calculated in accordance with Canadian GAAP. UBS Warburg calculated a range of estimated terminal enterprise values for Dynacare by applying terminal value EBITDA multiples ranging from 10.5x to 12.5x to Dynacare's estimated calendar year 2006 EBITDA. The cash flows and terminal values then were discounted to present value using discount rates ranging from 12.0% to 14.0%. This analysis indicated an implied equity reference range for Dynacare of approximately $18.99 to $26.26 per share, as compared to the per share consideration in the arrangement of approximately $23.27 based on the cash consideration and, in the case of the stock portion of the consideration, the exchange ratio and the closing price of Dynacare common shares on May 7, 2002.

    LABCORP. UBS Warburg also performed a discounted cash flow analysis of LabCorp to calculate the present value of the estimated unlevered, after-tax free cash flows that LabCorp could generate over calendar years 2002 through 2006 based on internal estimates of LabCorp's management. UBS Warburg calculated a range of estimated terminal enterprise values for LabCorp by applying terminal value EBITDA multiples ranging from 10.5x to 12.5x to LabCorp's estimated calendar year 2006 EBITDA. The cash flows and terminal values then were discounted to present value using discount rates ranging from 12.0% to 14.0%. This analysis indicated an implied equity reference range for LabCorp of approximately $97.87 to $123.39 per share, as compared to the closing price of LabCorp common stock on May 7, 2002 of $101.11 per share.

    ACCRETION/DILUTION ANALYSIS

    UBS Warburg analyzed the potential pro forma financial effect of the arrangement on LabCorp's estimated EPS for calendar years 2002 through 2005, without taking into account potential cost savings or other synergies and excluding one-time charges, based on internal estimates of the managements of Dynacare and LabCorp. Based on the consideration provided for in the arrangement, this analysis indicated that the arrangement could be dilutive to LabCorp's estimated EPS in calendar year 2002, neutral to LabCorp's estimated EPS in calendar year 2003 and accretive to LabCorp's estimated EPS in calendar years 2004 and 2005. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS

    In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

    - the historical price performance and trading volumes for Dynacare common shares and LabCorp common stock;

    - the relationship between movements in Dynacare common shares, movements in LabCorp common stock, movements in a composite index comprised of selected laboratory services companies and movements in the Standard and Poor's 500 Index; and

    - selected published equity research analysts' reports for LabCorp.

    MISCELLANEOUS

    In its engagement letter with UBS Warburg, Dynacare has agreed to pay
UBS Warburg upon completion of the arrangement an aggregate fee for its financial advisory services based upon a percentage of the aggregate transaction value, including liabilities assumed, of the arrangement. Dynacare currently estimates that this fee will be approximately $6.7 million. Dynacare also has agreed to reimburse UBS Warburg for its expenses, including fees and disbursements of counsel, and to indemnify UBS Warburg and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

    Dynacare selected UBS Warburg as its exclusive financial advisor in connection with the arrangement because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions and is familiar with Dynacare and its business. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

    UBS Warburg and its affiliates in the past have provided investment banking and financial advisory services to Dynacare and LabCorp, and currently are providing services to LabCorp, unrelated to the proposed arrangement, for which services UBS Warburg and its affiliates have received and expect to receive compensation. In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of Dynacare and LabCorp for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

REGULATORY MATTERS

    Neither LabCorp nor Dynacare is aware of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the effective time of the arrangement, except as described below.

    HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (UNITED STATES)

    Under the Hart-Scott-Rodino Act and related rules, the arrangement may not be consummated prior to the expiration or termination of the applicable HSR Act waiting period. On or prior to May 20, 2002, LabCorp and Dynacare each filed a notification and report form with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and requested early termination of the waiting period. The waiting period expired on June 19, 2002. Notwithstanding the expiration of the waiting period, at any time before or after the effective time of the arrangement, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws of the United States, including seeking to prevent the arrangement, to rescind the arrangement or to require divestiture of assets. There can be no assurance that a challenge to the arrangement on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

    INVESTMENT CANADA ACT

    Under the Investment Canada Act, certain transactions involving the acquisition of control of a Canadian business by a non-Canadian that exceed the prescribed monetary threshold are subject to review and cannot be implemented unless the Minister responsible for the Investment Canada Act is satisfied that the acquisition is likely to be of net benefit to Canada. Where a transaction is subject to the review requirement, an application for review must be filed with the Investment Review Division of Industry Canada prior to the implementation of such transaction. The Minister of Industry is then required to determine whether the transaction is likely to be of net benefit to Canada.

    The prescribed factors of assessment to be considered by the responsible Minister include, among other things, the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment, resource processing, utilization of Canadian products and services and exports), the degree and significance of participation by Canadians in the acquired business, the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada, the effect of the investment on competition within any industry in Canada, the compatibility of the investment with national industrial, economic and cultural policies (taking into consideration corresponding provincial policies) and the contribution of the investment to Canada's ability to compete in world markets.

    The Investment Canada Act contemplates an initial review period of 45 days after filing. However, if the responsible Minister has not completed the review by that date, the responsible Minister may unilaterally extend the review period by up to 30 days (or such longer period as may be agreed to by the applicant) to permit completion of the review. In determining whether a transaction is of net benefit to Canada, the responsible Minister can take into account, among other things, the previously noted factors specified in the Investment Canada Act, as well as any written undertakings that may be given by the applicant. If a transaction is determined not to be of net benefit to Canada, it may not be implemented.

    As the acquisition of control of Dynacare contemplated by the arrangement exceeds the monetary threshold and is a reviewable transaction, LabCorp has filed an application for review under the Investment Canada Act on May 29, 2002.

COURT APPROVAL OF THE ARRANGEMENT

    The arrangement requires approval by the Superior Court of Justice (Ontario) under Section 182 of the Business Corporations Act (Ontario). On June 21, 2002, Dynacare obtained an interim order providing for the calling and holding of the special meeting and other procedural matters. A copy of the interim order is attached as Appendix A to this proxy statement.

    The hearing in respect of a final order will be held after approval of the arrangement by the Dynacare securityholders. In accordance with the interim order, if the Court adjourns the hearing to a later date, notice of the later date will be given to those who have filed and delivered an appearance in accordance with the interim order. All Dynacare securityholders have the right to attend the hearing. Any Dynacare securityholder who wishes to appear or be represented and to present evidence or arguments may do so, if the securityholder serves and files an appearance as set out in the notice of application for final order and satisfy any other requirements of the court. A copy of the notice of application for final order is attached as Appendix B to this proxy statement. The Court will consider, among other things, the fairness and reasonableness of the arrangement. The Court may approve the arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

    The final order will constitute the basis for an exemption from the registration requirements of the Securities Act regarding the LabCorp common stock to be issued to Dynacare securityholders pursuant to the arrangement. In the request for the interim order, the Court was informed of this effect of the final order.

    Assuming the final order is granted and the other conditions in the merger agreement are satisfied or waived, the articles of arrangement for Dynacare will be filed with the Director under the Business Corporations Act (Ontario) to give effect to the arrangement and the various other documents necessary to consummate the arrangement will be executed and delivered. The arrangement will become effective when the Director issues a certificate of arrangement.

PROCEDURE FOR EXCHANGE OF SHARE CERTIFICATES AND OPTIONS BY DYNACARE
  SECURITYHOLDERS

    Promptly following completion of the arrangement, LabCorp will mail to the registered Dynacare shareholders (other than dissenting Dynacare shareholders) a letter of transmittal. The letter of transmittal, when properly completed and duly executed and returned together with a certificate or certificates representing Dynacare common shares and all other required documents, will enable each Dynacare shareholder (other than dissenting Dynacare shareholders and LabCorp and its affiliates) to obtain cash and a certificate representing LabCorp common stock, together with a cash payment, if any, in lieu of fractional shares, which such holder is entitled to receive in connection with the arrangement.

    Promptly following completion of the arrangement, LabCorp will deliver to Dynacare optionholders the applicable consideration in connection with the arrangement. Dynacare optionholders will not need to take any further action in order to receive their consideration.

    On and after the effective time of the arrangement, all certificates that represented Dynacare common shares immediately prior to the effective time of the arrangement will cease to represent any rights with respect to Dynacare common shares and will only represent the right to receive the exchange consideration to be received in connection with the arrangement, together with the amount of cash, if any, payable in lieu of fractional shares. No dividends or other distributions, if any, in respect of LabCorp common stock, declared after the effective time of the arrangement and payable to holders of record after the effective time, will be paid to the holders of any unsurrendered certificates formerly representing Dynacare common shares until the certificates representing Dynacare common shares are surrendered and delivered as provided in the plan of arrangement. Subject to applicable law and the terms of the plan of arrangement, after a former Dynacare shareholder of record surrenders the certificates representing Dynacare common shares, that holder will be entitled to receive any such dividends or distributions declared after the effective time of the arrangement and prior to the exchange of the certificates representing Dynacare common shares, without interest, which will have become payable with respect to the number of shares of LabCorp common stock to which the holder is entitled.

    Any cash consideration and all certificates representing LabCorp common stock that remain undistributed to the Dynacare securityholders after six years have elapsed following the effective date of the arrangement will be deemed surrendered to LabCorp by the depositary appointed under the arrangement for no consideration and such Dynacare securityholders shall have no further claim or interest as a Dynacare securityholder or creditor of LabCorp.

    Any use of mail to transmit certificate(s) for Dynacare common shares and the related letter of transmittal is at the risk of the holder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

    A check in the amount payable to a former Dynacare shareholder and certificates representing the appropriate number of shares of LabCorp common stock issuable to a former Dynacare shareholder who has complied with the procedures set out in this section "Procedure for Exchange of Share Certificates and Options by Dynacare Securityholders," together with a check in the amount, if any, payable in lieu of fractional shares of LabCorp common stock will, as soon as practicable after the

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effective date of the arrangement, (1) be forwarded to the holder at the address specified in the letter of transmittal by insured first class mail or (2) be made available at the offices of the depositary for pick up by the holder as requested by the holder in the letter of transmittal.

    Where a certificate for Dynacare common shares has been destroyed, lost or stolen, the registered holder of that certificate should immediately contact the depositary regarding the issuance of a replacement certificate upon the holder satisfying the requirements of Dynacare relating to replacement certificates. The depositary will require written notice of the lost certificate.

STOCK EXCHANGE LISTINGS

    DYNACARE COMMON SHARES

    The Dynacare common shares will be delisted from the Nasdaq National Market and The Toronto Stock Exchange on or after the effective date of the arrangement.

    LABCORP COMMON STOCK

    The LabCorp common stock is traded on the New York Stock Exchange. It is a condition to the completion of the arrangement that LabCorp common stock to be issued pursuant to the arrangement be approved for listing on the NYSE. LabCorp will apply to the NYSE for this approval. Listing will be subject to LabCorp fulfilling all of the listing requirements of the NYSE.

ELIGIBILITY FOR INVESTMENT IN CANADA

    LabCorp common stock will be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (each as defined under the Income Tax Act (Canada)) provided such shares are listed on the New York Stock Exchange or another prescribed stock exchange. LabCorp common stock will be foreign property under the Income Tax Act (Canada) for trusts governed by such plans or for certain other persons to whom
Part XI of the Income Tax Act (Canada) is applicable.

RESALE OF LABCORP COMMON STOCK RECEIVED IN THE ARRANGEMENT

    UNITED STATES

    The issuance of LabCorp common stock and the replacement options to Dynacare securityholders pursuant to the arrangement will not be registered under the Securities Act. Such securities will instead be issued by LabCorp in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act.
Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities from the registration and other provisions of the Securities Act where the terms and conditions of the issuance and exchange of the securities have been approved by a court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Superior Court of Justice (Ontario) will conduct a hearing to determine the fairness of the terms and conditions of the arrangement, including the proposed issuance of LabCorp common stock and replacement options in exchange for the outstanding Dynacare common shares and stock options. The Court entered the interim order on June 21, 2002 and, subject to the approval of the arrangement by the Dynacare securityholders, a hearing on the fairness of the arrangement will be held by the Court on July 25, 2002. All Dynacare securityholders have the right to attend the hearing by following the procedures described in the interim order and the notice of application for final order, which are attached to this proxy statement as Appendix A and Appendix B, respectively. The issuance of the final order is a

                                       46
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condition to both Dynacare's and LabCorp's obligations to complete the arrangement. For more information on the final order see "Court Approval of the Arrangement" on page 44.

    LabCorp common stock received by Dynacare securityholders in the arrangement will be freely transferable, except that common stock received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act) of Dynacare or LabCorp prior to the arrangement may be resold by them only in accordance with Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Dynacare or LabCorp generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include officers, directors and principal stockholders.

    Affiliates may not sell LabCorp common stock acquired in connection with the arrangement, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the effective date of the arrangement an affiliate (together with certain related persons) would be entitled to sell common stock acquired in connection with the arrangement only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding common stock of LabCorp or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to affiliates if LabCorp remained current with its informational filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." One year after the effective date of the arrangement, an affiliate would be able to sell such common stock without such manner of sale or volume limitations provided that LabCorp was current with its Exchange Act informational filings and such affiliate was not then an affiliate of LabCorp. Two years after the effective date of the arrangement, an affiliate would be able to sell such common stock without any restrictions so long as such affiliate had not been an affiliate of LabCorp for at least three months prior thereto.

    Each affiliate (as such term is used in Rule 145 under the Securities Act) of Dynacare has executed and delivered to LabCorp an affiliate's letter. Each affiliate's letter provides that the affiliate of Dynacare will not sell, transfer or otherwise dispose of the LabCorp common stock issued to it in connection with the arrangement or pursuant to replacement options unless:

    - such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 (d) promulgated under the Securities Act;

    - an authorized representative of the SEC takes a position in writing reasonably acceptable to LabCorp to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position is delivered to LabCorp;

    - the affiliate of Dynacare delivers to LabCorp a written opinion of counsel, reasonably acceptable to LabCorp in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act; or

    - such sale, transfer or disposition occurs after the earlier of (1) the first anniversary of the effective date of the arrangement, provided that, at the time of such sale, transfer or other disposition, the affiliate of Dynacare is not an affiliate of LabCorp or (2) the date on which the restrictions upon sale, transfer or disposition under Rule 145 are eliminated pursuant to action of the SEC.

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    LabCorp has agreed to file with the SEC a registration statement on
Form S-8 (or other applicable form) in order to register under the Securities Act the issuance of LabCorp common stock from time to time after the effective time of the arrangement upon the exercise of replacement options.

    CANADA

    Resale of LabCorp common stock to be issued to Dynacare securityholders in the arrangement will not be subject to any restrictions provided that on the effective date of the arrangement, after giving effect to the arrangement, residents of Canada do not own directly or indirectly more than 10% of LabCorp common stock and do not represent in number more than 10% of the total number of owners directly or indirectly of LabCorp common stock and the trade is made through an exchange (including the New York Stock Exchange) or a market outside of Canada or to a person outside of Canada. In the merger agreement, LabCorp has represented and warranted that LabCorp common stock issued in the arrangement will not be subject to any restrictions on transfer or resale under Ontario securities legislation, regulations, rules or orders or applicable policy statements of or any exempting orders issued by the Ontario Securities Commission.

ACCOUNTING TREATMENT

    LabCorp will account for the arrangement using the purchase method of accounting for financial reporting purposes under U.S. GAAP. Under this method of accounting, LabCorp will allocate the cost of acquiring Dynacare to the assets acquired and liabilities assumed, based upon the fair value of the assets acquired and liabilities assumed at the date of acquisition.

EXPENSES

    The combined estimated fees, costs and expenses of LabCorp and Dynacare in connection with the arrangement including, without limitation, financial advisors' fees, filing fees, legal and accounting fees and printing and mailing costs are anticipated to be approximately $20.4 million.

                                       48
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                THE MERGER AGREEMENT AND THE PLAN OF ARRANGEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE PRE-MERGER AGREEMENT AMONG DYNACARE, LABCORP AND LABCORP'S ACQUISITION SUBSIDIARY, WHICH WE REFER TO AS THE "MERGER AGREEMENT," AND THE RELATED PLAN OF ARRANGEMENT, WHICH WE REFER TO AS THE "PLAN OF ARRANGEMENT." THIS SUMMARY IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE MERGER AGREEMENT AND THE PLAN OF ARRANGEMENT, WHICH ARE ATTACHED TO THIS PROXY STATEMENT AS APPENDIX E AND APPENDIX F, RESPECTIVELY. WE URGE YOU TO READ THE MERGER AGREEMENT AND THE PLAN OF ARRANGEMENT IN THEIR ENTIRETY.

GENERAL

    By entering into the merger agreement, Dynacare, LabCorp and LabCorp's acquisition subsidiary have agreed to an arrangement pursuant to which each Dynacare shareholder (other than shareholders that properly exercise dissent rights and LabCorp and its affiliates) will receive in exchange for each Dynacare common share held:

       - $11.50 in cash; and

       - 0.2328 shares of LabCorp common stock.

    After completion of the arrangement, Dynacare will become an indirect, wholly-owned subsidiary of LabCorp.

    Dynacare optionholders who hold vested options will receive for each option the same consideration as a Dynacare shareholder less an amount equal to the exercise price of the option and any withholding taxes required to be withheld. Non-vested Dynacare options will be converted into options to purchase LabCorp common stock based on a formula discussed in detail below.

FRACTIONAL SHARES

    No fractional shares of LabCorp common stock will be issued in exchange for Dynacare common shares. Instead of any fractional shares of LabCorp common stock, each Dynacare shareholder or optionholder otherwise entitled to a fractional share will receive a cash payment equal to the product of (1) that fractional interest times (2) the average of the LabCorp common stock closing prices on the NYSE for the 20 consecutive trading days ending on the business day immediately preceding the effective date of the arrangement.

DYNACARE STOCK OPTIONS

    VESTED STOCK OPTIONS

    Upon completion of the arrangement, LabCorp will pay to each holder of vested Dynacare options for each Dynacare common share that he or she is entitled to purchase on exercise of the options, each component of the consideration to be received by Dynacare shareholders in connection with the arrangement less an amount of cash equal to (1) the exercise price of such options (if in Canadian dollars, converted into its U.S. dollar equivalent based on the noon spot rate on the business day immediately prior to the effective time of the arrangement) and (2) any amounts required to be withheld for payment of applicable withholding taxes. This amount will be deducted from the cash portion of the consideration. However, if the cash portion is insufficient the excess amount will be deducted from the stock portion of the consideration by reducing the amount of LabCorp common stock delivered to such holder, the value of which will be determined by using the closing price of LabCorp common stock on the day prior to the effective time of the arrangement.

    NON-VESTED STOCK OPTIONS

    Upon completion of the arrangement, LabCorp will assume each non-vested Dynacare option and each of these options will be converted into an option to purchase a number of shares of LabCorp common stock equal to the sum of:

       - 0.2328 times the number of Dynacare common shares subject to the non-vested Dynacare option, plus

       - the quotient of (1) $11.50 times the number of Dynacare common shares subject to the non-vested Dynacare option divided by (2) the closing price of LabCorp common stock on the business day immediately preceding the effective date of the arrangement.

    Each replacement option will have an exercise price per share of LabCorp common stock equal to the quotient of:

       - an aggregate amount equal to (1) the number of Dynacare common shares subject to the original non-vested Dynacare option times (2) the original exercise price per Dynacare common share pursuant to such non-vested Dynacare option (which will be, at the option of the holder, either converted into its U.S. dollar equivalent based on the noon spot rate on the business day immediately preceding the effective date of the arrangement or expressed in Canadian dollars), divided by

       - the number of shares of LabCorp common stock subject to the new replacement option.

    Had the arrangement closed on June 18, 2002, a non-vested Dynacare option to purchase 100 Dynacare common shares at Cdn$17.72 per share would have been converted into an option to purchase 47.36 shares of LabCorp common stock at an exercise price equal to, at the option of the holder, either $24.20 or Cdn$37.42 per share.

EFFECTIVE DATE

    We currently expect that the arrangement will become effective as soon as reasonably practicable following receipt of the required Dynacare securityholder approvals, receipt of the required regulatory approvals, satisfaction or waiver of the other conditions of the merger agreement and receipt of the final order. If the arrangement is not effective by October 31, 2002, either Dynacare or LabCorp may terminate the merger agreement.

REPRESENTATIONS AND WARRANTIES

    Dynacare has made certain representations and warranties to LabCorp, including as to:

       - organization and qualification;

       - subsidiaries;

       - certificate of incorporation and by-laws;

       - corporate authority;

       - no conflicts;

       - required filings and consents;

       - capitalization;

       - SEC filings;

       - financial statements;

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
       - information to be supplied;

       - permits and compliance with laws;

       - absence of certain changes or events;

       - litigation;

       - material contracts;

       - employee benefit plans;

       - labor and employment matters;

       - customers;

       - property and leases;

       - intellectual property;

       - taxes;

       - environmental matters;

       - insurance;

       - brokers;

       - board approval;

       - vote required;

       - related party transactions;

       - disclosure;

       - absence of violations; and

       - takeover statutes.

    LabCorp has made certain customary representations and warranties to Dynacare, including as to:

       - corporate organization;

       - certificate of incorporation and by-laws;

       - corporate authority;

       - no conflicts;

       - required filings and consents;

       - capitalization;

       - SEC filings;

       - financial statements;

       - information to be supplied;

       - permits and compliance with laws;

       - absence of certain changes or events;

       - litigation;

       - no vote required;

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
       - operations of LabCorp's acquisition subsidiary;

       - brokers;

       - financing; and

       - ownership of Dynacare common shares.

DYNACARE'S INTERIM OPERATIONS

    Dynacare has agreed, with certain exceptions, that until the effective date of the arrangement:

       - the business of Dynacare and its subsidiaries will be conducted in all material respects only in the ordinary course of business and in a manner consistent with past practice, and

       - Dynacare will maintain its existence and good standing and use its best efforts to preserve substantially intact the business organization of Dynacare and its subsidiaries, to keep available the services of the current officers, employees and consultants of Dynacare and its subsidiaries and to preserve the current relationships of Dynacare and its subsidiaries with customers, suppliers and other persons with which Dynacare or any of its subsidiaries has significant business relations.

    Dynacare has also agreed, except as contemplated by the merger agreement or as may be required by a governmental authority or as may be required in order for Dynacare and LabCorp to comply with applicable laws, that neither it nor its subsidiaries will, prior to the effective date of the arrangement, do any of the following without the prior written consent of LabCorp:

       - amend its charter or by-laws or equivalent organizational documents, except in the case of any subsidiary if the change is in the ordinary course of business and in a manner consistent with past practice and would not reasonably be expected to have a "Dynacare material adverse effect" (as defined below in this section);

       - issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of:

           (1) any shares of any class of capital stock of Dynacare or any of its subsidiaries, or any options, warrants, convertible securities or other rights to acquire any shares of such capital stock, or any other ownership interest, of Dynacare or any of its subsidiaries (except for the issuance of shares of Dynacare common stock issuable pursuant to Dynacare options outstanding as of May 8, 2002), or

           (2) any assets of Dynacare or its subsidiaries, except in the ordinary course of business and in a manner consistent with past practice;

       - waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any stock option plan of Dynacare or authorize cash payments in exchange for any options granted under any of plans;

       - declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, except for dividends payable by any of Dynacare's subsidiaries to Dynacare or to any other subsidiary of Dynacare;

       - reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

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
       - take any of the following actions:

           (1) acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets except in the ordinary course of business and consistent with past practice,

           (2) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice,

           (3) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice,

           (4) other than in the ordinary course of business consistent with past practice, authorize, or make any commitment with respect to capital expenditures which are, in the aggregate, in excess of $1,000,000 per month (and any unused portion of the monthly capital expenditure limit may be rolled forward and used in any subsequent month), or

           (5) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing matters;

       - sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to Dynacare other than in the ordinary course of business and in a manner consistent with past practice;

       - take any of the following actions:

           (1) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of Dynacare or any of its subsidiaries who are not directors or officers of Dynacare or its subsidiaries,

           (2) grant any severance or termination pay to (except as required by Dynacare's severance policy as of May 8, 2002 or any labor or other employment agreement), or enter into any employment or severance agreement with, any director, officer or other employee of Dynacare or its subsidiaries, or

           (3) establish, adopt, enter into or amend (except as required by law or in the ordinary course of business consistent with past practice) any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

       - change in any material respect any of the accounting principles used by it, other than as required by generally accepted accounting principles;

       - make or rescind any material tax election, settle or compromise any material liability for taxes or change or revoke any of its methods of tax accounting, or take any action with respect to the computation of taxes or the preparation of tax returns that is in any material respect inconsistent with past practice;

       - pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $1,000,000 in the aggregate;

       - amend, modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of Dynacare's or its subsidiaries' rights thereunder except in the ordinary course of business consistent with past practice, or enter into any material contract or agreement that would be a restrictive agreement or a related party agreement;

       - except in the ordinary course of business and consistent with past practice:

           (1) grant any license in respect of any material owned intellectual property,

           (2) develop any intellectual property jointly with any third party, or

           (3) disclose any confidential intellectual property or other confidential information of Dynacare or its subsidiaries, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a Dynacare material adverse effect (as defined below in this section);

       - commence or settle any material action; or

       - announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the arrangement.

    The term "Dynacare material adverse effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects:

       - is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Dynacare and its subsidiaries, taken as a whole (such as, for example, the loss of a material license that results in a significant negative impact on Dynacare's reputation, results in its inability to bill Medicare or has other similar consequences), or

       - is or is reasonably likely to prevent or materially delay Dynacare from performing its obligations under the merger agreement;

provided, however, that the definition set forth in the first bullet above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to:

       - changes in general economic conditions in any region in which Dynacare or its subsidiaries operate unless those changes have a materially disproportionate impact on Dynacare and its subsidiaries as compared to other companies in that region,

       - changes in the United States or Canadian financial markets in general,

       - changes in the industry in which Dynacare and its subsidiaries operate unless those changes have a materially disproportionate impact on Dynacare and its subsidiaries as compared to other companies in that industry, or

       - the public announcement of the merger agreement or the transactions contemplated therein.

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LABCORP'S INTERIM OPERATIONS

    LabCorp has agreed, with certain exceptions, that it will not, prior to the effective date of the arrangement, do any of the following without the prior written consent of Dynacare:

       - amend its certificate of incorporation or by-laws in a manner adverse to the Dynacare shareholders as opposed to any other holders of LabCorp common stock;

       - unless proper provision is made to reflect the value thereof in the consideration to be received by Dynacare shareholders and participating optionholders, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of LabCorp to LabCorp or to any other subsidiary of LabCorp; and

       - reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the number of shares of LabCorp common stock payable to the holders of Dynacare common stock pursuant to the arrangement.

COVENANTS REGARDING NO SOLICITATION BY DYNACARE

    Dynacare has agreed that it will (and will cause its subsidiaries and its and their respective officers, directors, employees, subsidiaries, agents, advisors and other representatives to) cease and cause to be terminated any discussions or negotiations with third parties with respect to a "competing transaction" (as defined below in this section).

    Dynacare has also agreed to not, directly or indirectly, (and Dynacare has agreed to instruct its representatives not to, directly or indirectly):

       - solicit, initiate or, except as and only to the extent described below, encourage, or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any competing transaction; or

       - except as and only to the extent described below, enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a competing transaction, agree to or endorse any competing transaction, or authorize or permit any representative of Dynacare or its subsidiaries to take any such action.

    Dynacare has further agreed to not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

    However, Dynacare's board of directors may furnish information to, and enter into discussions with, a person who has made an unsolicited bona fide written proposal or offer regarding a competing transaction (that did not result from a breach of the merger agreement), and with respect to which Dynacare's board of directors has:

       - determined, in its good faith judgment (after consultation with an eligible financial advisor), that such proposal or offer constitutes or is reasonably likely to result in or lead to a "superior proposal" (as defined below in this section);

       - determined, in its good faith judgement after consultation with outside legal counsel, that, in light of such superior proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable law;

       - provided written notice to LabCorp of its intent to furnish information or enter into discussions with such person at least two business days prior to taking any such action; and

       - obtained from such person an executed confidentiality agreement on terms no less favorable to Dynacare than those contained in the confidentiality agreement between Dynacare and LabCorp.

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    The term "competing transaction" means any of the following (other than the arrangement):

       - any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Dynacare or any material subsidiary;

       - any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Dynacare and its subsidiaries, taken as a whole;

       - any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of Dynacare and its subsidiaries, taken as a whole or of 20% or more of the assets of Dynacare and its subsidiaries, taken as a whole; or

       - any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of Dynacare and its subsidiaries, taken as a whole.

    The term "superior proposal" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions:

       - a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving Dynacare pursuant to which the Dynacare shareholders immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction;

       - the sale, lease, exchange, transfer or other disposition of at least 20% of the assets of Dynacare and its subsidiaries, taken as a whole, in a single or related series of transactions; or

       - the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger or comparable transaction involving Dynacare), directly or indirectly, of ownership of at least 20% of the then outstanding Dynacare common shares;

in each case, on terms (including conditions to consummation of the contemplated transaction) that Dynacare's board of directors determines, in its good faith judgment (after consultation with an eligible financial advisor), to be more favorable to Dynacare's shareholders, from a financial point of view, than the arrangement and is reasonably capable of being consummated and which is fully financed or is not contingent on the obtaining of financing.

    Dynacare has also agreed that, Dynacare will advise LabCorp in writing of any request for information or any competing transaction, or any inquiry, discussions or negotiations with respect to any competing transaction and the terms and conditions of such request for information, competing transaction, inquiry, discussions or negotiations promptly following receipt and Dynacare will promptly provide to LabCorp copies of any written materials received by Dynacare in connection with any of the foregoing, and the identity of the person or group making any such request for information, competing transaction or inquiry or with whom any discussions or negotiations may be taking place. Dynacare has also agreed that it will keep LabCorp informed of the status and material details (including amendments or proposed amendments) of any such request for information, competing transaction or inquiry and keep LabCorp informed as to the material details of any information requested of or provided by Dynacare and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, competing transaction or inquiry. Dynacare has agreed that it shall simultaneously provide to LabCorp any non-public information concerning Dynacare that may be provided to any other person or group in connection with any competing transaction which was not previously provided to LabCorp.

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COVENANTS REGARDING THE SPECIAL MEETING

    Dynacare has agreed to cause the special meeting to approve the arrangement to be held as soon as practicable after May 8, 2002. Dynacare agreed that its board of directors will:

       - include in this proxy statement its recommendation in favor of the arrangement; and

       - use its best efforts to obtain the necessary vote in favor of the arrangement by Dynacare shareholders and optionholders, subject, in each case, to the fiduciary duties of Dynacare's board of directors.

    Dynacare has agreed that its board of directors will not withdraw, amend, modify or qualify in a manner adverse to LabCorp its recommendation (or announce its intention to do so), except that, prior to the receipt of Dynacare securityholder approval, Dynacare's board of directors will be permitted to withdraw, amend, modify or materially qualify in a manner adverse to LabCorp its recommendation, following three business days' prior notice to LabCorp, but only if:

       - Dynacare has complied in all respects with the terms of the merger agreement relating to nonsolicitation and the holding of the special meeting and the making of the recommendation; and

       - after receiving advice of its outside legal counsel, Dynacare's board of directors determines in good faith that the arrangement is not in the best interests of the Dynacare shareholders and that, therefore, it is required to withdraw, amend or modify its recommendation in order to satisfy its fiduciary duties to the Dynacare shareholders under applicable law.

    Nothing in the merger agreement prohibits Dynacare's board of directors from complying with Rules 14d-9 or 14e-2(a) of the Exchange Act or similar provisions of Ontario securities laws, or from making any other disclosures required by law.

COVENANTS REGARDING ACCESS TO INFORMATION AND CONFIDENTIALITY

    Dynacare has agreed to (and Dynacare has agreed to cause its subsidiaries to), with certain exceptions, prior to the effective date of the arrangement:

       - provide to LabCorp and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access, at reasonable times during normal business hours upon prior notice, to the officers, employees, agents, properties, offices and other facilities of Dynacare and its subsidiaries and to the books and records thereof; and

       - furnish promptly to LabCorp such information in Dynacare's possession concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Dynacare and its subsidiaries as LabCorp or its representatives may reasonably request.

    All information provided pursuant to this covenant will be kept confidential in accordance with the confidentiality agreement between Dynacare and LabCorp. Any investigation pursuant to this covenant will not affect any representation or warranty of LabCorp or Dynacare or any condition to the obligations of the parties or unreasonably interfere with the conduct of the business of Dynacare.

COVENANTS REGARDING EMPLOYEE BENEFITS MATTERS

    LabCorp has agreed that, from and after the effective time of the arrangement, LabCorp will cause Dynacare and its subsidiaries and their successors and assigns to honor in accordance with their terms all contracts, agreements, arrangements, policies, plans and commitments of Dynacare and its subsidiaries as in effect immediately prior to the effective date that are applicable to any current or former employees or directors of Dynacare or any of its subsidiaries. However, nothing will prohibit LabCorp or Dynacare or any of LabCorp's subsidiaries from amending, modifying or terminating any

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such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms.

    LabCorp has also agreed that employees of Dynacare or its subsidiaries will receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Dynacare or any of its subsidiaries or their successors and assigns after the effective date of the arrangement for service accrued or deemed accrued prior to the effective date of the arrangement with Dynacare or its subsidiaries. However, this crediting of service will not operate to duplicate any benefit or the funding of any such benefit.

    In addition, LabCorp has agreed to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Dynacare or its subsidiaries and has agreed to recognize, for purposes of annual deductible and out-of-pocket expense limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of Dynacare and its subsidiaries in the calendar year in which the effective date of the arrangement occurs.

COVENANTS REGARDING FURTHER ACTION AND REASONABLE EFFORTS

    Dynacare and LabCorp have agreed, upon the terms and subject to the conditions of the merger agreement, to:

       - as promptly as practicable after May 8, 2002 make its respective filings and supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to certain antitrust laws and any other law they agree requires submission with respect to the arrangement; and

       - use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws or otherwise to consummate expeditiously and make effective the arrangement.

    Dynacare has also agreed (and to cause its subsidiaries) to:

       - advise LabCorp as reasonably requested as to the aggregate tally of the proxies and votes received in respect of the special meeting and all matters to be conducted at the special meeting; and

       - provide LabCorp with a copy of any purported exercise of dissent rights and written communications with the Dynacare shareholder purportedly exercising the dissent rights and not to settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the arrangement.

    LabCorp has also agreed that it will not make any filings under the HSR Act in respect of any prospective acquisitions of businesses other than those related to the arrangement for a period ending on the earlier of (1) 60 days from the date it submitted its HSR application for the arrangement (which was May 20, 2002) and (2) the termination of the HSR Act waiting period in respect of the arrangement. However, nothing in the merger agreement will require LabCorp, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by LabCorp, any of its subsidiaries, Dynacare or any of its subsidiaries, or to litigate or formally contest any proceeding relating to any regulatory approval process in connection with the arrangement. For this purpose, any assets or business that represent revenues greater than $10 million per annum or earnings before interest, taxes, depreciation and amortization greater than $4 million per annum will be regarded as material.

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COVENANTS REGARDING STOCK EXCHANGE LISTING

    LabCorp has agreed that it will as promptly as practicable prepare and submit to the New York Stock Exchange a listing application covering the shares of LabCorp common stock to be issued in the arrangement, and that it will use its reasonable efforts to obtain, prior to the effective date of the arrangement, approval for the listing of LabCorp common stock to be issued pursuant to the arrangement, subject to official notice of issuance to the NYSE. Dynacare has agreed to cooperate with LabCorp with respect to such listing.

COVENANTS REGARDING INDEBTEDNESS

    LabCorp has agreed that, from and after the effective date of the arrangement, LabCorp will cause LabCorp's acquisition subsidiary and Dynacare to comply with all of their obligations under the indenture and supplements relating to Dynacare's senior notes.

MUTUAL CONDITIONS TO THE ARRANGEMENT

    The obligations of Dynacare and LabCorp to effect the arrangement are subject to the satisfaction of the following conditions:

       - all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the arrangement or any of the transactions contemplated by the merger agreement illegal or would have a "LabCorp material adverse effect" (as defined on page 60) or a "Dynacare material adverse effect" (as defined on page 54), assuming the arrangement had taken place, shall have been given or shall be in effect;

       - no temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or other governmental or regulatory authority prohibiting or preventing the consummation of the arrangement or any of the transactions contemplated under the merger agreement shall be in effect;

       - the arrangement shall have been approved by Dynacare's securityholders;

       - the LabCorp common stock to be issued in the arrangement shall have been approved for listing on the NYSE; and

       - the Superior Court of Justice (Ontario) shall have issued the final order.

CONDITIONS TO THE OBLIGATIONS OF LABCORP

    The obligations of LabCorp to effect the arrangement are subject to the satisfaction of the following conditions:

       - Dynacare shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in the merger agreement that are required to be performed or complied with by it prior to or at the effective date of the arrangement;

       - Dynacare's representations and warranties in the merger agreement shall be true and correct in all respects as of the effective date of the arrangement with the same effect as though such representations and warranties were made on and as of the effective date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by the merger agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a "Dynacare material adverse effect" (as defined on page 54);

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       - LabCorp shall have received a certificate dated the effective date of the arrangement and signed by the Chairman, President or a Vice-President of Dynacare certifying that the above conditions have been satisfied;

       - Holders of Dynacare common shares representing in excess of 10% of the issued and outstanding Dynacare common shares immediately prior to the effective date of the arrangement shall not have demanded or exercised any applicable rights of dissent; and

       - LabCorp shall have received executed affiliate's letters described under "Resale of LabCorp Common Stock Received in the Arrangement" on page 46 from each director and executive officer of Dynacare and each affiliate's letter shall remain in effect as of the effective date of the arrangement.

CONDITIONS TO THE OBLIGATIONS OF DYNACARE

    The obligations of Dynacare to effect the arrangement are subject to the satisfaction of the following conditions:

       - LabCorp and LabCorp's acquisition subsidiary shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in the merger agreement that are required to be performed or complied with by them prior to or at the effective date of the arrangement;

       - Each of the representations and warranties of LabCorp and LabCorp's acquisition subsidiary in the merger agreement shall be true and correct in all respects as of the effective date of the arrangement with the same effect as though such representations and warranties were made on and as of the effective date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by the merger agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a "LabCorp material adverse effect" (as defined below in this section), provided that certain representation and warranties relating to the validity and free transferability of the shares of LabCorp common stock issued in connection with the arrangement made in the merger agreement shall be true and correct without qualification as to materiality; and

       - Dynacare shall have received a certificate dated the effective date of the arrangement and signed by the Chairman, President or a Vice-President of LabCorp certifying that the above conditions have been satisfied.

    The term "LabCorp material adverse effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects:

       - is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of LabCorp and its subsidiaries, taken as a whole or

       - is or is reasonably likely to, prevent or materially delay LabCorp from performing its obligations under this Agreement;

provided, however, that the definition set forth in the first bullet above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to

       - changes in general economic conditions in any region in which LabCorp and its subsidiaries operate unless those changes have a materially disproportionate impact on LabCorp and its subsidiaries as compared to other companies in that region,

       - changes in the United States or Canadian financial markets in general,

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       - changes in the industry in which LabCorp and its subsidiaries operate unless those changes have a materially disproportionate impact on LabCorp and its subsidiaries, taken as a whole, as compared to other companies in that industry, or

       - the public announcement of the merger agreement or the transactions contemplated therein.

TERMINATION

    BY MUTUAL CONSENT

    Dynacare and LabCorp may terminate the merger agreement and abandon the arrangement by mutual consent at any time prior to the effective date of the arrangement, whether before or after the approval of the arrangement by the Dynacare securityholders.

    BY EITHER DYNACARE OR LABCORP

    Either Dynacare or LabCorp may, by action of its board of directors, terminate the merger agreement and abandon the arrangement at any time prior to the effective date of the arrangement if:

       - the arrangement shall not have been completed by the October 31, 2002, whether such date is before or after the date of approval of the arrangement by the Dynacare securityholders;

       - the approval of the arrangement by the Dynacare securityholders shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or

       - any order permanently restraining, enjoining or otherwise prohibiting consummation of the arrangement shall become final and non-appealable.

    However, the right of any party to terminate the merger agreement as described in the first two bullet points above will not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have caused the occurrence of the failure of the arrangement to be consummated or the Dynacare securityholders approval to be obtained.

    BY DYNACARE

    Dynacare may, by action of its board of directors, terminate the merger agreement and abandon the arrangement at any time prior to the receipt of the approval of the arrangement by the Dynacare securityholders, by action of Dynacare's board of directors:

       - if:

           (1) Dynacare is not in material breach of any of the terms of the merger agreement,

           (2) Dynacare's board of directors authorizes Dynacare, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a "superior proposal" (as defined on page 56) and Dynacare notifies LabCorp in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,

           (3) LabCorp does not make, within three business days of receipt of Dynacare's written notification of its intention to enter into a binding agreement for a superior proposal, an offer that Dynacare's board of directors determines, in good faith after consultation with its outside legal counsel and its financial advisors, is at least as favorable to Dynacare's shareholders as the superior proposal taking into account the

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               financial terms or, if applicable, the strategic benefit and long-term value to Dynacare's shareholders, and

           (4) Dynacare prior to such termination pays to LabCorp in immediately available funds the amounts described under "Effect of Termination" on page 63; or

       - at any time prior to the effective date of the arrangement, if there is a material breach by LabCorp of any representation, warranty, covenant or agreement made by it contained in the merger agreement or if any representation or warranty made by LabCorp shall have become materially untrue, in either case such that the conditions described under the first four bullet points under the heading "Conditions to the Obligations of Dynacare" on page 60 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (provided, that if such inaccuracy in LabCorp's representations and warranties or breach by LabCorp is curable by LabCorp through the exercise of its commercially reasonable efforts, Dynacare may not terminate the merger agreement under this paragraph for 30 days after delivery of written notice from Dynacare to LabCorp of such breach, provided that LabCorp continues to exercise commercially reasonably efforts to cure such breach (it being understood that Dynacare may not terminate the merger agreement pursuant to this paragraph if such breach is cured during such 30-day period)).

    BY LABCORP

    LabCorp may terminate the merger agreement and abandon the arrangement, whether before or after the receipt of the approval of the arrangement by Dynacare securityholders:

       - if Dynacare or Dynacare's board of directors shall have:

           (1) withdrawn, modified or amended in any respect adverse to its recommendation or failed to reconfirm its recommendation within five business days after a written request made in good faith by LabCorp to do so,

           (2) approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, any acquisition proposal from a person other than LabCorp or any of its affiliates,

           (3) in response to the commencement of any tender offer or exchange offer for outstanding Dynacare common shares by a person unaffiliated with LabCorp, not publicly recommended rejection of such tender offer or exchange offer within ten business days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act); or

       - at any time prior to the effective date of the arrangement, if there is a material breach by Dynacare of any representation, warranty, covenant or agreement made by it contained in the merger agreement or if any representation or warranty made by Dynacare shall have become materially untrue, in either case such that the conditions described under the heading "Conditions to the Obligations of LabCorp" on page 59 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially untrue (provided that if such inaccuracy in Dynacare's representations and warranties or breach by Dynacare is curable by Dynacare through the exercise of its commercially reasonable efforts, LabCorp may not terminate the merger agreement under this paragraph for 30 days after delivery of written notice from LabCorp to Dynacare of such breach, provided that Dynacare continues to exercise commercially reasonably efforts to cure such breach (it being understood that LabCorp may not terminate the merger agreement pursuant to this paragraph if such breach is cured during such 30-day period)).

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EFFECT OF TERMINATION

    In the event of termination of the merger agreement by LabCorp or Dynacare, the merger agreement will become void and there will be no liability under the merger agreement on the part of Dynacare, LabCorp, or LabCorp's acquisition subsidiary or their respective officers or directors except as described below. However, the provisions described under this heading and certain confidentiality provisions will survive the termination. In addition, nothing will relieve any party from any liability for any willful or intentional breach of the merger agreement.

    If the merger agreement is terminated (1) by Dynacare in order to accept a "superior proposal" (as defined above on page 56) or (2) by LabCorp because Dynacare took any of the actions described in the first bullet point under "Termination--By LabCorp" on page 62, then Dynacare shall:

       - promptly, but in no event later than the earlier of the date of such termination or date of entrance into an agreement concerning an acquisition proposal or such earlier time as required by the merger agreement, pay to LabCorp a termination fee of $20 million payable by wire transfer of same day funds; and

       - in no event later than two business days after LabCorp shall have requested payment of its charges and expenses incurred in connection with the merger agreement, pay to LabCorp the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

    If the merger agreement is terminated because Dynacare securityholders did not approve the arrangement and at or prior to the time of the special meeting any person other than LabCorp shall have made a public announcement of an acquisition proposal or shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal, and if within 12 months of such termination, Dynacare enters into an agreement with such person concerning a transaction that constitutes an acquisition proposal, Dynacare shall:

       - at the time of entering into such agreement, pay to LabCorp a termination fee of $20 million payable by wire transfer of same day funds; and

       - in no event later than two business days after LabCorp shall have requested payment of its charges and expenses incurred in connection with the arrangements contemplated by the merger agreement, pay to LabCorp the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

AMENDMENT

    Prior to the effective date of the arrangement, any provision of the merger agreement may be amended, modified or waived by Dynacare and LabCorp, by action taken by or authorized by their respective boards of directors, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Dynacare and LabCorp or, in the case of a waiver, by the party against whom the waiver is to be effective. However, approval by Dynacare of any amendment or waiver to the merger agreement after the purchase by LabCorp or LabCorp's acquisition subsidiary of any Dynacare common shares pursuant to the arrangement shall be subject to the plan of arrangement. In addition, after the approval of the plan of arrangement by the Dynacare securityholders, no such amendment shall be made except as allowed under applicable law.

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                             STOCKHOLDER AGREEMENTS

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF EACH OF THE SEPARATE STOCKHOLDER AGREEMENTS BETWEEN LABCORP AND EACH OF THE FOLLOWING STOCKHOLDERS AND OPTIONHOLDERS OF DYNACARE: ALBERT LATNER, EPLCO HOLDINGS LTD., 857501 ONTARIO LIMITED, SDLCO HOLDINGS LTD., MELCO HOLDINGS CORP., EPLCO REALTY
GROUP LTD., JILCO HOLDINGS LTD., JOSHUA LATNER, ARFALL HOLDINGS SPRL., ASTEROID HOLDINGS SPRL., DITLENT HOLDINGS SPRL., MOOSTER HOLDINGS SPRL., KAKAO HOLDINGS SPRL., GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P., GTCR ASSOCIATES V, HARVEY SHAPIRO, OSAMA SHERIF, ZBIG BISKUP AND MICHAEL LATNER. WE REFER TO THESE AGREEMENTS AS THE "STOCKHOLDER AGREEMENTS" AND THESE PERSONS AS "STOCKHOLDERS." THIS SUMMARY IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE STOCKHOLDER AGREEMENTS, THE FORMS OF WHICH ARE ATTACHED TO THIS PROXY STATEMENT AS APPENDIX H-1 AND H-2. WE URGE YOU TO READ EACH OF THE STOCKHOLDER AGREEMENTS IN ITS ENTIRETY.

GENERAL

    As a condition and inducement to LabCorp entering into the merger agreement, each of the Dynacare shareholders and optionholders identified above entered into a stockholder agreement at the time the merger agreement was executed. These stockholders own an aggregate of 10,778,083 Dynacare common shares and options, which represent approximately 50% of the total outstanding Dynacare common shares and options as of June 18, 2002.

GRANT OF OPTION TO LABCORP

    Pursuant to the stockholder agreements, each stockholder granted to LabCorp an irrevocable option to purchase all, but not less than all, of such stockholder's Dynacare common shares and stock options if an event occurs that would allow LabCorp to require Dynacare to pay LabCorp the termination fee described under the heading "The Merger Agreement and the Plan of Arrangement-- Effect of Termination" on page 63. Each option terminates upon the earlier of
(1) the effective time of the arrangement and (2) 30 days following the termination of the merger agreement.

    The exercise price of each option per Dynacare common share and stock option is an amount in cash equal to the sum of:

       - the product of (1) 0.2328 multiplied by (2) the average closing price of LabCorp common stock for the 20 trading days preceding the date such irrevocable option is exercised; plus

       - $11.50.

    If an option is exercised to purchase stock options, the exercise price will be reduced by the exercise price of such stock options.

    If LabCorp exercises the option under any stockholder agreement, LabCorp must exercise all of the irrevocable options under all of the stockholder agreements. Each stockholder's obligation to sell, and LabCorp's right to purchase, the Dynacare common shares and stock options pursuant to the stockholder agreements are subject to certain conditions, including, among other things, regulatory approvals, receipt of all required governmental consents and no preliminary or permanent injunction restraining such sale being in effect.

STOCKHOLDER COVENANTS

    Each stockholder has generally agreed that:

       - the stockholder will vote (or cause to be voted) his, her or its Dynacare common shares and stock options in favor of the arrangement;

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       - if LabCorp so requests:

           (1) not later than five days prior to the date of the special meeting, the stockholder shall deliver or cause to be delivered to Dynacare duly executed proxies in favor of LabCorp voting in favor of the arrangement, and

           (2) such proxies will not be revoked,

       provided, however, that if a waiting period under the pre-merger filing requirements of any jurisdiction applies to the grant of the proxies so requested, the stockholder shall not deliver or grant such proxies until any applicable waiting periods shall have expired or terminated;

       - the stockholder will not exercise any dissent rights relating to the arrangement;

       - at any meeting of the Dynacare securityholders or in any other circumstances upon which the stockholder's vote, consent or other approval is sought, the stockholder shall vote (or cause to be voted) the stockholder's Dynacare common shares and stock options against:

           (1) any acquisition proposal or transaction or occurrence that if proposed and offered to Dynacare or its stockholders (or any of them) would constitute an acquisition proposal, and

           (2) any amendment of Dynacare's articles of incorporation or by-laws, which amendment would in any manner impede, frustrate, prevent or nullify the arrangement, the merger agreement or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of Dynacare;

       - other than pursuant to the stockholder agreement, the stockholder will not (1) sell, transfer, pledge, assign or otherwise dispose of (including by gift), or (2) enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the transfer of such stockholder's Dynacare common shares and stock options to any person or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such stockholder's Dynacare common shares and stock options, and agrees not to commit or agree to take any of the foregoing actions. However the stockholder may transfer the stockholder's Dynacare common shares and stock options to one or more parties affiliated with the stockholder if:

           (1) prior to such transfer the stockholder causes the transferee to execute and deliver to LabCorp a stockholder agreement substantially identical to the stockholder agreement and providing for an identical grant of an option to purchase the Dynacare common shares and stock options and other substantive provisions provided in the stockholder agreements, and being reasonably satisfactory to LabCorp, and

           (2) the transfer to the transferee and the issuance of LabCorp common stock to such transferee can be effected without the consent or approval of any third party;

       - the stockholder shall not, nor shall the stockholder permit any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of such stockholder to:

           (1) directly or indirectly solicit, initiate or knowingly encourage the submission of, any acquisition proposal or

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           (2) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

       - the stockholder shall promptly notify LabCorp in writing of any contact, inquiry, submission, proposal or offer of which the stockholder becomes aware for an acquisition proposal and of any request in connection with such a proposal for non-public information relating to Dynacare or any of its material subsidiaries and any of the relevant details relating to such a proposal (including the identity of the prospective party and the proposed terms and conditions) known at that time; and

       - the stockholder shall use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with LabCorp in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the arrangement and the other transactions contemplated by the merger agreement.

PROVISIONS APPLICABLE TO CERTAIN STOCKHOLDERS

    Under their respective stockholder agreements, if each of Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V reasonably believes that Dynacare is or may become a "controlled foreign corporation" within the meaning of the U.S. Internal Revenue Code, it may transfer a number of its Dynacare common shares to its general and limited partners equal to (but not in excess of) the number of Dynacare common shares that shall (1) cause Dynacare to cease to be or not become a "controlled foreign corporation" or (2) otherwise minimize any tax cost attributable to certain provisions of the U.S. Internal Revenue Code with respect to the stockholder and its direct and indirect partners. This number of Dynacare common shares shall be determined in the reasonable discretion of such stockholder after consultation with its tax counsel. If it does transfer such Dynacare common shares, that stockholder will use reasonable best efforts to cause the transferee to enter into a substantially identical stockholder agreement.

                                THE CONTINUANCE

    Dynacare, which is currently governed by the Business Corporations Act (Ontario), intends as soon as practicable following the effective time of the arrangement to file articles of continuance so that Dynacare will be governed by the Companies Act (Nova Scotia) and not the Business Corporations Act (Ontario). The continuance will assist LabCorp in completing an internal corporate reorganization to take effect following the arrangement. Accordingly, Dynacare shareholders are being asked to pass the continuance resolution authorizing the continuance of Dynacare under the provisions of the Companies Act (Nova Scotia).

    A copy of the resolution authorizing the continuance is attached as Appendix D to this proxy statement.

                       MARKET PRICES OF AND DIVIDENDS ON
                LABCORP COMMON STOCK AND DYNACARE COMMON SHARES

    LabCorp common stock is traded on the New York Stock Exchange. Dynacare common shares are traded on The Toronto Stock Exchange and the Nasdaq National Market. The following table sets forth, for the calendar periods indicated, the high and low closing sales prices of the Dynacare common shares as reported on the TSX, expressed in Canadian dollars, and as reported on the Nasdaq expressed in U.S. dollars, and the high and low closing sales prices for LabCorp common stock as reported on the NYSE, expressed in U.S. dollars. All prices for LabCorp common stock have been adjusted to reflect a one-for-ten, a two-for-one and a further two-for-one stock split effected on May 4, 2000, June 12, 2001 and May 10, 2002, respectively.

PERIOD:
-------                                                                                               LABCORP
                                                             DYNACARE COMMON SHARES                COMMON STOCK
                                                    -----------------------------------------   -------------------
                                                            TSX                 NASDAQ                 NYSE
                                                      HIGH       LOW        HIGH       LOW        HIGH       LOW
                                                    --------   --------   --------   --------   --------   --------
                                                          (CDN$)                 (US$)                 (US$)
2000
First Quarter.....................................       --         --         --         --      11.72       7.81
Second Quarter....................................       --         --         --         --      20.25       9.84
Third Quarter.....................................       --         --         --         --      33.13      19.06
Fourth Quarter....................................    17.00      14.45      10.88       9.12      45.75      27.06

2001
First Quarter.....................................    16.50       8.00      10.62       4.00      43.75      24.88
Second Quarter....................................    17.75       6.25      11.25       4.00      41.25      28.23
Third Quarter.....................................    22.00      15.25      13.85       9.30      45.68      33.42
Fourth Quarter....................................    27.36      17.90      17.30      10.75      45.00      36.50

2002
First Quarter.....................................    28.22      23.05      18.24      14.00      49.12      38.15
Second Quarter (through June 18, 2002)............    36.04      22.50      23.22      15.13      51.98      46.45

    On May 8, 2002, the last full trading day prior to the public announcement of the arrangement, the closing sale price per share of LabCorp common stock, as reported on the NYSE, was $50.26 (adjusted for the two-for-one stock split on May 10, 2002), and the closing sale price per Dynacare common share as reported on the TSX was Cdn$28.72 and as reported on Nasdaq was $18.23.

    On June 18, 2002, the closing sale price per share of LabCorp common stock as reported on the NYSE was $47.80, and the closing sale price per Dynacare common share as reported on the TSX was Cdn$34.39 and as reported on Nasdaq was $22.30. Because the market price of LabCorp common stock is subject to fluctuation due to numerous market forces, the market value of LabCorp common stock that Dynacare securityholders will receive pursuant to the arrangement may increase or decrease prior to the effective date of the arrangement. Dynacare securityholders are urged to obtain current market quotations for Dynacare common shares and LabCorp common stock. Historical market prices are not indicative of future market prices.

    Neither LabCorp nor Dynacare has paid any cash dividends on LabCorp common stock or the Dynacare common shares, respectively, in the past five years. Determination to pay future dividends on LabCorp common stock and the amount thereof will be made by the LabCorp board of directors and will depend on LabCorp's future earnings, capital requirements, financial condition and other relevant factors. It is currently LabCorp's policy not to pay dividends on LabCorp common stock in order to increase its flexibility with respect to its acquisition strategy. In addition, LabCorp's senior credit facilities place certain limits on the payment of dividends.

                   INFORMATION CONCERNING THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

    THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OUR MANAGEMENT FOR USE AT THE SPECIAL MEETING. AT THE SPECIAL MEETING, DYNACARE SECURITYHOLDERS WILL CONSIDER AND VOTE UPON THE ARRANGEMENT AND DYNACARE SHAREHOLDERS WILL CONSIDER AND VOTE UPON THE CONTINUANCE.

    Our board of directors has unanimously determined that the arrangement is fair to Dynacare securityholders and in the best interests of Dynacare and unanimously recommends that Dynacare securityholders vote to approve the arrangement and that Dynacare shareholders vote to approve the continuance. See "The Arrangement--Recommendation of the Dynacare Board of Directors" on page 34 for further information.

DATE, TIME AND PLACE OF SPECIAL MEETING

    The special meeting will be held on July 24, 2002, at the Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas U.S.A. 75001 at 10:00 a.m., Central Time.

SOLICITATION AND APPOINTMENT OF PROXIES

    Our management is soliciting proxies for use at the special meeting and has designated the individuals listed on the enclosed proxy form as persons whom you may appoint as proxies.

    The persons named in the enclosed proxy form (a blue proxy form for use by Dynacare shareholders or a yellow proxy form for use by Dynacare optionholders) are directors or officers of Dynacare. If you wish to appoint some other person to represent you at the special meeting you may do so by crossing out the names on the proxy form and inserting the name of the person proposed in the blank space provided in the proxy form or by completing another acceptable form of proxy. Such other person need not be a Dynacare securityholder. Dynacare securityholders that are not individuals must have the proxy form executed by a duly authorized officer or properly appointed attorney.

    To be valid, proxy forms must be signed, dated and either deposited with the Corporate Secretary of Dynacare, c/o CIBC Mellon Trust Company, who we refer to as the "depository," at 200 Queens Quay East, Toronto, Ontario, Canada, M5A4K9 (Attention: Proxy Department) or sent by fax to (416) 368-2502 (Attention: Proxy Department) no later than 5:00 p.m., Eastern Time, on the business day preceding the special meeting, including any adjournments or postponements thereof. Proxy forms may also be deposited with the scrutineer of the special meeting, to the attention of the chair of the special meeting, immediately prior to the commencement of the special meeting, including any adjournments or postponements thereof. An undated but executed proxy form will be deemed to be dated the date of this proxy statement.

    It is expected that we will solicit proxies primarily by mail but proxies may also be solicited by telephone, facsimile, e-mail or in person by employees or agents of Dynacare. No additional compensation will be paid to these individuals for any such services. Some of these individuals may have interests in the arrangement that are different from, or in addition to, the interests of Dynacare securityholders generally. In addition, LabCorp will assist with the solicitation of proxies as requested by Dynacare.

    Dynacare and LabCorp will each bear its own expenses in connection with the solicitation of proxies for the special meeting and the preparation of this proxy statement.

    Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

VOTING OF PROXIES

    We are providing two types of proxy forms for use at the special meeting:
(1) a blue proxy form for use by Dynacare shareholders and (2) a yellow proxy form for use by Dynacare optionholders. Dynacare shareholders are entitled to vote on the arrangement and the continuance. Dynacare optionholders are entitled to vote on the arrangement. The persons designated in the enclosed proxy form will vote the securities as specified by you on a properly completed proxy form. IN THE ABSENCE OF SUCH DIRECTION, THE DYNACARE COMMON SHARES AND OPTIONS WILL BE VOTED BY SUCH PERSONS FOR THE ARRANGEMENT AND THE DYNACARE COMMON SHARES WILL BE VOTED BY SUCH PERSONS FOR THE CONTINUANCE.

RECORD DATE, DYNACARE SECURITYHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

    Each Dynacare securityholder of record at the close of business on the record date, June 18, 2002, is entitled to receive notice of the special meeting and will be entitled to one vote on the arrangement for each Dynacare common share and option held and one vote on the continuance for each Dynacare common share held. However, to the extent that you have transferred any Dynacare common shares after the record date and the transferee of such shares establishes ownership of them and makes a written demand, not later than the close of business, ten business days preceding the special meeting or, if the special meeting is adjourned or postponed, ten days before any adjournment or postponement thereof, to be included in the list of Dynacare shareholders entitled to vote at the special meeting, the transferee will be entitled to vote such shares.

    The presence in person or represented by proxy of Dynacare shareholders representing not less than one-third of the aggregate number of outstanding Dynacare common shares and who are entitled to attend and vote at the special meeting is necessary to constitute a quorum at the special meeting.

    Approval of the arrangement requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders and optionholders, voting together as a single class. Approval of the continuance requires the affirmative vote of not less than 66 2/3% of the votes validly cast at the special meeting by Dynacare shareholders. For these purposes, any spoiled votes, illegible votes, defective votes and abstentions will not be considered votes cast.

    As at June 18, 2002, there were 19,366,568 Dynacare common shares and options to acquire 2,268,280 Dynacare common shares outstanding. Dynacare securityholders holding 10,778,083 common shares and options, which represent approximately 50% of the total outstanding Dynacare common shares and options as of June 18, 2002, have entered into stockholder agreements with LabCorp that provide that they will vote their Dynacare common shares and options in favor of the arrangement.

    Dynacare shareholders will be entitled to one vote for each Dynacare common share held and Dynacare optionholders will be entitled to one vote for each Dynacare common share underlying each option held.

    Dynacare has appointed CIBC Mellon Trust Company to function as the scrutineer of the special meeting. The scrutineer will ascertain whether a quorum is present, tabulate votes and determine the voting results on all matters presented to Dynacare securityholders at the special meeting. If a quorum is not obtained, the special meeting may be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent special meeting.

    If you submit a proxy that indicates an abstention from voting in all matters, your shares will be counted as present for the purpose of determining the existence of a quorum at the special meeting, but they will not be voted on any matter at the applicable special meeting and therefore will not effect the outcome of the vote on the arrangement or the continuance. In addition, the failure of a Dynacare securityholder to return a proxy will have the effect of reducing the number of votes cast at the special meeting thereby also reducing the number of votes needed to approve the arrangement and the continuance. The failure to return a proxy may also contribute to a failure to obtain a quorum at the special meeting.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of the arrangement and the continuance at the special meeting is not considered a routine matter. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. At the special meeting, broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for the purpose of determining the number of votes cast on a matter. Accordingly, a broker non-vote will have no effect on the outcome of the vote on the arrangement or the continuance. However, you are urged to return the enclosed proxy form marked to indicate your vote if you wish your vote to be recorded.

NON-REGISTERED HOLDERS

    Only registered holders of Dynacare common shares and options or the persons they appoint as their proxyholders are permitted to vote at the special meeting. However, in many cases, your Dynacare common shares may be registered either:

       - in the name of an intermediary such as a bank, trust company, security dealer or broker; or

       - in the name of a clearing agency of which the intermediary is a participant.

    We are distributing copies of the proxy statement to clearing agencies and intermediaries for further distribution to non-registered holders. Intermediaries are required to forward the proxy statement to non-registered holders unless a non-registered holder has waived the right to receive it. It is possible that intermediaries will use service companies to forward the proxy statement to non-registered holders. Generally, non-registered holders who have not waived the right to receive the proxy statement will either:

       - be given a proxy form which has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the non-registered holder but which is otherwise uncompleted; or

       - more typically, be given a voting instruction form which must be completed, signed and returned to the intermediary.

    The purpose of these procedures is to permit non-registered holders to direct the voting of the Dynacare common shares they beneficially own. Should a non-registered holder who receives either a proxy form or a voting instruction form from its intermediary wish to attend and vote at the special meeting in person (or have another person attend and vote on behalf of the non-registered holder), the non-registered holder should strike out the names of the persons named in the proxy and insert the non-registered holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the instructions on the form. NON-REGISTERED HOLDERS OF DYNACARE COMMON SHARES SHOULD CAREFULLY FOLLOW THE INSTRUCTIONS OF THEIR INTERMEDIARIES AND THEIR SERVICE COMPANIES TO ENSURE THAT THEIR SHARES ARE VOTED.

REVOCATION OF PROXIES

    You may revoke a proxy by:

       - completing and signing a proxy form bearing a later date and depositing it with the depositary as described above;

       - depositing a written instrument executed by you or your attorney authorized in writing (1) at the registered office of Dynacare at any time up to and including the last business day before the day of the special meeting, or any adjournment or postponement of the special meeting, at which the proxy is to be used or (2) with the scrutineers of the special meeting, to the attention of the chair of the special meeting, prior to the commencement of the special meeting on the day of the special meeting, or any adjournment or postponement thereof; or

       - in any other manner permitted by law.

    If you are a non-registered holder you may revoke a voting instruction form or a waiver of the right to receive the proxy statement and a vote given to an intermediary, at any time, by giving written notice to the intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or a waiver of the right to receive the proxy statement and to vote that is not received by the intermediary at least seven days prior to the special meeting.

DISSENTERS' RIGHTS

    Registered holders of Dynacare common shares who oppose the arrangement or the continuance are entitled to dissent in accordance with the dissent procedures described under the heading "Dissenting Shareholder Rights" on page 101. Dynacare optionholders are not entitled to dissent rights. Any Dynacare optionholder wishing to dissent from the arrangement must first exercise options to become a Dynacare shareholder.

OTHER BUSINESS

    Our management does not intend to present and does not have any reason to believe that others will present, at the special meeting, any item of business other than those set forth in this proxy statement. However, if any other business is properly presented at the special meeting and may properly be considered and acted upon, proxies will (absent contrary instructions) be voted by those named in the applicable form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified in the accompanying notice of special meeting.

                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

    The historical financial statements of, and the summaries of historical financial information concerning, Dynacare contained or incorporated by reference in this proxy statement are reported in U.S. dollars and have been prepared in accordance with Canadian GAAP.

    The historical financial statements of, and the summaries of historical financial information concerning, LabCorp contained in this proxy statement or in the appendices accompanying this proxy statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

                          CANADIAN/U.S. EXCHANGE RATES

    In this proxy statement, dollar amounts are expressed in U.S. dollars (US$) unless otherwise indicated.

    The following table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the Federal Reserve Bank of New York Noon Spot Rate:

                        U.S. DOLLARS TO CANADIAN DOLLARS

                                                                                  THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                           ----------------------------------------------------   -------------------
                             1997       1998       1999       2000       2001       2001       2002
                           --------   --------   --------   --------   --------   --------   --------
High.....................   1.4398     1.5770     1.5302     1.5600     1.6023     1.5784     1.6128
Low......................   1.3357     1.4075     1.4440     1.4350     1.4933     1.4933     1.5767
Average..................   1.3849     1.4836     1.4858     1.4855     1.5487     1.5285     1.6946
Period End...............   1.4288     1.5375     1.4440     1.4995     1.5925     1.5784     1.5958

    On May 8, 2002, the last trading day prior to the announcement of the arrangement, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the Federal Reserve Bank of New York Noon Spot Rate was $1.5708.

    The following table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the Federal Reserve Bank of New York Noon Spot Rate:

                        CANADIAN DOLLARS TO U.S. DOLLARS

                                                                                  THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                       MARCH 31,
                           ----------------------------------------------------   -------------------
                             1997       1998       1999       2000       2001       2001       2002
                           --------   --------   --------   --------   --------   --------   --------
High.....................   0.7487     0.7105     0.6925     0.6969     0.6697     0.6697     0.6342
Low......................   0.6945     0.6341     0.6535     0.6410     0.6241     0.6336     0.6200
Average*.................   0.7221     0.6740     0.6730     0.6732     0.6457     0.6542     0.6271
Period End...............   0.6999     0.6504     0.6925     0.6669     0.6279     0.6336     0.6266

    On May 8, 2002, the last trading day prior to the announcement of the arrangement, the exchange rate for the Canadian dollar expressed in U.S. dollars was $0.6366, based on the Federal Reserve Bank of New York Noon Spot Rate.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated condensed financial statements have been prepared to illustrate the effects of the arrangement on the historical statements of operations and financial position of LabCorp and Dynacare. The historical financial statements of LabCorp and Dynacare, as well as the unaudited pro forma consolidated condensed financial statements, have been prepared using U.S. GAAP. For purposes of these unaudited pro forma consolidated condensed financial statements, we have assumed that (1) all vested Dynacare options are exercised, (2) approximately $230 million of cash (net of proceeds of approximately $12.6 million from the exercise of vested Dynacare options) is paid to Dynacare shareholders in the arrangement and (3) the remaining portion of the purchase price is paid through the issuance of approximately 4.9 million shares of LabCorp common stock (valued at approximately $251 million, or $51.12 per share, based on the average closing stock price of LabCorp shares for the two trading days before and after May 8, 2002, the date the merger agreement was signed, as adjusted for a two-for-one stock split of LabCorp common stock, which occurred on May 10, 2002).

    The unaudited pro forma consolidated balance sheet as of March 31, 2002 gives effect to the arrangement, the repayment of substantially all of Dynacare's existing outstanding debt, the borrowings anticipated by LabCorp to affect the arrangement and Dynacare's termination of its joint ventures in Schenectady, New York and Pittsburgh, Pennsylvania, as if each had occurred on March 31, 2002. The unaudited pro forma consolidated condensed statements of operations assume that the arrangement, the repayment of substantially all of Dynacare's existing outstanding debt, the borrowings anticipated by LabCorp to effect the arrangement and Dynacare's termination of its joint ventures in Schenectady, New York and Pittsburgh, Pennsylvania, were effected on January 1, 2001. LabCorp's cost to acquire Dynacare will be allocated to the respective assets and liabilities acquired based on their estimated fair values upon completion of the arrangement. The final allocation of cost is not known at this time and may be different from the amounts reflected in the accompanying unaudited pro forma consolidated condensed financial statements.

    The estimated costs associated with severance and other related activities for 2002, 2003 and 2004, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions are not included in the unaudited pro forma consolidated condensed financial statements. To the extent that the costs relate to actions that impact employee and other related activities of Dynacare, such costs will be accounted for as a cost of the arrangement. To the extent that the costs relate to actions that impact LabCorp's employee and other related activities, such costs will be accounted for as a charge to earnings in the periods that the integration plans are approved and communicated. LabCorp expects to finalize and record these costs during the third or fourth quarter of 2002 after the arrangement has been completed.

    The unaudited pro forma consolidated condensed statements of operations do not include the costs of integrating Dynacare and LabCorp, nor do they include the estimated $45 million in annual synergies expected to be realized upon completion of the integration of the two companies.

    The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated condensed financial statements.

    The unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only to aid you in your analysis of the impact to LabCorp of the arrangement and the related anticipated borrowings. The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the consolidated financial position or results of operations that might have been realized had LabCorp and Dynacare been a single entity during the periods presented. In addition, the unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the future results that LabCorp will experience after the completion of the arrangement. The unaudited pro forma consolidated condensed financial statements and related notes should be read in conjunction with the historical financial statements of LabCorp (which are included in Appendices J-1 and J-2 to this proxy statement) and Dynacare (which are incorporated by reference).

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                              AS OF MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)

                                                 HISTORICAL
                                            ---------------------    PRO FORMA             PRO FORMA
                                             LABCORP     DYNACARE   ADJUSTMENTS           CONSOLIDATED
                                            ----------   --------   -----------           ------------

                  ASSETS
Current assets:
  Cash and cash equivalents...............  $  244,995   $ 15,621    $(198,088)(2)(3)      $   62,528
  Accounts receivable, net................     390,360     58,883                             449,243
  Inventories.............................      40,084      8,621                              48,705
  Prepaid expenses and other..............      15,642      3,795        1,185 (1)             20,622
  Deferred income taxes...................      54,882      5,059                              59,941
                                            ----------   --------    ---------             ----------
Total current assets......................     745,963     91,979     (196,903)               641,039

Property, plant and equipment, net........     309,539     42,845                             352,384
Intangible assets, net....................     968,933    105,737      445,242 (1)(4)       1,519,912
Equity investments........................          --    106,893       (3,198)(1)            103,695
Other assets, net.........................      27,879     30,365      (17,312)(3)(5)          40,932
                                            ----------   --------    ---------             ----------
                                            $2,052,314   $377,819    $ 227,829             $2,657,962
                                            ==========   ========    =========             ==========

   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................  $   70,048   $ 29,587    $      --             $   99,635
  Accrued expenses and other..............     162,641     12,799           --                175,440
  Bank indebtedness.......................          --         37          (37)(2)(5)              --
  Current portion of long-term debt.......          --      1,679       (1,679)(2)(5)              --
                                            ----------   --------    ---------             ----------
Total current liabilities.................     232,689     44,102       (1,716)               275,075
                                            ----------   --------    ---------             ----------
Revolving credit facility.................          --         --      105,230 (2)            105,230
Bridge loan...............................          --         --      150,000 (2)            150,000
Long-term debt, less current portion......          --    206,228     (206,228)(1)(2)(5)           --
Zero coupon-subordinated notes............     505,268         --           --                505,268
Other liabilities.........................     142,293     23,534       27,550 (1)            193,377
Shareholders' equity:
  Common stock............................       7,127    126,490     (125,999)(1)(6)           7,618
  Additional paid-in capital..............   1,151,942         --      260,531 (1)          1,412,473
  Retained earnings (deficit).............      77,176    (26,212)      26,212 (6)             77,176
  Treasury stock..........................      (4,429)        --           --                 (4,429)
  Deferred compensation...................     (50,902)        --       (4,074)(1)            (54,976)
  Accumulated other comprehensive
    income................................      (8,850)     3,677       (3,677)(6)             (8,850)
                                            ----------   --------    ---------             ----------
    Total shareholders' equity............   1,172,064    103,955      152,993              1,429,012
                                            ----------   --------    ---------             ----------
                                            $2,052,314   $377,819    $ 227,829             $2,657,962
                                            ==========   ========    =========             ==========

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2002
     (DOLLARS IN THOUSANDS, EXCEPT WHERE INDICATED AND FOR PER SHARE DATA)

(1)  The estimated acquisition costs related to the arrangement, and related allocation to fair market value of net assets
       acquired is as follows:
     TOTAL ACQUISITION COSTS
     Common stock issued by LabCorp (4,909,987 shares) comprised of par value common stock of $491 and additional
       paid-in-capital of $250,477...............................  $ 250,968
     Net cash paid by LabCorp to Dynacare securityholders........    229,886
     Other non-cash consideration (roll-over of unvested Dynacare
       options into unvested LabCorp options)....................     10,054
     Transaction costs, consisting primarily of investment
       banking and legal fees....................................     20,400
                                                                   ---------
     Total acquisition costs.....................................  $ 511,308
                                                                   =========
     PRELIMINARY ALLOCATION OF ACQUISITION COSTS
     Net assets of Dynacare per historical balance sheet as of
       March 31, 2002............................................  $ 103,955
     Adjustments to net assets of Dynacare:
       Record termination costs related to equity in joint
       ventures..................................................    (5,400)
       Record disposition of investment in joint ventures........    (3,198)
       Record net receivables from joint venture partners........      1,185
       Eliminate historical Dynacare intangibles.................  (105,737)
                                                                   ---------
       Adjusted historical net assets of Dynacare................    (9,195)
     Adjustments to record net assets acquired, based on
       estimates of fair values:
       Intangible assets, including goodwill.....................    550,979
       Deferred stock compensation--unvested stock options.......      4,074
       Long-term debt............................................    (7,000)
       Other liabilities, primarily net deferred tax
       liabilities...............................................   (27,550)
                                                                   ---------
     Total acquisition costs.....................................  $ 511,308
                                                                   =========
(2)  To record financing of the proposed arrangement by LabCorp as follows:
       Reduction of LabCorp cash on hand.........................  $ 200,000
       Borrowings under LabCorp's revolving credit
       arrangements..............................................    105,230
       Borrowings under LabCorp's bridge financing arrangement...    150,000
       Issuance of 4,909,387 shares of LabCorp common stock
       valued at $51.12 per share................................    250,968
                                                                   ---------
                                                                   $ 706,198
                                                                   =========
     Of the total amount shown above, $480,854 represents
       LabCorp's purchase of Dynacare's outstanding common shares and vested Dynacare options (comprised of cash paid to
       Dynacare securityholders of $229,886, net of proceeds of
       approximately $12,631 from exercise of Dynacare stock
       options, and issuance of LabCorp common stock valued at
       $250,968). In addition, approximately $214,944 will be
       used to repay all of Dynacare's outstanding bank and
       long-term debt, including a call premium of approximately
       $7,000 relating to Dynacare's $195 million Senior Notes.
       Transaction costs (primarily banking and legal fees) are
       estimated at $20,400.

     Both sources of bank financing for the transaction will bear interest rates calculated quarterly on LIBOR plus 75 basis points. A 0.125% change in LIBOR would produce a $187
       change in annual net earnings.
(3)  Adjustments to cash include assumed a cash payment by
       LabCorp of $200,000 combined with the following increases
       (decreases) to Dynacare cash from transactions anticipated as a result of the arrangement:
           Proceeds from cancellation of Dynacare's interest rate
             and cross currency swap agreements..................  $  17,312
           Net payments to terminate Dynacare's joint ventures...    (5,400)
           Payment of Dynacare's transaction costs...............   (10,000)
                                                                   ---------
                                                                   $   1,912
                                                                   =========
(4)  To eliminate historical Dynacare intangibles of $105,737 and setup estimated intangibles relating to the arrangement as follows:
           Identifiable intangibles (predominantly customer lists
           and licenses).........................................  $ 154,000
           Goodwill..............................................    396,979
                                                                   ---------
                                                                   $ 550,979
                                                                   =========
     The identifiable intangibles have an assumed life of 15
       years in the accompanying unaudited pro forma consolidated condensed statements of operations. It is LabCorp's
       intention to obtain detailed valuation studies of the net
       assets acquired once the arrangement is completed.
       Accordingly, the final allocation of cost and the related
       useful lives may be different from the estimated amounts
       presented above. A portion of the estimated increase in
       intangible assets will be allocated to equity investments
       upon completion of the valuations.
(5)  To eliminate historical Dynacare bank and long-term debt of
       $207,944, which is assumed to be repaid at the closing of
       the transaction, along with the cancellation of Dynacare's interest rate and cross currency swap agreements of
       $17,312 relating to its $195 million 10.75% Senior Notes.
(6)  To eliminate historical Dynacare shareholders' equity
       amounts as follows:
         Common stock............................................  $ 126,490
         Retained deficit........................................   (26,212)
         Accumulated other comprehensive income..................      3,677
                                                                   ---------
                                                                   $ 103,955
                                                                   =========

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
           (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

                                                  HISTORICAL
                                            -----------------------    PRO FORMA           PRO FORMA
                                              LABCORP      DYNACARE   ADJUSTMENTS         CONSOLIDATED
                                            ------------   --------   -----------         ------------
Net sales.................................  $    590,058   $70,681    $     (184)(a)      $    660,555
Cost of sales.............................       331,617    44,904                             376,521
                                            ------------   -------    ----------          ------------
  Gross profit............................       258,441    25,777          (184)              284,034
Selling, general and administrative
  expenses................................       136,934    24,248           345 (b)           161,527
Amortization of intangibles and other
  assets..................................         5,106       165         2,402 (c)             7,673
                                            ------------   -------    ----------          ------------
  Operating income........................       116,401     1,364        (2,931)              114,834
Earnings from equity investments..........            --     9,792            80 (a)             9,872
Interest expense..........................        (4,211)   (4,281)        2,507 (d)            (5,985)
Other income..............................           220        --            --                   220
                                            ------------   -------    ----------          ------------
  Earnings before income taxes............       112,410     6,875          (344)              118,941
Provision for income tax expense..........       (46,650)   (2,556)         (155)(e)           (49,361)
                                            ------------   -------    ----------          ------------
  Net earnings............................  $     65,760   $ 4,319    $     (499)         $     69,580
                                            ============   =======    ==========          ============
Basic earnings per common share...........  $       0.47                                  $       0.48
                                            ============                                  ============
Diluted earnings per common share.........  $       0.46                                  $       0.47
                                            ============                                  ============
Weighted average common shares outstanding
  Basic...................................   139,913,568               4,909,387 (f)       144,822,955
                                            ------------              ----------          ------------
  Diluted.................................   142,181,170               5,027,460 (f)       147,208,630
                                            ------------              ----------          ------------

------------------------

NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(a) To eliminate management fees of $184 and loss from equity investments of $80 related to the termination of Dynacare's joint ventures.

(b) To record amortization of deferred compensation expense of $345 relating to stock options of LabCorp issued to holders of unvested Dynacare options.

(c) To eliminate historical Dynacare intangibles amortization of $165 and to record estimated intangibles amortization of $2,567 resulting from the arrangement. The estimated amounts may change as the final purchase price allocation and related useful lives of the assets acquired are subject to completion of valuations.

(d) To eliminate historical Dynacare interest expense of $4,281 and record estimated interest expense of $1,774 on the debt incurred by LabCorp to finance the arrangement.

(e) To adjust the provision for income taxes to LabCorp's statutory rate, adjusted for the impact of Canadian taxes.

(f) To record 4,909,387 shares of LabCorp common stock issued in conjunction with the arrangement and to record a net 118,073 share increase in the weighted-average number of diluted shares outstanding relating to LabCorp stock options issued to holders of unvested Dynacare options.

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2001
          (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                HISTORICAL
                                          -----------------------    PRO FORMA           PRO FORMA
                                            LABCORP      DYNACARE   ADJUSTMENTS         CONSOLIDATED
                                          ------------   --------   -----------         ------------
Net sales...............................  $  2,199,819   $237,929   $     (300)(a)      $  2,437,448
Cost of sales...........................     1,274,141    151,183                          1,425,324
                                          ------------   --------   ----------          ------------
  Gross profit..........................       925,678     86,746         (300)            1,012,124
Selling, general and administrative
  expenses..............................       516,542     80,658        1,929 (b)           599,129
Amortization of intangibles and other
  assets................................        41,503      2,645        7,622 (c)            51,770
                                          ------------   --------   ----------          ------------
  Operating income......................       367,633      3,443       (9,851)              361,225
Earnings from equity investments........            --     30,676       (1,016)(a)            29,660
Termination of interest rate swap
  agreement.............................        (8,892)        --           --                (8,892)
Interest expense........................       (26,977)   (19,920)       8,162 (d)           (38,735)
Other income............................           563         --           --                   563
                                          ------------   --------   ----------          ------------
  Earnings before income taxes and
    extraordinary loss..................       332,327     14,199       (2,705)              343,821
Provision for income tax expense........      (149,545)     3,055       (7,825)(e)          (154,315)
                                          ------------   --------   ----------          ------------
  Net earnings before extraordinary
    loss................................  $    182,782   $ 17,254   $  (10,530)         $    189,506
                                          ============   ========   ==========          ============
Basic earnings per common share before
  extraordinary loss....................  $       1.31                                  $       1.32
                                          ============                                  ============
Diluted earnings per common share before
  extraordinary loss....................  $       1.29                                  $       1.30
                                          ============                                  ============
Weighted average common shares
  outstanding
  Basic.................................   138,837,750               4,909,387 (f)       143,747,137
                                          ------------              ----------          ------------
  Diluted...............................   141,077,442               5,007,912 (f)       146,085,354
                                          ------------              ----------          ------------

------------------------

NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(a) To eliminate management fees of $300 and earnings from equity investments of $1,016 related to the termination of Dynacare's joint ventures.

(b) To record amortization of deferred compensation expense of $1,929 relating to stock options of LabCorp issued to holders of unvested Dynacare options.

(c) To eliminate historical Dynacare intangibles amortization of $2,645 and to record estimated intangibles amortization of $10,267 resulting from the arrangement. The estimated amounts may change as the final purchase price allocation and related useful lives of the assets acquired are subject to completion of valuations.

(d) To eliminate historical Dynacare interest expense of $19,920 and record estimated interest expense of $11,758 for LabCorp incremental debt as part of the financing of the arrangement.

(e) To adjust the provision for income taxes to LabCorp's statutory rate, adjusted for the impact of Canadian taxes.

(f) To record 4,909,387 shares of LabCorp common stock issued in conjunction with the arrangement and to record a net 98,525 share increase in the weighted-average number of diluted shares outstanding relating to LabCorp stock options issued to holders of unvested Dynacare options.

                             LABCORP SHARE CAPITAL

    The following summary of certain provisions of LabCorp's capital stock does not purport to be complete and is subject to, and qualified in its entirety by, LabCorp's charter and by-laws, and the provisions of applicable law.

    LabCorp's authorized capital stock consists of 265,000,000 shares of common stock, par value $0.10 per share, and 30,000,000 shares of preferred stock, par value $0.10 per share. As of June 12, 2002, 142,762,933 shares of LabCorp common stock and no shares of LabCorp's preferred stock were issued and outstanding.

LABCORP COMMON STOCK

    Each holder of LabCorp common stock is entitled to one vote for each share held on all matters to be voted upon by LabCorp stockholders. The holders of outstanding shares of LabCorp common stock, subject to any preferences that may be applicable to any outstanding series of LabCorp preferred stock, are entitled to receive ratably dividends out of assets legally available for this purpose at times and in amounts as LabCorp's board of directors may from time to time determine.

    Upon liquidation or dissolution of LabCorp, LabCorp stockholders will be entitled to share ratably in the assets of LabCorp legally available for distribution to them after payment of liabilities and subject to the prior rights of any holders of LabCorp preferred stock then outstanding. LabCorp stockholders generally have no conversion, sinking fund, redemption, pre-emptive or subscription rights. In addition, LabCorp common stock does not have cumulative voting rights. Shares of LabCorp common stock are not liable to further calls or assessments by LabCorp and holders of LabCorp common stock are not liable for any of LabCorp's liabilities.

LABCORP PREFERRED STOCK

    By resolution of LabCorp's board of directors and without any further vote or action by LabCorp stockholders, LabCorp has the authority to issue preferred stock in one or more series and to fix from time to time the number of shares to be included in each series and the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each series. LabCorp's ability to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of LabCorp common stock and could have the effect of making it more difficult for a person to acquire, or of discouraging a person from attempting to acquire, control of LabCorp.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for LabCorp common stock is American Stock Transfer & Trust Company.

LABCORP STOCKHOLDER RIGHTS PLAN

    LabCorp adopted a stockholder rights plan effective as of December 13, 2001 that provided each LabCorp stockholder of record on December 21, 2001 with a dividend of one right for each share of LabCorp common stock held. Each right entitles the holder to purchase from LabCorp one one-hundredth of a share of a new series of participating preferred stock at an initial purchase price of $400. These rights will become exercisable and will detach from LabCorp common stock if any person becomes the beneficial owner of 15% or more of LabCorp common stock. In that event, each right will entitle the holder, other than the acquiring person, to purchase, for the initial purchase price, shares of LabCorp common stock having a value of twice the initial purchase price. If, following an acquisition of 15% or more of LabCorp common stock, LabCorp is involved in certain mergers or other business combinations, or sells or transfers more than 50% of its assets or earning power, each right will entitle the holder to purchase, for the initial purchase price, common stock of the other party to the arrangement having a value of twice the initial purchase price.

    At any time after a person has acquired 15% or more (but before any person has acquired more than 50%) of LabCorp common stock, LabCorp may exchange all or part of the rights for shares of LabCorp common stock at an exchange ratio of one share of LabCorp common stock per right. LabCorp may redeem the rights at a price of $0.001 per right at any time prior to the time that a person becomes the beneficial owner of 15% or more of LabCorp common stock. The rights will expire on December 13, 2011, unless earlier exchanged or redeemed.

                 LABCORP'S ACQUISITION SUBSIDIARY SHARE CAPITAL

    The following summary of certain provisions of LabCorp's acquisition subsidiary's share capital does not purport to be complete and is subject to, and qualified in its entirety by, the memorandum and articles of association of LabCorp's acquisition subsidiary and by the provisions of applicable law.

    The authorized capital of LabCorp's acquisition subsidiary consists of one billion common shares and one billion preferred shares. As of June 18, 2002, there was one common share issued and outstanding, which was held by Clipper Holdings, Inc., a direct, wholly-owned subsidiary of LabCorp and there were no preferred shares issued and outstanding.

COMMON SHARES

    The holders of common shares of LabCorp's acquisition subsidiary are entitled to receive notice of and to attend all meetings of shareholders and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of common shares of LabCorp's acquisition subsidiary. The holders of common shares of LabCorp's acquisition subsidiary are entitled to receive such dividends as may be declared by the board of directors of LabCorp's acquisition subsidiary out of funds legally available for dividends. Holders of common shares of LabCorp's acquisition subsidiary are entitled upon any liquidation, dissolution or winding-up of LabCorp's acquisition subsidiary to receive the remaining property and assets of LabCorp's acquisition subsidiary.

PREFERRED SHARES

    The holders of preferred shares of LabCorp's acquisition subsidiary are entitled to priority over the holders of common shares of LabCorp's acquisition subsidiary in the payment of dividends and in the distribution of assets upon liquidation. The holders of preferred shares of LabCorp's acquisition subsidiary are not entitled to vote at any meeting of shareholders of LabCorp's acquisition subsidiary in respect of such shares except as specifically provided by the Companies Act (Nova Scotia). LabCorp's acquisition subsidiary is entitled at its option to redeem at any time all or part of the preferred shares with or without the consent of the holder thereof by giving proper written notice to such holder. The holders of preferred shares of LabCorp's acquisition subsidiary are also entitled to have LabCorp's acquisition subsidiary redeem at any time all or part of the preferred shares upon providing LabCorp's acquisition subsidiary with proper written notice.

                             DYNACARE SHARE CAPITAL

    The following summary of certain provisions of Dynacare's share capital does not purport to be complete and is subject to, and qualified in its entirety by, Dynacare's charter and by-laws, and by the provisions of applicable law.

    We are authorized to issue an unlimited number of Dynacare common shares. As of June 18, 2002, there were 19,366,568 Dynacare common shares outstanding. Dynacare has no shares reserved for issuance other than as required for the exercise of Dynacare options. As of June 18, 2002, there were Dynacare options outstanding entitling the holders thereof to purchase 2,268,280 Dynacare common shares.

DYNACARE COMMON SHARES

    Each Dynacare shareholder is entitled to one vote per share, which may be given in person or by proxy, in the election of directors of Dynacare and on all other matters submitted to a vote of Dynacare shareholders. Under the Business Corporations Act (Ontario), the vote of two-thirds of Dynacare shareholders of any class entitled to vote is required to change the rights of the holders of such class of shares. Dynacare shareholders are entitled to share pro rata in any dividends declared by our board of directors out of funds legally available for the payment of such dividends. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, Dynacare shareholders are entitled to receive all of our assets remaining after the payment of all of its liabilities. There are no pre-emptive or conversion rights, and the Dynacare common shares are not subject to redemption. All Dynacare common shares currently outstanding are fully paid and non-assessable.

    Dynacare shareholders do not have cumulative voting rights for the election of directors. Therefore, the holders of more than 50% of the shares voting for the election of directors could, if they choose to do so, elect all of the directors and, in such event, the holders of the remaining shares would not be able to elect any director.

    There is no provision in our charter or by-laws that would have the effect of delaying, deferring or preventing a change in control of Dynacare or that would operate only with respect to an extraordinary corporate transaction involving Dynacare, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets or liquidation.

TRANSFER AGENT AND REGISTRAR

    The transfer agents and registrars for Dynacare common shares are Mellon Investor Services, L.L.C. in the United States and CIBC Mellon Trust Company in Canada.

                INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

    In considering the recommendation of our board of directors with respect to the arrangement, Dynacare securityholders should be aware that certain members of our board of directors and certain executive officers have interests that may present them with actual or potential conflicts of interest in connection with the arrangement. The special committee and the Dynacare board of directors are aware of these arrangements and considered them along with the other matters described above in "Recommendation of the Special Committtee" and "Recommendation of the Dynacare Board of Directors" on pages 33 and 34, respectively. For more information about the Dynacare common share holdings of our directors and executive officers see the section headed "Principal Holders of Dynacare Common Shares" on page 85.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF DYNACARE

    The merger agreement provides that all rights to indemnification for our directors and officers will survive the closing of the arrangement and remain in full force and effect for six years from the effective time of the arrangement. LabCorp has also agreed to cause Dynacare and its successors to maintain insurance for Dynacare's directors and officers for six years after the effective time of the arrangement.

STOCKHOLDER AGREEMENTS

    As a condition and inducement to LabCorp and LabCorp's acquisition subsidiary's entering into the merger agreement, certain Dynacare shareholders and optionholders who own an aggregate of 10,778,083 Dynacare common shares (including shares subject to options), representing approximately 50% of Dynacare common shares outstanding (including shares issuable upon the exercise of all options outstanding) on June 18, 2002, concurrently with the execution and delivery of the merger agreement entered into stockholder agreements.

    For more information on the stockholders agreements, see the section headed "Stockholder Agreements" on page 64.

EMPLOYMENT TRANSACTIONS

    Harvey A. Shapiro, Dynacare's Chairman and Chief Executive Officer, has agreed with Dynacare and LabCorp to an amended and restated employment agreement, to take effect upon completion of the arrangement. Pursuant to the amended and restated employment agreement, Mr. Shapiro will serve as President of Canadian Operations of LabCorp. On the effective date of the arrangement, Mr. Shapiro will receive all amounts to which he is entitled under his current employment arrangements with Dynacare, including a $2,000,000 change of control payment, will not be entitled to any further severance or termination payments upon expiration of his new employment agreement, and will relinquish all of his rights under his previous employment agreement. The new employment agreement will have a term of two years from the effective date of the arrangement and will provide for an annual base salary of $500,000 (compared to an annual base salary of $630,000 under his current agreement) and bonus awards up to an aggregate maximum of 87.5% of base salary over the two year term (compared to 100% of base salary under his current agreement), based upon the combined company's Canadian operations achieving financial performance and other targets. Mr. Shapiro has also agreed not to compete with the combined company or solicit customers or employees of the combined company for a period of two years following termination of employment.

VESTING OF STOCK OPTIONS

    Certain of our directors and executive officers are party to agreements with Dynacare which provide that their Dynacare stock options will automatically vest if there is a change of control of Dynacare. The arrangement will constitute a change of control for purposes of these agreements. As a result, a total of 161,000 Dynacare stock options held by certain of our directors and executive officers which would otherwise be non-vested will accelerate and become vested Dynacare options upon completion of the arrangement. These Dynacare options consist of 8,000 options with an exercise price of $9.125 held by each of our directors, other than Messrs. Latner and Shapiro (a total of 56,000 options), 20,000 options with an exercise price of $16.29 and 20,000 options with an exercise price of $19.55 held by Mr. Shapiro, 17,500 options with an exercise price of $16.29 and 17,500 options with an exercise price of $19.55 held by Osama I. Sherif and 15,000 options with an exercise price of $16.29 and 15,000 options with an exercise price of $19.55 held by Zbig S. Biskup. These holders of vested Dynacare options will be paid the consideration payable to all other holders of vested Dynacare options in connection with the arrangement.

                  PRINCIPAL HOLDERS OF DYNACARE COMMON SHARES

    As at June 18, 2002, the only persons who, to the knowledge of the directors and executive officers of Dynacare, beneficially owned or exercised control directly or indirectly over Dynacare common shares carrying more than 5% of all the votes attached to all of the Dynacare common shares, are set forth in the table below. The percentage ownership of each person is based upon 21,080,890 Dynacare common shares outstanding as at June 18, 2002, including Dynacare common shares issuable upon the exercise of vested Dynacare options, non-vested Dynacare options held by such person that vest within 60 days of June 18, 2002 and non-vested Dynacare options that will automatically vest upon completion of the arrangement. In addition, the table sets forth the beneficial ownership of each of Dynacare's directors and each of its executive officers as well as of its directors and executive officers as a group.

                                                      NUMBER OF DYNACARE COMMON
                                                               SHARES
                                                      AND NATURE OF BENEFICIAL
NAME OF HOLDER                                                OWNERSHIP               PERCENT OF CLASS
--------------                                        -------------------------       ----------------
ALBERT J. LATNER(1).................................          3,173,333(5)(6)               16.2%
20 Eglinton Avenue West, Suite 1600
Toronto, Ontario, Canada M4R 2H1

JOSHUA I. LATNER(2).................................          1,642,181                      8.5%
Avenue Marcel Thiery
#204, 1200 Brussels, Belgium

GOLDER, THOMA, CRESSEY, RAUNER                                4,598,210                     23.7%
FUND V, L.P.(3).....................................
6100 Sears Tower
Chicago, Illinois, U.S.A. 60606-6402

MORGAN STANLEY DEAN WITTER & CO.(4).................          1,109,649                      5.7%
1221 Sixth Avenue, 77th Floor
New York, New York, U.S.A. 10020

HARVEY A. SHAPIRO...................................            513,822(5)(7)                2.6%

DONALD J. EDWARDS...................................          4,608,210(3)(5)               23.8%

BRUCE V. RAUNER.....................................          4,608,210(3)(5)               23.8%

DINO CHIESA.........................................             10,000(5)                     *

WILLIAM T. BROCK....................................             10,000(5)                     *

THOMAS EDWARD LONG..................................             10,000(5)                     *

OSAMA I. SHERIF.....................................            349,840(5)(8)                1.8%

ZBIG S. BISKUP......................................            292,887(5)(9)                1.5%

PAUL BELLAMY........................................             10,000(5)                     *

ROBERT J. LIPSIG....................................             10,000(5)                     *

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP.................................          8,998,092(3)(5)(6)(7)(8)(9)       43.3%

------------------------

*   Represents less than 1%.

(1) Includes Dynacare common shares beneficially owned, directly or indirectly, by Albert J. Latner.

(2) Includes Dynacare common shares beneficially owned, directly or indirectly, by Joshua I. Latner.

(3) Includes Dynacare common shares held by Golder, Thoma, Cressey, Rauner Fund V, L.P., of which GTCR V, L.P. is the general partner, and includes Dynacare common shares held by GTCR

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    Associates V. Messrs. Rauner and Edwards are principals of Golder, Thoma,
    Cressey, Rauner, Inc., the general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V. Messrs. Rauner and Edwards disclaim the beneficial ownership of the shares held by such entities (except to the extent of their respective proportionate ownership interests therein).

(4) As set forth in a Schedule 13G filed January 29, 2002 by Morgan Stanley Dean Witter & Co., Morgan Stanley made such filing solely in its capacity as the parent company of, and indirect beneficial owner of Dynacare common shares held by, one of its business units.

(5) Includes Dynacare common shares issuable upon exercise of vested Dynacare options, non-vested Dynacare options that vest within 60 days of June 18, 2002 and non-vested Dynacare options that will automatically vest upon completion of the arrangement.

(6) Includes stock options to purchase 207,810 Dynacare common shares held by Albert J. Latner.

(7) Includes stock options to purchase 507,572 Dynacare common shares held by Harvey A. Shapiro.

(8) Includes stock options to purchase 346,715 Dynacare common shares held by Osama I. Sherif.

(9) Includes stock options to purchase 289,762 Dynacare common shares held by Zbig S. Biskup.

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                 TAX CONSIDERATIONS TO DYNACARE SECURITYHOLDERS

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO DYNACARE
  SECURITYHOLDERS

    The following is a summary of the material United States federal income tax considerations applicable to U.S. holders and non-U.S. holders who receive LabCorp common stock and cash pursuant to the arrangement.

    This summary does not discuss all United States federal income tax considerations that may be relevant to U.S. holders in light of their particular circumstances or to certain U.S. holders that may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who hold Dynacare common shares as part of a straddle, hedging, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, persons that own, directly or indirectly, 10% or more of the Dynacare common shares, and U.S. holders who acquired such shares through exercise of employee stock options or otherwise as compensation for services). This summary is limited to U.S. holders who hold their Dynacare common shares as capital assets and does not consider the tax treatment of U.S. holders who hold Dynacare common shares through a partnership or other pass-through entity. Furthermore, this summary does not discuss aspects of United States federal income taxation that may be applicable to U.S. holders of replacement options resulting from the arrangement, nor does it address any aspects of foreign, state or local taxation. This summary is based on current provisions of the Internal Revenue Code (United States), existing, temporary and proposed regulations promulgated under the Code and administrative and judicial interpretations of the Code, all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been sought or obtained from the U.S. Internal Revenue Service regarding the tax consequences of the arrangement described in this proxy statement.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR DYNACARE SECURITYHOLDER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS THAT MAY APPLY TO A HOLDER. DYNACARE SECURITYHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

    U.S. HOLDERS

    The following discussion applies only to U.S. holders who receive LabCorp common stock and cash in exchange for their Dynacare common shares.

    EXCHANGE OF DYNACARE COMMON SHARES

    The exchange of Dynacare common shares for LabCorp common stock and cash pursuant to the arrangement will be a taxable exchange for United States federal income tax purposes. Consequently, a U.S. holder will recognize a gain or loss equal to the difference between the U.S. holder's basis in its Dynacare common shares and the sum of (1) the fair market value on the date of the exchange of LabCorp common stock received in the exchange and (2) the amount of cash received. In the case of a U.S. holder who dissents from the arrangement, the gain or loss will be equal to the difference between the amount of cash received with respect to its Dynacare common shares (including the amount of any Canadian withholding tax) and the U.S. holder's basis in its Dynacare common shares surrendered in the exchange. Assuming Dynacare was not at any relevant time classified as a PFIC, as defined below under "Passive Foreign Investment Company Considerations," gain or loss on the exchange of Dynacare common shares will be a capital gain or loss if such shares were held by a U.S. holder as a capital asset, and will be a long-term capital gain or loss if the U.S. holder had held its Dynacare common shares for more than one year at the time of the exchange. Any long-term capital gain recognized by a non-corporate U.S. holder will be subject to federal income tax at a maximum rate of

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20%. The tax basis of LabCorp common stock received by a U.S. holder in the exchange will be equal to the fair market value of such shares on the effective date of the arrangement.

    PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

    For United States federal income tax purposes, a corporation is classified as a passive foreign investment company, which we refer to as a "PFIC," for each taxable year in which either (1) 75% or more of its income is passive income (as defined for United States federal income tax purposes) or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying these tests, a corporation is deemed to own the assets and receive the gross income of its significant subsidiaries. Special rules apply to Dynacare shareholders of a corporation that is classified as a PFIC during any taxable year within such shareholder's holding period which classification could result in the imposition of additional tax and an interest charge when shares of such corporation are disposed of.

    While there can be no assurance with respect to the classification of Dynacare as a PFIC, Dynacare believes that it did not constitute a PFIC during any taxable year ending prior to the consummation of the arrangement. U.S. holders are urged to consult their tax advisors regarding the potential application of the PFIC rules.

    HOLDERS OF VESTED DYNACARE OPTIONS

    A U.S. holder of vested Dynacare options generally will recognize ordinary income for United States federal income tax purposes upon the receipt of the consideration to be received in connection with the arrangement in cancellation of such U.S. holder's Dynacare options. Consequently, a U.S. holder will recognize ordinary income in an amount equal to the excess of the fair market value on the date of the exchange of the consideration over the relevant exercise price of such vested Dynacare options. The receipt of the consideration generally will be subject to all withholding taxes applicable to other compensation paid to such U.S. holder by Dynacare.

    HOLDERS OF NON-VESTED DYNACARE OPTIONS

    The receipt of replacement options to purchase shares of LabCorp common stock generally will not be a taxable event for United States federal income tax purposes to U.S. holders of non-vested Dynacare options. However, if the exercise price for the LabCorp common stock subject to such option is extremely low in comparison to the fair market value of such stock, the IRS could take the position that the issuance of the replacement option was actually a transfer of the LabCorp common stock subject to the option. If the IRS successfully asserted that position, a U.S. holder of non-vested Dynacare options generally will recognize ordinary income in an amount equal to the excess of the fair market value on the date of the exchange of LabCorp common stock subject to such replacement options over the relevant exercise price of such replacement options. In such case, the receipt of the replacement option generally will be subject to all withholding taxes applicable to other compensation paid to such U.S. holder by LabCorp.

    DIVIDENDS ON LABCORP COMMON STOCK

    A U.S. holder of LabCorp common stock generally will be required to include in gross income as ordinary income dividends paid on LabCorp common stock to the extent paid out of LabCorp's current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions on LabCorp common stock to a U.S. holder in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis for such shares and, to the extent in excess of adjusted basis, as capital gain. Dividends on LabCorp common stock generally should qualify for the dividends received deduction applicable to U.S. corporations.

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    NON-U.S. HOLDERS

    EXCHANGE OF DYNACARE COMMON SHARES

    Non-U.S. holders generally will not be subject to United States federal income tax on gain realized as a result of an exchange of Dynacare common shares for LabCorp common stock and cash pursuant to the arrangement, unless, subject to an applicable income tax treaty providing otherwise, the gain, if any, is effectively connected with a United States trade or business of the non-U.S. holder or, in the case of gain realized by an individual non-U.S. holder, the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

    NON-U.S. HOLDERS OF VESTED DYNACARE OPTIONS

    A non-U.S. holder of vested Dynacare options generally will not be subject to United States federal income tax as a result of the receipt of the consideration to be received in connection with the arrangement in cancellation of such non-U.S. holder's options unless such compensation income is received for personal services performed in the United States.

    HOLDERS OF NON-VESTED DYNACARE OPTIONS

    The receipt of replacement options to purchase shares of LabCorp common stock generally will not be a taxable event for United States federal income tax purposes to non-U.S. Holders of non-vested Dynacare options. However, if the exercise price for the LabCorp common stock subject to such option is extremely low in comparison to the fair market value of such stock, the IRS could take the position that the issuance of the replacement option was actually a transfer of the LabCorp common stock subject to the option. Even if the IRS successfully asserted that position, a non-U.S. holder of non vested Dynacare options generally will not be subject to United States federal income tax as a result of the receipt of the replacement options unless such compensation income is received for personal services performed in the United States.

    DIVIDENDS ON LABCORP COMMON STOCK

    Dividends paid to a non-U.S. holder of Labcorp common stock generally will be subject to withholding of United States federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Dividends received by a non-U.S. holder that are (1) effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States, or (2) if a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder, will be taxed at ordinary United States federal income tax rates. If the non-U.S. holder is a corporation, such effectively connected income, net of any allowable deductions or credits, may also be subject to an additional "branch profits tax". A non-U.S. holder will be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding tax described above.

    SALE OR EXCHANGE OF LABCORP COMMON STOCK

    A non-U.S. holder generally will not be subject to United States federal income tax on any gain realized on the sale or exchange of LabCorp common stock unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a gain realized by an individual non-U.S. holder the individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (3) LabCorp is or has been "United States real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or that non-U.S. Holder's holding period of its LabCorp common stock. If LabCorp were a United States real property holding corporation, gains realized by a non-U.S. Holder that did not, directly or indirectly, own more than 5%

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of the LabCorp common stock at any time during the shorter of the five-year period preceding the disposition or that non-U.S. Holder's holding period of its LabCorp common stock generally would not be subject to United States federal income tax as result of LabCorp's status as United States real property holding corporation, provided that the LabCorp common stock was regularly traded on an established securities market.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    U.S. HOLDERS. U.S. holders are generally subject to information reporting requirements and back-up withholding with respect to proceeds paid on the disposition of Dynacare common shares or LabCorp common stock and dividends paid on LabCorp common stock. Back-up withholding will not apply if the U.S. holder provides an IRS Form W-9 or otherwise establishes an exemption.

    NON-U.S. HOLDERS. Non-U.S. holders are generally subject to information reporting requirements with respect to dividends paid by LabCorp to non-U.S. holders and any tax withheld with respect to such dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders will be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of LabCorp common stock within the United States or through certain U.S. brokers is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury as to his or its status as a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person) or otherwise establishes an exemption.

    Backup withholding tax is not a separate tax. Any amounts withheld under the backup withholding rules are generally allowable as a credit against a holder's United States federal income tax liability (if any), which may entitle the holder to a refund, provided that the required information is furnished to the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO DYNACARE SECURITYHOLDERS

    In the opinion of Goodman and Carr LLP, counsel for Dynacare, the following is an accurate summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada), which we refer to as the "Canadian Tax Act," generally applicable to Dynacare shareholders who, for purposes of the Canadian Tax Act, and at all relevant times, hold their Dynacare common shares, and will hold their LabCorp common stock, as capital property and deal at arm's length with, and are not affiliated with, Dynacare or LabCorp, and to certain holders of Dynacare stock options. This summary does not apply to a Dynacare shareholder with respect to whom LabCorp is or will be a "foreign affiliate" within the meaning of the Canadian Tax Act.

    Dynacare common shares and LabCorp common stock will generally be considered to be capital property of a Dynacare shareholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act.

    Dynacare shareholders whose Dynacare common shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Canadian Tax Act to have the Dynacare common shares and every "Canadian security" (as defined in the Canadian Tax Act) owned by such Dynacare shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Dynacare shareholders who do not hold their Dynacare common shares as capital property should consult their own tax advisors regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the Canadian Tax Act), the potential application to them of the "mark-to-market" rules in the Canadian Tax Act, as the following summary does not apply to such Dynacare shareholders.

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    This summary is based on the Canadian Tax Act, the regulations thereunder and counsel's understanding of the current published administrative practices of the Canadian Customs and Revenue Agency, all in effect as of the date of this proxy statement. This summary also takes into account all tax proposals, although no assurances can be given that the tax proposals will be enacted in the form presented, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the tax proposals, does not take into account or anticipate any changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described in this proxy statement. No advance income tax ruling has been sought or obtained from the CCRA to confirm the tax consequences of any of the transactions described in this proxy statement.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR DYNACARE SECURITYHOLDER. DYNACARE SECURITYHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

    For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of LabCorp common stock must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts denominated in U.S. dollars must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate generally at the time such amounts are received.

    DYNACARE SHAREHOLDERS RESIDENT IN CANADA

    The following portion of the summary applies to a Dynacare shareholder who is or is deemed to be a Canadian resident and who will continue to be a Canadian resident at all times while he or she holds LabCorp common stock.

    A Dynacare shareholder who exchanges Dynacare common shares for cash consideration and LabCorp common stock will be considered to have disposed of such Dynacare common shares for proceeds of disposition equal to the sum of
(1) the cash consideration received on the exchange and (2) the fair market value at the effective time of the arrangement of LabCorp common stock acquired by such Dynacare shareholder on the exchange. As a result, a Dynacare shareholder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Dynacare shareholder of such shares. See "Taxation of Capital Gain or Capital Loss" on page 92.

    The cost to a Dynacare shareholder of LabCorp common stock acquired on the exchange will be equal to the fair market value of LabCorp common stock at the effective time of the arrangement, and, generally, will be averaged with the adjusted cost base of any other LabCorp common stock held at that time by the Dynacare shareholder as capital property for the purposes of determining the holder's adjusted cost base of such LabCorp common stock.

    Dividends on LabCorp common stock will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by a Dynacare shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A Dynacare shareholder that is a corporation will include such dividends in computing its income and will not be entitled to deduct the amount of the dividends in computing its taxable income. A Dynacare shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends. Any United States non-resident withholding tax on these dividends generally will be eligible for foreign tax credit or deduction treatment under the Canadian Tax Act.

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    A disposition or deemed disposition of LabCorp common stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the holder of LabCorp common stock immediately before the disposition. See "Taxation of Capital Gain or Capital Loss" below.

    TAXATION OF CAPITAL GAIN OR CAPITAL LOSS

    One-half of any capital gain, which we refer to as the "taxable capital gain," realized by a Dynacare shareholder will be included in the Dynacare shareholder's income for the year of disposition. One-half of any capital loss, which we refer to as the "allowable capital loss," realized may be deducted by the holder against taxable capital gains for the year of disposition. The amount, if any, by which allowable capital losses exceed taxable capital gains of the Dynacare shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years.

    Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A Dynacare shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6-2/3% on taxable capital gains.

    If the Dynacare shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on the share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Dynacare common shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

    DISSENTING DYNACARE SHAREHOLDERS

    A dissenting Dynacare shareholder who receives the fair value of the dissenting Dynacare shareholder's Dynacare common shares together with interest thereon, will be required to include the amount of interest as income and will be considered to have disposed of the Dynacare common shares for proceeds of disposition equal to the amount received by the dissenting Dynacare shareholder less the amount of any interest awarded by the court. Such a disposition of Dynacare common shares by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those Dynacare common shares immediately before the disposition. See "Taxation of Capital Gain or Capital Loss" above.

    DYNACARE SHAREHOLDERS NOT RESIDENT IN CANADA

    The following portion of the summary is applicable to a non-resident Dynacare shareholder. A non-resident Dynacare shareholder for which Dynacare common shares are not taxable Canadian property will not be subject to tax under the Canadian Tax Act on their disposition. Generally, Dynacare common shares will not be taxable Canadian property of a non-resident Dynacare shareholder at a particular time provided that (1) the non-resident Dynacare shareholder does not use or hold such shares in connection with carrying on a business in Canada,
(2) where the non-resident Dynacare shareholder is an insurer, the shares are not designated insurance property, and (3) the shares are listed on a prescribed stock exchange (which includes The Toronto Stock Exchange) and the non-resident Dynacare shareholder, alone or together with persons with whom the non-resident Dynacare shareholder does not deal at arm's length, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Dynacare at any time within the five year period immediately preceding the particular time. Even if the Dynacare common shares are

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taxable Canadian property of a non-resident Dynacare shareholder, a capital gain realized upon the disposition of Dynacare common shares may be exempt from tax under an applicable income tax convention.

    Where a non-resident Dynacare shareholder receives interest consequent upon the exercise of rights of dissent (see "Dynacare Shareholders Resident in Canada--Dissenting Dynacare Shareholders" above), such amount will be subject to Canadian withholding tax at the rate of 25% which rate maybe reduced under the provisions of an applicable tax treaty.

    HOLDERS OF VESTED DYNACARE OPTIONS RESIDENT IN CANADA

    The following portion of this summary is applicable to a Dynacare optionholder who holds vested Dynacare options, is a current or former employee of Dynacare (or any of Dynacare's subsidiaries), deals at arm's length with such corporation, received their Dynacare options in respect of, in the course of, or by virtue of, such employment exercised in Canada, the underlying Dynacare common shares are "prescribed shares" pursuant to the regulations to the Canadian Tax Act and the exercise price pursuant to the Dynacare options was at least equal to the fair market value of the underlying Dynacare common shares at the time the Dynacare option agreement was made between the Dynacare optionholder and Dynacare.

    For Dynacare optionholders who are resident or deemed to be resident in Canada, upon the exchange of vested Dynacare options pursuant to the terms of the arrangement, the Dynacare optionholder will be deemed to have received employment income equal to the aggregate fair market value of the cash and LabCorp common stock consideration received by the Dynacare optionholder, which we refer to as the "spread." Pursuant to the terms of the arrangement, the spread equals the amount by which (1) the consideration otherwise payable in the arrangement for the Dynacare common shares underlying such vested Dynacare options exceeds (2) the exercise price payable by the optionholder to purchase such Dynacare common shares pursuant to such options. The Dynacare optionholder will be entitled to a deduction equal to one-half of the spread, such that the net income inclusion for such holder will equal one-half of the spread. The spread will be subject to all deductions at source normally applicable to employment income paid to such Dynacare optionholder by Dynacare.

    For such Dynacare optionholders who are not, and are not deemed to be resident in Canada, the same Canadian income tax consequences apply to such holder as indicated above. However, Canadian income tax may not be payable by such holder pursuant to the provisions of an applicable income tax treaty between Canada and the country of residence of such holder.

    HOLDERS OF NON-VESTED DYNACARE OPTIONS RESIDENT IN CANADA

    The following portion of this summary is applicable to a Dynacare option holder who holds non-vested Dynacare options, is or is deemed to be a Canadian resident, is a current or former employee of Dynacare (or any of Dynacare's subsidiaries), deals at arm's length with such corporation and received their Dynacare stock options in respect of, in the course of, or by virtue of, such employment.

    The terms of the arrangement provide that non-vested Dynacare options prior to the effective time of the arrangement will be exchanged for replacement options to acquire LabCorp common stock. This exchange will not constitute a taxable event for a Dynacare optionholder, which we refer to as a "qualifying exchange," only if (1) the difference between the total value of LabCorp common stock available to the Dynacare optionholder pursuant to the replacement options immediately after the exchange and the total amount payable by the Dynacare optionholder pursuant to the replacement options to acquire LabCorp common stock, does not exceed, (2) the difference between the total value of the Dynacare common shares available to the Dynacare optionholder pursuant to Dynacare stock

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options immediately before the exchange and the amount payable by the Dynacare optionholder under the Dynacare stock options to acquire such Dynacare common shares.

    Assuming that the exchange is a qualifying exchange, for purposes of the Canadian Tax Act, (1) the Dynacare optionholder will be deemed not to have disposed of the Dynacare option, and (2) the replacement option will be deemed to be the same as, and a continuation of, the exchanged Dynacare option.

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                        COMPARISON OF STOCKHOLDER RIGHTS

    We are incorporated under the Business Corporations Act (Ontario) and, accordingly, are governed by the laws of Ontario, our articles and by-laws. LabCorp is incorporated under the Delaware General Corporation Law, which we refer to as the "DGCL," and, accordingly, is governed by the laws of the State of Delaware, the LabCorp certificate of incorporation and by-laws. In the event that the arrangement is consummated, Dynacare shareholders will at the effective time of the arrangement have their Dynacare common shares transferred to LabCorp's acquisition subsidiary in exchange for (and holders of vested Dynacare options will receive) cash and LabCorp common stock. Holders of non-vested Dynacare options will have their options converted into replacement options. The rights of all former Dynacare securityholders who become holders of LabCorp common stock will then be governed by the LabCorp charter and by-laws and the DGCL.

    While the rights and privileges of shareholders of a corporation incorporated under the DGCL are, in many instances, comparable to those of shareholders of a corporation incorporated under the OBCA, there are certain important differences. The following is a summary discussion of the most significant differences in shareholder rights between Dynacare and LabCorp. These differences arise from differences between Delaware and Ontario law, between the DGCL and the OBCA and between LabCorp's charter and by-laws and Dynacare's charter and by-laws.

    The following summary does not reflect any rules of the New York Stock Exchange, the Nasdaq National Market or The Toronto Stock Exchange that may apply to Dynacare or LabCorp in connection with the arrangement. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA and the governing corporate instruments of LabCorp and Dynacare. For a description of the respective rights of LabCorp stockholders and Dynacare shareholders see "LabCorp Share Capital" and "Dynacare Share Capital" on pages 79 and 82, respectively.

AUTHORIZED CAPITAL STOCK

    LABCORP

    LabCorp's authorized capital stock is set forth under "LabCorp Share Capital" on page 79.

    DYNACARE

    Dynacare's authorized share capital is set forth under "Dynacare Share Capital" on page 82.

SHAREHOLDERS' MEETINGS

    LABCORP

    In accordance with the DGCL and LabCorp's by-laws, annual and special meetings of the stockholders may be called by the board of directors.

    DYNACARE

    Under the OBCA, the holders of not less that 5% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not, the shareholders who made the requisition may call the meeting.

QUORUM AT SHAREHOLDER MEETINGS

    LABCORP

    The holders of a majority of the LabCorp capital stock issued and outstanding and entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders.

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    DYNACARE

    Two persons present and holding or representing by proxy at least one-third of the issued and outstanding shares of Dynacare shall be a quorum at any meeting of Dynacare shareholders.

DIRECTOR QUALIFICATIONS

    LABCORP

    The DGCL does not have requirements comparable to those described below for Dynacare.

    DYNACARE

    Under the OBCA, an offering corporation, such as Dynacare, must have not fewer than three directors and a majority of the directors must be resident Canadians. The OBCA also requires that at least one-third of the directors of such a corporation must not be officers or employees of the corporation or any of its affiliates.

FIDUCIARY DUTIES OF DIRECTORS

    LABCORP

    Directors of corporations incorporated or organized under the DGCL have fiduciary obligations to the corporation and its stockholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the duties of "care" and "loyalty." The duty of care generally requires that the directors act in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty generally requires that the directors act in good faith in a manner which they reasonably believe to be in the best interests of the stockholders and be free of any conflicts that would negatively affect their ability to so act.

    DYNACARE

    Directors of corporations governed by the OBCA have fiduciary obligations to the corporation. Under the OBCA, the statutory standard of care requires directors of an Ontario corporation to act honestly and in good faith with a view to the best interests of the corporation, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

    LABCORP

    Except with respect to certain mergers between parent and subsidiary corporations, the DGCL requires the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that, unless required by its certificate of incorporation:
(1) no authorizing shareholder vote is required of a corporation surviving a merger if (A) such corporation's certificate of incorporation is not amended in any respect by the merger, (B) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (C) the number of shares to be issued in the merger plus those initially issued upon conversion of any other securities to be issued in the merger do not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger; and (2) no authorizing shareholder vote is required of a corporation to authorize a merger with or into a single direct or indirect wholly-owned subsidiary of such corporation (provided certain other limited circumstances apply). Shareholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

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    DYNACARE

    Under the OBCA, certain extraordinary corporate actions such as certain reorganizations of the shares or classes of shares of the corporation, amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

AMENDMENTS TO GOVERNING DOCUMENTS

    LABCORP

    Under the DGCL, unless the charter or the bylaws otherwise provide, amendments of a charter generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendments would increase or decrease the aggregate number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the holders of a majority of the outstanding stock of such class or series would have to approve the amendment, whether or not entitled to vote thereon by the certificate of incorporation.

    DYNACARE

    Under the OBCA, any amendment to the charter generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. The OBCA provides that unless the articles or bylaws otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a bylaw, they are required under the OBCA to submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders entitled to vote on the resolution.

SHAREHOLDER PROPOSAL PROCEDURES

    LABCORP

    The DGCL does not contain any specific provisions regarding notice of shareholder proposals. LabCorp's by-laws establish advance notice procedures with regard to shareholder nominations for election to the board of directors. These procedures provide that notice in writing to the secretary must be received not less than sixty nor more than one hundred twenty days prior to the anniversary date of the preceding year's annual meeting, in the case of nominations for election at an annual meeting, and not more than ten days after the date of LabCorp's notice of a special meeting, in the case of nominations for election at a special meeting. The notice must contain certain information specified in LabCorp's by-laws.

    DYNACARE

    Under the OBCA, a shareholder entitled to vote at an annual meeting of shareholders may submit a proposal to Dynacare. Dynacare must set out the proposal in its management proxy statement or attach the proposal to the circular, if it is soliciting proxies, and must, if requested by the shareholder, include in the management proxy statement or attach to the circular a statement by the shareholder in support of the proposal. Generally, to be timely, the proposal must be received by Dynacare at least 60 days before the anniversary date of the previous annual meeting of shareholders or at least
60 days before a meeting other than an annual meeting. If Dynacare refuses to include a proposal in a management proxy statement for any of the reasons permitted by the OBCA (including the failure to

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deliver the proposal in a timely manner), Dynacare is not required to submit the proposal to the shareholders, but must notify the shareholder submitting the proposal of its intention to omit the proposal and give reasons for so doing. A shareholder claiming to be aggrieved by such a refusal may apply to a court, which may restrain holding the meeting and make any further order it determines is appropriate. Dynacare or any person claiming to be aggrieved by a proposal may apply to court to exclude the proposal and the court may make such order as it determines is appropriate.

DISSENTERS' RIGHTS

    LABCORP

    Under the DGCL, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the arrangement) of such shares, as determined by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than (1) stock of the surviving corporation, (2) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, (3) cash in lieu of fractional shares, or
(4) some combination of the above. In addition, such rights are not available for any shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation.

    DYNACARE

    The OBCA provides that shareholders of an Ontario corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include (1) any amalgamation with another corporation (other than with certain affiliated corporations); (2) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (3) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (4) a continuance under the laws of another jurisdiction; (5) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (6) upon a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; and (7) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent, if in certain circumstances, the articles of the corporation prohibit such dissent, or if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. See the discussion under the heading "Dissenting Shareholder Rights" on page 101 for further information.

OPPRESSION REMEDY

    LABCORP

    The DGCL does not provide for any remedy similar to that described below for Dynacare.

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    DYNACARE

    The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of where it is satisfied upon application by a complainant (as defined below) that: (1) any act or omission of the corporation or an affiliate effects or threatens to effect a result; (2) the business or affairs of the corporation or an affiliate are, have been or are threatened to be carried on or conducted in a manner; or (3) the powers of the directors of the corporation or an affiliate are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. Under the OBCA a complainant means: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; and (c) any other person who, in the discretion of the court, is a proper person to make such application. Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith or in contravention of their fiduciary duties in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

DERIVATIVE ACTION

    LABCORP

    Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the arrangement of which he or she complains, or that his or her share thereafter devolved on him or her by operation of law. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

    DYNACARE

    Under the OBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the OBCA, no action may be brought and no intervention in an action may be made unless the complainant has given 14 days' notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and the court is satisfied that (1) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (2) the complainant is acting in good faith; and (3) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Where a complainant makes an application without having given the required notice, the OBCA permits the court to make an interim order pending the complainant giving the required notice, provided that the complainant can establish to the satisfaction of the court that at the time of seeking the interim order it was not expedient to give the required notice.

    Under the OBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

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INDEMNIFICATION OF OFFICERS AND DIRECTORS

    LABCORP

    LabCorp's by-laws require indemnification of directors and officers to the fullest extent permitted by the DGCL. Pursuant to the DGCL, LabCorp generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments and amounts paid in settlements incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of LabCorp, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to LabCorp or for amounts paid in settlement, unless and only to the extent the court determines that indemnification is appropriate.

    DYNACARE

    Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if: (1) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An indemnifiable person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defence of the action or proceeding and fulfilled the conditions set out in (1) and (2), above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfils the conditions set out in (1) and (2), above. Dynacare's by-laws provide for indemnification of directors and officers to the fullest extent authorized by the OBCA.

DIRECTOR LIABILITY

    LABCORP

    The DGCL provides that the charter of a corporation may include a provision which limits or eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain prescribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock repurchases or redemptions or transactions for which such director derived an improper personal benefit. LabCorp's charter limits director liability in accordance with the applicable provisions of the DGCL.

    DYNACARE

    The OBCA does not permit the limitation of a director's liability for breach of fiduciary liability through the articles or by-laws of a corporation.

STOCKHOLDER RIGHTS PLAN

    LABCORP

    LabCorp has in place a stockholder rights plan. See "LabCorp Share Capital--LabCorp Stockholder Rights Plan" on page 79.

    DYNACARE

    Dynacare does not have a stockholder rights plan.

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                         DISSENTING SHAREHOLDER RIGHTS

    Section 185 of the Business Corporations Act (Ontario), reprinted in its entirety as Appendix I to this proxy statement, provides shareholders with the right to dissent from certain resolutions of a corporation which effect extraordinary corporate transactions or fundamental corporate changes. It provides registered Dynacare shareholders with the right to dissent from the continuance while the interim order expressly provides registered Dynacare shareholders with the right to dissent from the arrangement with substantially the same terms and conditions as found in Section 185 of the OBCA and the plan of arrangement. Dynacare optionholders do not have dissent rights in this transaction. Any Dynacare optionholders wishing to dissent must first exercise options to become a Dynacare shareholder.

    Any registered Dynacare shareholder who dissents from the arrangement resolution or the continuance resolution in compliance with Section 185 of the OBCA and the plan of arrangement (where applicable), will be entitled, in the event the arrangement or the continuance becomes effective, to be paid by LabCorp if the dissent is from the arrangement resolution or by Dynacare if the dissent is from the continuance resolution the fair value of the Dynacare common shares held by such dissenting shareholder determined as of the close of business on the day before the arrangement resolution or the continuance resolution is adopted.

    Under the OBCA, there is no right to partial dissent and, accordingly, a dissenting Dynacare shareholder may only dissent with respect to all Dynacare common shares held by them on behalf of any one beneficial owner and which are registered in the name of the dissenting Dynacare shareholder. In many cases, shares beneficially owned by a non-registered holder are registered either
(1) in the name of an intermediary or (2) in the name of a clearing agency of which the intermediary is a participant. Accordingly, a non-registered holder will not be entitled to exercise the right to dissent under Section 185 or the plan of arrangement directly (unless the shares are re-registered in the non-registered holder's name).

    A non-registered holder who wishes to exercise the right to dissent should immediately contact the intermediary with whom the non-registered holder deals in respect of the shares and either (1) instruct the intermediary to exercise the right to dissent on the non-registered holder's behalf (which, if the shares are registered in the name of a clearing agency, would require that the shares first be re-registered in the name of the intermediary), or (2) instruct the intermediary to re-register the shares in the name of the non-registered holder, in which case the non-registered holder would have to exercise the right to dissent directly.

    A registered Dynacare shareholder who wishes to dissent must provide to Dynacare c/o the CIBC Mellon Trust Company at 200 Queens Quay East, Toronto, Ontario, Canada M5A 4K9 (Attention: Proxy Department) or by facsimile transmission to (416) 368-2502 (Attention: Proxy Department), no later than 5:00 p.m., Eastern Time, on the business day preceding the special meeting, including any adjournments or postponements thereof, if the dissent is from the arrangement resolution, and at or prior to the special meeting, if the dissent is from the continuance resolution. The filing of a dissent notice does not deprive a registered Dynacare shareholder of the right to vote; however, the OBCA provides, in effect, that a registered Dynacare shareholder who has submitted a dissent notice and who votes in favor of the arrangement resolution or the continuance resolution will no longer be considered a dissenting registered Dynacare shareholder with respect to the shares voted in favor of the arrangement resolution or the continuance resolution.

    The OBCA does not provide, and Dynacare will not assume, that a vote against the arrangement resolution or the continuance resolution or an abstention in either case constitutes a dissent notice, but a registered Dynacare shareholder need not vote his or her Dynacare common shares against the arrangement resolution or the continuance resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the arrangement resolution or the

                                      101
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continuance resolution does not constitute a dissent notice; however, any proxy granted by a registered Dynacare shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the arrangement resolution or the continuance resolution, should be validly revoked in order to prevent the proxy holder from voting such Dynacare common shares in favor of the arrangement resolution or the continuance resolution and thereby causing the registered Dynacare shareholder to forfeit his or her right to dissent. See the discussion under the heading "Information Concerning the Special Meeting--Revocation of Proxies" on page 71 for further information regarding the revocation of proxies.

    Dynacare is required, within ten days after the Dynacare securityholders adopt the arrangement resolution and the shareholders adopt the continuance resolution, to notify each registered Dynacare shareholder who has filed a dissent notice that the arrangement resolution or the continuance resolution has been adopted, but such notice is not required to be sent to any registered Dynacare shareholder who voted for the arrangement resolution or the continuance resolution or who has withdrawn his or her dissent notice.

    A dissenting Dynacare shareholder who has not withdrawn his or her dissent notice must then, within 20 days after receipt of notice that the arrangement resolution or the continuance resolution has been adopted or, if the dissenting Dynacare shareholder does not receive such notice, within 20 days after he or she learns that the arrangement resolution or the continuance resolution has been adopted, send to Dynacare c/o the depositary a written notice containing:

    - their name and address,

    - the number of Dynacare common shares in respect of which they dissent, and

    - a demand for payment of the fair value of such Dynacare common shares.

    Within 30 days after sending such payment demand, the dissenting Dynacare shareholder must send to the depositary the certificates representing the Dynacare common shares in respect of which they dissent. A dissenting Dynacare shareholder who fails to send certificates representing Dynacare common shares in respect of which he, she or it dissent forfeits his, her or its right to make a claim under the interim order or Section 185 of the OBCA, as the case may be. The depositary will endorse on share certificates received from the dissenting shareholder a notice that the holder is a dissenting shareholder and will forthwith return the share certificates to the dissenting shareholder.

    On sending a payment demand, a dissenting shareholder ceases to have any rights as a shareholder, other than the right to be paid fair value under the plan of arrangement or Section 185 of the OBCA, as the case may be, unless, prior to the effective date of the arrangement (1) the dissenting shareholder withdraws the payment demand before Dynacare or LabCorp, as applicable, who we refer to as the "payor", makes an offer to pay (as described below); or (2) the payor fails to make an offer to pay and the dissenting shareholder withdraws the payment demand. In either of the foregoing cases, the dissenting Dynacare shareholder's rights are reinstated as of the date the dissenting Dynacare shareholder sent the withdrawal of payment demand, and the dissenting Dynacare shareholder is entitled, upon presentation and surrender to Dynacare or the depositary of any certificate representing the subject Dynacare common shares that have been endorsed to indicate the holder is a dissenting shareholder, to be issued with a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

    The payor is required, not later than seven days after the later of (1) the effective date of the arrangement or (2) the day Dynacare receives the payment demand of a dissenting Dynacare shareholder, to send to each dissenting Dynacare shareholder who has sent a payment demand a written offer to pay for his or her Dynacare common shares in an amount considered by our board of directors to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be made on the same terms. The payor must pay

                                      102
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for the Dynacare common shares of a dissenting Dynacare shareholder within ten days after an offer to pay has been accepted by the dissenting Dynacare shareholder, but any such offer lapses if the payor does not receive an acceptance thereof within 30 days after the offer to pay has been made.

    If the payor fails to make an offer to pay in response to a payment demand, or if a dissenting Dynacare shareholder fails to accept an offer which has been made, the payor may, within 50 days after the effective date of the arrangement or within such further period as a court may allow, apply to a court to fix a fair value for the subject Dynacare common shares of any dissenting Dynacare shareholder. If the payor fails to apply to a court, a dissenting Dynacare shareholder may apply to the court for the same purpose within a further period of 20 days or within such further period as a court may allow. In such instance, a dissenting Dynacare shareholder is not required to give security for costs in such application. Where the payor fails to make an offer to pay in response to a payment demand, the costs of that dissenting Dynacare shareholder's application to the court are to be borne by the payor unless the court orders otherwise.

    Upon an application to the court, all dissenting Dynacare shareholders whose subject Dynacare common shares have not been purchased by the payor will be joined as parties and bound by the decision of the court, and the payor will be required to notify each affected dissenting Dynacare shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any other person is a dissenting Dynacare shareholder who should be joined as a party, and the court will then fix a fair value for the subject Dynacare common shares of all dissenting Dynacare shareholders. The final order of a court will be rendered against the payor in favor of each dissenting Dynacare shareholder and for the amount of the fair value of the subject Dynacare common shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting Dynacare shareholder from the effective date of the arrangement until the date of payment. Registered Dynacare shareholders (1) who duly exercise such rights of dissent and are ultimately entitled to be paid fair value for their Dynacare common shares shall be deemed to have transferred such Dynacare common shares to LabCorp's acquisition subsidiary or to Dynacare for cancellation, as the case may be, on the effective date of the arrangement, and
(2) who are ultimately not entitled to be paid fair value, for any reason, for their Dynacare common shares shall be deemed to have participated in the arrangement on the same basis as any non-dissenting holder of Dynacare common shares and shall receive cash and LabCorp common stock on the basis determined in accordance with the plan of arrangement, but in no case shall LabCorp, LabCorp's acquisition subsidiary or Dynacare be required to recognize such holders as holders of Dynacare common shares on and after the effective date of the arrangement, and the names of such holders of Dynacare common shares shall be deleted from the register of holders of Dynacare common shares on the effective date of the arrangement.

    If the arrangement resolution or the continuance resolution is revoked or the merger agreement is terminated in accordance with its terms, all payment demands shall be deemed to have been withdrawn as of such date.

    The discussion above is only a summary of the dissenting shareholder provisions of the OBCA and the interim order, which are technical and complex. It is suggested that any registered Dynacare shareholder wishing to avail themselves of their rights under those provisions seek their own legal advice as failure to comply strictly with the provisions of the OBCA and the interim order may prejudice their right of dissent. For a general summary of certain income tax implications to a dissenting Dynacare shareholder, see the discussion under the heading "Tax Considerations to Dynacare Securityholders--Certain Canadian Federal Income Tax Considerations to Dynacare Securityholders" on page 90.

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                       PROPOSALS BY DYNACARE SHAREHOLDERS

    Dynacare will hold its 2003 annual meeting of shareholders only if the arrangement has not already been completed. Proposals that Dynacare shareholders wish to include in our information circular and proxy statement and proxy form for presentation at Dynacare's 2003 annual meeting of Dynacare shareholders must be received by Dynacare at its principal executive offices no later than December 31, 2002. Any such proposal must be in accordance with the rules and regulations of the SEC. With respect to proposals submitted by a shareholder other than for inclusion in our 2003 information circular and proxy statement and related proxy form, timely notice of any such proposal must be received by us in accordance with our by-laws no later than December 31, 2002. Any proxies solicited by our board of directors for the 2003 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

                      WHERE YOU CAN FIND MORE INFORMATION

    LabCorp and Dynacare file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

    The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, such as LabCorp and Dynacare, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for LabCorp documents filed under the Exchange Act is 1-11353 and the file number for Dynacare documents filed under the Exchange Act is 0-30976.

    Dynacare is permitted under SEC rules to "incorporate by reference" information into this proxy statement. This means that Dynacare can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement.

    This proxy statement incorporates by reference the documents listed below that LabCorp and Dynacare each has previously filed or will file with the SEC. They contain important information about LabCorp and Dynacare and their respective financial condition.

    LABCORP:

    - LabCorp's annual report on Form 10-K for its fiscal year ended December 31, 2001, filed on March 18, 2002;

    - LabCorp's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed on May 2, 2002;

    - LabCorp's definitive proxy statement filed on April 15, 2002;

    - LabCorp's current reports on Form 8-K filed on January 16, February 13, February 22, February 26, March 12, May 9, June 5, June 7, and June 20, 2002;

    - All documents filed with the SEC by LabCorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting are incorporated by reference into this proxy statement, effective the date such documents are filed; and

    - The description of LabCorp common stock set forth in the LabCorp Registration Statement filed under Section 12 of the Exchange Act on Form 8-A on March 30, 1995, including any amendment or report filed with the SEC for the purpose of updating such description.

    DYNACARE:

    - Dynacare's annual report on Form 10-K for its fiscal year ended
      December 31, 2001, filed on March 26, 2002, as amended on March 27, 2002;

    - Dynacare's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2002, filed on May 7, 2002;

    - Dynacare's definitive proxy statement filed on April 30, 2002;

    - Dynacare's current report on Form 8-K filed on May 14, 2002;

    - The description of Dynacare common stock set forth in the Dynacare Registration Statement filed under Section 12 of the Exchange Act on
      Form 8-A on November 3, 2000, including any amendment or report filed with the SEC for the purpose of updating such description; and

    - All documents filed with the SEC by Dynacare pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting are incorporated by reference into this proxy statement, effective the date such documents are filed.

    In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

    You may obtain any of the documents incorporated by reference in this document through Dynacare, LabCorp or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from LabCorp or Dynacare without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from LabCorp or Dynacare at the following addresses:

DYNACARE

Dynacare Inc.
14900 Landmark Boulevard
Dallas, Texas 75254
Attn: Corporate Secretary
Telephone: (972) 387-3200

LABCORP

Laboratory Corporation of America Holdings
358 Main Street
Burlington, North Carolina 27215.
Attn: Corporate Secretary
Telephone: (336) 229-1126

    You can also contact us at our websites, www.labcorp.com and www.dynacare.com. If you would like to request documents, please do so by July 10, 2002 to receive them before the special meeting. If you request any incorporated documents from LabCorp or Dynacare, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

    Neither LabCorp nor Dynacare has authorized anyone to give any information or make any representations about the business combination, LabCorp or Dynacare that is different from, or in addition to, that contained in this proxy statement or in any of the materials that Dynacare has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                  APPROVAL OF THE DYNACARE BOARD OF DIRECTORS

    The contents of this proxy statement and its delivery to Dynacare securityholders have been approved by our board of directors.

                                          By order of our board of directors

                                          /s/ Zbig S. Biskup
                                          Zbig S. Biskup
                                          Secretary

June 24, 2002

                                   APPENDIX A
                                 INTERIM ORDER

                                                       COURT FILE NO. 02-CL-4567

                                    ONTARIO
                           SUPERIOR COURT OF JUSTICE
                                COMMERCIAL LIST

THE HONOURABLE                                             FRIDAY, THE 21st DAY

MISTER JUSTICE SPENCE                                      OF JUNE, 2002.

       IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, CHAPTER B.16, AS AMENDED, AND AN APPLICATION UNDER RULES 14.05(2) AND (3) AND RULE 38 OF THE RULES OF CIVIL PROCEDURE.

       AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING DYNACARE INC., LABORATORY CORPORATION OF AMERICA HOLDINGS AND 3065619 NOVA SCOTIA COMPANY.

       DYNACARE INC., LABORATORY CORPORATION OF AMERICA HOLDINGS AND 3065619 NOVA SCOTIA COMPANY

                                                                      Applicants

                                   O R D E R

    THIS MOTION made by the Applicants for an Interim Order for the advice and directions of the Court in connection with a proposed arrangement between the Applicants pursuant to subsection 182(5) of the BUSINESS CORPORATIONS ACT (Ontario) was heard this day at 393 University Avenue, Toronto, Ontario.

    ON READING the Notice of Motion, the Notice of Application herein, and the Affidavit of Zbig S. Biskup sworn June 17, 2002 (the "Affidavit") and the exhibits thereto and on hearing the submissions of counsel for the Applicants:

DEFINITIONS

1. THIS COURT ORDERS that as used in this Order the terms hereinafter set forth shall have the following definitions:

    (a) "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Plan of Arrangement or made at the direction of this Court;

    (b) "Arrangement Resolution" means the special resolution of Securityholders approving the Plan of Arrangement as required by this Interim Order and applicable law, to be substantially in the form attached to the Circular;

    (c) "Business Day" means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York or in Toronto;

    (d) "Circular" means the notice of the Special Meeting and accompanying management information circular and proxy statement, including all appendices thereto, to be sent to the Securityholders in connection with the Special Meeting, as may be amended from time to time, a copy of which is attached as Exhibit A to the Affidavit;

    (e) "Dynacare" means Dynacare Inc.;

    (f) "Dynacare Common Shares" means the common shares in the capital of Dynacare;

    (g) "Notice" means the notice to Securityholders of the Special Meeting in the form which is part of the Circular;

    (h) "Notice of Application" means the notice of application to this Honourable Court for an Order approving the Arrangement in the form attached as Appendix B to the Circular;

    (i) "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), R.S.O. 1990, Chapter B.16, as amended;

    (j) "Plan of Arrangement" means the Plan of Arrangement attached as Appendix F to the Circular;

    (k) "Securityholders" means the Shareholders and the holders of Stock
       Options;

    (l) "Shareholders" means holders of Dynacare Common Shares;

    (m) "Special Meeting" means the special meeting of Securityholders to be held to consider, among other matters, the Arrangement; and

    (n) "Stock Option" means, at any time or times, an option, whether or not exercisable and whether or not vested, granted under either Dynacare's Amended and Restated Employee Stock Option Plan or Dynacare's Amended and Restated Stock Incentive Plan and being outstanding and unexercised as at such time or times.

SPECIAL MEETING

2. THIS COURT ORDERS THAT Dynacare is authorized and directed to call, hold and conduct the Special Meeting of the Securityholders on July 24, 2002 to, among other things, consider, and if deemed advisable, pass, with or without variation, the Arrangement Resolution to approve the Arrangement substantially in the same form as set out in the Plan of Arrangement as such Plan of Arrangement may be amended from time to time pursuant to its terms or as the Court may direct.

3. THIS COURT ORDERS THAT in all other respects the Special Meeting shall be called, held and conducted in accordance with the provisions of the OBCA, the Notice and the articles and by-laws of Dynacare, subject to the terms of this Order.

4. THIS COURT ORDERS THAT Dynacare is authorized to make such amendments, revisions or supplements to the Plan of Arrangement as it may determine, subject to the terms of the Plan of Arrangement and without any additional notice to the Dynacare Securityholders, and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Special Meeting and the subject of the Arrangement Resolution.

ADJOURNMENTS AND POSTPONEMENTS

5. THIS COURT ORDERS THAT Dynacare, if it deems advisable, is specifically authorized to adjourn or postpone the Special Meeting on one or more occasions, without the necessity of first convening the Special Meeting or first obtaining any vote of Securityholders or Shareholders respecting the adjournment or postponement.

RECORD DATE FOR NOTICE AND VOTING

6. THIS COURT ORDERS THAT the record date for determining Securityholders entitled to receive the Notice and the Circular and to vote at the Special Meeting shall be June 18, 2002, as previously approved by the board of directors of Dynacare and published by Dynacare.

NOTICE OF SPECIAL MEETING

7. THIS COURT ORDERS THAT Dynacare shall give notice of the Special Meeting substantially in the form of the Notice, subject to Dynacare's ability to insert dates and other relevant information in the final form of Notice. The Notice shall be given by one of the methods set out in paragraph 11 of this Interim Order, not later than twenty-one (21) days prior to the date established in the Notice for the Special Meeting.

THE CIRCULAR

8. THIS COURT ORDERS THAT Dynacare is authorized and directed to send to Securityholders the Circular, subject to such amendments, revisions or supplements as Dynacare may determine, which Circular will include the Notice of Application and this Interim Order.

SOLICITATION OF PROXIES

9. THIS COURT ORDERS THAT Dynacare is authorized to use the form of proxies substantially in the form attached as Exhibit B to the Affidavit, at the Special Meeting, subject to Dynacare's ability to insert dates and other relevant information in the final form of proxy. Dynacare is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine.

10. THIS COURT ORDERS THAT the procedure for the use of proxies at the Special Meeting shall be as set out in the Circular, provided however that Dynacare may in its discretion waive generally the time limits for the deposit of proxies by Securityholders, if Dynacare deems it advisable to do so.

METHOD OF DISSEMINATION

11. THIS COURT ORDERS THAT the Notice, the Circular, the Notice of Application, the proxies, this Interim Order (the "Meeting Materials") and any other communication(s) or document(s) determined by Dynacare to be necessary or appropriate, shall be disseminated, distributed, sent and given to Securityholders in one or more of the following methods:

    (a) by pre-paid ordinary mail, addressed to each Dynacare Securityholder at his, her or its address as shown on the share register or other records of Dynacare;

    (b) in the case of non-registered holders of Dynacare Common Shares, by providing multiple copies of the Meeting Materials to intermediaries and registered nominees to facilitate the broad distribution of the Meeting Materials to non-registered holders of Dynacare Common Shares;

    (c) by delivery, in person or by courier service, to the address specified in (a) above;

    (d) in the case of the directors of Dynacare, by courier or by delivery in person, addressed to the individual directors;

    (e) in the case of the auditors of Dynacare, by courier or by delivery in person, addressed to the firm of auditors; and

    (f) in the case of The Toronto Stock Exchange, by courier or by delivery in person.

12. Accidental failure or omission by Dynacare to give notice to any one or more Securityholders shall not constitute a breach of this Interim Order or a defect in the calling of the Special Meeting, but if any such failure or omission is brought to the attention of Dynacare, Dynacare shall use all reasonably commercial efforts to rectify it by the method and in the time most reasonably practicable in the circumstances. The Notice shall be deemed to have been received, MUTATIS MUTANDIS, in accordance with paragraph 13 of this Interim Order.

DEEMED RECEIPT OF NOTICE

13. THIS COURT ORDERS THAT Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been received:

    (a) in the case of mailing, three (3) days after the delivery thereof to the post office;

    (b) in the case of distribution by courier, one (1) business day after receipt by the courier; and

    (c) in the case of delivery, upon receipt thereof by the intended addressee or by the courier.

QUORUM AND VOTING

14. THIS COURT ORDERS THAT the Special Meeting shall be a single meeting of Dynacare Securityholders who shall vote together and that votes shall be taken at the Dynacare Meeting on the basis of:

    (a) each holder of Dynacare Common Shares is entitled to one (1) vote for each Dynacare Common Share held; and

    (b) each holder of Stock Options is entitled to one (1) vote for each Dynacare Common Share which may be purchased upon the exercise of such Stock Options.

15. THIS COURT ORDERS THAT, subject to further order of this Court, the Arrangement Resolution shall require, for passage, approval by the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3rd %) of the total votes validly cast in respect of the Arrangement Resolution by Dynacare Securityholders present in person or by proxy at the Special Meeting. Such votes shall be sufficient to authorize and direct Dynacare to do all such acts and things as may be necessary or desirable to give effect to the Arrangement on a basis consistent with what is provided for in the Circular, including, without limitation, entering into the Arrangement, and no further Dynacare Securityholder approval shall be required.

16. THIS COURT ORDERS THAT the only persons entitled to attend the Special Meeting shall be: (a) the holders of Dynacare Common Shares, or their respective proxies; (b) the holders of Stock Options who are entitled to vote at the Special Meeting, or their respective proxies; (c) the officers, directors, auditors and advisors of Dynacare; (d) representatives of Laboratory Corporations of America Holdings and 3065619 Nova Scotia Company; and (e) other persons with the permission of the Chairman of the Meeting.

17. THIS COURT ORDERS THAT Dynacare Securityholders holding thirty-three and one-third percent (33 1/3rd %) of the Dynacare Common Shares entitled to vote at the Special Meeting, whether present in person or by proxy, shall constitute a quorum for the Special Meeting and any adjournments or postponements thereof.

SCRUTINEERS

18. THIS COURT ORDERS THAT the scrutineer for the Special Meeting shall be CIBC Mellon Trust Company (acting through its representatives for that purpose). The duties of the scrutineer shall extend to:

    (a) invigilating and reporting to the Chairman on the deposit and validity of proxies;

    (b) reporting to the Chairman on the quorum of the Special Meeting;

    (c) reporting to the Chairman on the polls taken or ballots cast, if any, at the Special Meeting; and

    (d) providing to Dynacare and to the Chairman written reports on matters related to their duties.

DISSENT AND APPRAISAL RIGHTS

19. THIS COURT ORDERS THAT all Shareholders shall be entitled to exercise rights of dissent in respect of the Arrangement Resolution in accordance and in compliance with section 185 of the OBCA, as varied herein, and the terms of the Arrangement and to seek fair value for their Dynacare Common Shares provided that: (a) such dissenting Shareholders shall comply with the provisions of the Arrangement and section 185 of the OBCA, and
    (b) notwithstanding section 185(6) of the OBCA, the written objection to the Arrangement shall be provided to The Corporate Secretary of Dynacare, c/o CIBC Mellon Trust Company at 200 Queens Quay East, Toronto, Ontario, Canada, M5A4K9 (Attention: Proxy Department) or sent by fax to (416) 368-2502 (Attention: Proxy Department) not later than 5:00 p.m., Eastern Time, on the Business Day preceding the day of the Special Meeting. If the Arrangement is not completed, for any reason, the rights of any dissenting Shareholder suspended under section 185(14) of the OBCA shall be reinstated as at the date such Shareholder sent notice under section 185(10) of the OBCA.

SERVICE AND NOTICE OF SANCTION HEARING

20. THIS COURT ORDERS THAT upon approval by Dynacare Securityholders of the Arrangement in the manner set forth in this Interim Order, the Applicants may apply to this Honourable Court on or about July 25, 2002 for approval of the Arrangement and that the distribution and delivery of the Notice of Application herein, in accordance with paragraph 11 of this Interim Order, shall constitute good and sufficient service of such Notice of Application pursuant to this Interim Order and no other form of service need be made and no other material need be served on such persons in respect of these proceedings, unless a Notice of Appearance is served on Dynacare's solicitors as set out below.

21. THIS COURT ORDERS THAT the person entitled to appear at any hearing to sanction and approve the Arrangement, and to appear and to be heard therefrom, shall be only:

    (a) the Applicants; and

    (b) persons who have filed a Notice of Appearance herein in accordance with the RULES OF CIVIL PROCEDURE.

    Service of the Notice, the Circular, the Notice of Application, this Interim Order, the proxy and other communications or documents determined by Dynacare to be necessary or appropriate, in the manner described in paragraph 11 of this Interim Order, shall constitute good and sufficient notice of the application to pass the Arrangement Resolution to approve the Arrangement as set out in the Plan of Arrangement.

22. THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on counsel for Dynacare, Laboratory Corporation of America Holdings and 3065619 Nova Scotia Company at the following addresses:

           GOODMAN AND CARR LLP
           Attention: Ronald E. Carr LSUC# 13341F
           200 King Street West
           Suite 2300
           Toronto ON M5H 3W5

           Tel: (416) 595-2399
           Fax: (416) 595-0567

           Solicitor for Dynacare Inc.--Co-Applicant

           STIKEMAN ELLIOTT
           Attention: Elizabeth Pillon LSUC# 35638M
           Suite 5300, Commerce Court West
           199 Bay Street
           Toronto, ON M5L 1B9

           Tel: (416) 869-5623
           Fax: (416) 947-0866

           Solicitor for Laboratory Corporation of America Holdings and 3065619 Nova Scotia Company--Co-Applicants

VARIANCE

23. THIS COURT ORDERS that the Applicants shall be entitled, at any time, to seek leave to vary this Interim Order.

PRECEDENCE

24. THIS COURT ORDERS that to the extent of any inconsistency or discrepancy, with respect to the matters provided for in this Interim Order, between this Interim Order and terms of any instrument creating, governing, or collateral to the Dynacare Common Shares or the articles or by-laws of Dynacare, this Interim Order shall govern.

EXTRA-TERRITORIAL ASSISTANCE

25. THIS COURT SEEKS AND REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States and the states or other subdivisions of the United States to act in aid of and to be complementary to this Court in carrying out the terms of this Interim Order.

                                                                       "Spence J."
                                                          --------------------------------------

                                   APPENDIX B
                     NOTICE OF APPLICATION FOR FINAL ORDER

                                                       Court File No. 02-CL-4567

                                    ONTARIO
                           SUPERIOR COURT OF JUSTICE
                               (COMMERCIAL LIST)

       IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, CHAPTER B.16, AS AMENDED, AND AN APPLICATION UNDER RULES 14.05(2) AND (3) AND RULE 38 OF THE RULES OF CIVIL PROCEDURE;

       AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING DYNACARE INC., LABORATORY CORPORATION OF AMERICA HOLDINGS AND 3065619 NOVA SCOTIA COMPANY;

       DYNACARE INC., LABORATORY CORPORATION OF AMERICA HOLDINGS AND 3065619 NOVA SCOTIA COMPANY

                                                                      Applicants

                             NOTICE OF APPLICATION

TO: THE RESPONDENTS

    A LEGAL PROCEEDING HAS BEEN COMMENCED by the Applicant(s). The claim made by the Applicant(s) appears on the following page.

    THIS APPLICATION will come on for hearing before a Judge presiding over the Commercial List on a date to be established by the Commercial List Office or as otherwise scheduled at 393 University Avenue, Toronto, Ontario.

    YOU HAVE THE RIGHT TO BE HEARD AT THE HEARING OF THIS APPLICATION. IF YOU WISH TO OPPOSE OR OTHERWISE ATTEND AT THIS APPLICATION, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38C prescribed by the Rules of Civil Procedure, serve it on the Applicant(s) lawyer(s) or, where the Applicant(s) do(es) not have a lawyer, serve it on the Applicant(s), and file it, with proof of service, in this court office, and you or your lawyer(s) must appear at the hearing.

    IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer(s) must, in addition to serving your notice of appearance, serve a copy of the evidence on the Applicant(s) lawyer(s) or, where the Applicant(s) do(es) not have a lawyer, serve it on the Applicant(s), and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

    IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date: June 17, 2002
                                                  Issued by:          (Signed) Local Registrar
                                                              ----------------------------------------

                                                  Address of court office:
                                                  393 University Avenue
                                                  Toronto, ON M5G 1E6

TO:  All holders of Common Shares and all
     holders of Options to purchase Common
     Shares of Dynacare Inc.

                             A P P L I C A T I O N

1. THE APPLICANTS, DYNACARE INC., LABORATORY CORPORATION OF AMERICA HOLDINGS AND 3065619 NOVA SCOTIA COMPANY, MAKE AN APPLICATION FOR:

    (a) an Interim Order, for advice and directions pursuant to Section 182(5) of the BUSINESS CORPORATIONS ACT, R.S.O. 1990, Chapter B.16, as amended (the "OBCA");

    (b) a final Order approving the fairness of the terms and conditions of the proposed Plan of Agreement (the "Arrangement") between Dynacare Inc., Laboratory Corporation of America Holdings and 3065619 Nova Scotia Company, substantially in the form described in the Management Information Circular and Proxy Statement to be served upon the shareholders and holders of options to purchase common shares (collectively the "securityholders") of Dynacare Inc. under Section 182 of the OBCA and approving the Arrangement; and

    (c) such further and other relief as counsel may request and this Honourable Court may deem just.

2.  THE GROUNDS FOR THE APPLICATION ARE:

    (a) the provisions of Section 182 of the OBCA and Rules 14.05(2) and 17.02 of the Rules of Civil Procedure;

    (b) all statutory requirements under the OBCA have been fulfilled;

    (c) the Arrangement is in the best interests of the Applicants and is fair and reasonable to the securityholders of Dynacare Inc. and is put forward in good faith;

    (d) if made, the Order of this Honourable Court approving the fairness of the Arrangement and the Arrangement will constitute the basis for an exemption from the Securities Act of 1933, as amended, of the United States of America, by virtue of Section 3(a)(10) of that Act, with respect to the securities to be issued under the Arrangement;

    (e) Rule 17.02(n) and 17.02(o) of the RULES OF CIVIL PROCEDURE with respect to the service of this Notice of Application outside of Ontario. All securityholders of Dynacare Inc. are proper parties to this Application; and

    (f) such further and other grounds as counsel may advise and this Honourable Court permit.

3.  THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE
    APPLICATION:

    (a) the Affidavit of Zbig S. Biskup, sworn June 17, 2002 and exhibits attached thereto; and

    (b) such further and other documentary evidence as counsel may adduce and this Honourable Court may permit.

4. THE APPLICANTS RELY ON RULE 17.02(n) and 17.02(o) of the Rules of Civil Procedure with respect to the service of this Notice of Application outside of Ontario.

DATE: June 17, 2002                               GOODMAN AND CARR LLP
                                                  Attention: Ronald E. Carr
                                                  LSUC # 13341F
                                                  200 King Street West
                                                  Suite 2300
                                                  Toronto ON M5H 3W5

                                                  Tel: (416) 595-2300
                                                  Fax (416) 595-0567

                                                  Solicitors for the Co-Applicant--
                                                  Dynacare Inc.

                                                  STIKEMAN ELLIOTT
                                                  Attention: Elizabeth Pillon
                                                  LSUC # 35638M
                                                  Suite 5300, Commerce Court West
                                                  199 Bay Street
                                                  Toronto, ON M5L 1B9

                                                  Tel: (416) 869-5623
                                                  Fax: (416) 947-0866

                                                  Solicitors for Laboratory Corporation of
                                                  America Holdings and 3065619 Nova Scotia
                                                  Company--Co-Applicants

To: All holders of Common Shares and all holders of Options to purchase Common Shares of Dynacare Inc.

                                   APPENDIX C
                             ARRANGEMENT RESOLUTION

               SPECIAL RESOLUTION OF THE COMPANY SECURITYHOLDERS

    BE IT RESOLVED THAT:

    The arrangement (the "ARRANGEMENT") under Section 182 of the Business Corporations Act (Ontario), the ("OBCA") involving Dynacare, Inc. (the "COMPANY"), as more particularly described and set forth in the management information circular and proxy statement, including all appendices thereto, (the "CIRCULAR") of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

    The plan of Arrangement (the "PLAN OF ARRANGEMENT") involving the Company, the full text of which is set out as Annex II to the Pre-Merger Agreement made as of May 8, 2002 among Laboratory Corporation of America Holdings, 3065619 Nova Scotia Company and the Company (the "PRE-MERGER AGREEMENT"), (as the Plan of Arrangement may be or may have been amended) is hereby approved and adopted.

    Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and holders of options of the Company or that the Arrangement has been approved by the Superior Court of Justice (Ontario), the directors of the Company are hereby authorized and empowered (i) to amend the Pre-Merger Agreement, or the Plan of Arrangement to the extent permitted by the Pre-Merger Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders and holders of options of the Company, but only if the Pre-Merger Agreement is terminated in accordance with Article VIII thereof.

    Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute, under the seal of the Company or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the OBCA in accordance with the Pre-Merger Agreement for filing.

    Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing or any such act or thing.

                                   APPENDIX D
                             CONTINUANCE RESOLUTION
                 SPECIAL RESOLUTION OF THE COMPANY SHAREHOLDERS

    BE IT RESOLVED THAT:

    The continuance (the "Continuance") of Dynacare Inc. (the "Company") under the COMPANIES ACT (Nova Scotia) (the "NSCA"), pursuant to (i) an application to the Director under Section 181 of the BUSINESS CORPORATIONS ACT (Ontario) (the "OBCA") for authorization to continue under the NSCA and (ii) an application to the Registrar under Section 133 of the NSCA for a certificate of continuance continuing the Company under the NSCA, as more particularly described and set forth in the management information circular and proxy statement, including all appendices thereto, (the "Circular") of the Company accompanying the notice of this meeting, is hereby authorized and approved.

    Articles of continuance in substantially the form of the Company's existing articles with such changes and additions as are necessary or advisable in order to give effect to the Continuance and to comply with the laws of Nova Scotia and all amendments to the articles of the Company reflected therein are hereby authorized and approved.

    Notwithstanding that this resolution has been passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered
(i) to revoke this resolution at any time prior to the issuance of a certificate of continuance giving effect to this resolution, and (ii) to determine not to proceed with such continuance.

    Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver articles of continuance and such other documents as are necessary or desirable to the Registrar under the NSCA.

    Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing or any such act or thing.

                                   APPENDIX E
                                MERGER AGREEMENT

                              PRE-MERGER AGREEMENT
                                     AMONG
                  LABORATORY CORPORATION OF AMERICA HOLDINGS,
                          3065619 NOVA SCOTIA COMPANY
                                      AND
                                 DYNACARE INC.
                            DATED AS OF MAY 8, 2002

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               --------
ARTICLE I DEFINITIONS........................................................     E-5

  Section 1.01   Definitions.................................................     E-5

ARTICLE II ARRANGEMENT.......................................................    E-11

  Section 2.01   Implementation Steps by the Company.........................    E-11
  Section 2.02   Interim Order...............................................    E-12
  Section 2.03   Articles of Arrangement.....................................    E-12
  Section 2.04   Circular....................................................    E-12
  Section 2.05   Securities Compliance.......................................    E-13
  Section 2.06   Preparation of Filings......................................    E-13
  Section 2.07   Company Action..............................................    E-14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................    E-14

  Section 3.01   Organization and Qualification; Subsidiaries................    E-14
  Section 3.02   Certificate of Incorporation and By-Laws....................    E-15
  Section 3.03   Authority Relative to this Agreement........................    E-15
  Section 3.04   No Conflict; Required Filings and Consents..................    E-15
  Section 3.05   Capitalization..............................................    E-16
  Section 3.06   SEC Filings; Financial Statements...........................    E-17
  Section 3.07   Information to be Supplied..................................    E-18
  Section 3.08   Permits; Compliance.........................................    E-18
  Section 3.09   Absence of Certain Changes or Events........................    E-20
  Section 3.10   Absence of Litigation.......................................    E-21
  Section 3.11   Material Contracts..........................................    E-21
  Section 3.12   Employee Benefit Plans......................................    E-22
  Section 3.13   Labor and Employment Matters................................    E-23
  Section 3.14   Customers...................................................    E-24
  Section 3.15   Property and Leases.........................................    E-24
  Section 3.16   Intellectual Property.......................................    E-25
  Section 3.17   Taxes.......................................................    E-26
  Section 3.18   Environmental Matters.......................................    E-27
  Section 3.19   Insurance...................................................    E-28
  Section 3.20   Brokers.....................................................    E-28
  Section 3.21   Board Approval; Vote Required...............................    E-28
  Section 3.22   Related Party Transactions..................................    E-28
  Section 3.23   Disclosure..................................................    E-28
  Section 3.24   Absence of Violation........................................    E-29
  Section 3.25   Takeover Statutes...........................................    E-29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER............    E-29

  Section 4.01   Corporate Organization......................................    E-29
  Section 4.02   Certificate of Incorporation and By-Laws....................    E-30
  Section 4.03   Authority Relative to this Agreement........................    E-30
  Section 4.04   No Conflict; Required Filings and Consents..................    E-30
  Section 4.05   Capitalization..............................................    E-31
  Section 4.06   SEC Filings; Financial Statements...........................    E-31
  Section 4.07   Information to Be Supplied..................................    E-32

                                                                                 PAGE
                                                                               --------
  Section 4.08   Permits; Compliance.........................................    E-32
  Section 4.09   Absence of Certain Changes or Events........................    E-34
  Section 4.10   Litigation..................................................    E-35
  Section 4.11   No Vote Required............................................    E-35
  Section 4.12   Operations of Purchaser.....................................    E-35
  Section 4.13   Brokers.....................................................    E-35
  Section 4.14   Financing...................................................    E-35
  Section 4.15   Ownership of Company Common Stock...........................    E-35

ARTICLE V CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE....................    E-35

  Section 5.01   Conduct of Business by the Company..........................    E-35
  Section 5.02   Conduct of Business by Parent...............................    E-38

ARTICLE VI ADDITIONAL AGREEMENTS.............................................    E-38

  Section 6.01   Access to Information; Confidentiality......................    E-38
  Section 6.02   No Solicitation of Transactions.............................    E-38
  Section 6.03   Stockholder Meeting.........................................    E-40
  Section 6.04   Employee Benefits Matters...................................    E-40
  Section 6.05   Directors' and Officers' Indemnification and Insurance......    E-41
  Section 6.06   Notification of Certain Matters.............................    E-41
  Section 6.07   Company Affiliates..........................................    E-42
  Section 6.08   Further Action; Reasonable Efforts..........................    E-42
  Section 6.09   Purchaser...................................................    E-43
  Section 6.10   NYSE Listing................................................    E-43
  Section 6.11   Public Announcements........................................    E-43
  Section 6.12   Transfer Tax................................................    E-43
  Section 6.13   Indebtedness................................................    E-43

ARTICLE VII CONDITIONS.......................................................    E-44

                 Conditions Precedent to Each Party's Obligation to Effect
  Section 7.01   the Arrangement.............................................    E-44
  Section 7.02   Conditions Precedent to Obligations of Parent...............    E-44
  Section 7.03   Conditions Precedent to the Company's Obligations...........    E-45

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................    E-45

  Section 8.01   Termination by Mutual Consent...............................    E-45
  Section 8.02   Termination by Either Parent or the Company.................    E-45
  Section 8.03   Termination by the Company..................................    E-45
  Section 8.04   Termination by Parent.......................................    E-46
  Section 8.05   Effect of Termination and Abandonment.......................    E-47

ARTICLE IX GENERAL PROVISIONS................................................    E-47

  Section 9.01   Non-Survival of Representations and Warranties..............    E-47
  Section 9.02   Amendments, Modification and Waiver.........................    E-47
  Section 9.03   Notices.....................................................    E-48
  Section 9.04   Severability................................................    E-49
  Section 9.05   Entire Agreement; Assignment................................    E-49
  Section 9.06   Parties in Interest.........................................    E-49
  Section 9.07   Interpretation..............................................    E-49
  Section 9.08   Specific Performance........................................    E-49
  Section 9.09   Governing Law...............................................    E-50

                                                                                 PAGE
                                                                               --------
  Section 9.10   Waiver of Jury Trial........................................    E-50
  Section 9.11   Headings....................................................    E-50
  Section 9.12   Counterparts................................................    E-50
  Section 9.13   Currency....................................................    E-50

EXHIBIT A

ANNEX I

ANNEX II

SCHEDULE 1

COMPANY DISCLOSURE SCHEDULES

PARENT DISCLOSURE SCHEDULES

                              PRE-MERGER AGREEMENT

    THIS PRE-MERGER AGREEMENT (this "AGREEMENT") is made as of May 8, 2002, by and among Laboratory Corporation of America Holdings, a Delaware corporation ("PARENT"), 3065619 NOVA SCOTIA COMPANY, a Nova Scotia corporation and an indirect wholly owned subsidiary of Parent ("PURCHASER") and Dynacare Inc., an Ontario corporation (the "COMPANY").

    WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser upon the terms and subject to the conditions set forth herein;

    WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to Section 182 of the Business Corporations Act (Ontario) (the "OBCA"), of the Company and the Purchaser (the "ARRANGEMENT");

    WHEREAS, the Arrangement is intended to provide holders of Company Common Stock (as defined below) with the opportunity to dispose of their shares in exchange for a combination of cash and shares of Parent Common Stock (as defined below), all in accordance with the terms and conditions set forth in this Agreement;

    WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has
(i) determined that the Arrangement is fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company's stockholders; and

    WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Purchaser and certain stockholders of the Company (the "STOCKHOLDERS") have entered into a Stockholders Agreement, dated as of the date hereof (the "STOCKHOLDERS AGREEMENT"), pursuant to which, among other things, the Stockholders have irrevocably agreed to vote all shares of Company Common Stock beneficially owned by them in favor of the Arrangement and against any competing proposals, and, under certain circumstances, to sell the shares of Company Common Stock beneficially owned by them to Parent.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01  DEFINITIONS.

    (a) For purposes of this Agreement:

    "AFFILIATE" of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

    "ARRANGEMENT" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

    "ARRANGEMENT RESOLUTION" means the special resolution of the Company Securityholders, to be substantially in the form and content of Annex I annexed hereto.

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

    "BENEFICIAL OWNER", with respect to any Company Common Stock, has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

    "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York or in Toronto.

    "CANADIAN SECURITIES LAWS" means all applicable securities laws in the province of Ontario, all as now enacted or as the same as may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements of and any exempting orders issued by the Canadian Securities Regulators.

    "CANADIAN SECURITIES REGULATORS" means the Ontario Securities Commission.

    "CERTIFICATE" means a certificate or certificates representing shares of Company Common Stock.

    "CIRCULAR" means the notice of the Company Meeting and accompanying management information circular and proxy statement, including all appendices thereto, to be sent to holders of Company Common Stock and Company Stock Options in connection with the Company Meeting, as may be amended from time to time.

    "CODE" means the United States Internal Revenue Code of 1986, as amended.

    "COMPANY COMMON STOCK" means the Company's common stock, without par value.

    "COMPANY MATERIAL ADVERSE EFFECT" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) is or is reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to
(w) changes in general economic conditions in any region in which the Company or its Subsidiaries operate unless those changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in that region, (x) changes in the United States or Canadian financial markets in general, (y) changes in the industry in which the Company and its Subsidiaries operate unless those changes have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other companies in that industry, or (z) the public announcement of this Agreement or the transactions contemplated hereby.

    "COMPANY MEETING" means the special meeting (or annual and special meeting) of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and for any other proper purpose as may be set out in the notice for such meeting.

    "COMPANY PERMIT" means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted.

    "COMPANY SECURITYHOLDERS" means the holders of Company Common Stock and Company Stock Options, collectively.

    "COMPANY STOCK OPTIONS" means, at any time or times, the options, whether or not exercisable and whether or not vested, granted under the Company Stock Option Plans and being outstanding and unexercised, at such time or times.

    "COMPANY STOCK OPTION PLANS" means each of the Company's Amended and Restated Employee Stock Option Plan and the Company's Amended and Restated Stock Option Incentive Plan, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

    "CONTINUANCE RESOLUTION" means the special resolution of the Company stockholders authorizing and approving the continuance of the Company as a "COMPANY LIMITED BY SHARES" under the laws of the Province of Nova Scotia.

    "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

    "COURT" means the Superior Court of Justice (Ontario).

    "DIRECTOR" means the Director appointed pursuant to Section 278 of the OBCA.

    "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement.

    "DISSENTING SHAREHOLDER" has the meaning ascribed thereto in the Plan of Arrangement.

    "DROP DEAD DATE" means October 31, 2002, or such later date as may be mutually agreed by the parties to this Agreement.

    "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date.

    "EFFECTIVE TIME" has the meaning ascribed thereto in the Plan of Arrangement.

    "ENVIRONMENTAL LAWS" means any applicable Law relating to (i) Hazardous Substances or materials containing Hazardous Substances; or (ii) pollution or protection of the environment, human health or safety as a result of exposure to Hazardous Substances, and shall include the following ("SPECIFIED ENVIRONMENTAL LAWS"): the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and all similar state, Canadian federal and provincial laws.

    "EXCHANGE CONSIDERATION" has the meaning ascribed thereto in the Plan of Arrangement.

    "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

    "HAZARDOUS SUBSTANCES" means (i) those substances listed in, defined in or regulated under Specified Environmental Laws; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; and (iv) polychlorinated biphenyls, asbestos and radon.

    "INDEBTEDNESS" means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of its Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of its Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) all obligations under capitalized leases in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of its Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

    "INTELLECTUAL PROPERTY" means (i) United States and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

    "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.02.

    "NASDAQ" means the Nasdaq National Market.

    "NOON SPOT RATE" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one US dollar expressed in Canadian dollars.

    "NYSE" means the New York Stock Exchange.

    "OBCA" means the Business Corporations Act (Ontario) as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

    "PARENT CLOSING PRICE" means the closing on the NYSE of the Parent Common Stock on the Business Day immediately preceding the Effective Date.

    "PARENT COMMON STOCK" means Parent's common stock, par value $.10 per share.

    "PARENT MATERIAL ADVERSE EFFECT" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole or
(ii) is or is reasonably likely to, prevent or materially delay Parent from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to
(w) changes in general economic conditions in any region in which Parent and its Subsidiaries operate unless those changes have a materially disproportionate impact on Parent and its Subsidiaries, taken as a whole, as compared to other companies in that region, (x) changes in the United States or Canadian financial markets in general, (y) changes in the industry in which Parent and its subsidiaries operate unless those changes have a materially disproportionate impact on Parent and its Subsidiaries, taken as a whole, as compared to other companies in that industry, or (z) the public announcement of this Agreement or the transactions contemplated hereby. All references to Parent Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the business, financial condition, assets, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after giving effect to the Transaction.

    "PARENT OPTION SHARES" has the meaning ascribed thereto in Section 2.03(a).

    "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

    "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Annex II annexed hereto and any amendments or variations thereto made in accordance with Section 9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

    "PROXY STATEMENT" means the proxy statement on Schedule 14A to be filed with the SEC by the Company in connection with the solicitation of votes of the Company Securityholders to approve the Transaction.

    "RELEASE" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of Hazardous Substances from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems.

    "REMEDIATION" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

    "SECURITIES LEGISLATION" means the Securities Act, the Exchange Act, Blue Sky Laws, and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSE, the NYSE and Nasdaq.

    "SECURITY PORTION" has the meaning ascribed thereto in the Plan of Arrangement.

    "STARK LAW" means Section 1877 of the Social Security Act (42 U.S.C. 1395 nn).

    "SUBSIDIARY" or "SUBSIDIARIES" of the Parent means any corporation, partnership, joint venture or other legal entity of which Parent (a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests or (b) is or controls a general partner or other managing body of such legal entity and "SUBSIDIARY" or "SUBSIDIARIES" of the Company means any corporation, partnership, joint venture or other legal entity of which the Company (a) owns, directly or indirectly, 35% or more of the outstanding common stock, limited partnership or member interests or other equity interests or (b) is or controls a general partner or other managing body of such legal entity.

    "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

    "TRANSACTION" means the transactions contemplated by this Agreement, including the Arrangement.

    "TSE" means the Toronto Stock Exchange.

    "VESTED COMPANY STOCK OPTION" means each Company Stock Option that is vested or that will become vested as a result of the consummation of the transactions contemplated hereunder.

    (b) The following terms have the meanings set forth in the Sections set forth below:

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                  ------------------------
Action......................................................        Section 3.10
Agreement...................................................          Preamble
Approvals...................................................      Section 3.08(a)
Board Recommendation........................................        Section 6.03
Blue Sky Laws...............................................      Section 3.04(b)
Company.....................................................          Preamble
Company Affiliate...........................................        Section 6.07
Company Board...............................................          Recitals
Company Disclosure Schedule.................................        ARTICLE III
Company Financial Advisor...................................        Section 2.08
Company Licensed Intellectual Property......................      Section 3.16(a)
Company Owned Intellectual Property.........................      Section 3.16(a)
Company Reports.............................................      Section 3.06(a)
Company Subsidiary..........................................      Section 3.01(a)
Competing Transaction.......................................      Section 6.02(d)
Competition Act.............................................      Section 3.04(b)
Confidentiality Agreement...................................      Section 6.01(b)
Customers...................................................        Section 3.14
Environmental Permits.......................................        Section 3.18
ERISA.......................................................      Section 3.12(a)
Exchange Act................................................      Section 3.06(a)
Form S-8....................................................      Section 2.06(b)
GAAP........................................................      Section 3.06(b)
Governmental Authority......................................      Section 3.04(b)
HSR Act.....................................................      Section 3.04(b)
Indenture...................................................        Section 6.13
IRS.........................................................      Section 3.12(a)
Law.........................................................      Section 3.04(a)
Leases......................................................      Section 3.15(d)
Liens.......................................................      Section 3.15(b)
Management Letters..........................................      Section 3.06(d)
Material Contracts..........................................      Section 3.11(a)
Monthly CapEx Amount........................................      Section 5.01(b)
Multiemployer Plan..........................................      Section 3.12(b)
Multiple Employer Plan......................................      Section 3.12(b)
Newco.......................................................      Section 2.03(a)
New US Holdco...............................................      Section 2.03(a)
Parent......................................................          Preamble
Parent Disclosure Schedule..................................         ARTICLE IV
Parent Option Shares........................................      Section 2.03(a)
Parent Preferred Stock......................................      Section 4.05(a)
Parent Reports..............................................      Section 4.06(a)
Parent Stock Option Plans...................................      Section 4.05(a)
Permitted Liens.............................................      Section 3.15(b)
Plans.......................................................      Section 3.12(a)
Purchaser...................................................          Preamble
Recommendation..............................................        Section 2.08
Related Party Agreement.....................................      Section 3.11(a)

DEFINED TERM                                                   LOCATION OF DEFINITION
------------                                                  ------------------------
Replacement Option..........................................  Annex II, Section 2.2(e)
Representatives.............................................      Section 6.02(a)
Restrictive Agreement.......................................      Section 3.11(a)
SEC.........................................................      Section 3.06(a)
Securities Act..............................................      Section 3.06(a)
Stockholders................................................          Recitals
Stockholders Agreement......................................          Recitals
Superior Proposal...........................................      Section 6.02(e)
Takeover Statute............................................        Section 3.25
Termination Date............................................        Section 8.02
Transfer Taxes..............................................        Section 6.12
US GAAP.....................................................      Section 4.06(b)

                                   ARTICLE II
                                  ARRANGEMENT

    SECTION 2.01  IMPLEMENTATION STEPS BY THE COMPANY.

    Subject to the terms of this Agreement, the Company covenants in favor of Parent and the Purchaser that the Company shall:

        (a) As soon as reasonably practical after execution and delivery of this Agreement, apply in a manner acceptable to the Parent and the Purchaser, acting reasonably, under Section 182 of the OBCA for an order approving the Interim Order, and thereafter proceed with and diligently seek the Arrangement;

        (b) Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution and the Continuance Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

        (c) Include in the Circular the unanimous recommendation of the directors of the Company that the Company Securityholders vote in favor of the Arrangement Resolution and the Continuance Resolution;

        (d) Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

        (e) No more than five (5) Business Days prior to the Effective Date, constitute a newly formed wholly-owned entity incorporated as a Nova Scotia unlimited liability company pursuant to the laws of the Province of Nova Scotia ("NEWCO") and transfer to Newco its one percent (1%) interest in Dynacare Financing GP in exchange for additional shares of common stock of Newco;

        (f) No more than five (5) Business Days prior to the Effective Date, form a Delaware limited liability company with its mind and management in Delaware ("NEW US HOLDCO");

        (g) No more than five (5) Business Days prior to the Effective Date, transfer all of the shares of Dynacare Laboratories Inc. to New US Holdco for shares of New US Holdco;

        (h) Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement; and

        (i) Use all reasonable best efforts in order that the Company and The Dynacare Health Group Inc. shall be continued under the laws of the Province of Nova Scotia.

    SECTION 2.02  INTERIM ORDER.

    The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

    (a) For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

    (b) That the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by the Company Securityholders present in person or by proxy at the Company Meeting (such that each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held and each holder of a Company Stock Option is entitled to one vote for each share of Company Common Stock such holder would have received on a valid exercise of such Company Stock Option);

    (c) That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

    (d) For the grant of the Dissent Rights; and

    (e) For the notice requirements respecting the presentation of the application to the Court for a Final Order.

    SECTION 2.03  ARTICLES OF ARRANGEMENT.

    (a) The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

    (b) In the event of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into capital stock or capital stock equivalents, of the Company or Parent, or any recapitalization or other like change occurring after the date of this Agreement with respect to the Company or Parent, including without limitation Parent's planned two-for-one stock split on May 10, 2002, the Security Portion of the Exchange Consideration shall be proportionately adjusted upward or downward, as the case may be.

    SECTION 2.04  CIRCULAR.

    (a) As promptly as practicable after the execution and delivery of this Agreement, Parent and the Company shall prepare the Circular and the Proxy Statement together with any other documents required by Securities Legislation, other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular, the Proxy Statement and any other documentation required in connection with the Company Meeting to be sent to each holder of Company Common Stock and Company Stock Options and filed as required by the Interim Order and applicable Securities Legislation.

    (b) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Circular, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the transactions contemplated by this Agreement.

    SECTION 2.05  SECURITIES COMPLIANCE.

    (a) Parent shall use all reasonable best efforts to obtain, prior to the Effective Time, all orders required from the Canadian Securities Regulators to permit the issuance and first resale of (a) the shares of Parent Common Stock issued pursuant to the Arrangement, and (b) the shares of Parent Common Stock issued from time to time upon the exercise of the Replacement Options, without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Authority or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of a holder being a "control person" of Parent or Purchaser or the Company for purposes of Canadian federal, provincial or territorial Securities Legislation).

    (b) As promptly as practicable after the Effective Date, Parent shall file a registration statement on Form S-8 (or other applicable form) (the
"FORM S-8"), and take such actions as necessary to keep the information therein current from time to time, in order to maintain the effectiveness of the Form S-8 and to register under the Securities Act those shares of Parent Common Stock to be issued from time to time after the Effective Time upon the exercise of the Replacement Options.

    SECTION 2.06  PREPARATION OF FILINGS.

    (a) Each of Parent, Purchaser and the Company shall cooperate and use their reasonable best efforts in:

        (i) the preparation and filing of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation in connection with the Arrangement and the transactions contemplated hereby;

        (ii) the taking of all such action as may be required under any applicable Securities Legislation (including Blue Sky Laws) in connection with the issuance of the shares of Parent Common Stock in connection with the Arrangement or the exercise of the Replacement Options; provided, however, that with respect to the Blue Sky Laws and Canadian provincial qualifications, neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the shares of Parent Common Stock; and

       (iii) the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

    (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Section 2.04 and Section 2.05 and the foregoing provisions of this
Section 2.06 and the obtaining of all regulatory approvals required by
Section 7.01(a), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

    (c) Each of Parent and the Company shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular, the Proxy Statement or an application for an order contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular, the Proxy Statement or such application or registration statement. In any such event, Parent and the Company shall cooperate in the preparation of a supplement or amendment to the Circular, the Proxy Statement, the application for an order or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Securityholders and/or filed with the relevant securities regulatory authorities.

    SECTION 2.07  COMPANY ACTION.

    The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has
(i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Arrangement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Arrangement and (iii) resolved to recommend acceptance of the Arrangement and, as applicable, adoption of this Agreement by the Company's Securityholders (the "RECOMMENDATION") and, subject to Section 6.03, will use its best efforts to obtain the necessary vote in favor of the Arrangement by the Company Securityholders; provided, however, that the Company Board may withdraw, qualify, modify or amend the Recommendation as and only to the extent permitted by Section 6.03. The Company further represents that the Company Board has received the opinion of UBS Warburg LLC (the "COMPANY FINANCIAL ADVISOR") to the effect that, as of the date of this Agreement, the Exchange Consideration to be received by the holders of Company Common Stock (other than the Stockholders and their respective Affiliates) in the Arrangement is fair, from a financial point of view, to such holders, and a copy of the written opinion of the Company Financial Advisor, promptly upon receipt thereof, will be delivered to Parent solely for information purposes. The Company hereby consents to the inclusion in the Circular and the Proxy Statement of the Recommendation of the Company Board and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02. The Company has been advised by its directors and officers that they intend to vote all shares of Company Common Stock beneficially owned by them in favor of the Arrangement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    As an inducement to Parent and Purchaser to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), hereby represents and warrants to Parent and Purchaser as follows:

    SECTION 3.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Each of the Company and each Subsidiary of the Company, together with each Person listed in Section 3.01(a) of the Company Disclosure Schedule (each, a "COMPANY SUBSIDIARY") is a corporation or other Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the requisite corporate, limited liability or partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have a Company Material Adverse Effect. The Company and each

Company Subsidiary is duly qualified or licensed as a foreign corporation or other Person to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect.

    (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Company Subsidiary, is set forth in
Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in
Section 3.01(b) of the Company Disclosure Schedule or except where such ownership would not reasonably be expected to have a Company Material Adverse Effect, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02  CERTIFICATE OF INCORPORATION AND BY-LAWS.

    The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating document and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents, except where such violation would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.03  AUTHORITY RELATIVE TO THIS AGREEMENT.

    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transaction (other than obtaining the necessary approvals or consents, including Company Securityholder approvals, and the filing and recordation of appropriate documents as required by the OBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company's Securityholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has duly and unanimously approved this Agreement and the transactions contemplated hereby and has recommended adoption thereof by the Company Securityholders.

    SECTION 3.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or other constating document or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.04(b) have been obtained or made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, common law, executive order, injunction, judgment, decree or other order, or lawful Federal Health Care Program manual, issuance or instruction ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11), Company Permit or franchise, except, with respect to clauses (ii) and (iii) as set out in Section 3.04(a) of the Company Disclosure Schedule or for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

    (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county, local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or supranational authority (a "GOVERNMENTAL AUTHORITY"), except (i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act, state securities or "blue sky" laws ("BLUE SKY LAWS") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Competition Act (Canada) (the "COMPETITION ACT"), the Investment Canada Act and filing and recordation of appropriate documents as required by the OBCA, (ii) as contemplated by Sections 2.01 and 2.02 and the Plan of Arrangement, and
(iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.05  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock. As of the close of business on May 7, 2002, 19,329,946 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.05(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.
Section 3.05(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or, except as set forth in
Section 3.05(a) of the Company Disclosure Schedule, to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

    (b) Each outstanding share of capital stock of or other ownership interest in each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and except as set forth in

Section 3.05(b) of the Company Disclosure Schedule, each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances, except for limitations on transfer imposed by federal or state or Canadian provincial securities Laws and except as set forth in
Section 3.05(b) of the Company Disclosure Schedule.

    SECTION 3.06  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and the applicable Canadian Securities Regulators since January 1, 2001 (such forms, reports, statements, schedules and other documents, including any such forms, reports, statements, schedules and other documents filed subsequent to the date hereof, being, collectively, the "COMPANY REPORTS"). The Company Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by the Company with the SEC or the applicable Canadian Securities Regulators, as the case may be, will on the date filed comply in all material respects, with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Canadian Securities Laws, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, any Canadian Securities Regulator, the Nasdaq, the TSE or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to Parent, and Parent has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was or will be prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). Each of the consolidated annual financial statements contained in the Company Reports contains a reconciliation to United States generally accepted accounting principles ("US GAAP") that fully complies with the requirements of law and US GAAP.

    (c) Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since
December 31, 2001 and which would not reasonably be expected to have a Company Material Adverse Effect.

    (d) True and complete copies of all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries' internal controls and accounting practices that have been received by the Company from its independent accountants since December 31, 1999 have been provided to Parent.

    SECTION 3.07  INFORMATION TO BE SUPPLIED.

    (a) The Circular, the Proxy Statement and the other documents required to be filed by the Company with the Canadian Securities Regulators or the SEC in connection with the Arrangement and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Securities Legislation and the OBCA, as the case may be. Each of the Circular, the Proxy Statement and the other documents required to be filed by the Company with the Canadian Securities Regulators or the SEC in connection with the Arrangement and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular or the Proxy Statement will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Circular or the Proxy Statement based on information supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 4.07.

    SECTION 3.08  PERMITS; COMPLIANCE.

    (a) Except as set forth in Section 3.08(a) of the Company Disclosure
Schedule:

        (i) the operations of the Company and its Subsidiaries have been conducted in compliance with all Laws, including without limitation all Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, any other Federal Health Care Program and workers compensation), fire, zoning and building and occupational safety matters, except for noncompliance that does not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

        (ii) neither the Company nor any of its Subsidiaries has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, or is in material default with respect to any Law, and to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any material violation of any Law is threatened or contemplated;

       (iii) each of the Company and its Subsidiaries has, and to the knowledge of the Company all professional employees or agents of each of the Company and its Subsidiaries have, all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents, and orders, including approvals from all Governmental Authorities ("APPROVALS") required for the conduct of the business of each of the Company and its Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Subsidiaries owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries or, to the

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    knowledge of the Company, any of its respective professional employees or agents is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect;

        (iv) all Approvals for the Company and each of its Subsidiaries are in full force and effect, and, to the knowledge of the Company, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect; and

        (v) no Approvals for the Company and each of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (b) Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries, nor the officers or directors, nor, to the knowledge of the Company, employees or agents of the Company or any of its Subsidiaries, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under SectionSection 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

          (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

           (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

           (C) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is
       (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

          (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

           (E) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility operated by the Company or any of its Subsidiaries in order that the facility may qualify for

                                      E-19
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       Medicare, Medicaid or any other Federal Health Care Program certification, or (2) information required to be provided under SSA
       Section 1124A; and

        (ii) the Company has a compliance program that has been implemented and, to the knowledge of the Company, the business of the Company and its Subsidiaries has been conducted in all material respects in accordance with the terms of the compliance program.

    (c) Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, (i) neither the Company nor, to the knowledge of the Company, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time, or who has an ownership or control interest (as defined in SSA Section 1124(a)(3) or any regulations promulgated thereunder) in the Company or any of its Subsidiaries prior to the Effective Time, or who is an officer, director, agent (as defined in 42 C.F.R.
Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b)) of the Company or any of its Subsidiaries prior to the Effective Time, and (ii) to the knowledge of the Company, no Person with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in, a Subsidiary) who has an indirect ownership interest (as that term is defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time (A) has had a civil monetary penalty assessed against it under SSA Section 1128A; (B) has been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; or (C) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3):

        (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

        (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

       (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency.

        (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in
    (i) through (iii) above; or

        (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

    SECTION 3.09  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    Since December 31, 2001, except (a) as expressly contemplated by this Agreement, (b) as described in the Company Reports filed prior to the date of this Agreement or (c) as disclosed in Section 3.09 of the Company Disclosure
Schedule: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and
(iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01, except where such action would not reasonably be expected to have a Company Material Adverse Effect.

                                      E-20
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    SECTION 3.10  ABSENCE OF LITIGATION.

    Except as described in the Company Reports filed prior to the date hereof, there is no litigation, suit, claim, action, proceeding or, to the knowledge of the Company, investigation (an "ACTION") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.11  MATERIAL CONTRACTS.

    (a) Subsections (i) through (vii) of Section 3.11(a) of the Company Disclosure Schedule contain a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Company Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company's permits, being "MATERIAL CONTRACTS"): (i) each contract, agreement or account involving aggregate annual payments to the Company of more than $500,000, or aggregate annual payments by the Company of more than $500,000; (ii) all contracts and agreements with any Governmental Authority other than agreements related to the provision of clinical laboratory services to a Governmental Authority, provider agreements and agreements related to licensing of any facility entered into in the ordinary course of business;
(iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company's knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the Company's or the Company Subsidiaries' requirements or needs and that provides for services of more than $500,000 or aggregate annual payments by the Company of more than $500,000, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) require the Company or any Company Subsidiary to provide to the other parties thereto "most favored nations" pricing, or
(E) require the Company or any Company Subsidiary to market or co-market any clinical laboratory services or anatomic pathology services or other products or services of a third party (each of (A) through (E), a "RESTRICTIVE AGREEMENT");
(iv) all contracts, agreements and arrangements between the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any of their respective officers, directors or principals, on the other hand (each such contract, a "RELATED PARTY AGREEMENT"); (v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses under CLIA or issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; and (vii) all other contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary, the conduct of their respective businesses, or the absence of which would reasonably be expected to have a Company Material Adverse Effect.

    (b) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Company Subsidiary except to the extent it has expired in accordance with

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its terms and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof and (ii) upon consummation of the transactions contemplated by this Agreement, shall, except as disclosed in
Section 3.11(b) of the Company Disclosure Schedule, continue in full force and effect without penalty or other adverse consequence. Except as disclosed in
Section 3.11(b) of the Company Disclosure Schedule and except where such breach or default would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, any Material Contract.

    (c) The Company has made available to Parent a true, complete and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

    SECTION 3.12  EMPLOYEE BENEFIT PLANS.

    (a) Section 3.12(a) of the Company Disclosure Schedule lists (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material employee benefit plans for Canadian-based employees and all material stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any material obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under
Section 4212(c) of ERISA, and (iv) any material contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Company Subsidiary (collectively, the "PLANS"). The Company has provided to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or
(iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code or as contemplated by this Agreement.

    (b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under
Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN").

    (c) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and the

                                      E-22
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Company Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. Except as would not be reasonably be expected to have a Company Material Adverse Effect, no Action is pending or, to the knowledge of the Company, threatened in writing with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

    (d) Each Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the IRS that the Plan is so qualified and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

    (e) To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such material liability.

    (f) All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. To the knowledge of the Company, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

    (g) No Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than coverage mandated by applicable Law.

    (h) As of the Effective Date, the net fair market value of the assets of any Plan equals the actuarial accrued liabilities of such Plan determined based upon reasonable actuarial assumptions that would apply if the Plan were then terminated.

    (i) Except as set forth in Section 3.12(i) of the Company Disclosure Schedule, no amount required to be paid or payable with respect to any employee or other service provider of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (either solely as a result hereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of
Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any agreement or obligation to pay or reimburse any employee for any tax imposed by Section 4999 of the Code other than the obligation to deduct and withhold such amounts from wages paid to such employee.

    SECTION 3.13  LABOR AND EMPLOYMENT MATTERS.

    There are no material controversies, charges of unlawful harassment or discrimination, or complaints or allegations of unlawful harassment or discrimination pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary. Except as set

                                      E-23
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forth in Section 3.13 of the Company Disclosure Schedule, there are no unfair labor practice complaints, grievances, or arbitration proceedings filed, or to the knowledge of the Company, threatened against the Company or any Company Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

    SECTION 3.14  CUSTOMERS.

    Section 3.14 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Company Subsidiaries by revenue during the 12-month period ended December 31, 2001 (the "CUSTOMERS") and the amount of net revenue (that is, net of setoffs, chargebacks, credits, recoupments, refunds and other contractual allowances) received by the Company and the Company Subsidiaries as a result of orders by each of the Customers during such period. Since January 1, 2001 through the date hereof, none of the Company, any Company Subsidiary or any executive officer or director of the Company or a Company Subsidiary has received any written notice, or, to the knowledge of the Company, any other communication, from any Customer to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Company Subsidiary or otherwise materially reduce the amount of business conducted with the Company or any Company Subsidiary.

    SECTION 3.15  PROPERTY AND LEASES.

    (a) The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets to conduct their respective businesses as currently conducted or as currently contemplated by the Company to be conducted, with only Permitted Liens or such exceptions as would not reasonably be expected to have a Company Material Adverse Effect.

    (b) Each parcel of real property owned by the Company or any Company Subsidiary (i) is, except as set forth in Section 3.15(b)(i) of the company Disclosure Schedule, owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any option, right of first refusal, or right of first offer (collectively, "LIENS"), other than (A) statutory liens for current Taxes and assessments or other governmental charges with respect to the owned real property not yet due and payable or the amount or validity of which is being contested in good faith and for which a reserve has been established by the Company on its books, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carriers' liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used (collectively, "PERMITTED LIENS"), and (ii) to the knowledge of the Company, is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

    (c) To the knowledge of the Company, all Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary, except to the extent that any such default would not reasonably be expected to have a Company Material Adverse Effect.

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    (d) Section 3.15(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto, other than leases of specimen collection centers and rapid response laboratories or other leases that provide for annual rental payments of less than $500,000, (the "LEASES") and the lessors thereof. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

    (e) Section 3.15(e) of the Company Disclosure Schedule discloses a full and complete list of all of the owned real property of the Company or any Company Subsidiary.

    SECTION 3.16  INTELLECTUAL PROPERTY.

    (a) Except as disclosed in Section 3.16(a) of the Company Disclosure Schedule or except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no written claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (ii) with respect to each item of Intellectual Property owned by the Company or a Company Subsidiary and material to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole ("COMPANY OWNED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the business of the Company and the Company Subsidiaries as currently conducted ("COMPANY LICENSED INTELLECTUAL PROPERTY"), the Company or a Company Subsidiary has (assuming the licensor has the right to license such property) the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property and is not in breach thereof; (iv) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (v) to the knowledge of the Company, no Person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (vi) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; and (vii) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

    (b) Section 3.16(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and software included in the Company Owned Intellectual Property and (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially available software.

    (c) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property. Except as disclosed in
Section 3.16(c) of the Company Disclosure Schedule, or except as would not reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other Company Owned Intellectual Property by any Person,
(ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other Person in the course of such performance as an employee, independent contractor or agent, and
(iii) no employee, independent

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contractor or agent of the Company or any Company Subsidiary is in default or breach in any material respect of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

    SECTION 3.17  TAXES.

    Except as set forth in Section 3.17 of the Company Disclosure Schedule or as would not reasonably be expected to have a Company Material Adverse Effect:

    (a) the Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all Tax returns and reports required to be filed by each of them, and each has, within the time and in the manner prescribed by Law, paid and discharged all Taxes that have become due and payable, other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken, and all such Tax returns and reports are true, accurate and complete;

    (b) neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith;

    (c) neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

    (d) neither the Company nor any Company Subsidiary has made an election under Section 341(f) of the Code;

    (e) to the knowledge of the Company, there are no Tax Liens upon any property or assets of the Company or any of the Company Subsidiaries except Liens for current Taxes not yet due;

    (f) neither the Company nor any of the Company Subsidiaries is a party to any agreement, understanding, or arrangement (with any Person other than the Company and/or any of the Company Subsidiaries) relating to allocating or sharing of any amount of Taxes;

    (g) neither the Company nor any of the Company Subsidiaries has any liability for any amount of Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6, as a transferee or successor, or by contract;

    (h) neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method;

    (i) neither the Company nor any Company Subsidiary has any income reportable for a period ending after the Effective Time that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change of accounting method or is inconsistent with the past practice of the Company;

    (j) neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years;

    (k) each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to be withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and

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    (l) the unpaid Taxes of the Company and each of the Company Subsidiaries
(A) did not, as of the most recent fiscal month end of the Company and each of the Company Subsidiaries, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet of the Company and each of the Company Subsidiaries and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company and each of the Company Subsidiaries in filing their Tax Returns. Since the date of the most recent balance sheet of the Company and each of the Company Subsidiaries, none of the Company and the Company Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business, consistent with past custom and practice.

    SECTION 3.18  ENVIRONMENTAL MATTERS.

    Except as described in Section 3.18 of the Company Disclosure Schedule,
(a) neither the Company nor any Company Subsidiary is in violation of or has violated, or has any liability under, any Environmental Law or has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or such Company Subsidiary may be in violation of or have any liability under any Environmental Law, except as would not be reasonably likely to result in a Company Material Adverse Effect;
(b) there are no facts, circumstances, or conditions, existing, initiated or occurring prior to the Effective Date which could result in liability under Environmental Laws, except as would not be reasonably likely to result in a Company Material Adverse Effect; (c) there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters), except as would not be reasonably likely to result in a Company Material Adverse Effect; (d) there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property, except as would not be reasonably likely to result in a Company Material Adverse Effect; (e) neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or any written communications alleging that the Company or any Company Subsidiary is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances, except as would not be reasonably likely to result in a Company Material Adverse Effect; (f) the Company or a Company Subsidiary has promptly applied for and maintains all permits, licenses, consents, approvals and other authorizations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits; (g) none of the real property currently owned, leased, or operated by the Company or its Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands, except as would not be reasonably likely to result in a Company Material Adverse Effect;
(h) neither PCB's, "toxic mold," nor asbestos-containing materials are present on or in the real property currently owned, operated or leased or the improvements thereon, except as would not be reasonably likely to result in a Company Material Adverse Effect; (i) neither the Company nor any of its Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, except as would not be reasonably likely to result in a Company Material Adverse Effect, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of its Subsidiaries is listed on the National Priorities List, CERCLIS or any similar governmental database of properties that may

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require Remediation; and (j) no authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transaction contemplated by this Agreement.

    SECTION 3.19  INSURANCE.

    True and complete copies of all policies, or summaries thereof, of material fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement, except to the extent that any failure to be in full force and effect would not be reasonably expected to have a Company Material Adverse Effect. The Company or the relevant Company Subsidiary has paid all premiums due under such policies and none of the Company or any Company Subsidiary is in default in any material respect with respect to its obligations thereunder.

    SECTION 3.20  BROKERS.

    No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment related to the Transaction.

    SECTION 3.21  BOARD APPROVAL; VOTE REQUIRED.

    The Company Board, by resolutions duly adopted by a unanimous vote of those voting at a meeting duly called and held, has duly (i) determined that this Agreement and the transactions contemplated hereby and thereby, including the Arrangement, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the Arrangement, and
(iii) resolved to recommend adoption of this Agreement by the Company's stockholders.

    SECTION 3.22  RELATED PARTY TRANSACTIONS.

    Except as set forth in Section 3.22 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, no executive officer, director or Affiliate of the Company or any Company Subsidiary nor any immediate family member or Affiliate of such executive officer or director is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary or is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary or has any material interest in any material property used by the Company or any Company Subsidiary or has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, except in each case (i) employment, management or consulting arrangements listed (or not required to be listed) in Section 3.11 or Section 3.12 of the Company Disclosure Schedule and benefit programs and (ii) the ownership of less than 5% of the outstanding stock of any publicly traded company.

    SECTION 3.23  DISCLOSURE.

    True and complete copies of all documents listed in the Company Disclosure Schedule have been made available or provided to Parent. The books of account, stock record books and other financial and corporate records of the Company and each Company Subsidiary, all of which have been made available to Parent, are materially complete and correct and have been maintained in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and such books and records are accurately reflected in the consolidated financial statements in all material respects. The minute books of the Company and each Company Subsidiary contain

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accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books.

    SECTION 3.24  ABSENCE OF VIOLATION.

    To the Company's knowledge, none of the Company or any Company Subsidiary, or any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of any of the Company or any Company Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful extraordinary discount, or any other unlawful inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Company Subsidiary (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Company Subsidiary in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). To the Company's knowledge, the business of the Company and each Company Subsidiary is not in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.

    SECTION 3.25  TAKEOVER STATUTES.

    The Company Board has taken all necessary action so that no restrictive provision of any "fair price", "moratorium", " control share" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE") or restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation or bylaws or any shareholder rights or similar plan, is, or at the Effective Time will be, applicable to the Company, the Purchaser, the Exchange Consideration, the Arrangement or any transaction contemplated by this Agreement or the Stockholder Agreements.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

    As an inducement to the Company to enter into this Agreement, Parent and Purchaser, except as disclosed in Parent's disclosure schedule delivered concurrently with the delivery of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), hereby, jointly and severally, represent and warrant to the Company as follows:

    SECTION 4.01  CORPORATE ORGANIZATION.

    Each of Parent, Purchaser and each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Purchaser and each subsidiary of Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Parent Material Adverse Effect.

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    SECTION 4.02  CERTIFICATE OF INCORPORATION AND BY-LAWS.

    Parent has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the certificate of incorporation and by-laws of Purchaser, each as amended to date. Such certificates of incorporation and by-laws are in full force and effect. Neither Parent nor Purchaser is in violation of any of the provisions of its certificate of incorporation or by-laws, except where such violation would not reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 4.03  AUTHORITY RELATIVE TO THIS AGREEMENT.

    Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transaction (other than any necessary approvals or consents and the filing and recordation of appropriate documents as required by the OBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Boards of Directors of Parent and Purchaser have duly approved this Agreement and the transaction contemplated hereby.

    SECTION 4.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws of either Parent or Purchaser in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent, Purchaser or any subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Parent Material Adverse Effect.

    (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, the Competition Act, the Investment Canada Act and filing and recordation of appropriate documents as required by the OBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

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    SECTION 4.05  CAPITALIZATION.

    (a) The authorized capital stock of Parent consists of (i) 265,000,000 shares of Parent Common Stock and (ii) 30,000,000 shares of preferred stock, par value $0.10 per share ("PARENT PREFERRED STOCK"). As of May 3, 2002, 71,315,938 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and 2,765,259 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options that have been granted prior to the date hereof, and 4,988,817 shares of Parent Common Stock were reserved for future issuance pursuant to liquid yield option notes due in 2021. Except as set forth in this Section 4.05 and except for stock options granted pursuant to the stock option plans of Parent (the "PARENT STOCK OPTION PLANS"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Purchaser or obligating Parent or Purchaser to issue or sell any shares of capital stock of, or other equity interests in, Parent or Purchaser. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or Purchaser to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of Purchaser.

    (b) The authorized capital stock of Purchaser consists of (i) 1,000,000,000 shares of Common Stock without par value and (ii) 1,000,000,000 shares of preferred stock without par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Purchaser is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by Parent or Purchaser free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or Purchaser's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not reasonably be expected to have a Parent Material Adverse Effect.

    (c) The shares of Parent Common Stock to be issued pursuant to the Arrangement (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or by-laws or any agreement to which Parent is a party or is bound, (ii) will, when issued, be exempt under the Securities Act in reliance on Section 3(a)(10) of the Securities Act, (iii) will not be subject to any restrictions on transfer or resale under Canadian Securities Laws or under the Securities Act, other than the volume and other limitations required by Rule 145 promulgated by the Securities Commission under the Securities Act and
(iv) will, when issued, be registered or exempt from registration under applicable Blue Sky Laws and be exempt from prospectus and registration requirements under Canadian Securities Laws.

    SECTION 4.06  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2001 (such forms, reports, statements, schedules and other documents, including any such forms, reports, statements, schedules and other documents filed subsequent to the date hereof, being, collectively, the "PARENT REPORTS"). The Parent Reports
(i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by Parent with the SEC will comply in all material respects, with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances

                                      E-31
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under which they were made, not misleading. No subsidiary of Parent is required to file any form, report or other document with the SEC. Except as set forth in
Section 4.06 of the Parent Disclosure Schedule, Parent has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from the SEC, the NYSE or any other Governmental Authority or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Parent Reports or any of the information contained therein. True and complete copies of any such written inquires or interrogatories have been furnished to the Company, and the Company has otherwise been made aware of any such oral inquiries or interrogatories, investigations, audits, reviews or hearings.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was or will be prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

    (c) Except as and to the extent set forth in the Parent Reports, none of Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by US GAAP to be set forth on a consolidated balance sheet of Parent or in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2001, and would not reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 4.07  INFORMATION TO BE SUPPLIED.

    Any information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Circular or the Proxy Statement will not, on the date the Circular is mailed to stockholders of the Company, on the date of the Company Meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 4.08  PERMITS; COMPLIANCE.

    (a) Except as set forth in Section 4.08(a) of the Parent Disclosure
Schedule:

        (i) the operations of Parent and its Subsidiaries have been conducted in compliance with all Laws, including without limitation all Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, any other Federal Health Care Program and workers compensation), fire, zoning and building and occupational safety matters, except for noncompliance that does not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

        (ii) neither Parent nor any of its Subsidiaries has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, or is in material default with respect to any Law, and to the knowledge of Parent, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any material violation of any Law is threatened or contemplated;

       (iii) each of Parent and its Subsidiaries has, and to the knowledge of Parent all professional employees or agents of each of Parent and its Subsidiaries have, all Approvals required for the

                                      E-32
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    conduct of the business of each of Parent and its Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of Parent and its Subsidiaries owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect, and neither Parent nor any of its Subsidiaries or, to the knowledge of Parent, any of its respective professional employees or agents is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Parent Material Adverse Effect;

        (iv) all Approvals for Parent and each of its Subsidiaries are in full force and effect, and, to the knowledge of Parent, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of Parent, no suspension or cancellation thereof has been threatened, except for such Approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect; and

        (v) no Approvals for Parent and each of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith, except for such Approvals as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    (b) Except as set forth in Section 4.08(b) of the Parent Disclosure
Schedule,

        (i) neither Parent nor any of its Subsidiaries, nor the officers or directors, nor, to the knowledge of the Company, employees or agents of Parent or any of its Subsidiaries, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under SectionSection 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Parent or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

          (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

           (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

           (C) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is
       (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

          (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

                                      E-33
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           (E) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility operated by the Company or any of its Subsidiaries in order that the facility may qualify for Medicare, Medicaid or any other Federal Health Care Program certification, or (2) information required to be provided under SSA Section 1124A; and

        (ii) Parent has a compliance program that has been implemented and, to the knowledge of Parent, the business of Parent and its Subsidiaries has been conducted in all material respects in accordance with the terms of the compliance program.

    (c) Except as set forth in Section 4.08(c) of the Parent Disclosure Schedule, (i) neither Parent nor, to the knowledge of Parent, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in Parent or any of its Subsidiaries prior to the Effective Time, or who has an ownership or control interest (as defined in SSA Section 1124(a)(3) or any regulations promulgated thereunder) in Parent or any of its Subsidiaries prior to the Effective Time, or who is an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b)) of Parent or any of its Subsidiaries prior to the Effective Time, and (ii) to the knowledge of Parent, no Person with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in, a Subsidiary) who has an indirect ownership interest (as that term is defined in 42 C.F.R. Section 1001.1001(a)(2)) in Parent or any of its Subsidiaries prior to the Effective Time (A) has had a civil monetary penalty assessed against it under SSA Section 1128A; (B) has been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; or (C) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3):

        (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

        (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

       (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency.

        (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in
    (i) through (iii) above; or

        (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

    SECTION 4.09  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    Since December 31, 2001, except (a) as expressly contemplated by this Agreement, or (b) as described in the Parent Reports filed prior to the date hereof: (i) Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice; (ii) there has not been any Parent Material Adverse Effect; and (iii) Parent and its subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in
Section 5.02, except where such action would not reasonably be expected to have a Parent Material Adverse Effect.

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    SECTION 4.10  LITIGATION.

    Except as described in the Parent Reports filed prior to the date hereof, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any such subsidiary, before any Governmental Authority that (a) has had or would reasonably be expected to have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Transaction. Neither Parent nor any of its subsidiaries nor any property or asset of Parent or any such subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Parent Material Adverse Effect.

    SECTION 4.11  NO VOTE REQUIRED.

    No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or by-laws or otherwise in order for Parent and Purchaser to consummate the transactions contemplated hereby.

    SECTION 4.12  OPERATIONS OF PURCHASER.

    Purchaser is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    SECTION 4.13  BROKERS.

    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction that will not be paid by or on behalf of Parent or Purchaser.

    SECTION 4.14  FINANCING.

    Parent has, and will have prior to the Effective Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the cash consideration to be paid in connection with the Arrangement and to pay all fees and expenses in connection therewith.

    SECTION 4.15  OWNERSHIP OF COMPANY COMMON STOCK.

    As of the date of this Agreement, none of Parent, any of its subsidiaries or any of their respective controlled affiliates beneficially owns any shares of Company Common Stock.

                                   ARTICLE V
                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

    SECTION 5.01  CONDUCT OF BUSINESS BY THE COMPANY.

    (a) The Company agrees that, between the date of this Agreement and the Effective Date, except as expressly contemplated by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed:

        (i) the businesses of the Company and its Subsidiaries shall be conducted in all material respects only in, and the Company and its Subsidiaries shall not take any material action except in, the ordinary course of business and in a manner consistent with past practice; and

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        (ii) the Company shall maintain its existence and good standing and use its best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

    (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, as set forth in
Section 5.01 of the Company Disclosure Schedule or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Date, directly or indirectly, do any of the following without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

        (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents, except in the case of any Company Subsidiary if such change is in the ordinary course of business and in a manner consistent with past practice and would not reasonably be expected to have a Company Material Adverse Effect;

        (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

       (iii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any of such plans;

        (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a Subsidiary of the Company to the Company or any other Company Subsidiary;

        (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

        (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets except in the ordinary course of business and consistent with past practice; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) other than in the ordinary course of business consistent with past practice, authorize, or make any commitment with respect to capital expenditures which are, in the aggregate, in excess of $1,000,000 per month (the "MONTHLY CAPEX AMOUNT") from the date hereof until the earlier of
    (x) the Effective Time or (z) the termination of this Agreement pursuant to
    Section 7.01 (it being understood that any unused portion of the Monthly CapEx Amount may be rolled forward and utilized in any subsequent month); or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(vi);

       (vii) sell, lease, license, mortgage, pledge, encumber or dispose of in any manner any properties or assets which are material, individually or in the aggregate, to the Company other than in the ordinary course of business and in a manner consistent with past practice;

      (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Company Subsidiary, or grant any severance or termination pay to (except as required by the Company's severance policy as of the date hereof or any labor or other employment agreement), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend (except as required by law or in the ordinary course of business consistent with past practice) any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (ix) change in any material respect any of the accounting principles used by it, other than as required by GAAP;

        (x) (A) make or rescind any material Tax election, settle or compromise any material liability for Taxes or change or revoke any of its methods of Tax accounting, or (B) take any action with respect to the computation of Taxes or the preparation of Tax returns that is in any material respect inconsistent with past practice; provided, however, that, in the case of this clause (x), Parent shall not unreasonably withhold its consent;

        (xi) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or claims, liabilities or obligations not exceeding $1,000,000 in the aggregate;

       (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's rights thereunder except in the ordinary course of business consistent with past practice, or (B) enter into any material contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

      (xiii) except in the ordinary course of business and consistent with past practice, (A) grant any license in respect of any material Company Owned Intellectual Property, (B) develop any Intellectual Property jointly with any third party, or (C) disclose any confidential Intellectual Property or other confidential information of the Company or any Company Subsidiary, unless such disclosure is made in the ordinary course of business consistent with past practice or would not reasonably be expected to have a Company Material Adverse Effect;

       (xiv) commence or settle any material Action; or

       (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Arrangement.

    SECTION 5.02  CONDUCT OF BUSINESS BY PARENT.

    (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed, Parent shall not:

        (i) amend or otherwise change its certificate of incorporation or by-laws in a manner adverse to the stockholders of the Company as opposed to any other holders of Parent Common Stock;

        (ii) unless proper provision is made to reflect the value thereof in the Exchange Consideration, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends payable by a subsidiary of Parent to Parent or any other subsidiary; and

       (iii) reclassify, combine, split or subdivide its capital stock without appropriate adjustment being made to the Security Portion payable to the holders of Company Common Stock pursuant to the Arrangement.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Except as otherwise prohibited by applicable Law or the terms of any contract or agreement (provided that the Company shall use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of this Section 6.01), from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such information in the Company's possession concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its representatives may reasonably request.

    (b) All information obtained by the parties pursuant to this Section 6.01 shall be kept confidential in accordance with the confidentiality agreement, dated March 12, 2002 (the "CONFIDENTIALITY AGREEMENT"), between Parent and the Company.

    (c) Any investigation pursuant to this Section 6.01 shall not affect any representation or warranty of any party hereto or any condition to the obligations of the parties hereto or unreasonably interfere with the conduct of the business of the Company.

    SECTION 6.02  NO SOLICITATION OF TRANSACTIONS.

    (a) The Company shall, and shall cause its Subsidiaries, and its and their respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) ("REPRESENTATIVES") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a Competing Transaction (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 6.02(b), encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or, except as and only to the extent permitted by Section 6.02(b), enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

    (b) Notwithstanding anything to the contrary in this Section 6.02, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited bona fide written proposal or offer regarding a Competing Transaction (that did not result from a breach of this Section 6.02), and with respect to which the Company Board has (i) determined, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or is reasonably likely to result in or lead to a Superior Proposal (as defined below), (ii) determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least two Business Days prior to taking any such action and
(iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

    (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, promptly following receipt thereof, the Company shall advise Parent in writing of any request for information or any Competing Transaction, or any inquiry, discussions or negotiations with respect to any Competing Transaction and the terms and conditions of such request for information, Competing Transaction, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Competing Transaction or inquiry or with whom any discussions or negotiations may be taking place (as permitted by Section 6.02(b)). The Company agrees that it shall keep Parent informed of the status and material details (including amendments or proposed amendments) of any such request for information, Competing Transaction or inquiry and keep Parent informed as to the material details of any information requested of or provided by the Company (pursuant to Section 6.02(b)) and as to the status and material terms of all substantive discussions or negotiations (permitted by Section 6.02(b)) with respect to any such request, Competing Transaction or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided (pursuant to Section 6.02(b)) to any other Person or group in connection with any Competing Transaction which was not previously provided to Parent.

    (d) A "COMPETING TRANSACTION" means any of the following (other than the Transaction): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any material Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company and its Subsidiaries, taken as a whole or of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or (iv) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company and its Subsidiaries, taken as a whole.

    (e) A "SUPERIOR PROPOSAL" means an unsolicited bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction,
(ii) the sale, lease, exchange, transfer or other disposition of at least 20% of the assets of the Company and its Subsidiaries, taken as a whole, in a single or related series of transactions or (iii) the acquisition by any Person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger or comparable transaction involving the Company), directly or indirectly, of ownership of at least 20% of the then outstanding shares of Company Common Stock, in each case, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation), to be more favorable to the Company stockholders, from a financial point of view, than the Arrangement and is reasonably capable of being consummated and which is fully financed or is not contingent on the obtaining of financing.

    SECTION 6.03  STOCKHOLDER MEETING.

    Whether or not the Board of Directors of the Company shall take any action permitted by the third sentence of this Section 6.03, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution. The Board of Directors of the Company shall (i) include in the Circular and the Proxy Statement prepared therefor its recommendation in favor of the Arrangement Resolution (the "BOARD RECOMMENDATION") and (ii) use its best efforts to obtain the necessary vote in favor of the Arrangement Resolution by the Company Securityholders, subject, in each case, to the fiduciary duties of the Board of Directors. The Board of Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Board Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Securityholder approval, the Board of Directors of the Company shall be permitted to withdraw, amend, modify or materially qualify in a manner adverse to Parent the Board Recommendation, following three Business Days' prior notice to Parent, but only if (A) the Company has complied in all respects with Sections 6.02 and 6.03 of this Agreement, and (B) after receiving advice of its outside legal counsel, the Board of Directors determines in good faith that the Arrangement is not in the best interests of the stockholders of the Company and that, therefore, it is required to withdraw, amend or modify the Board Recommendation in order to satisfy its fiduciary duties to the stockholders of the Company under applicable law. Nothing herein shall prohibit the Board of Directors of the Company from complying with Rules 14d-9 or 14e-2(a) of the Exchange Act or analogous provisions of Canadian Securities Laws, or from making any other disclosures required by Law.

    SECTION 6.04  EMPLOYEE BENEFITS MATTERS.

    (a) From and after the Effective Date, Parent shall cause the Company and its Subsidiaries and their successors and assigns to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Date that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that nothing contained herein shall prohibit Parent or the Company or any of Parent's subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Company or any of its subsidiaries or their successors and assigns after the Effective Date for service accrued or deemed accrued prior to the Effective Date with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Date occurs.

    (b) As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements.

    SECTION 6.05  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

    (a) Parent shall cause the Certificate of Incorporation and By-Laws of the Company or its successors or assigns after the Effective Time to contain provisions no less favorable with respect to indemnification for matters occurring prior to the Effective Time than are set forth in the Company's Certificate of Incorporation and By-Laws, as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification shall be required by Law.

    (b) Parent shall cause the Company or its successor to maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same dollar limit coverage containing terms and conditions that are not, in the aggregate, less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Company or Parent be required to expend annually pursuant to this
Section 6.05(b) more than 300% of the amount per annum the Company paid in its last full fiscal year; provided further, however, that, if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Company or Parent shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to that maximum amount.

    (c) The obligation of the Parent or the Company (or its successor) under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.05 applies without the consent of such Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.05 applies shall be third party beneficiaries of this
Section 6.05).

    SECTION 6.06  NOTIFICATION OF CERTAIN MATTERS.

    (a) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    (b) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to

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or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transaction.

    SECTION 6.07  COMPANY AFFILIATES.

    No later than five business days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being, a "COMPANY AFFILIATE")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

    SECTION 6.08  FURTHER ACTION; REASONABLE EFFORTS.

    (a) Upon the terms and subject to the conditions of this Agreement,
(i) each of the parties hereto shall as promptly as practicable after the date of this Agreement make its respective filings and supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act, the Competition Act, the Investment Canada Act and any other Law the parties agree requires submission with respect to the Arrangement; (ii) each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws or otherwise to consummate expeditiously and make effective the Arrangement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Arrangement and to fulfill the conditions to the Arrangement; and (iii) the Company shall and where appropriate shall cause its subsidiaries to:

       (A) Advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting; and

        (B) Provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement.

    Parent agrees that it shall not make any filings under the HSR Act in respect of any prospective acquisitions of businesses other than those related to the Transaction for a period ending on the earlier of (a) 60 days following the first HSR filing Parent shall make in respect of the Arrangement and
(b) the termination of the HSR waiting period in respect of the Arrangement. Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by Parent, any Parent Subsidiary, the Company or any Company Subsidiary, or to litigate or formally contest any proceeding relating to any regulatory approval process in connection with the Arrangement.

    (b) Each of the parties hereto shall use its reasonable efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Date, to ensure the orderly combination of the Company and the Subsidiaries with Parent and its subsidiaries following the Effective Date and to minimize any disruption to the respective businesses of

Parent, the subsidiaries of Parent, the Company and the Subsidiaries that might result from the Transaction.

    SECTION 6.09  PURCHASER.

    Parent shall perform, and shall take all action necessary to cause Purchaser to perform, its obligations under this Agreement (including without limitation the Plan of Arrangement) and to consummate the Transaction on the terms and subject to the conditions set forth in this Agreement.

    SECTION 6.10  NYSE LISTING.

    Parent shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued pursuant to the Arrangement, and shall use its reasonable efforts to obtain, prior to the Effective Date, approval for the listing of Parent Common Stock to be issued pursuant to the Arrangement, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Parent with respect to such listing.

    SECTION 6.11  PUBLIC ANNOUNCEMENTS.

    The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, Nasdaq or the TSE, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Arrangement; provided, however, that this Section 6.11 shall terminate in the event the Company Board withdraws the Recommendation.

    SECTION 6.12  TRANSFER TAX.

    The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "TRANSFER TAXES"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of the Company Common Stock.

    SECTION 6.13  INDEBTEDNESS.

    From and after the Effective Time, Parent shall cause the Purchaser and the Company to comply with all of their obligations under the Indenture, dated as of January 26, 1996, and the First Supplemental Indenture, dated as of February 3, 1999, and the Second Supplemental Indenture, dated as of February 29, 2000, between the Company, as issuer, and The Chase Manhattan Bank, as Trustee, relating to the Company's 10 3/4% Senior Notes due 2006 and 10 3/4% Senior Notes due 2006, Series B (the "INDENTURE"). Without limiting the generality of the foregoing, the Purchaser shall expressly assume as principal obligor, by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the company under the Securities (as defined in the Indenture) and the Indenture.

                                  ARTICLE VII
                                   CONDITIONS

    SECTION 7.01 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE ARRANGEMENT.

    The respective obligations of each party hereto to effect the Arrangement shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date of the following conditions:

    (a) APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by (including without limitation, expiration of any waiting period under the HSR Act, the Competition Act (Canada) or the Investment Canada Act), any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the transactions contemplated hereby illegal or would have a Parent Material Adverse Effect or a Company Material Adverse Effect, assuming the Transaction had taken place, shall have been given or shall be in effect.

    (b) NO INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or other governmental or regulatory authority prohibiting or preventing the consummation of the Transaction or any of the transactions contemplated hereunder shall be in effect.

    (c) SECURITYHOLDER APPROVAL. The Arrangement shall have been duly approved by the Company Securityholders.'

    (d) NEW YORK STOCK EXCHANGE LISTING. The Parent Common Stock to be issued in the Arrangement shall have been approved for listing on the New York Stock Exchange.

    (e)  ORDER.  The Court shall have issued the Final Order.

    SECTION 7.02  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT.

    The obligations of Parent to effect the Arrangement shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of each of the following conditions precedent:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES; DISSENT RIGHTS.

        (i) The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. The Company's representations and warranties in each Section of Article III of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Company Material Adverse Effect. Parent shall have received a certificate dated the Effective Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 7.02(a) have been satisfied; and

        (ii) holders of shares of Company Common Stock representing in excess of 10% of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have demanded or exercised Dissent Rights.

    (b) AFFILIATE LETTERS. Parent shall have received executed letters in the form attached hereto as Exhibit A from each director and executive officer of the Company and each such Affiliate Letter shall remain in effect as of the Effective Date.

    SECTION 7.03  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.

    The obligations of the Company to effect the Transaction shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of the following conditions precedent:

    PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and the Purchaser shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. Each of the representations and warranties of Parent and Purchaser in each Section of Article IV of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Parent Material Adverse Effect, provided that the representation and warranty made in Section 4.05(c) shall be true and correct without qualification as to materiality. The Company shall have received a certificate dated the Effective Date and signed by the Chairman, President or a Vice-President of Parent, certifying that, the conditions specified in this Section 7.03 have been satisfied.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01  TERMINATION BY MUTUAL CONSENT.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, whether before or after the approval by the Company Securityholders referred to in Section 7.01(c), by mutual written consent of the Company and Parent.

    SECTION 8.02  TERMINATION BY EITHER PARENT OR THE COMPANY.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if (a) the Transaction shall not have been completed by the Drop Dead Date, whether such date is before or after the date of approval by the Company Securityholders (the "TERMINATION DATE"); (b) the approval of the Company Securityholders required by Section 7.01(c) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (a) or (b) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transaction to be consummated or the stockholder approval to be obtained.

    SECTION 8.03  TERMINATION BY THE COMPANY.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the receipt of the approval of the Company's Securityholders required by Section 7.01(c), by action of the Board of Directors of the Company:

    (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,
(iii) Parent does not make, within three Business Days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its outside legal counsel and its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal taking into account the financial terms or, if applicable, the strategic benefit and long-term value to stockholders of the revised Merger Consideration and the Superior Proposal, and (iv) the Company prior to such termination pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 8.05(b). The Company agrees (A) that it will not enter into a binding agreement referred to in clause (iii) above until at least the fourth business day after it has provided the notice to Parent required thereby and (B) that it will notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

    (b) at any time prior to the Effective Date, if there is a material breach by Parent of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by Parent shall have become materially untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, the Company may not terminate this Agreement under this
Section 8.03(b) for 30 days after delivery of written notice from the Company to Parent of such breach, provided that Parent continues to exercise commercially reasonably efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 30-day period).

    SECTION 8.04  TERMINATION BY PARENT.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the approval of the Company's Stockholders required by Section 7.01(c), by written notice given to the Company by Parent:

    (a) if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent the Board Recommendation or failed to reconfirm the Board Recommendation within five Business Days after a written request made in good faith by Parent to do so, (ii) approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, any Acquisition Proposal from a person other than Parent or any of its Affiliates, (iii) in response to the commencement of any tender offer or exchange offer for outstanding Company Common Stock by a person unaffiliated with Parent, not publicly recommended rejection of such tender offer or exchange offer within ten Business Days after the commencement thereof (as such term is defined in Rule 14d-2 under the Exchange Act); or

    (b) at any time prior to the Effective Date, if there is a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become materially untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, Parent may not terminate this Agreement under this Section 8.04(b) for 30 days after delivery of written notice from Parent to the Company of such breach, provided that the Company continues to exercise commercially reasonably efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 30-day period).

    SECTION 8.05  EFFECT OF TERMINATION AND ABANDONMENT.

    (a) In the event of termination of this Agreement by Parent or Company, as provided in this Article VIII, this Agreement (other than as set forth below) shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, or Purchaser or their respective officers or directors (except that Sections 6.01(b), 8.05, 9.03, 9.09 and 9.10 shall survive the termination); provided, however, that nothing contained in this
Section 8.05 shall relieve any party from any liability for any willful or intentional breach of this Agreement.

    (b) In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.03(a) or (ii) by Parent pursuant to Section 8.04(a), then the Company shall (x) promptly, but in no event later than the earlier of the date of such termination or date of entrance into an agreement concerning an Acquisition Proposal or such earlier time as required by this Agreement, pay to Parent a termination fee of $20 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

    (c) In the event that this Agreement is terminated pursuant to
Section 8.02(b), and at or prior to the time of the Company Meeting any Person other than Parent shall have made a public announcement of an Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and if within 12 months of such termination, the Company enters into an agreement with such Person concerning a transaction that constitutes an Acquisition Proposal, the Company shall (x) at the time of entering into such agreement, pay to Parent the termination fee of $20 million payable by wire transfer of same day funds and (y) in no event later than two business days after Parent shall have requested payment of its charges and expenses incurred in connection with the transactions contemplated hereby, pay to Parent the amount of such charges and expenses up to a maximum of $5 million payable by wire transfer of same day funds.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    The representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate on the Effective Date or upon the termination of this Agreement pursuant to Section 8.01. This Section shall not limit any covenant or other obligation of the parties hereto which shall survive in accordance with their terms.

    SECTION 9.02  AMENDMENTS, MODIFICATION AND WAIVER.

    (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that approval by the Company of any amendment or waiver to this Agreement after the purchase by Parent or Purchaser of any shares of Company Common Stock pursuant to the Arrangement shall be subject to the provisions of
Section 2.03(a); provided further, however, that, after the approval of this Agreement by the Company Securityholders, no such amendment shall be made except as allowed under applicable Law.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 9.03  NOTICES.

    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

        if to Parent or Purchaser:

Laboratory Corporation of America Holdings
430 South Spring Street, 1st Floor
Burlington, North Carolina 27215
Facsimile No: (336) 226-3835
Attention: General Counsel

        with copies to:

Hogan & Hartson L.L.P.
111 South Calvert Street
Baltimore, Maryland 21202
Facsimile No: (410) 539-6981
Attention: Michael J. Silver

Stikeman Elliot
1115 Rene-Levesque Blvd. West
Suite 4000
40th Floor
Montreal, Quebec Canada H3B 3V2
Attention: Pierre Raymond

        if to the Company:

Dyncare Inc.
20 Eglinton Avenue West, Suite 1600
Toronto, Ontario M4R 2H1
Facsimile No: (416) 487-8769
Attention: Chief Executive Officer

        with copies to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Facsimile: (312) 861-2200
Attention: Kevin R. Evanich and Sanford E. Perl

Goodman and Carr LLP
200 King Street, West
Suite 2300
Toronto, Ontario M5H 3W5 Canada
Attention: Jeffrey J. Fineberg

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

    SECTION 9.04  SEVERABILITY.

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

    SECTION 9.05  ENTIRE AGREEMENT; ASSIGNMENT.

    This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

    SECTION 9.06  PARTIES IN INTEREST.

    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

    SECTION 9.07  INTERPRETATION.

    References in this Agreement to "reasonable best efforts" shall require a person obligated to use its reasonable best efforts to obtain any consent of a third party and to make reasonable out-of-pocket expenditures, including all expenditures incurred in connection with litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the "officers" of the Company (as such term is defined in Rule 3b-2 promulgated under the Exchange
Act). References herein to the "knowledge of Parent" shall mean the actual knowledge of the "officers" of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act). Whenever the words "include", "includes" or "including " are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available " when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. References in this Agreement to satisfaction of any condition set forth in Article VII shall mean, as of such date of determination, the absence of the event or circumstance described in such condition. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

    SECTION 9.08  SPECIFIC PERFORMANCE.

    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 9.09  GOVERNING LAW.

    This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Ontario Superior Court of Justice (Commercial List), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration and approval of the Arrangement by the Court pursuant to
Article II hereof and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

    SECTION 9.10  WAIVER OF JURY TRIAL.

    Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

    SECTION 9.11  HEADINGS.

    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.12  COUNTERPARTS.

    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.13  CURRENCY.

    For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Disclosure Schedule (unless otherwise expressly provided for therein) and in the Parent Disclosure Schedule are in United States dollars.

                             SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                                                  By:    /s/ BRADFORD T. SMITH
                                                  Name:  Bradford T. Smith
                                                  Title: Executive Vice President

                                                  3065619 NOVA SCOTIA COMPANY

                                                  By:    /s/ BRADFORD T. SMITH
                                                  Name:  Bradford T. Smith
                                                  Title: Secretary

                                                  DYNACARE INC.

                                                  By:    /s/ HARVEY SHAPIRO
                                                  Name:  Harvey Shapiro
                                                  Title: President and Chief Executive Officer

                                   APPENDIX F
                              PLAN OF ARRANGEMENT

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1
                                 INTERPRETATION

    SECTION 1.1  DEFINITIONS

    In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

1.1 "ARRANGEMENT" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
    Section 9.02 of the Pre-Merger Agreement or this Arrangement or made at the direction of the Court in the Final Order.

    "ARRANGEMENT RESOLUTION" means the special resolution of the Company Securityholders approving the Plan of Arrangement as required by the Interim Order and applicable law, to be substantially in the form attached to the Circular.

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made.

    "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York or in Toronto.

    "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183(2) of the OBCA after the Articles of Arrangement have been filed.

    "CIRCULAR" means the notice of the Company Meeting and accompanying management information circular and proxy statement, including all appendices thereto, to be sent to the Company Securityholders in connection with the Company Meeting, as may be amended from time to time.

    "COMPANY" means Dynacare Inc., a corporation existing under the laws of Ontario.

    "COMPANY COMMON STOCK" means the Company's common shares without par value.

    "COMPANY MEETING" means the special meeting of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement.

    "COMPANY SECURITYHOLDERS" means the holders of Company Common Stock and Company Stock Options, collectively;

    "COMPANY STOCK OPTION PLANS" means each of the Company's Amended and Restated Employee Stock Option Plan and the Company's Amended and Restated Stock Option Incentive Plan, as amended to the date of the Pre-Merger Agreement and as may be further amended from time to time as permitted thereby.

    "COMPANY STOCK OPTIONS" means, at any time or times, the options, whether or not exercisable and whether or not vested, granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

    "COURT" means the Superior Court of Justice (Ontario);

    "DEPOSITARY" means Mellon Investor Services, L.L.C. and CIBC Mellon Trust Company at its offices located in New York, New York and Toronto, Ontario respectively;

    "DIRECTOR" means the Director appointed pursuant to Section 278 of the OBCA;

    "DISSENT RIGHTS" has the meaning ascribed thereto in Section 3.1.

    "DISSENTING SHAREHOLDER" means a holder of the Company Common Stock who dissents in respect of the Arrangement in strict compliance with the Dissent Rights.

    "DROP DEAD DATE" means October 31, 2002, or such later date as may be mutually agreed by the parties to the Pre-Merger Agreement.

    "EFFECTIVE DATE" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date.

    "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date.

    "EXCHANGE CONSIDERATION" has the meaning ascribed thereto in Section 2.3.

    "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

    "GOVERNMENTAL AUTHORITY" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

    "HOLDERS" means the holders of Company Common Stock shown from time to time in the register maintained by or on behalf of the Company in respect of the Company Common Stock.

    "INTERIM ORDER" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 2.2 of the Pre-Merger Agreement.

    "MEETING DATE" means the date of the Company Meeting.

    "NOON SPOT RATE" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one Canadian dollar expressed in U.S. dollars.

    "NYSE" means the New York Stock Exchange.

    "NON-VESTED COMPANY STOCK OPTIONS" means, at any time or times, the non-vested options granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

    "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario) as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

    "PARENT" means Laboratory Corporation of America Holdings, a corporation existing under the laws of the State of Delaware.

    "PARENT CLOSING PRICE" means the closing price on the NYSE of the Parent Common Stock on the Business Day immediately preceding the Effective Date.

    "PARENT COMMON STOCK" means Parent's common stock, par value $.10 per share.

    "PARENT OPTION SHARES" has the meaning ascribed thereto in Section 2.2(e).

    "PARENT TRADING PRICE" means the average of the closing prices of Parent Common Stock on NYSE during a period of 20 consecutive trading days ending on the Business Day immediately preceding the Effective Date.

    "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

    "PRE-MERGER AGREEMENT" means the pre-merger agreement made as of the 8th day of May, 2002 among Parent, the Purchaser and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

    "PURCHASER" means 3065619 NOVA SCOTIA COMPANY, an unlimited liability company existing under the laws of Nova Scotia.

    "REPLACEMENT OPTION" has the meaning ascribed thereto in Section 2.2(e).

    "SECURITY PORTION" has the meaning ascribed thereto in Section 2.3.

    "VESTED COMPANY STOCK OPTIONS" means, at any time or times, the vested options granted under the Company Stock Option Plans and being outstanding and unexercised as at such time or times.

    SECTION 1.2  SECTIONS AND HEADINGS

    The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

    SECTION 1.3  NUMBER, GENDER AND PERSONS

    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and VICE VERSA and words importing any gender include all genders.

    SECTION 1.4  CURRENCY

    Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in United States dollars.

    SECTION 1.5  TIME

    Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time in Toronto, Ontario.

    SECTION 1.6  DATE FOR ANY ACTION

    If the date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

                                   ARTICLE 2
                                  ARRANGEMENT

    SECTION 2.1  BINDING EFFECT

    This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) the Company, (ii) Parent, the Purchaser,
(iii) all holders and all beneficial holders of the Company Common Stock and
(iv) all holders of the Company Stock Options.

    SECTION 2.2  ARRANGEMENT

    Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

    (a) each outstanding share of Company Common Stock that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its shares of Company Common Stock (other than shares of Company Common Stock held by Parent or the Purchaser or any affiliate thereof) will be transferred by the holder thereof to the Purchaser in exchange for the Exchange Consideration;

    (b) each share of Company Common Stock in respect of which Dissent Rights have been exercised shall be and shall be deemed to be transferred to the Purchaser with the Purchaser and the Parent being jointly and severally obligated to pay therefor the amount determined in accordance with
       Article 3 of this Plan of Arrangement;

    (c) with respect to each share of Company Common Stock acquired or transferred in accordance with Section 2.2(a) or Section 2.2(b):

        (i) the holder thereof shall cease to be the holder of such share of Company Common Stock and the name of such holder shall be removed from the register of holders of Company Common Stock;

        (ii) the certificate representing such share of Company Common Stock shall be deemed to have been canceled as of the Effective Time;

       (iii) the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such shares in accordance with Section 2.2(a) or Section 2.2(b);

        (iv) the Purchaser shall be and shall be deemed to be the transferee of such share of Company Common Stock if transferred in accordance with Section 2.2(a) or Section 2.2(b) and shall be entered in the register of registered holders of the Company as the legal holder of such shares of Company Common Stock; and

        (v) the names of the holders of the Company Common Stock transferred to Parent pursuant hereto shall be added to the applicable register of holders of Parent Common Stock, and such holders shall be deemed to be the legal and beneficial owners of Parent Common Stock as of the Effective Time for those holders of Company Common Stock who have surrendered the certificates for their Company Common Stock at or prior to the Effective Time and, for those holders of Company Common Stock who surrender the certificates for their Company Common Stock after the Effective Time, as of the date of surrender.

    (d) Purchaser shall pay to each holder of Vested Company Stock Options under the Company Stock Option Plans, for each share of Company Common Stock that such holder would be entitled to purchase upon the exercise of such options, each component of the Exchange Consideration, less an amount of cash which is equal to (i) the exercise price per each share of Company Common Stock covered by such options (if in Canadian dollars, converted into its U.S. dollar equivalent based on the Noon Spot Rate on the Business Day immediately prior to the Effective Time) and (ii) any amounts required to be withheld for payment of applicable withholding taxes, deducted from the cash portion of the Exchange Consideration (provided that if the cash portion is insufficient, after consideration of tax withholding obligations, the excess amount shall be deducted from the securities portion of the Exchange Consideration by reducing the amount of Company Common Stock delivered to such holder, the value of which shall be determined by using the closing price of the Company Common Stock on the day prior to the Effective Time), and all such options shall be cancelled and the Company's Amended and Restated Stock Option Incentive Plan shall be terminated;

    (e) Parent shall assume the Company's Amended and Restated Employee Stock Option Plan and each Non-Vested Company Stock Option thereunder shall be assumed by Parent and shall be amended so that such Non-Vested Company Stock Option under such plan shall be converted into an option (a "Replacement Option") to purchase that number of shares of Parent Common Stock equal to the sum of (i) the Security Portion times the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option; plus (ii) the quotient of (A) $11.50 times the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option, divided by (B) the Parent Closing Price ("Parent Option Shares"); the exercise price per share of Parent Common Stock for each Replacement Option shall be the quotient of (x) an aggregate amount equal to the number of shares of Company Common Stock subject to the Non-Vested Company Stock Option exchanged for such Replacement Option times the original exercise price per share of Company Common Stock pursuant to such Non-Vested Company Stock Option, at the option of the holder
       (i) converted into its U.S. dollar equivalent based on the Noon Spot Rate on the Business Day immediately preceding the Effective Date, or
       (ii) expressed in Canadian dollars, the whole divided by (y) the Parent Option Shares subject to such Replacement Option. Except as expressly contemplated by this clause 2.2(e), the Arrangement shall not change any of the terms or provisions contained in the Company's Amended and Restated Employee Stock Option Plan or the Non-Vested Company Stock Options granted thereunder.

    SECTION 2.3  EXCHANGE CONSIDERATION

    For purposes hereof, "EXCHANGE CONSIDERATION" means, with respect to each share of Company Common Stock, the aggregate of US$ 11.50 payable in cash (the "Cash Portion") plus 0.1164 Shares of Parent Common Stock (or 0.2328 Shares of Parent Common Stock after the stock split of May 10, 2002) (the "Security Portion").

    SECTION 2.4  ADJUSTMENTS TO CONSIDERATION

    The Security Portion of the Exchange Consideration and the conversion formula for the Company Stock Options set forth in Section 2.2(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or the Company Common Stock other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Parent Common Stock or the Company Common Stock occurring after the date of the Pre-Merger Agreement and prior to the Effective Time.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

    SECTION 3.1  RIGHTS OF DISSENT

    Holders of the Company Common Stock may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this Section 3.1 (the "DISSENT

RIGHTS") in connection with the Arrangement; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Company Meeting. Holders of the Company Common Stock who duly exercise such rights of dissent and who:

    (a) are ultimately determined to be entitled to be paid fair value for their Company Common Stock shall be deemed to have transferred such Company Common Stock to the Purchaser in accordance with Section 2.2(b) hereof, to the extent the fair value therefor is paid by the Purchaser; or

    (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for their Company Common Stock shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of the Company Common Stock and shall receive from the Purchaser the Exchange Consideration on the basis determined in accordance with,
       Section 2.2(a)

but in no case shall Parent, the Purchaser, the Company or any other Person be required to recognize such holders as holders of Company Common Stock after the Effective Time, and the names of such holders of Company Common Stock shall be deleted from the registers of holders of Company Common Stock at the Effective Time.

                                   ARTICLE 4
                  CERTIFICATES, CHEQUES AND FRACTIONAL SHARES

    SECTION 4.1 EXCHANGE OF CERTIFICATES FOR PARENT COMMON STOCK AND PAYMENT IN CASH

    At or prior to the Effective Time, the Purchaser shall deposit with the Depositary certificates representing that whole number of shares of Parent Common Stock and the cash portion of the Exchange Consideration to be delivered pursuant to Section 2.2 upon the exchange of shares of Company Common Stock. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Company Common Stock that were exchanged for the Exchange Consideration under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of Parent Common Stock and a cheque representing the cash portion of the Exchange Consideration which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of shares of the Company, a certificate representing the proper number of Parent Common Stock and a cheque representing the cash portion of the Exchange Consideration may be issued to the transferee if the certificate representing such shares of Company Common Stock is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding shares of Company Common Stock that were exchanged for the Exchange Consideration shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing shares of Parent Common Stock as contemplated by this Section 4.1, (ii) a cash payment representing the cash portion of the Exchange Consideration, (iii) a cash payment in lieu of any fractional shares of Parent Common

Stock as contemplated by Section 4.3 and (iv) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to shares of Parent Common Stock as contemplated by Section 4.2.

    SECTION 4.2  DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

    No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Common Stock that were exchanged pursuant to Section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 4.3 and no interest shall be earned or payable on these proceeds, unless and until the holder of such certificate shall surrender such certificate in accordance with Section 4.1 and, in such event, only for the period commencing five (5) Business Days following such surrender. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing shares of Company Common Stock, as the case may be, without interest, (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the shares of Parent Common Stock, as the case may be, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock, as the case may be.

    SECTION 4.3  NO FRACTIONAL SHARES

    No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates pursuant to
Section 4.1. In lieu of any such fractional shares, each Person otherwise entitled to a fractional interest in a share of Parent Common Stock will receive a cash payment from the Depositary equal to the product of such fractional interest and the Parent Trading Price. Parent shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. On the sixth anniversary of the Effective Date, the aggregate number of shares of Parent Common Stock for which no certificates were issued as a result of the foregoing provisions of this Section 4.3 shall be deemed to have been surrendered by the Depositary for no consideration to Parent, and the cash portion of the Exchange Consideration shall be returned to the Depositary.

    SECTION 4.4  LOST CERTIFICATES

    In the event any certificate which immediately prior to the Effective Time represented one or more outstanding shares of Company Common Stock that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to Sections 2.2 and 4.3 and/or one or more certificates representing one or more shares of Parent Common Stock (and any dividends or distributions with respect thereto) deliverable in accordance with the terms of the Arrangement. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing shares of Parent Common Stock and cheques representing the cash portion of the Exchange Consideration are to be issued shall, as a condition precedent to the issuance thereof, give a bond reasonably satisfactory to Parent and its transfer agent in such sum as Purchaser or Parent may direct or otherwise indemnify Purchaser and Parent in a manner reasonably satisfactory to Purchaser and Parent against any claim that may be made against Purchaser or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 4.5  EXTINCTION OF RIGHTS

    Subject to any applicable laws, any certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or creditor for the cash portion of the Exchange Consideration of Purchaser or Parent. On such date, the shares of Parent Common Stock (or cash in lieu of fractional interests therein, as provided in Section 4.3) and the cash portion of the Exchange Consideration to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Purchaser or Parent, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of Parent, Purchaser or the Depositary shall be liable to any person in respect of any shares of Parent Common Stock or payment in cash (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 4.6  WITHHOLDING RIGHTS

    Purchaser, Parent and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Company Common Stock or Parent Common Stock such amounts as Purchaser, Parent or the Depositary is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the Exchange Consideration otherwise payable to the holder, Purchaser, Parent and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the Exchange Consideration as is necessary to provide sufficient funds to Purchaser, Parent or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Purchaser, Parent or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 5
                                   AMENDMENTS

    SECTION 5.1  AMENDMENTS TO PLAN OF ARRANGEMENT

(1) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Parent, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court and
    (iv) communicated to holders of Company Common Stock or Company Stock
    Options.

(2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to the Company Meeting (provided that Parent shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(3) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Company Meeting shall be effective only if (i) it is consented to by each of the

    Company and Parent and (ii) if required by the Court, it is communicated to or consented to by the Company Securityholders.

                                   ARTICLE 6
                               FURTHER ASSURANCES

    SECTION 6.1  FURTHER ASSURANCES

    Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Pre-Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX G
                          OPINION OF FINANCIAL ADVISOR
                        [LETTERHEAD OF UBS WARBURG LLC]

                                  May 8, 2002

The Independent Committee of the Board of Directors
Dynacare Inc.
14900 Landmark Boulevard, Suite 200
Dallas, Texas 75254

Dear Members of the Independent Committee:

    We understand that Dynacare Inc. ("Dynacare") proposes to enter into a Pre-Merger Agreement, dated as of May 8, 2002 (the "Agreement"), among Laboratory Corporation of America Holdings ("Lab Corp"), 3065619 NOVA SCOTIA COMPANY, a wholly owned subsidiary of Lab Corp ("Sub"), and Dynacare pursuant to which (i) Dynacare, Lab Corp and Sub will effect a business combination by way of an arrangement as a result of which Dynacare will become a wholly owned subsidiary of Lab Corp (the "Arrangement") and (ii) each outstanding share of the common stock, no par value, of Dynacare ("Dynacare Common Stock") will be exchanged for (x) US$11.50 per share, net to the seller in cash (the "Cash Consideration"), and (y) 0.1164 of a share of the common stock, par value $0.01 per share, of Lab Corp ("Lab Corp Common Stock") or, in the event that Lab Corp effects a stock-split prior to consummation of the Arrangement, 0.2328 of a share of Lab Corp Common Stock (the number of such shares of Lab Corp Common Stock issuable in the Arrangement, the "Stock Consideration" and, together with the Cash Consideration, the "Consideration"). The terms and conditions of the Arrangement are more fully set forth in the Agreement.

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of Dynacare Common Stock (other than those stockholders who have entered into a stockholder agreement in connection with the Arrangement (the "Principal Stockholders") and their respective affiliates) of the Consideration to be received by such holders in the Arrangement.

    UBS Warburg LLC ("UBS Warburg") has acted as financial advisor to Dynacare in connection with the Arrangement and will receive a fee for its services, a significant portion of which is contingent upon consummation of the Arrangement and a portion of which is payable upon delivery of this opinion. UBS Warburg and its affiliates in the past have provided services to Dynacare and Lab Corp, and currently are providing services to Lab Corp, unrelated to the proposed Arrangement, for which services UBS Warburg and its affiliates have received and expect to receive compensation. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of Dynacare and Lab Corp for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not address the relative merits of the Arrangement as compared to other business strategies or transactions that might be available with respect to Dynacare or Dynacare's underlying business decision to effect the Arrangement. Our opinion does not constitute a recommendation to any stockholder of Dynacare as to how such stockholder should vote with respect to any matters relating to the Arrangement. We have not been asked to, nor do we, offer any opinion as to the terms of the Agreement or related documents and the obligations thereunder, or the form of the Arrangement or related transactions. We express no opinion as to what the value of Lab Corp Common Stock actually will be when issued pursuant to the Arrangement or the prices at which Lab Corp Common Stock will trade at any time. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Arrangement will be obtained without any material adverse effect on Dynacare or Lab Corp or the contemplated benefits to Dynacare of the Arrangement. We also have assumed, with your consent,

[2nd SHEET LETTERHEAD OF UBS WARBURG LLC]

The Independent Committee of the Board of Directors
Dynacare Inc.
May 8, 2002
Page 2

that each of Dynacare, Lab Corp and Sub will comply with all material covenants and agreements set forth in, and other material terms of, the Agreement and that the Arrangement will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement. At your direction, we did not solicit third party indications of interest in the possible acquisition of all or a part of Dynacare.

    In arriving at our opinion set forth below, we have, among other things:
(i) reviewed current and historical market prices and trading volumes of Dynacare Common Stock and Lab Corp Common Stock; (ii) reviewed certain publicly available business and financial information relating to Dynacare and Lab Corp;
(iii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Dynacare and Lab Corp, including financial forecasts and estimates prepared by the managements of Dynacare and Lab Corp, that were provided to or discussed with us by the managements of Dynacare and Lab Corp and are not publicly available; (iv) conducted discussions with members of the senior managements of Dynacare and Lab Corp; (v) reviewed publicly available financial and stock market data with respect to certain companies in lines of businesses we believe to be generally comparable to those of Dynacare and Lab Corp; (vi) compared the financial terms of the Arrangement with the publicly available financial terms of certain other transactions which we believe to be generally relevant; (vii) considered certain pro forma effects of the Arrangement on the financial statements of Lab Corp; (viii) reviewed the Agreement; and (ix) considered such other financial studies, analyses, and investigations, and considered such other information, as we deemed necessary or appropriate.

    In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Dynacare or Lab Corp, nor have we been furnished with any such evaluation or appraisal. With respect to the internal financial forecasts, estimates and pro forma effects referred to above (including adjustments thereto to reflect United States generally accepted accounting principles), we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Dynacare and Lab Corp as to the future financial performance of Dynacare and Lab Corp. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Dynacare Common Stock (other than the Principal Stockholders and their respective affiliates) in the Arrangement is fair, from a financial point of view, to such holders.

                                          Very truly yours,
                                          /s/ UBS WARBURG LLC
                                          UBS WARBURG LLC

                                  APPENDIX H-I
    FORM OF STOCKHOLDER AGREEMENT EXECUTED BY GOLDER, THOMA, CRESSEY, RAUNER
                       FUND V, L.P. AND GTCR ASSOCIATES V

                             STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of May 8, 2002 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of Dynacare Inc., an Ontario corporation (the "Company"), for the benefit of Laboratory Corporation of America Holdings, a Delaware corporation ("LabCorp").

                                    RECITALS

    WHEREAS, LabCorp, 3065619 NOVA SCOTIA COMPANY, and the Company are entering into a Pre-Merger Agreement, dated as of May 8, 2002 (the "Merger Agreement"), as part of a plan of arrangement pursuant to Section 182 of the Business Corporations Act (Ontario) (the "OBCA") of the Company, LabCorp and 3065619 NOVA SCOTIA COMPANY (the "Arrangement") whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of capital stock of the Company ("Company Capital Stock"), not owned directly or indirectly by LabCorp or the Company, will be converted into 0.1164 shares (the "Exchange Ratio") of Common Stock, par value $.10 per share, of LabCorp ("LabCorp Common Stock") (or 0.2328 shares of LabCorp Common Stock after the planned two-for-one stock split on May 10, 2002) and cash in the amount of $11.50 (the "Cash Consideration");

    WHEREAS, the Stockholder owns of record and/or holds stock options, warrants or convertible securities to acquire (whether or not vested) or the right to acquire or exercise investment or voting power over that number and class of shares of Company Capital Stock appearing on the signature page hereof (such shares of Company Capital Stock, together with any other shares of capital stock of the Company acquired by such Stockholder or as to which the Stockholder may acquire direct or indirect voting or investment power after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares");

    WHEREAS, as a condition to its willingness to enter into the Merger Agreement and the Arrangement, LabCorp has required that the Stockholder agree, and in order to induce LabCorp to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

    1. GRANT OF OPTION. The Stockholder hereby grants LabCorp an irrevocable option (the "Option") to purchase the Subject Shares on the terms and subject to the conditions set forth below:

        (a) EXERCISE. At any time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, LabCorp (or a wholly owned subsidiary of LabCorp designated by LabCorp) may exercise the Option, in whole only and not in part, if, and only if, on or after the date hereof an event has occurred that would allow LabCorp to require the Company to pay LabCorp the termination fee described in Section 8.05 of the Merger Agreement (any such event, a "Trigger Event"). The Stockholder shall notify LabCorp promptly in writing of the occurrence of any Trigger Event of which it is aware; provided, however, that notice shall not be a condition to the right of LabCorp to exercise the Option.

        (b) EXERCISE PROCEDURE. In the event LabCorp wishes to exercise the Option, LabCorp shall deliver to the Stockholder a written notice (an "Exercise Notice"). Provided that the conditions set forth in paragraph (f) hereof to the Stockholder's obligation to sell the Subject Shares to LabCorp hereunder have been satisfied or, if legally possible, waived, LabCorp shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price (as defined below),

                                     H-I-1
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    immediately be deemed to be the holder of record of such Subject Shares purchasable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the Subject Shares shall not theretofore have been delivered to LabCorp. If the conditions set forth in paragraph (f) hereof have not been satisfied or, if legally possible, waived, LabCorp shall not be deemed to be the holder of record unless and until the conditions in paragraph (f) have been satisfied or, if legally possible, waived. The closing of the purchase of the Subject Shares (the "Closing") shall occur at a place, on a date and at a time designated by LabCorp in the Exercise Notice delivered at least two
    (2) business days prior to the date of the Closing, and shall occur no later than fifteen (15) days after the Exercise Notice is delivered or, if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada), or the pre-merger filing requirements of any other jurisdiction applies to the acquisition of the Subject Shares by LabCorp, fifteen (15) days after the expiration or termination of all such applicable waiting periods; provided that if that expiration or termination does not occur within thirty (30) days after the Drop Dead Date, as that term is defined under the Merger Agreement (including any modifications or extensions thereof) (the "Option Drop Dead Date"), the Closing shall not occur, and the Exercise Notice shall be deemed to be null and void.

        (c) TERMINATION OF THE OPTION. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; and (ii) thirty (30) days following the termination of the Merger Agreement. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earliest of (x) the date on which such impediment shall become final and not subject to appeal,
    (y) 5:00 p.m. New York City Time, on the tenth (10th) business day after such impediment shall have been removed and (z) the Option Drop Dead Date. Notwithstanding the termination of the Option, LabCorp shall be entitled to purchase the Subject Shares with respect to which LabCorp had exercised the Option prior to such termination, subject to the limitations of
    Section 1(b) above.

        (d) EXERCISE PRICE. The purchase price per share of Subject Shares purchased pursuant to the Option (the "Exercise Price") shall be an amount in cash equal to the sum of (A) the product of (x) the Exchange Ratio multiplied by (y) the average closing price of LabCorp Common Stock for the twenty (20) trading days preceding the date the Option is exercised plus
    (B) the Cash Consideration per share. In the event the Option is exercised to purchase options or warrants, the Exercise Price shall be reduced by the exercise price of the options or warrants.

        (e) EXERCISE FOR ALL. In the event LabCorp exercises the Option, LabCorp hereby covenants and agrees that it will exercise options for the shares of Company Common Stock from each other Stockholder who has entered into an Agreement on the date hereof that is substantially identical to this Agreement.

        (f) CONDITIONS TO CLOSING. The obligation of the Stockholder to sell the Subject Shares to LabCorp hereunder and the right of LabCorp to purchase the Subject Shares hereunder are subject to the conditions that (i) all waiting periods, if any, under the HSR Act, the Investment Canada Act, and the Competition Act (Canada) and any other applicable pre-merger filing requirements of any other jurisdiction applicable to (A) the sale of the Subject Shares by Stockholder and (B) the acquisition of the Subject Shares by LabCorp hereunder and (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local governmental authority or instrumentality, if any, required in connection with the sale of the Subject Shares by the Stockholder, the acquisition of the Subject Shares by LabCorp and, if applicable, the acquisition of LabCorp Common Stock by Stockholders hereunder shall have been obtained or made, as the case may be; and
    (iii) no preliminary or permanent injunction or other

                                     H-I-2
    order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect.

        (g) CLOSING. At the Closing, (i) the Stockholder shall deliver to LabCorp a certificate or certificates evidencing the Subject Shares being purchased, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer and with all applicable taxes paid or provided for and (ii) LabCorp shall deliver to the Stockholder by wire transfer of immediately available funds to the account or accounts specified in writing by the Stockholder the aggregate Exercise Price for the Subject Shares.

    2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to LabCorp as follows:

        (a)  ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY;
    ENFORCEABILITY. The Stockholder (i) is, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby and compliance by the Stockholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Stockholder and no other corporate, company, partnership or other proceedings on the part of the Stockholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of LabCorp, is enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of the Stockholder,
    (ii) any material contract to which the Stockholder is a party or any of the properties or assets of the Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
    (B) judgment, order or decree, in each case, applicable to the Stockholder or its properties or assets, other than, in the case of clauses (ii) and
    (iii), any such conflicts, violations, breaches, defaults, rights, losses, liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or the compliance by the Stockholder with the provisions hereof, except for
    (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or

                                     H-I-3
    similar law or regulation, and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

        (b) THE SUBJECT SHARES. (i) The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on SCHEDULE A hereto, free and clear of any Liens except as set forth on SCHEDULE A. As of the date hereof, other than as set forth on SCHEDULE A hereto, the Stockholder does not own (of record or beneficially) any shares of capital stock of the Company, and the Stockholder does not own (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Except as set forth on SCHEDULE A, the Stockholder has the sole right to Transfer (as defined in SECTION 4(C)) and direct the voting of the Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Shares, except as set forth in SECTIONS 1 and 4 of this Agreement.

        (ii) In the event LabCorp exercises the Option, upon delivery of the Subject Shares covered thereby and payment of the aggregate Exercise Price therefor as contemplated in SECTION 1, LabCorp will receive good and valid title to the Subject Shares free and clear of any Liens or adverse claims.

    3. REPRESENTATIONS AND WARRANTIES OF LABCORP. LabCorp hereby represents and warrants to the Stockholder as follows:

        (a)  ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY;
    ENFORCEABILITY. LabCorp (i) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby and compliance by LabCorp with the provisions hereof have been duly authorized by all necessary corporate action on the part of LabCorp and no other corporate proceedings on the part of LabCorp are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by LabCorp and, assuming due execution by the Stockholder, constitutes a valid and binding obligation of LabCorp enforceable against LabCorp in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of LabCorp under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of LabCorp,
    (ii) any contract to which LabCorp is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to LabCorp or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that

                                     H-I-4
    individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LabCorp in connection with the execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby or compliance by LabCorp with the provisions hereof, except for (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

        (b) INVESTMENT REPRESENTATIONS OF LABCORP. LabCorp represents, warrants, and covenants to the Stockholder as follows (except as contemplated by this Agreement and the Merger Agreement and the transactions contemplated thereby):

           (i) LabCorp does not now have, and as of the Closing will not have, any present plan or intention to effect a distribution of the Subject Shares within the meaning of the Securities Act;

           (ii) LabCorp understands that any sale of the Subject Shares hereunder is intended to be exempt from registration, and that no registration statement relating to the sale of the Subject Shares in connection with this Agreement has been or will be filed with the SEC or any state securities commission;

          (iii) LabCorp intends to acquire the Subject Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof in violation of the Securities Act;

           (iv) LabCorp agrees not to sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Subject Shares and/or any option, right or other interest with respect to the Subject Shares that LabCorp may acquire, unless counsel representing LabCorp, which counsel is reasonably satisfactory to the Company and the Company's legal counsel, shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and the Company's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition;

           (v) LabCorp is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and as defined in Rule 45-501 of the Securities Act (Ontario), has the capacity to protect its interests in connection with this Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Subject Shares and in protecting its interests in connection with the investment in the Subject Shares;

           (vi) LabCorp acknowledges that (A) it has conducted its own investigation and review of the business and affairs of the Company,
       (B) it has not relied on any representations or warranties of the Stockholder concerning the business and affairs of the Company or an investment in the Subject Shares, (C) it has had the opportunity to ask questions of and

                                     H-I-5
       receive information and answers from the Company concerning the Subject Shares and other matters pertaining to an investment in the Subject Shares, and (D) it has been given the opportunity to verify the information provided to it in order for LabCorp to evaluate the merits and risks of an investment in the Subject Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of LabCorp;

          (vii) LabCorp further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by LabCorp in this Agreement are made with the intent that they be relied upon by such Stockholder and the Company in determining the suitability of LabCorp as an investor in the Subject Shares; and

         (viii) LabCorp undertakes to notify the Stockholder immediately of any change in any representation, warranty or other information relating to LabCorp set forth herein.

    4. COVENANTS OF STOCKHOLDER. Until the termination of this Agreement in accordance with SECTION 5, Stockholder agrees as follows:

        (a) At the Company Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Arrangement Resolution and the Transaction is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Arrangement Resolution and the Transaction;

        (b) The Stockholder covenants and agrees in favor of LabCorp, that if LabCorp so requests (i) not later than five days prior to the date of the Company Meeting, it shall deliver or cause to be delivered to the Company duly executed proxies in favor of LabCorp voting in favor of the Merger and
    (ii) such proxies will not be revoked, provided, however, that if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada) or the pre-merger filing requirements of any other jurisdiction applies to the grant of the proxies so requested, the Stockholder shall not deliver or grant such proxies until any applicable waiting periods shall have expired or terminated.

        (c) The Stockholder covenants that it will not exercise any rights of dissent provided under Section 185 of the OBCA or any order relating to the Arrangement or otherwise in connection with the Arrangement;

        (d) At any meeting of the Company Securityholders or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any Acquisition Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute an Acquisition Proposal (collectively, "Alternative Transactions"), and (ii) any amendment of the Company's Articles of Incorporation or By-Laws, which amendment would in any manner impede, frustrate, prevent or nullify the Transaction, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company;

        (e) Other than pursuant to this Agreement and the Merger Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions, PROVIDED, HOWEVER, that (A) the Stockholder may transfer Subject Shares to one or more parties affiliated with the Stockholder provided that (i) prior to such transfer the Stockholder causes the transferee to execute and deliver to LabCorp a Stockholder Agreement substantially

                                     H-I-6
    identical to this Agreement and providing for an identical grant of an Option and other substantive provisions provided herein, and being reasonably satisfactory to LabCorp, and (ii) the transfer to the transferee and the issuance of the LabCorp Common Stock to such transferee can be effected without the consent or approval of any third party, and (B) in the event the Stockholder reasonably believes that the Company is or may become a "controlled foreign corporation" (within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated under the Code), then the Stockholder may Transfer a number of the Subject Shares to its general and limited partners equal to (but not in excess of) the number of Subject Shares that shall (x) cause the Company to cease to be or not become a "controlled foreign corporation" (within the meaning of Code Section 957 and the Treasury Regulations promulgated under the Code) or (y) otherwise minimizes any tax cost attributable to Code Section 951 or Code Section 1248 with respect to the Stockholder and its direct and indirect partners, which number of Transferred Shares shall be determined in the reasonable discretion of Stockholder after consultation with its tax counsel. In the event of a Transfer in accordance with clause (B) of the proviso to the immediately preceding sentence, the Stockholder shall (i) notify LabCorp prior to making the Transfer of its intention to do so and (ii) use its reasonable best efforts to cause the transferees to execute and deliver to Lighthouse a Stockholder Agreement substantially identical to this Agreement and providing for an identical grant of an Option and other substantive provisions provided herein. For further clarification, a Transfer in accordance with clause (B) of the first sentence of this Section 4(e) shall not be subject to the requirements set forth in clause (A) of that sentence;

        (f) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

        (g) The Stockholder shall promptly notify LabCorp in writing of any contact, inquiry, submission, proposal or offer of which Stockholder becomes aware for an Acquisition Proposal and of any request in connection with such a proposal for non-public information relating to the Company or any of its material Subsidiaries any of the relevant details relating to such a proposal (including the identity of the prospective party and the proposed terms and conditions) known at such time; and

        (h) The Stockholder shall use the Stockholder's best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with LabCorp in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

    5. TERMINATION. This Agreement shall terminate at the time when the Option would otherwise expire under SECTION 1(C) or the final proviso of Section 1(b). In the event of the termination of this Agreement pursuant to this SECTION 5, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this SECTION 5 all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

    6. FURTHER ASSURANCES. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as

                                     H-I-7

LabCorp may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    7. SUCCESSORS, ASSIGNS AND TRANSFEREES BOUND. (a) The Stockholder agrees that this Agreement and the obligations hereunder shall attach the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing, except as otherwise provided in Section 4(e). The Stockholder agrees that each certificate representing the Subject Shares shall be inscribed with the legend required by SECTION 7(B). In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares shall be adjusted appropriately. In the event of any change in the Company Common Stock or LabCorp Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in SECTION 1(D) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that LabCorp shall receive, upon exercise of the Option, the number and class of shares or other securities or property that LabCorp would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on SCHEDULE A hereto shall be increased appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

    (b) The Stockholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect:

        "The shares of common stock evidenced by this certificate are subject to a Stockholder Agreement dated May 8, 2002, entered into by the record owner of such shares and LabCorp Corporation."

    The Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

    8. REMEDIES. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause LabCorp irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, LabCorp, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

    9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                                     H-I-8

    10. AMENDMENT. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and LabCorp.

    11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Ontario Superior Court of Justice (Commercial
List), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

    12. CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

    13. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14. NO LIMITATION ON ACTIONS OF THE STOCKHOLDER AS DIRECTOR. In the event the Stockholder or any officer, director, partner or manager of the Stockholder or any affiliate thereof is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any such person to take or in any way limit any action that such person may take in his or her capacity as a director of the Company.

    IN WITNESS WHEREOF, Stockholder has caused this Agreement to be executed as of the date first above written.

                                          ______________________________________
                                          (print or type name)

                                          By: __________________________________

Accepted and Agreed to as of the date set forth above:

LABORATORY CORPORATION
OF AMERICA HOLDINGS

By: ___________________________________________
   Name:
   Title:

                                     H-I-9

                                   SCHEDULE A

                                                              NUMBER OF SUBJECT SHARES
                                                            OWNED OF RECORD OR PURSUANT
                                                           TO VESTED OR UNVESTED OPTIONS,
NAME AND ADDRESS OF STOCKHOLDER                          WARRANTS OR CONVERTIBLE SECURITIES
-------------------------------                   ------------------------------------------------
                                                  -------------- shares

                                                  -------------- stock options or warrants

                                                  -------------- convertible securities

                                     H-I-10

                                  APPENDIX H-2
FORM OF STOCKHOLDER AGREEMENT EXECUTED BY STOCKHOLDERS OTHER THAN GOLDER, THOMA,
               CRESSEY, RAUNER FUND V, L.P. AND GTCR ASSOCIATES V

                             STOCKHOLDER AGREEMENT

    STOCKHOLDER AGREEMENT, dated as of May 8, 2002 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of Dynacare Inc., an Ontario corporation (the "Company"), for the benefit of Laboratory Corporation of America Holdings, a Delaware corporation ("LabCorp").

                                    RECITALS

    WHEREAS, LabCorp, 3065619 NOVA SCOTIA COMPANY, and the Company are entering into a Pre-Merger Agreement, dated as of May 8, 2002 (the "Merger Agreement"), as part of a plan of arrangement pursuant to Section 182 of the Business Corporations Act (Ontario) (the "OBCA") of the Company, LabCorp and 3065619 NOVA SCOTIA COMPANY (the "Arrangement") whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of capital stock of the Company ("Company Capital Stock"), not owned directly or indirectly by LabCorp or the Company, will be converted into 0.1164 shares (the "Exchange Ratio") of Common Stock, par value $.10 per share, of LabCorp ("LabCorp Common Stock") (or 0.2328 shares of LabCorp Common Stock after the planned two-for-one stock split on May 10, 2002) and cash in the amount of $11.50 (the "Cash Consideration");

    WHEREAS, the Stockholder owns of record and/or holds stock options, warrants or convertible securities to acquire (whether or not vested) or the right to acquire or exercise investment or voting power over that number and class of shares of Company Capital Stock appearing on the signature page hereof (such shares of Company Capital Stock, together with any other shares of capital stock of the Company acquired by such Stockholder or as to which the Stockholder may acquire direct or indirect voting or investment power after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares");

    WHEREAS, as a condition to its willingness to enter into the Merger Agreement and the Arrangement, LabCorp has required that the Stockholder agree, and in order to induce LabCorp to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

    1. GRANT OF OPTION. The Stockholder hereby grants LabCorp an irrevocable option (the "Option") to purchase the Subject Shares on the terms and subject to the conditions set forth below:

        (a) EXERCISE. At any time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, LabCorp (or a wholly owned subsidiary of LabCorp designated by LabCorp) may exercise the Option, in whole only and not in part, if, and only if, on or after the date hereof an event has occurred that would allow LabCorp to require the Company to pay LabCorp the termination fee described in Section 8.05 of the Merger Agreement (any such event, a "Trigger Event"). The Stockholder shall notify LabCorp promptly in writing of the occurrence of any Trigger Event of which it is aware; provided, however, that notice shall not be a condition to the right of LabCorp to exercise the Option.

        (b) EXERCISE PROCEDURE. In the event LabCorp wishes to exercise the Option, LabCorp shall deliver to the Stockholder a written notice (an "Exercise Notice"). Provided that the conditions set forth in paragraph (f) hereof to the Stockholder's obligation to sell the Subject Shares to LabCorp hereunder have been satisfied or, if legally possible, waived, LabCorp shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price (as defined below),

                                     H-II-1
    immediately be deemed to be the holder of record of such Subject Shares purchasable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the Subject Shares shall not theretofore have been delivered to LabCorp. If the conditions set forth in paragraph (f) hereof have not been satisfied or, if legally possible, waived, LabCorp shall not be deemed to be the holder of record unless and until the conditions in paragraph (f) have been satisfied or, if legally possible, waived. The closing of the purchase of the Subject Shares (the "Closing") shall occur at a place, on a date and at a time designated by LabCorp in the Exercise Notice delivered at least two
    (2) business days prior to the date of the Closing, and shall occur no later than fifteen (15) days after the Exercise Notice is delivered or, if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada), or the pre-merger filing requirements of any other jurisdiction applies to the acquisition of the Subject Shares by LabCorp, fifteen (15) days after the expiration or termination of all such applicable waiting periods; provided that if that expiration or termination does not occur within thirty (30) days after the Drop Dead Date, as that term is defined under the Merger Agreement (including any modifications or extensions thereof) (the "Option Drop Dead Date"), the Closing shall not occur, and the Exercise Notice shall be deemed to be null and void.

        (c) TERMINATION OF THE OPTION. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; and (ii) thirty (30) days following the termination of the Merger Agreement. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earliest of (x) the date on which such impediment shall become final and not subject to appeal,
    (y) 5:00 p.m. New York City Time, on the tenth (10th) business day after such impediment shall have been removed and (z) the Option Drop Dead Date. Notwithstanding the termination of the Option, LabCorp shall be entitled to purchase the Subject Shares with respect to which LabCorp had exercised the Option prior to such termination, subject to the limitations of
    Section 1(b) above.

        (d) EXERCISE PRICE. The purchase price per share of Subject Shares purchased pursuant to the Option (the "Exercise Price") shall be an amount in cash equal to the sum of (A) the product of (x) the Exchange Ratio multiplied by (y) the average closing price of LabCorp Common Stock for the twenty (20) trading days preceding the date the Option is exercised plus
    (B) the Cash Consideration per share. In the event the Option is exercised to purchase options or warrants, the Exercise Price shall be reduced by the exercise price of the options or warrants.

        (e) EXERCISE FOR ALL. In the event LabCorp exercises the Option, LabCorp hereby covenants and agrees that it will exercise options for the shares of Company Common Stock from each other Stockholder who has entered into an Agreement on the date hereof that is substantially identical to this Agreement.

        (f) CONDITIONS TO CLOSING. The obligation of the Stockholder to sell the Subject Shares to LabCorp hereunder and the right of LabCorp to purchase the Subject Shares hereunder are subject to the conditions that (i) all waiting periods, if any, under the HSR Act, the Investment Canada Act, and the Competition Act (Canada) and any other applicable pre-merger filing requirements of any other jurisdiction applicable to (A) the sale of the Subject Shares by Stockholder and (B) the acquisition of the Subject Shares by LabCorp hereunder and (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local governmental authority or instrumentality, if any, required in connection with the sale of the Subject Shares by the Stockholder, the acquisition of the Subject Shares by LabCorp and, if applicable, the acquisition of LabCorp Common Stock by Stockholders hereunder shall have been obtained or made, as the case may be; and
    (iii) no preliminary or permanent injunction or other

                                     H-II-2
    order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect.

        (g) CLOSING. At the Closing, (i) the Stockholder shall deliver to LabCorp a certificate or certificates evidencing the Subject Shares being purchased, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer and with all applicable taxes paid or provided for and (ii) LabCorp shall deliver to the Stockholder by wire transfer of immediately available funds to the account or accounts specified in writing by the Stockholder the aggregate Exercise Price for the Subject Shares.

    2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to LabCorp as follows:

        (a)  ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY;
    ENFORCEABILITY. The Stockholder (i) is, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby and compliance by the Stockholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Stockholder and no other corporate, company, partnership or other proceedings on the part of the Stockholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of LabCorp, is enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of the Stockholder,
    (ii) any material contract to which the Stockholder is a party or any of the properties or assets of the Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
    (B) judgment, order or decree, in each case, applicable to the Stockholder or its properties or assets, other than, in the case of clauses (ii) and
    (iii), any such conflicts, violations, breaches, defaults, rights, losses, liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or the compliance by the Stockholder with the provisions hereof, except for
    (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or

                                     H-II-3
    similar law or regulation, and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

        (b) THE SUBJECT SHARES. (i) The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on SCHEDULE A hereto, free and clear of any Liens except as set forth on SCHEDULE A. As of the date hereof, other than as set forth on SCHEDULE A hereto, the Stockholder does not own (of record or beneficially) any shares of capital stock of the Company, and the Stockholder does not own (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Except as set forth on SCHEDULE A, the Stockholder has the sole right to Transfer (as defined in SECTION 4(C)) and direct the voting of the Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Shares, except as set forth in SECTIONS 1 and 4 of this Agreement.

        (ii) In the event LabCorp exercises the Option, upon delivery of the Subject Shares covered thereby and payment of the aggregate Exercise Price therefor as contemplated in SECTION 1, LabCorp will receive good and valid title to the Subject Shares free and clear of any Liens or adverse claims.

    3. REPRESENTATIONS AND WARRANTIES OF LABCORP. LabCorp hereby represents and warrants to the Stockholder as follows:

        (a)  ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY;
    ENFORCEABILITY. LabCorp (i) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby and compliance by LabCorp with the provisions hereof have been duly authorized by all necessary corporate action on the part of LabCorp and no other corporate proceedings on the part of LabCorp are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by LabCorp and, assuming due execution by the Stockholder, constitutes a valid and binding obligation of LabCorp enforceable against LabCorp in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of LabCorp under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of LabCorp,
    (ii) any contract to which LabCorp is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to LabCorp or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that

                                     H-II-4
    individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LabCorp in connection with the execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby or compliance by LabCorp with the provisions hereof, except for (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

        (b) INVESTMENT REPRESENTATIONS OF LABCORP. LabCorp represents, warrants, and covenants to the Stockholder as follows (except as contemplated by this Agreement and the Merger Agreement and the transactions contemplated thereby):

           (i) LabCorp does not now have, and as of the Closing will not have, any present plan or intention to effect a distribution of the Subject Shares within the meaning of the Securities Act;

           (ii) LabCorp understands that any sale of the Subject Shares hereunder is intended to be exempt from registration, and that no registration statement relating to the sale of the Subject Shares in connection with this Agreement has been or will be filed with the SEC or any state securities commission;

          (iii) LabCorp intends to acquire the Subject Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof in violation of the Securities Act;

           (iv) LabCorp agrees not to sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Subject Shares and/or any option, right or other interest with respect to the Subject Shares that LabCorp may acquire, unless counsel representing LabCorp, which counsel is reasonably satisfactory to the Company and the Company's legal counsel, shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and the Company's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition;

           (v) LabCorp is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and as defined in Rule 45-501 of the Securities Act (Ontario), has the capacity to protect its interests in connection with this Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Subject Shares and in protecting its interests in connection with the investment in the Subject Shares;

           (vi) LabCorp acknowledges that (A) it has conducted its own investigation and review of the business and affairs of the Company,
       (B) it has not relied on any representations or warranties of the Stockholder concerning the business and affairs of the Company or an investment in the Subject Shares, (C) it has had the opportunity to ask questions of and

                                     H-II-5
       receive information and answers from the Company concerning the Subject Shares and other matters pertaining to an investment in the Subject Shares, and (D) it has been given the opportunity to verify the information provided to it in order for LabCorp to evaluate the merits and risks of an investment in the Subject Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of LabCorp;

          (vii) LabCorp further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by LabCorp in this Agreement are made with the intent that they be relied upon by such Stockholder and the Company in determining the suitability of LabCorp as an investor in the Subject Shares; and

         (viii) LabCorp undertakes to notify the Stockholder immediately of any change in any representation, warranty or other information relating to LabCorp set forth herein.

    4. COVENANTS OF STOCKHOLDER. Until the termination of this Agreement in accordance with SECTION 5, Stockholder agrees as follows:

        (a) At the Company Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Arrangement Resolution and the Transaction is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Arrangement Resolution and the Transaction;

        (b) The Stockholder covenants and agrees in favor of LabCorp, that if LabCorp so requests (i) not later than five days prior to the date of the Company Meeting, it shall deliver or cause to be delivered to the Company duly executed proxies in favor of LabCorp voting in favor of the Merger and
    (ii) such proxies will not be revoked, provided, however, that if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada) or the pre-merger filing requirements of any other jurisdiction applies to the grant of the proxies so requested, the Stockholder shall not deliver or grant such proxies until any applicable waiting periods shall have expired or terminated.

        (c) The Stockholder covenants that it will not exercise any rights of dissent provided under Section 185 of the OBCA or any order relating to the Arrangement or otherwise in connection with the Arrangement;

        (d) At any meeting of the Company Securityholders or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any Acquisition Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute an Acquisition Proposal (collectively, "Alternative Transactions"), and (ii) any amendment of the Company's Articles of Incorporation or By-Laws, which amendment would in any manner impede, frustrate, prevent or nullify the Transaction, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company;

        (e) Other than pursuant to this Agreement, the Stockholder agrees not to
    (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions, provided, however, that the Stockholder may transfer Subject Shares to one or more parties affiliated with the Stockholder provided that (i) prior to such transfer the Stockholder causes the transferee to execute and deliver to LabCorp a Stockholder Agreement substantially identical to this Agreement and providing for an identical

                                     H-II-6
    grant of an Option and other substantive provisions provided herein, and being reasonably satisfactory to LabCorp and (ii) the transfer to the transferee and the issuance of the LabCorp Common Stock to such transferee can be effected without the consent or approval of any third party;

        (f) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

        (g) The Stockholder shall promptly notify LabCorp in writing of any contact, inquiry, submission, proposal or offer of which Stockholder becomes aware for an Acquisition Proposal and of any request in connection with such a proposal for non-public information relating to the Company or any of its material Subsidiaries any of the relevant details relating to such a proposal (including the identity of the prospective party and the proposed terms and conditions) known at such time; and

        (h) The Stockholder shall use the Stockholder's best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with LabCorp in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

    5. TERMINATION. This Agreement shall terminate at the time when the Option would otherwise expire under SECTION 1(C) or the final proviso of Section 1(b). In the event of the termination of this Agreement pursuant to this SECTION 5, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this SECTION 5 all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

    6. FURTHER ASSURANCES. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as LabCorp may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    7. SUCCESSORS, ASSIGNS AND TRANSFEREES BOUND. (a) The Stockholder agrees that this Agreement and the obligations hereunder shall attach the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing. The Stockholder agrees that each certificate representing the Subject Shares shall be inscribed with the legend required by
SECTION 7(B). In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares shall be adjusted appropriately. In the event of any change in the Company Common Stock or LabCorp Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in
SECTION 1(D) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that LabCorp shall receive, upon exercise of the Option, the number and class of shares or other securities or property that LabCorp would have received in

                                     H-II-7
respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on SCHEDULE A hereto shall be increased appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

    (b) The Stockholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect:

        "The shares of common stock evidenced by this certificate are subject to a Stockholder Agreement dated May 8, 2002, entered into by the record owner of such shares and LabCorp Corporation."

    The Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

    8. REMEDIES. The Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause LabCorp irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, LabCorp, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

    9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

    10. AMENDMENT. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholder and LabCorp.

    11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Ontario Superior Court of Justice (Commercial
List), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

    12. CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

    13. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14. NO LIMITATION ON ACTIONS OF THE STOCKHOLDER AS DIRECTOR. In the event the Stockholder or any officer, director, partner or manager of the Stockholder or any affiliate thereof is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is

                                     H-II-8
intended or shall be construed to require any such person to take or in any way limit any action that such person may take in his or her capacity as a director of the Company.

    IN WITNESS WHEREOF, Stockholder has caused this Agreement to be executed as of the date first above written.

                                          (print or type name)

                                          By:

Accepted and Agreed to as of the date set forth above:

LABORATORY CORPORATION
OF AMERICA HOLDINGS

By:

    Name:
    Title:

                                     H-II-9

                                   SCHEDULE A

                                                              NUMBER OF SUBJECT SHARES
                                                            OWNED OF RECORD OR PURSUANT
                                                           TO VESTED OR UNVESTED OPTIONS,
NAME AND ADDRESS OF STOCKHOLDER                          WARRANTS OR CONVERTIBLE SECURITIES
-------------------------------                   ------------------------------------------------
                                                  -------------- shares

                                                  -------------- stock options or warrants

                                                  -------------- convertible securities

                                    H-II-10

                                   APPENDIX I
                                 DISSENT RIGHTS
             SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

"185. (1) RIGHTS OF DISSENTING SHAREHOLDERS--Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

    (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

    (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

    (c) amalgamate with another corporation under sections 175 and 176;

    (d) be continued under the laws of another jurisdiction under section 181;
       or

    (e) sell, lease or exchange all or substantially all its property under subsection 184(3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

(2) IDEM--If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

    (a) clause 170(l)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

    (b) subsection 170(5) or (6).

(3) EXCEPTION--A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

    (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

    (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

(4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE--In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

(5) NO PARTIAL DISSENT--A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(6) OBJECTION--A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

(7) IDEM--The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

(8) NOTICE OF ADOPTION OF RESOLUTION--The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

(9) IDEM--A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

(10) DEMAND FOR PAYMENT OF FAIR VALUE--A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

    (a) the shareholder's name and address;

    (b) the number and class of shares in respect of which the shareholder dissents; and

    (c) a demand for payment of the fair value of such shares.

(11) CERTIFICATES TO BE SENT IN--Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

(12) IDEM--A dissenting shareholder who fails to comply with subsections (6),
    (10) and (11) has no right to make a claim under this section.

(13) ENDORSEMENT ON CERTIFICATE--A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

(14) RIGHTS OF DISSENTING SHAREHOLDER--On sending a notice under subsection
    (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

    (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

    (b) the corporation fails to make an offer in accordance with subsection
       (15) and the dissenting shareholder withdraws notice; or

    (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholders rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

(15) OFFER TO PAY--A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection
    (10), send to each dissenting shareholder who has sent such notice,

    (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

    (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(16) IDEM--Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

(17) IDEM--Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(18) APPLICATION TO COURT TO FIX FAIR VALUE--Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

(19) IDEM--If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

(20) IDEM--A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

(21) COSTS--If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

(22) NOTICE TO SHAREHOLDERS--Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

    (a) has sent to the corporation the notice referred to in subsection (10);
       and

    (b) has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses
(a) and (b) within three days after the dissenting shareholder satisfies such conditions.

(23) PARTIES JOINED--All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

(24) IDEM--Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

(25) APPRAISERS--The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(26) FINAL ORDER--The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

(27) INTEREST--The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(28) WHERE CORPORATION UNABLE TO PAY--Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

(29) IDEM--Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

    (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

    (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(30) IDEM--A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

    (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

    (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

(31) COURT ORDER--Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

(32) COMMISSION MAY APPEAR--The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

                                                         1994, c. 27, s. 71(24)"

                                  APPENDIX J-1
                             LABCORP ANNUAL REPORT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 10-K

(MARK ONE)

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001
                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934

      FOR THE TRANSITION PERIOD FROM ________________ TO ________________

                         COMMISSION FILE NUMBER 1-11353

                           --------------------------

                             LABORATORY CORPORATION
                              OF AMERICA HOLDINGS

             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        13-3757370
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)

   358 SOUTH MAIN STREET, BURLINGTON, NORTH                           27215
                   CAROLINA                                        (Zip Code)
   (Address of principal executive offices)

                                  336-229-1127
              (Registrant's telephone number, including area code)

                           --------------------------

          Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                       NAME OF EXCHANGE ON WHICH REGISTERED
-------------------                      ---------------------------------------
Common Stock, $0.10 par value..........          New York Stock Exchange

        Securities registered pursuant to Section 12(g) of the Act: NONE

                           --------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    State the aggregate market value of the voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days: $4,898,940,023 at February 28, 2002.

    Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 70,829,522 shares as of February 28, 2002, of which 10,705,074 shares are held by indirect wholly owned subsidiaries of Roche Holdings Ltd.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     J-I-1

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

    Laboratory Corporation of America Holdings (the "Company"), headquartered in Burlington, North Carolina, is the second largest independent clinical laboratory company in the United States based on 2001 net revenues. Through a national network of laboratories, the Company offers more than 4,000 different clinical laboratory tests which are used by the medical profession in routine testing, patient diagnosis, and in the monitoring and treatment of disease. Since its founding in 1971, the Company has grown into a network of 24 primary testing facilities and approximately 1,200 service sites consisting of branches, patient service centers and STAT laboratories, serving clients in 50 states.

THE CLINICAL LABORATORY TESTING INDUSTRY

    Laboratory tests and procedures are used generally by hospitals, physicians and other health care providers and commercial clients to assist in the diagnosis, evaluation, detection, monitoring and treatment of diseases and other medical conditions through the examination of substances in the blood, tissues and other specimens. Clinical laboratory testing is generally categorized as either clinical testing, which is performed on body fluids including blood and urine, or anatomical pathology testing, which is performed on cytologic samples, tissue and other samples, including human cells. Clinical and anatomical pathology procedures are frequently ordered as part of regular physician office visits and hospital admissions in connection with the diagnosis and treatment of illnesses. Certain of these tests and procedures are used principally as tools in the diagnosis and treatment of a wide variety of medical conditions such as cancer, AIDS, endocrine disorders, cardiac disorders and genetic disease. The most frequently requested tests include blood chemistry analyses, urinalyses, blood cell counts, thin layer cytology Pap smears, HIV tests, microbiology cultures and procedures and alcohol and other substance-abuse tests.

    The clinical laboratory industry consists primarily of three types of providers: hospital-based laboratories, physician-office laboratories and independent clinical laboratories, such as those owned by the Company.

    The Company believes that in 2001 approximately 49% of the clinical testing revenues in the United States were derived by hospital-based laboratories, approximately 12% were derived by physicians in their offices and laboratories, and approximately 39% were derived by independent clinical laboratories. The Health Care Financing Administration ("HCFA") of the Department of Health and Human Services ("HHS") has estimated that in 2001 there were approximately 5,000 independent clinical laboratories in the United States.

EFFECT OF MARKET CHANGES ON THE CLINICAL LABORATORY BUSINESS

    Many market-based changes in the clinical laboratory business have occurred over the past ten years, primarily as a result of the shift away from traditional, fee-for-service medicine to managed-cost health care. The growth of the managed care sector presents various challenges to the Company and other independent clinical laboratories. Managed care organizations typically contract with a limited number of clinical laboratories and negotiate discounts to the fees charged by such laboratories in an effort to control costs. Such discounts have historically resulted in price erosion and have negatively impacted the Company's operating margins. In addition, managed care organizations have used capitated payment contracts in an attempt to fix the cost of laboratory testing services for their enrollees. Under a capitated payment contract, the clinical laboratory and the managed care organization agree to a per member, per month payment to cover all laboratory tests during the month, regardless of the number or cost of the tests actually performed. Such contracts shift the risks of additional testing beyond that covered by the capitated payment to the clinical laboratory. For the year ended December 31, 2001 such capitated contracts accounted for approximately $106.3 million of the

                                     J-I-2

Company's net sales. The increase in managed care and insurance companies' attempts to control utilization of medical services overall has also resulted in declines in the utilization of laboratory testing services.

    In addition, Medicare (which principally services patients 65 and older), Medicaid (which principally serves indigent patients) and insurers have increased their efforts to control the cost, utilization and delivery of health care services. Measures to regulate health care delivery in general and clinical laboratories in particular have resulted in reduced prices, added costs and decreased test utilization for the clinical laboratory industry by increasing complexity and adding new regulatory and administrative requirements. From time to time, Congress has also considered changes to the Medicare fee schedules in conjunction with certain budgetary bills. The Company believes that reductions in reimbursement for Medicare services will continue to be implemented from time to time. Reductions in the reimbursement rates of other third-party payors are likely to occur as well.

    Despite the market changes discussed above, the Company believes that the volume of clinical laboratory testing will be positively influenced by several factors, including: the expanded base of genomics knowledge, which has led to an enhanced appreciation of the value of gene-based diagnostic assays for guiding both the development and stratification of patient-related data for new therapeutics, as well as an increased awareness by physicians that clinical laboratory testing is a cost-effective means of prevention, early detection of disease and monitoring of treatment. In an effort to better promote this appreciation in the marketplace, the Company recently announced partnerships with Myriad Genetics, Inc., to make Myriad's predictive medicine products broadly available to primary care physicians throughout the United States; and EXACT Sciences, to exclusively license EXACT's proprietary technologies for the detection of colorectal cancer. Additional factors which may lead to future volume growth include: an increase in the number and types of tests which are readily available (due to advances in technology and increased cost efficiencies) on a more affordable basis to physicians; expanded substance-abuse testing by corporations and governmental agencies; increased testing for sexually transmitted diseases such as AIDS; and the general aging of the population in the United States. The impact of these factors is expected to be partially offset by declines in volume as a result of increased controls over the utilization of laboratory services by Medicare and other third-party payors, particularly managed care organizations.

LABORATORY TESTING OPERATIONS AND SERVICES

    The Company has 24 primary testing facilities, and approximately 1,200 service sites consisting of branches, patient service centers and STAT laboratories. A "branch" is a central office which collects specimens in a region for shipment to one of the Company's laboratories for testing. Test results can be printed at a branch and conveniently delivered to the client. A branch also is used as a base for sales staff. Generally, a "patient service center" is a facility maintained by the Company to serve the physicians in a medical professional building or other strategic location. The patient service center collects the specimens as requested by the physician. The specimens are sent, principally through the Company's in-house courier system (and, to a lesser extent, through independent couriers), to one of the Company's major laboratories for testing. Some of the Company's patient service centers also function as "STAT labs", which are laboratories that have the ability to perform certain routine tests quickly and report results to the physician immediately. The Company processed an average of approximately 281,000 patient specimens per day in 2001. Patient specimens are delivered to the Company accompanied by a test request form. These forms, which are completed by the client, indicate the tests to be performed and provide the necessary billing information.

    Each specimen and related request form is checked for completeness and then given a unique identification number. The unique identification number assigned to each specimen helps to assure that the results are attributed to the correct patient. The test request forms are sent to a data entry terminal where a file is established for each patient and the necessary testing and billing information is entered.

                                     J-I-3

Once this information is entered into the computer system, the tests are performed and the results are entered through computer interface or manually, depending upon the tests and the type of equipment involved. Most of the Company's computerized testing equipment is directly linked with the Company's information systems. Most routine testing is completed by early the next morning and test results are printed and prepared for distribution by service representatives that day. Some clients have local printing capability and have reports printed out directly in their offices. Clients who request that they be called with a result are so notified in the morning. It is Company policy to notify the client immediately if a life-threatening result is found at any point during the course of the testing process.

TESTING SERVICES

    ROUTINE TESTING

    The Company currently offers approximately 4,000 different clinical laboratory tests or procedures. Several hundred of these are frequently used in general patient care by physicians to establish or support a diagnosis, to monitor treatment or medication, or to search for an otherwise undiagnosed condition. The most frequently requested routine tests include blood chemistry analyses, urinalyses, blood cell counts, Pap smears and HIV tests. These routine procedures are most often used by practicing physicians in their outpatient office practices. Physicians may elect to send such procedures to an independent laboratory or they may choose to establish an in-house laboratory to perform some of the tests.

    The Company performs this core group of routine tests in each of its 24 primary testing facilities, which constitutes a majority of the testing performed by the Company. The Company generally performs and reports most routine procedures within 24 hours, utilizing a variety of sophisticated and computerized laboratory testing instruments.

    SPECIALTY AND NICHE TESTING

    While the information provided by many routine tests may be used by nearly all physicians, regardless of specialty, many other procedures are more specialized in nature. One of the primary growth strategies of the Company is the continued expansion of its specialty and niche businesses, which involve certain types of unique testing capabilities and/or client requirements. In general, the specialty and niche businesses are designed to serve two market segments: (i) markets which are not served by the routine clinical testing laboratory and therefore are subject to less stringent regulatory and reimbursement constraints; and (ii) markets which are served by the routine testing laboratory and offer the possibility of adding related services from the same supplier. The Company's research and development group continually seeks new and improved technologies for early diagnosis. For example, the Company's Center for Molecular Biology and Pathology (CMBP) is a leader in molecular diagnostics and polymerase chain reaction (PCR) technologies which are often able to provide earlier and more reliable information regarding HIV, genetic diseases, cancer and many other viral and bacterial diseases. In August 2000, the Company acquired Los Angeles-based National Genetics Institute, Inc. (NGI), a leader in the development of PCR assays for Hepatitis C (HCV). In June 2001, the Company acquired Minneapolis-based Viro-Med, Inc which offers molecular microbial testing using real time PCR platforms. Management believes these technologies may represent a significant savings to managed care organizations by increasing the detection of early stage (treatable) diseases. The following are specialty and niche businesses in which the Company offers testing and related services:

    INFECTIOUS DISEASE. The Company provides complete viral load testing as well as HIV genotyping and phenotyping. In 2000, the Company added HIV GenoSure-TM- to its portfolio of HIV resistance testing services. The Company's use of this leading-edge technology puts it in the forefront of HIV drug resistance testing-one of the most important issues surrounding the treatment of HIV.

                                     J-I-4

Additionally, the Company provides comprehensive testing for HCV including both PCR testing and genotyping at CMBP, NGI and Viro-Med.

    ALLERGY TESTING. The Company offers an extensive range of allergen testing services as well as computerized analysis and a treatment program that enables primary care physicians to diagnose and treat many kinds of allergic disorders.

    CLINICAL RESEARCH TESTING. The Company regularly performs clinical laboratory testing for pharmaceutical companies conducting clinical research trials on new drugs. This testing often involves periodic testing of patients participating in the trial over several years.

    DIAGNOSTIC GENETICS. The Company offers cytogenetic, molecular cytogenetic, biochemical and molecular genetic tests.

    IDENTITY TESTING. The Company provides forensic identity testing used in connection with criminal proceedings and parentage evaluation services which are used to assist in the resolution of disputed parentage in child support litigation. Parentage testing involves the evaluation of immunological and genetic markers in specimens obtained from the child, the mother and the alleged father. Management believes it is now the largest provider of identity testing services in the United States.

    ONCOLOGY TESTING. The Company offers an extensive series of testing technologies that aid in diagnosing and monitoring certain cancers and predicting the outcome of certain treatments. At NGI, scientists have novel assays for melanoma and breast cancer in varying stages of clinical trials. During 2001, The Company began offering PreGen-26, a DNA-based colorectal cancer test (using EXACT Sciences Corporation's proprietary genomics-based technology). PreGen-26 is intended to detect colorectal cancer earlier when treatment is most effective.

    OCCUPATIONAL TESTING SERVICES. The Company provides urine and hair testing for the detection of drugs of abuse for private and government customers, and also provides blood testing services for the detection of drug abuse and alcohol. These testing services are designed to produce "forensic" quality test results that satisfy the rigorous requirements for admissibility as evidence in legal proceedings. The Company also provides other analytical testing and a variety of management support services.

    The specialized or niche testing services noted above, as well as other complex procedures, are sent to designated facilities where the Company has concentrated the people, instruments and related resources for performing such procedures so that quality and efficiency can be most effectively monitored. CMBP, NGI and Viro-Med also specialize in new test development and education and training related thereto.

CLIENTS

    The Company provides testing services to a broad range of health care providers. During the year ended December 31, 2001, no client or group of clients under the same contract accounted for more than four percent of the Company's net sales. The primary client groups serviced by the Company include:

    INDEPENDENT PHYSICIANS AND PHYSICIAN GROUPS

    Physicians requiring testing for their patients who are unaffiliated with a managed care plan are one of the Company's primary sources of testing services. Fees for clinical laboratory testing services rendered for these physicians are billed either to the physician, to the patient or the patient's third party payor such as insurance companies, Medicare and Medicaid. Billings are typically on a fee-for-service basis. If the billings are to the physician, they are based on the wholesale or customer fee schedule and subject to negotiation. Otherwise, the patient is billed at the laboratory's retail or

                                     J-I-5
patient fee schedule and subject to third party payor limitations and negotiation by physicians on behalf of their patients. Medicare and Medicaid billings are based on government-set fee schedules.

    HOSPITALS

    The Company provides hospitals with services ranging from routine and specialty testing to contract management services. Hospitals generally maintain an on-site laboratory to perform immediately needed testing on patients receiving care. However, they also refer less time sensitive procedures, less frequently needed procedures and highly specialized procedures to outside facilities, including independent clinical laboratories and larger medical centers. The Company typically charges hospitals for any such tests on a fee-for-service basis which is derived from the Company's customer fee schedule. Fees for management services are billed monthly at contractually agreed-upon rates.

    HMOS AND OTHER MANAGED CARE GROUPS

    The Company serves HMOs and other managed care organizations. These medical service providers typically contract with a limited number of clinical laboratories and then designate the laboratory or laboratories to be used for tests ordered by participating physicians. The majority of the Company's managed care testing is negotiated on a fee-for-service basis. Testing is sometimes reimbursed on a capitated basis for managed care organizations. Under a capitated payment contract, the Company agrees to cover certain laboratory tests during a given month for which the managed care organization agrees to pay a flat monthly fee for each covered member. The tests covered under agreements of this type are negotiated for each contract, but usually include routine tests and exclude highly specialized tests. Many of the national and large regional managed care organizations prefer to use large independent clinical labs such as the Company because they can monitor service and performance on a national basis.

    OTHER INSTITUTIONS

    The Company serves other institutions, including governmental agencies, large employers and other independent clinical laboratories that do not have the breadth of the Company's testing capabilities. The institutions typically pay on a negotiated fee-for-service basis.

PAYORS

    Most testing services are billed to a party other than the "client" that ordered the test. In addition, tests performed by a single physician may be billed to different payors depending on the medical benefits of a particular patient. Payors other than the direct patient, include, among others, insurance companies, managed care organizations, Medicare and Medicaid. For the year ended December 31, 2001, billings to the Company's respective payors (based on the total volume of accessions) are as follows:

                                                                             REVENUE
                                                     ACCESSION VOLUME AS       PER
                                                        A % OF TOTAL        ACCESSION
                                                    ---------------------   ---------
Private Patients..................................            3.5%           $111.28
Medicare, Medicaid and Insurance..................           17.0%           $ 31.59
Commercial Clients................................           38.9%           $ 24.46
Managed Care......................................           40.6%           $ 29.27

                                     J-I-6

AFFILIATIONS AND ALLIANCES

    The Company's development of hospital relationships through traditional and non-traditional business models exceeded all prior year outcomes. The Company increased its focus on the traditional business model with a hospital, whereby the Company enters into a reference service agreement and establishes a Hospital Territory Manger (HTM) role. The addition of this sales/service position sets the Company at an advantage with specialized and targeted attention for the Company's Hospital customers. Significant growth also occurred due to laboratory technical support (management) contracts and shared services agreements.

    In 2001 the Company added a number of new traditional and nontraditional relationships with hospitals. These new hospital relationships represent approximately $48.5 million of new annualized sales.

    Reference agreements, or traditional business model, provide a means for hospitals to outsource patient laboratory testing services that are not time critical (e.g., test results reported within twenty-four hours of drawing the specimen as opposed to those requiring two to four hour turnaround). These agreements allow the hospital to maintain their own stat/emergency lab on-site, while eliminating certain costs of maintaining a full-service lab on their premises.

    A non-traditional business model is where the Company provides technical support services in a variety of health care settings. In these relationships, the Company generally supplies the laboratory manager and other laboratory personnel, as well as equipment and testing supplies, to manage a laboratory that is owned by a hospital, managed care organization or other health care provider. Under the typical laboratory technical support agreement, the laboratory manager, who is employed by the Company, reports to the hospital or clinic administration. Thus, the hospital or clinic ("Provider") maintains control of the laboratory. A pathologist designated by the Provider serves as medical director for the laboratory.

    Hospitals are increasingly looking beyond their in-house patient base and seek to provide services to outreach patients within their greater local community. The Company has a focus to develop cooperative testing relationships with such hospitals in which the parties combine efforts to support the needs of a specific community. These non-traditional relationships center around capitalizing on a partner hospital's excess capacity and ability to perform rapid response testing and the Company's ability to provide low cost, high quality esoteric testing. These service agreements create ventures that provide communities with synergistic, high quality testing services within a single infrastructure.

    An important advantage the Company offers to its clients is the flexibility of the Company's information systems used for contract management services and for creating bi-directional interfaces to support the Company's cooperative testing arrangements. In addition to the ability to be customized for a particular user's needs, the Company's information systems also interface with several hospital and clinic systems, giving the user more efficient and effective information flow.

    The Company's non-traditional business contracts typically have terms between three and five years. However, most contracts contain a clause that permits termination prior to the contract expiration date. The termination terms vary but they generally fall into one of the following categories:
(1) termination without cause by either the Company or the contracted Provider after written notice (generally 60 to 120 days prior to termination);
(2) termination by the contracted Provider only if there are uncorrected deficiencies in the Company's performance under the contract after notice by the contracted Provider; (3) termination by the contracted Provider if there is a loss of accreditation held by any Company laboratory that services the contracted Provider, which accreditation is not reinstated within 30 days of the loss, or up to 30 days' notice if there is a decline in the quality of services provided under such contract which remains uncorrected after a 15-day period; or
(4) should the Company or Provider's service requirements change to the extent that the new service requirements

                                     J-I-7
affect the profitability or stability of the alliance relationship and the terms cannot be re-negotiated to the satisfaction of both parties. While the Company believes that it will maintain and renew its existing contracts, there can be no assurance of such maintenance or renewal.

    The Company has developed several different pricing formulas under its non-traditional business contracts. The Company generally bills the hospital a monthly contractually-determined management fee in addition to different fixed on-site and off-site fees per test. Highly esoteric tests are generally billed under a separate fee schedule. In certain cases, profitability may depend on the Company's ability to accurately predict test volumes, patient encounters or the number of admissions.

SALES AND MARKETING AND CLIENT SERVICE

    The Company offers its services through a combination of direct sales generalists and specialists. Sales generalists market the mainstream or traditional routine laboratory services primarily to physicians, while specialists concentrate on individual market segments, such as hospitals or managed care organizations, or on testing niches, such as identity testing or genetic testing. Specialist positions are established when an in-depth level of expertise is necessary to effectively offer the specialized services. When the need arises, specialists and generalists work cooperatively to address specific opportunities. At December 31, 2001, the Company employed 235 generalists and 114 specialists. The Company's sales generalists and specialists are compensated through a combination of salaries, commissions and bonuses, at levels commensurate with each individual's qualifications and responsibilities. Commissions are primarily based upon the individual's productivity in generating new business for the Company.

    The Company also employs regional service managers and account managers ("AMs") to interact with clients on an ongoing basis. AMs monitor the status of the services being provided to clients, act as problem-solvers, provide information on new testing developments and serve as the client's regular point of contact with the Company. At December 31, 2001, the Company employed 290 AMs. AMs are compensated through a combination of salaries and bonuses commensurate with each individual's qualifications and responsibilities.

    The Company believes that the clinical laboratory service business is shifting away from the traditional direct sales structure to one in which the purchasing decisions for laboratory services are increasingly being made by managed care organizations, insurance plans, employers and even by patients themselves. In view of these changes, the Company has adapted its sales and marketing structure to more appropriately address the opportunities presented by this shift.

    The Company competes primarily on the basis of the quality of its testing, reporting and information systems, its reputation in the medical community, the pricing of its services and its ability to employ qualified personnel. During 2001, one of the Company's goals has been to improve client service. An important factor in improving client service includes the Company's initiatives to improve its billing process. See "--Billing."

INFORMATION SYSTEMS

    The Company has developed and implemented management information systems to monitor operations and control costs. All financial functions are centralized in Burlington, North Carolina including purchasing and accounting. Management believes this provides greater control over spending as well as increased supervision and monitoring of results of operations.

    The Company believes that the health care provider's need for data will continue to place high demands on its information systems staff. The Company operates several systems to handle laboratory, billing and financial data and transactions. The Company believes that the efficient handling of information involving clients, patients, payors and other parties will be a critical factor in the

                                     J-I-8

Company's future success. The Company's Corporate Information Systems Division manages its information resources and programs on a consolidated basis in order to achieve greater efficiency and economies of scale. The Company employs a Chief Information Officer, whose responsibility is to integrate, manage and develop the Company's information systems.

    In 2001, the Company continued to focus on its information systems activities and substantially completed the consolidation of its multiple laboratory and billing systems to standardized laboratory testing and billing systems. The Company has established regional data centers to more effectively handle the information processing needs of the Company. The Company believes that benefits have been realized from the conversion of its multiple billing systems into a centralized system and these benefits will continue in the future as the Company takes advantage of this standardization.

BILLING

    Billing for laboratory services is a complex process. Laboratories must bill many different payors such as doctors, patients, hundreds of different insurance companies, Medicare, Medicaid and employer groups, all of whom have different billing requirements. The Company believes that a majority of its bad debt expense is the result of non-credit related issues which slow the billing process. A primary cause of bad debt expense is missing or incorrect billing information on requisitions. The Company believes that this experience is similar to that of its primary competitors. The Company performs the requested tests and returns back the test results regardless of whether billing information has been provided at all or has been provided incorrectly. The Company subsequently attempts to obtain any missing information or rectify any incorrect billing information received from the health care provider. Among the many other factors complicating the billing process are more intricate billing arrangements due to contracts with third-party administrators, disputes between payors as to the party responsible for payment of the bill and auditing for specific compliance issues.

    During 2001, the Company's days sales outstanding (DSO) were reduced
10 days from December 31, 2000 levels to 58 days as a result of Company-wide efforts to increase cash collections from all payors, as well as on-going improvements to claim submission processes. The Company is continuing to take the steps necessary to improve DSO and cash collections by:

        1) Conversion of decentralized billing locations to a centralized billing system. During 2001, the Chicago, San Antonio and Dallas locations were converted.

        2) During the first quarter of 2000, the Company implemented an initiative to reduce the number of requisitions received that are missing certain billing information. This initiative involves measuring the number of clinical requisitions received by ordering client, as well as what specific information was not provided. The Company then identifies root causes of why the information was missing and takes steps to ensure that information is provided in the future. These steps include re-educating clients as to what information is needed in order for the Company to bill and collect for the test. During the year, the percentage of requisitions received which were missing billing information was 6%.

    Although there can be no assurance of success, the Company has developed a number of initiatives to address the complexity of the billing process and to improve collection rates. These initiatives include: i) installation of personal computer based products in client offices and Company locations to help with the accuracy and completeness of billing information captured on the front-end;
ii) establishment of a project group to focus on improvements in order entry; and iii) development and implementation of enhanced eligibility checking to compare information to payor records before billing. Additionally, the Company believes that it can benefit from the conversion of its multiple billing systems into a centralized system. Currently, 90% of the Company's billing is performed on this centralized system. By the end of 2002, the Company plans to have approximately 95% of its billing performed on the centralized system.

                                     J-I-9

QUALITY ASSURANCE

    The Company considers the quality of its tests to be of critical importance, and it has established a comprehensive quality assurance program for all of its laboratories and other facilities, designed to help assure accurate and timely test results. In addition to the compulsory external inspections and proficiency programs demanded by HCFA and other regulatory agencies, Company-wide systems and procedures are in place to emphasize and monitor quality assurance. All of the Company's regional laboratories are subject to on-site evaluations, the College of American Pathologists ("CAP") proficiency testing program, state surveys and the Company's own internal quality control programs.

    EXTERNAL PROFICIENCY/ ACCREDITATIONS. The Company participates in numerous externally-administered, blind quality surveillance programs, including the CAP program. The blind programs supplement all other quality assurance procedures and give Company management the opportunity to review its technical and service performance from the client's perspective.

    INTERNAL QUALITY CONTROL. The Company regularly performs internal quality control testing by running quality control samples with known values with patient samples submitted for testing. All quality control sample test results are entered into the Company's national laboratory computer, which connects the Company's facilities nationwide to a common on-line quality control database. This system helps technologists and technicians check quality control values and requires further prompt verification if any quality control value is out of range. The Company has an extensive, internally administered program of blind sample proficiency testing (i.e. the testing laboratory does not know the sample being tested is a quality control sample), as part of which the Company's locations receive specimens from the Company's Quality Assurance and Corporate Technical Services departments for analysis.

    The CAP accreditation program involves both on-site inspections of the laboratory and participation in the CAP's proficiency testing program for all categories in which the laboratory is accredited by the CAP. The CAP is an independent non-governmental organization of board-certified pathologists which offers an accreditation program to which laboratories can voluntarily subscribe. The CAP has been accredited by HCFA to inspect clinical laboratories to determine adherence to the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988 (collectively, as amended, "CLIA") standards. A laboratory's receipt of accreditation by the CAP satisfies the Medicare requirement for participation in proficiency testing programs administered by an external source. All of the Company's major laboratories are accredited by the CAP.

    The Company's forensic crime laboratory, located at CMBP, is accredited by the American Society of Crime Laboratory Directors, Laboratory Accreditation Board ("ASCLD/LAB") in the category of DNA testing. Under the Crime Laboratory Accreditation Program managed by the ASCLD/LAB, a crime laboratory undergoes a comprehensive and in-depth inspection to demonstrate that its management, operations, employees, procedures and instruments, physical plant and security, and personnel safety procedures meet stringent quality standards. The Company is one of 223 ASCLD accredited crime laboratories worldwide, and is one of only six private crime laboratories holding the accreditation. Accreditation is granted for a period of five years provided that a laboratory continues to meet the standards during that period.

COMPETITION

    The clinical laboratory business is intensely competitive. The Company believes that in 2001 the entire United States clinical laboratory testing industry had revenues exceeding $34 billion; approximately 49% of such revenues were attributable to hospital-affiliated laboratories, approximately 39% were attributable to independent clinical laboratories and approximately 12% were attributable to physicians in their offices and laboratories. There are presently two national independent clinical laboratories: the Company; and Quest Diagnostics Incorporated ("Quest"), which had approximately $3.6 billion in revenues from clinical laboratory testing in 2001.

                                     J-I-10

    In addition to the other national clinical laboratory, the Company competes on a regional basis with many smaller regional independent clinical laboratories as well as laboratories owned by hospitals and physicians. The Company believes that the following factors, among others, are often used by health care providers in selecting a laboratory: i) pricing of the laboratory's test services; ii) accuracy, timeliness and consistency in reporting test results;
iii) number and type of tests performed; iv) service capability and convenience offered by the laboratory; and v) its reputation in the medical community. The Company believes that it competes favorably with its principal competitors in each of these areas and is currently implementing strategies to improve its competitive position.

    The Company believes that consolidation will continue in the clinical laboratory testing business. In addition, the Company believes that it and the other large independent clinical laboratory testing companies will be able to increase their share of the overall clinical laboratory testing market due to a number of external factors including cost efficiencies afforded by large-scale automated testing, Medicare reimbursement reductions and the growth of managed health care entities which require low-cost testing services and large service networks. In addition, legal restrictions on physician referrals and the ownership of laboratories as well as increased regulation of laboratories are expected to contribute to the continuing consolidation of the industry.

EMPLOYEES

    At December 31, 2001, the Company had approximately 19,600 full-time equivalent employees. A subsidiary of the Company has one collective bargaining agreement which covers approximately 25 employees. The Company believes that its overall relations with its employees are good.

REGULATION AND REIMBURSEMENT

    GENERAL

    The clinical laboratory industry is subject to significant governmental regulation at the federal, state and sometimes local levels. As described below, these regulations concern licensure and operation of clinical laboratories, payment for laboratory services, health care fraud and abuse, security and confidentiality of health information, and environmental and occupational safety.

    REGULATION OF CLINICAL LABORATORIES

    The Clinical Laboratory Improvement Amendments of 1988 ("CLIA") extend federal oversight to virtually all clinical laboratories by requiring that they be certified by the federal government or by a federally-approved accreditation agency. Pursuant to CLIA, clinical laboratories must meet quality assurance, quality control and personnel standards. Laboratories also must undergo proficiency testing and are subject to inspections.

    Standards for testing under CLIA are based on the complexity of the tests performed by the laboratory, with all tests classified as either high complexity, moderate complexity, or waived. Laboratories performing high complexity testing are required to meet more stringent requirements than moderate complexity laboratories. Labs performing only waived tests, which are tests determined by the Food and Drug Administration to have a low potential for error and requiring little or no oversight, may apply for a certificate of waiver indicating that they need not comply with most of the requirements of CLIA. All major and many smaller Company facilities hold CLIA certificates to perform high complexity testing. The Company's remaining smaller testing sites hold CLIA certificates to perform moderate complexity testing or have a certificate of waiver.

    The sanction for failure to comply with CLIA requirements may be suspension, revocation or limitation of a laboratory's CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. The loss or suspension of a license, imposition of a fine or

                                     J-I-11
other penalties, or future changes in the CLIA law or regulations (or interpretation of the law or regulations) could have a material adverse effect on the Company.

    The Company also is subject to regulation by some states. CLIA provides that a state may adopt regulations different from or more stringent than those under federal law, and a number of states have implemented their own laboratory regulatory schemes. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls, or require maintenance of certain records. For example, some of the Company's laboratories are subject to the State of New York's clinical laboratory regulations, which contain provisions that are more stringent than those under federal law.

    The Company believes that it is in compliance with federal and state laboratory requirements, and the Company's laboratories have continuing programs to ensure that their operations meet all applicable regulatory requirements, but no assurances can be given that the Company's laboratories will pass all future licensure or certification inspections.

    PAYMENT OF CLINICAL LABORATORY SERVICES

    In both 2001 and 2000, the Company derived approximately 16% of its net sales from tests performed for beneficiaries of the Medicare and Medicaid programs. In addition, the Company's other business depends significantly on continued participation in these programs because clients often want a single laboratory to perform all of their testing services. Both governmental and private sector payors have made efforts to contain or reduce health care costs, including payment for clinical laboratory services, in recent years.

    In 1984, Congress established a Medicare fee schedule for clinical laboratory services performed for patients covered under Part B of the Medicare program. Subsequently, Congress imposed a national ceiling on the amount that can be paid under the fee schedule. Laboratories bill the program directly and must accept the scheduled amount as payment in full for covered tests performed on behalf of Medicare beneficiaries. In addition, state Medicaid programs are prohibited from paying more than the Medicare fee schedule limitation for clinical laboratory services furnished to Medicaid recipients.

    Since 1984, Congress has periodically reduced the ceilings on Medicare payment to clinical laboratories from previously authorized levels. In 1993, pursuant to provisions in the Omnibus Budget and Reconciliation Act of 1993 ("OBRA '93"), Congress reduced, effective January 1, 1994, the Medicare national limitations from 88% of the 1984 national median to 76% of the 1984 national median, which reductions were implemented on a phased-in basis from 1994 through 1996 (to 84% in 1994, 80% in 1995 and 76% in 1996). The 1996 reduction to 76%
was implemented as scheduled on January 1, 1996. OBRA '93 also eliminated the provision for annual fee schedule increases based upon the Consumer Price Index for 1994 and 1995. These reductions were partially offset, however, by annual Consumer Price Index fee schedule increases of 3.2% and 2.7% in 1996 and 1997, respectively.

    In August 1997, Congress passed and the President signed the Balanced Budget Act of 1997 ("BBA"), which included a provision that reduced, effective
January 1, 1998, the Medicare national limitation from 76% of the 1984 national median to 74% of the 1984 national median. An additional provision in the BBA froze the Consumer Price Index update for five years.

    Because a significant portion of the Company's costs are relatively fixed, Medicare payment reductions have a direct adverse effect on the Company's net earnings and cash flows. The Company cannot predict whether additional Medicare reductions will be implemented.

    On April 1, 1997, Medicare's policy for billing of automated chemistry profiles went into effect. The policy, which was developed by the Health Care Financing Administration ("HCFA"), now known as the Center for Medicare and Medicaid Services ("CMS"), working with the American Medical Association, eliminated the old commonly used "19-22 test" automated chemistry profile, sometimes referred to as a "SMAC" and replaced it with four new panels of "clinically relevant" automated tests

                                     J-I-12

(each containing from four to twelve chemistry tests). As a result of this policy, all major laboratory companies, including the Company, were required to eliminate the old chemistry profiles from their standard test requisition forms and standard test offerings by July 1, 1998. The Company developed and implemented a new "universal" test requisition and "standard test offerings" which successfully incorporated all required changes by the July 1, 1998 deadline.

    The automated chemistry profile billing policy is intended to reduce the number of non-Medicare covered "screening tests" which Medicare believes have in the past been inappropriately billed to Medicare. The BBA also required the Department of Health and Human Services to adopt uniform coverage, administration and payment policies for lab tests using a negotiated rulemaking process. Consensus was reached by the negotiated rulemaking committee which, among other things, established policies limiting Medicare coverage for certain tests to patients with specified medical conditions or diagnoses. These uniform policies will replace local Medicare coverage policies. The final rules were published on November 23, 2001 and will become generally effective on November 25, 2002. Due to the variety of new rules (including limited coverage rules) which have been adopted or proposed recently, and the lead time before the negotiated rulemaking rule becomes effective, the Company does not believe a meaningful estimate of the potential revenue impact of these developments can be made at this time. The Company will continue to monitor this issue going forward.

    Future changes in federal, state and local regulations (or in the interpretation of current regulations) affecting government payment for clinical laboratory testing could have a material adverse effect on the Company. However, based on currently available information, the Company is unable to predict what type of legislation, if any, will be enacted into law.

SECURITY AND CONFIDENTIALITY OF HEALTH INFORMATION

    The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") includes the following provisions: 1) Transactions and Code Sets--standardized format for all electronic claims processing maintained by a health plan, health care provider or health care data clearinghouse. The compliance date for this provision is October 16, 2002. However, Congress has approved a twelve-month extension for covered entities wishing to file a formal compliance extension plan. 2) Privacy: a) standardize the protections that must be provided for Protected Health Information ("PHI") covering all forms and types of PHI and all methods of receipt, delivery and storage; b) establish a formal privacy program and designate a privacy officer. The compliance date for this provision is April 14, 2003.

    The Company's HIPAA project plans have two phases: 1) assessment of current systems, applications, processes and procedure testing and validation for HIPAA compliance and; 2) remediation of affected systems, applications, processes and procedure testing and validation for HIPAA compliance.

    The Company has completed the assessment phase of the Transactions and Code Sets provision. Remediation is currently in progress and the Company expects to meet the October 2002 required implementation date, but will file for an extension if testing cannot be completed with all carriers. It is currently estimated that the total future expenditures relating to the Transactions and Code Sets project will be approximately $13.8, with $0.6 having been spent through December 31, 2001. The Company believes that approximately 80% of this project will add new functionality to existing systems and plans to capitalize these expenditures as incurred.

    The Company is in the later stage of the assessment phase of the Privacy provision. Upon completion of the assessment phase, financial projections will be completed and remediation will be initiated. The Company expects to meet the April 2003 required implementation date. The total cost associated with the requirements of HIPAA is not expected to be material to the Company's operations or cash flows.

                                     J-I-13

    In addition to the HIPAA provisions described above, which have not yet been implemented, there are a number of state laws regarding the confidentiality of medical information, some of which apply to clinical laboratories. These laws vary widely, and new laws in this area are pending, but they most commonly restrict the use and disclosure of medical information without patient consent. Penalties for violation of these laws include sanctions against a laboratory's state licensure, as well as civil and/or criminal penalties.

    FRAUD AND ABUSE REGULATIONS

    Existing federal laws governing Medicare and Medicaid, as well as similar state laws, impose a variety of broadly described fraud and abuse prohibitions on healthcare providers, including clinical laboratories. These laws are interpreted liberally and enforced aggressively by multiple government agencies, including the U.S. Department of Justice, the U.S. Department of Health and Human Services Office of the Inspector General ("OIG"), and the states. The federal government's enforcement efforts have been increasing, in part as a result of the enactment of the Health Insurance Portability and Accountability Act of 1996, which, among other things, provided for the establishment of a program to coordinate federal, state and local law enforcement programs, and to conduct investigations, audits and inspections relating to payment for healthcare, and for the establishment of a federal anti-fraud and abuse account for enforcement efforts, funded through collection of penalties and fines for violations of the healthcare anti-fraud and abuse laws. Moreover, over the last several years, the clinical laboratory industry has been the focus of major governmental enforcement initiatives.

    The Medicare and Medicaid anti-kickback laws prohibit intentionally providing anything of value to influence the referral of Medicare and Medicaid business. HHS has published safe harbor regulations which specify certain business activities that, although literally covered by the laws, will not violate the Medicare/Medicaid anti-kickback laws if all conditions of the safe harbor are met. Failure to fall within a safe harbor does not constitute a violation of the anti-kickback laws; rather, the arrangement would remain subject to scrutiny by HHS. Most states have their own Medicaid anti-kickback laws, and several states also have anti-kickback laws that apply to attempts to gain referral of patients covered by private insurance as well as federal programs.

    In October 1994, the Office of the Inspector General ("OIG") of HHS issued a Special Fraud Alert, which set forth a number of practices allegedly engaged in by clinical laboratories and health care providers that the OIG believes violate the federal anti-kickback laws. These practices include providing employees to collect patient samples at physician offices if the employees perform additional services for physicians that are typically the responsibility of the physicians' staff; selling laboratory services to renal dialysis centers at prices that are below fair market value in return for referrals of Medicare tests which are billed to Medicare at higher rates; providing free testing to a physician's HMO patients in situations where the referring physicians benefit from such reducing laboratory utilizations; providing free pick-up and disposal of bio-hazardous waste for physicians for items unrelated to a laboratory's testing services; providing facsimile machines or computers to physicians that are not exclusively used in connection with the laboratory services performed; and providing free testing for health care providers, their families and their employees (professional courtesy testing). The OIG stressed in the Special Fraud Alert that when one purpose of the arrangements is to induce referral of program-reimbursed laboratory testing, both the clinical laboratory and the health care provider or physician may be liable under the anti-kickback laws, and may be subject to criminal prosecution and exclusion from participation in the Medicare and Medicaid programs.

    Recently, the OIG has provided additional guidance regarding arrangements that may violate the anti-kickback laws. In a 1999 Advisory Opinion, the OIG concluded that a proposed arrangement whereby a laboratory would offer physicians significant discounts on laboratory tests billed to the physician might violate the anti-kickback act. The OIG reasoned that if the discounts were greater than could otherwise be justified, the proposed arrangement could be viewed as the laboratory providing

                                     J-I-14
discounts to the physician in exchange for referral by the physician of non-discounted Medicare program business. Similarly, in 1999 correspondence, the OIG stated that if any direct or indirect link exists between a price discount that a laboratory offers to a skilled nursing facility ("SNF") for Prospective Payment System ("PPS")-covered services and referrals of Medicare Part B business, the anti-kickback statute would be implicated. Moreover, the OIG stated that it is continuing to monitor the situation regarding potentially unlawful contracts between SNFs and service providers, including laboratories.

    Under another federal provision, known as the "Stark" law or "self-referral" prohibition, physicians who have an investment or compensation relationship with a clinical laboratory may not, unless a statutory exception applies, refer Medicare or Medicaid patients for testing to the laboratory, regardless of the intent of the parties. Similarly, laboratories may not bill Medicare or Medicaid or any other party for services furnished pursuant to a prohibited referral. There are federal Stark law exceptions for fair market value compensation to a physician for reasonable and necessary services, and for discounts to physicians purchasing laboratory services. There is also an exception for physician investment in a laboratory company so long as the company's stock is traded on a public exchange, the company has stockholder equity exceeding $75,000,000, and the physician's shares may be purchased on terms generally available to the public. State self-referral laws exist as well, which apply to all patient referrals, not just Medicare and Medicaid.

    There are a variety of other types of federal and state anti-fraud and abuse laws, including laws prohibiting submission of false or otherwise improper claims to federal healthcare programs, and laws limiting the extent of any differences between the Company's charges to Medicare and Medicaid and its charges to other parties. The Company seeks to structure its business to comply with the federal and state anti-fraud and abuse laws. However, the Company is unable to predict how these laws will be applied in the future, and no assurances can be given that its arrangements will not be subject to scrutiny under them. Sanctions for violations of these laws may include exclusion from participation in Medicare, Medicaid and other federal healthcare programs, significant criminal and civil fines and penalties, and loss of licensure. Any exclusion from participation in a federal healthcare program, or any loss of licensure, arising from any action by any federal or state regulatory or enforcement authority, would have a material adverse affect on the Company's business. In addition, any significant criminal or civil penalty resulting from such proceedings could have a material adverse affect on the Company's business.

    ENVIRONMENTAL AND OCCUPATIONAL SAFETY

    The Company is subject to licensing and regulation under Federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including laws and regulations relating to the handling, transportation and disposal of medical specimens, infectious and hazardous waste and radioactive materials as well as to the safety and health of laboratory employees. All Company laboratories are subject to applicable Federal and state laws and regulations relating to biohazard disposal of all laboratory specimens and the Company utilizes outside vendors for disposal of such specimens. In addition, the Federal Occupational Safety and Health Administration ("OSHA") has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These regulations, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens.

    On November 6, 2000, Congress passed the Needlestick Safety and Prevention Act which required, among other things, that companies include in their safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick

                                     J-I-15
injuries in the workplace. During 2001, the Company voluntarily implemented the use of safety needles at all of its service locations at a cost of over $6.0 million.

    Although the Company is not aware of any current material non-compliance with such Federal, state and local laws and regulations, failure to comply could subject the Company to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions.

    DRUG TESTING

    Drug testing for public sector employees is regulated by the Substance Abuse and Mental Health Services Administration ("SAMSHA") (formerly the National Institute on Drug Abuse), which has established detailed performance and quality standards that laboratories must meet to be approved to perform drug testing on employees of Federal government contractors and certain other entities. To the extent that the Company's laboratories perform such testing, each must be certified as meeting SAMSHA standards. The Company's Research Triangle Park, North Carolina; Raritan, New Jersey; Houston, Texas; San Diego, California and Southaven, Mississippi laboratories are SAMSHA certified.

    CONTROLLED SUBSTANCES

    The use of controlled substances in testing for drugs of abuse is regulated by the Federal Drug Enforcement Administration.

COMPLIANCE PROGRAM

    Because of evolving interpretations of regulations and the national debate over health care fraud and abuse, compliance with all Medicare, Medicaid and other government-established rules and regulations has become a significant factor throughout the clinical laboratory industry. The Company has implemented a comprehensive company-wide compliance program, in part mandated by a comprehensive five-year Corporate Integrity Agreement with the federal government. This agreement was part of the Company's 1996 settlement of federal and state claims related to billings to Medicare and other federal programs for tests performed by the Company and its predecessors (the "1996 government settlement"). The agreement was similar to corporate integrity agreements arising out of settlements of similar claims by a number of other clinical laboratories following a broad-based government investigation and enforcement initiative. Although the Corporate Integrity Agreement expired on November 21, 2001, the Company continues to operate pursuant to its compliance program. The objective of the Company's compliance program is to develop, implement, and update compliance safeguards as necessary. Emphasis is placed on developing compliance policies and guidelines, personnel training programs and various monitoring and audit procedures to attempt to achieve implementation of all applicable rules and regulations.

    The Company seeks to structure its business to comply in all material respects with all statutes, regulations, and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance therefore that applicable statutes and regulations might not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect the Company. Potential sanctions for violation of these statutes and regulations include significant fines and the loss of various licenses, certificates, and authorizations, which could have a material adverse affect on the Company's business.

                                     J-I-16

ITEM 2. PROPERTIES

    The following table summarizes certain information as to the Company's principal operating and administrative facilities as of December 31, 2001.

                                 APPROXIMATE
                                     AREA
LOCATION                       (IN SQUARE FEET)                 NATURE OF OCCUPANCY
--------                       ----------------   ------------------------------------------------
OPERATING FACILITIES:

Birmingham, Alabama..........      100,000        Lease expires 2005
Phoenix, Arizona.............       55,000        Lease expires 2009
Los Angeles, California......       16,000        Lease expires 2002; one 5 year renewal option
                                    19,000        Lease expires 2004
San Diego, California........       48,000        Lease expires 2007
                                    14,000        Lease expires 2002
Denver, Colorado.............       20,000        Lease expires 2002
Tampa, Florida...............       95,000        Lease expires 2010; one 5 year renewal option
Chicago, Illinois............       45,000        Lease expires 2003; two 5 year renewal options
Louisville, Kentucky.........       60,000        Lease expires 2002; three 5 year renewal options
Detroit, Michigan............       32,000        Lease expires 2004; one 10 year renewal option
Eden Prairie, Minnesota......       49,000        Lease expires 2014
Kansas City, Missouri........       78,000        Owned
Reno, Nevada.................       16,000        Owned
                                    14,000        Lease expires 2003; one 2 year renewal option
Portsmouth, New Hampshire....       43,000        Lease expires 2006; one 5 year renewal option
Raritan, New Jersey..........      187,000        Owned
Uniondale, New York..........      108,000        Lease expires 2007; two 5 year renewal options
Burlington, North Carolina...      275,000        Owned
Charlotte, North Carolina....       25,000        Lease expires 2003
Research Triangle Park,
  North Carolina.............       71,000        Lease expires 2008; three 5 year renewal options
                                   111,000        Lease expires 2011; three 5 year renewal options
Dublin, Ohio.................       82,000        Owned
Southaven, Mississippi.......       17,000        Owned
Dallas, Texas................       60,000        Lease expires 2004; two 5 year renewal option
Houston, Texas...............       70,000        Lease expires 2012; two 5 year renewal options
San Antonio, Texas...........       44,000        Lease expires 2004; two 5 year renewal option
Salt Lake City, Utah.........       20,000        Lease expires 2002; two 5 year renewal options
Chesapeake, Virginia.........       21,000        Lease expires 2002; three 5 year renewal options
Herndon, Virginia............       80,000        Lease expires 2004
Richmond, Virginia...........       34,000        Lease expires 2006
Kent, Washington.............       42,000        Lease expires 2005; one 5 year renewal option
Fairmont, West Virginia......       25,000        Lease expires 2005; three 5 year renewal options
Mechelen, Belgium............       20,000        Lease expires 2007

ADMINISTRATIVE FACILITIES:

  Raritan, New Jersey........       53,000        Owned
  Burlington, North                293,000        Owned
    Carolina.................
                                   246,000        Leases expire 2002 - 2010; various options to
                                                    purchase or renew

                                     J-I-17

    All of the Company's major laboratory facilities have been built or improved for the single purpose of providing clinical laboratory testing services. The Company believes that these facilities are suitable and adequate and have sufficient production capacity for its currently foreseeable level of operations. The Company believes that if it were to lose the lease on any of the facilities it presently leases, it could find alternate space at competitive market rates and readily relocate its operations to such new locations without material disruption to its operations.

ITEM 3. LEGAL PROCEEDINGS

    The Company is involved in litigation purporting to be a nation-wide class action involving the alledged overbilling of patients who are covered by private insurance. The Company has reached a settlement with the class that will not exceed existing reserves or have a material adverse affect on the Company. On January 9, 2001, the Company was served with a complaint in North Carolina which purports to be a class action and makes claims similar to those referred to above. The claim has been stayed pending appeal of the court approval of the settlement discussed above. The outcome cannot be presently predicted.

    The Company is also involved in various claims and legal actions arising in the ordinary course of business. These matters include, but are not limited to, professional liability, employee related matters, and inquiries from governmental agencies and Medicare or Medicaid carriers requesting comment on allegations of billing irregularities that are brought to their attention through billing audits or third parties. In the opinion of management, based upon the advice of counsel and consideration of all facts available at this time, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial position, results of operations or liquidity of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

                                     J-I-18

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Common Stock trades on the New York Stock Exchange ("NYSE") under the symbol "LH". The following table sets forth for the calendar periods indicated the high and low sales prices for the Common Stock reported on the NYSE Composite Tape.

                                                                HIGH       LOW
                                                              --------   --------
2000
  First Quarter.............................................   23.438     15.625
  Second Quarter............................................   40.500     19.688
  Third Quarter.............................................   66.250     38.125
  Fourth Quarter............................................   91.500     54.125

                                                                HIGH       LOW
                                                              --------   --------
2001
  First Quarter.............................................   87.500     49.750
  Second Quarter............................................   82.500     56.450
  Third Quarter.............................................   91.350     66.840
  Fourth Quarter............................................   90.000     73.000

                                                                HIGH       LOW
                                                              --------   --------
2002
  First Quarter (through February 28, 2002).................   88.800     76.300

    During May 2000, the Company's shareholders approved a 1-for-10 reverse stock split and on June 11, 2001, the Company effected a 2-for-1 stock split. The reported sales prices reflect such stock splits.

    On February 28, 2002 there were 653 holders of record of the Common Stock.

    It is currently the Company's policy not to pay dividends on its common stock in order to increase its flexibility with respect to its acquisition strategy. In addition, the Company's new $300 million senior credit facilities, will place certain limits on the payment of dividends.

                                     J-I-19

ITEM 6. SELECTED FINANCIAL DATA

    The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" as of and for the five-year period ended December 31, 2001 are derived from consolidated financial statements of the Company, which have been audited by PricewaterhouseCoopers LLP, independent accountants. This data should be read in conjunction with the accompanying notes, the Company's consolidated financial statements and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all included elsewhere herein.

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                2001          2000          1999
                                                              --------      --------      --------
                                                                  (DOLLARS IN MILLIONS, EXCEPT
                                                                       PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................  $2,199.8      $1,919.3      $1,698.7
Gross profit................................................     925.6         766.6         629.1
Operating income (loss).....................................     367.6         245.6(b)      149.7
Earnings (loss) before extraordinary loss...................     182.7         112.1          65.4
Extraordinary loss, net of tax benefit......................       3.2            --            --
Net earnings (loss).........................................     179.5(a)      112.1          65.4
Basic earnings (loss) per common share before extraordinary
  loss......................................................  $   2.63      $   1.65      $   0.59
Extraordinary loss per common share, net of tax benefit.....  $   0.05      $     --      $     --
Basic earnings (loss) per common share......................  $   2.58      $   1.65      $   0.59
Diluted earnings (loss) per common share before
  extraordinary loss........................................  $   2.59      $   1.61      $   0.58
Extraordinary loss per common share, net of tax benefit.....  $   0.05      $     --      $     --
Diluted earnings (loss) per common share....................  $   2.54      $   1.61      $   0.58
Basic weighted average common shares outstanding (in
  thousands)................................................    69,419        47,081        25,332
Diluted weighted average common shares outstanding (in
  thousands)................................................    70,539        48,150        25,754

BALANCE SHEET DATA:
Cash and cash equivalents...................................  $  149.2      $   48.8      $   40.3
Intangible assets, net......................................     968.5         865.7         803.9
Total assets................................................   1,929.6       1,666.9       1,590.2
Long-term obligations and redeemable preferred stock(c).....     509.2         355.8       1,041.5
Total shareholders' equity..................................   1,085.4         877.4         175.5

                                     J-I-20

                                                                1998        1997
                                                              ---------   ---------
                                                              (DOLLARS IN MILLIONS,
                                                                EXCEPT PER SHARE
                                                                    AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................  $1,612.6    $1,579.9
Gross profit................................................     563.4       499.4
Operating income (loss).....................................     127.6       (92.0)(d)
Earnings (loss) before extraordinary loss...................      68.8      (106.9)
Extraordinary loss, net of tax benefit......................        --          --
Net earnings (loss).........................................      68.8      (106.9)
Basic earnings (loss) per common share before extraordinary
  loss......................................................  $   0.98    $  (5.30)
Extraordinary loss, net of tax benefit......................  $     --    $     --
Basic earnings (loss) per common share......................  $   0.98    $  (5.30)
Diluted earnings (loss) per common share before
  extraordinary loss........................................  $   0.98    $  (5.30)
Extraordinary loss, net of tax benefit......................  $     --    $     --
Diluted earnings (loss) per common share....................  $   0.98    $  (5.30)
Basic weighted average common shares outstanding (in
  thousands)................................................    24,969      24,648
Diluted weighted average common shares outstanding (in
  thousands)................................................    24,969      24,648

BALANCE SHEET DATA:
Cash and cash equivalents...................................  $   22.7    $   23.3
Intangible assets, net......................................     836.2       851.3
Total assets................................................   1,640.9     1,658.5
Long-term obligations and redeemable preferred stock(c).....   1,110.0     1,200.1
Total shareholders' equity..................................     154.4       129.1

--------------------------

(a) During the third quarter of 2001, the Company recorded an extraordinary loss of $3.2 million (net of tax benefit) relating to the write-off of unamortized bank fees associated with the Company's term debt, which was repaid in September of 2001. The Company also recorded a charge of $8.9 million as a result of a payment made to a bank to terminate an interest rate swap agreement tied to the Company's term loan.

(b) In the fourth quarter of 2000, the Company recorded a $4.5 million restructuring charge relating to the closing of its Memphis drug testing facility.

(c) Long-term obligations include capital lease obligations of $6.1 million, $7.2 million, $4.4 million, $4.2 million and $5.8 million at December 31, 2001, 2000, 1999, 1998 and 1997, respectively. Long-term obligations also include the long-term portion of the expected value of future contractual amounts to be paid to the former principals of acquired laboratories. Such payments are principally based on a percentage of future revenues derived from the acquired customer lists or specified amounts to be paid over a period of time. At December 31, 2001, 2000, 1999, 1998 and 1997, such amounts were $0.3 million, $2.1 million, $0.0 million, $7.7 million and $9.6 million, respectively. Long-term obligations exclude amounts due to affiliates. On June 6, 2000, the Company called for redemption all of its outstanding redeemable preferred stock, resulting in the conversion of substantially all of the preferred stock into common stock. During 2001, the Company sold $744.0 aggregate principal amount at maturity of its zero coupon convertible subordinated notes due 2021 in a private placement. The Company received approximately $488.6 in net proceeds from the offering. The Company used a portion of the proceeds to repay $412.5 million of its term loan outstanding under its credit agreement

(d) During the fourth quarter of 1997 the Company recorded a provision for doubtful accounts of $182.0 million, which was approximately $160.0 million greater than the amount recorded in the fourth quarter of 1996 and a $22.7 million provision for restructuring certain laboratory operations.

                                     J-I-21

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    GENERAL

    During 2001, the Company experienced strong growth, primarily as a result of continued implementation of its strategic plan. The Company further expanded its managed care business while strengthening its scientific expertise and market share through acquisitions and strategic partnerships.

    The Company completed two important acquisitions during the current year. Path Lab Holdings, Inc., acquired in May 2001, is the largest regional laboratory in New England with annual revenues in 2000 of approximately
$51.6 million. This acquisition not only expanded the Company's geographic coverage, but also helped leverage the Company's expertise in esoteric testing. Path Lab has particular skill in servicing hospitals in the New England market. Hospitals generally have a need for higher-value esoteric testing. The acquisition of Minneapolis-based Viro-Med Inc. in June 2001, further strengthened the Company's leadership position in infectious disease testing. In addition, Viro-Med's specialized laboratory space provides significant additional esoteric testing capacity and the flexibility to more efficiently direct testing workflow throughout the country. Viro-Med had clinical laboratory revenues for the twelve months ended December 31, 2000 of approximately
$25.2 million.

    In December 2001, the Company entered into exclusive licensing and marketing relationships with EXACT Sciences and Myriad Genetics. Under the agreement with EXACT Sciences, the Company will be the only national clinical laboratory to offer testing services based on certain of EXACT Sciences' proprietary technologies for the detection of colorectal cancer. The agreement with Myriad Genetics allows the Company to market Myriad's predictive medicine markers for hypertension, melanoma, breast, ovarian and colorectal cancers to the Company's more than 200,000 primary care physicians. While the Company believes both of these agreements will have a favorable impact on its operating results going forward, it is too early in each relationship to reliably quantify their impact in 2002.

    In addition to the acquisitions and relationships discussed above, the Company believes future performance will be positively affected by several factors: 1) The expansion of higher-value genomic tests such as Cystic Fibrosis, HCV and HIV genotyping is occurring, along with the continued growth of HIV viral loads and HPV testing; 2) Continued conversion of traditional pap smears to the newer, high value monolayer technology; 3) Additional product licensing and business relationships (such as Myriad Genetics and Exact Sciences); 4) The Company's ongoing business acquisition strategy; 5) Growing demand for genomic testing will create a positive shift in test mix to higher value testing; and
6) Improving regulatory and reimbursement environment in Washington.

    Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", is expected to have a positive impact on the 2002 financial statements. The application of this new statement will result in a decrease in amortization expense of approximately $26.0 million for 2002.

    During 2001, the Company was involved in several transactions affecting its capital structure. On May 24, 2001, the Company's shareholders approved an amendment to the restated certificate of incorporation to increase the number of common shares authorized from 52 million shares to 265 million shares. On June 11, 2001, the Company effected a two-for-one stock split through the issuance of a stock dividend of one new share of common stock for each share of common stock held by shareholders of record on June 4, 2001. The Company also assisted in the successful placement of 12.0 million shares of the Company's common stock formerly owned by Roche, and increased the number of shares traded in the open market and available for purchase by other investors. During September and October 2001, the Company sold $744.0 million aggregate principal amount at maturity of its zero coupon convertible subordinated notes (the "Notes") due 2021 in a private placement. The Company received approximately $488.6 million net of approximately $11.2 million in underwriting fees. See "Note 9 to the Consolidated Financial Statements" for a further discussion of the Notes.

                                     J-I-22

    In early 2002, Standard & Poor's upgraded the Company's corporate credit and bank loan ratings from BBB to BBB+. This investment-grade rating offers the Company additional financial flexibility as growth opportunities are identified.

    On February 21, 2002, the Company filed a Registration Statement on Form S-3, seeking to register approximately 7.7 million shares (including 700,000 shares subject to an overallotment option) of the Company's common stock, currently owned by Roche. It is anticipated that the offering of these shares will be consummated sometime during March 2002 subject to prevailing market conditions. The sale by Roche of these shares will reduce their ownership interest in the Company's common stock to 5.24% (4.25% if the overallotment option is exercised in full) compared to 15.13% as of December 31, 2001.

    SEASONALITY

    Volume of testing generally declines during the year-end holiday periods and other major holidays. In addition, volume declines due to inclement weather may reduce net revenues and cash flows. Therefore, comparison of the results of successive quarters may not accurately reflect trends or results for the full year.

CRITICAL ACCOUNTING POLICIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the allowances for doubtful accounts and deferred tax assets, amortization lives for intangible assets and accruals for self-insurance reserves.

    The allowance for doubtful accounts is determined based on historical collection trends, the aging of accounts, current economic conditions and regulatory changes.

    The deferred tax valuation allowance brings the Company's net deferred tax assets to a level where management believes that it is more likely than not the tax benefits will be realized.

    Intangible assets are amortized on a straight-line basis over the expected periods to be benefited, generally ranging from 20 to 40 years for goodwill, legal life for patents and technology, 10 to 25 years for customer lists and contractual lives for non-compete agreements. Management periodically reviews the Company's operating and financial performance in order to determine whether it should revise its estimates of the useful lives or whether circumstances exist that indicate that the carrying amount of the Company's goodwill or other long-lived assets may not be recoverable.

    Accruals for self-insurance reserves (including workers compensation, auto, employee medical and professional liability) are determined based on historical payment trends and claims history, along with current and estimated future economic conditions.

    While management believes these estimates are reasonable and consistent; they are, by their very nature, estimates of amounts that will depend on future events. Accordingly, actual results could differ from these estimates. See "Note 1 to the Consolidated Financial Statements" for further discussion of significant accounting policies.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2001 COMPARED WITH YEAR ENDED DECEMBER 31, 2000.

    Net sales for 2001 were $2,199.8 million, an increase of 14.6% from $1,919.3 million reported in the comparable 2000 period. Sales increased approximately 8.2% due to an increase in volume and

                                     J-I-23

5.9% due to an increase in price per accession (which reflects actual price increases and changes in the mix of tests performed). These increases occurred as a result of the Company's success in winning new business as well as retaining and increasing business from existing customers. Excluding acquisitions, revenues would have increased 10.6%.

    Cost of sales, which includes primarily laboratory and distribution costs, was $1,274.2 million for 2001 compared to $1,152.7 million in the corresponding 2000 period, an increase of 10.5%. The majority of the increase in cost of sales is due to an increase in volume (approximately $95.0 million), with an additional increase of $13.0 million due to increases in the volume of pap smear tests performed using monolayer technology. In addition, the Company incurred incremental costs of approximately $6.0 million as it implemented a self-mandated safety needle program in all of its patient service centers. Cost of sales as a percentage of net sales was 57.9% for 2001 and 60.0% in the corresponding 2000 period. The decrease in the cost of sales as a percentage of net sales primarily resulted from higher margin test mix, continued cost reduction efforts and economies of scale achieved through volume growth.

    Selling, general and administrative expenses increased to $516.5 million in 2001 from $483.0 million in the same period in 2000 representing an increase of $33.5 million or 6.9%. Selling, general and administrative expenses were 23.5% and 25.2% as a percentage of net sales in 2001 and 2000, respectively. The increase in selling, general and administrative expenses is primarily the result of the Company's acquisitions during the year combined with additional bad debt expense as a result of the increase in net sales.

    Interest expense was $27.0 million in 2001 compared to $38.5 million in 2000. During September 2001, the Company repaid its outstanding term loan balance of $412.5 million with the proceeds from the sale of zero coupon-subordinated notes. During the third quarter of 2001, the Company recorded an $8.9 million loss relating to a payment made to terminate an interest rate swap agreement tied to the Company's term loan. In addition, the Company recorded a $3.2 million extraordinary loss, net of tax benefit, representing the write-off of unamortized bank fees associated with the retired term debt. See "Note 9 to Consolidated Financial Statements" for a further discussion of zero coupon-subordinated notes. Also, see "Liquidity and Capital Resources."

    Provision for income taxes was $149.6 million in 2001 compared to $95.5 million in 2000. The effective tax rate was 45.0% in 2001 and 46.0% in 2000. The decrease in the effective rate reflects the increase in the Company's pre-tax earnings relative to the amount of non-deductible amortization of intangible assets. See "Note 14 to Consolidated Financial Statements" for a further discussion of income taxes.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 1999.

    Net sales for 2000 were $1,919.3 million, an increase of 13.0% from $1,698.7 million reported in the comparable 1999 period. Sales increased approximately 9.0% due to an increase in volume and 4.0% due to an increase in price per accession (which reflects actual price increases and changes in the mix of tests performed). These increases occurred as a result of the Company's ability to win new business and successfully retain and increase business from existing customers. Excluding acquisitions, revenues would have increased 11.6%.

    Cost of sales, which includes primarily laboratory and distribution costs, was $1,152.7 million for 2000 compared to $1,069.6 million in the corresponding 1999 period, an increase of 7.8%. Cost of sales increased approximately
$91.0 million due to an increase in volume offset by labor efficiencies due to streamlining of operations. Cost of sales as a percentage of net sales was 60.0% for 2000 and 63.0% in the corresponding 1999 period. The decrease in the cost of sales as a percentage of net sales primarily resulted from continued cost reduction efforts and economies of scale achieved through volume growth.

                                     J-I-24

    Selling, general and administrative expenses increased to $483.0 million in 2000 from $448.2 million in the same period in 1999 representing an increase of $34.8 million or 7.8%. Selling, general and administrative expenses were 25.2% and 26.4% as a percentage of net sales in 2000 and 1999, respectively. The increase in selling, general and administrative expenses is primarily the result of the Company's acquisitions during the year combined with billing conversion-related costs such as salaries and telephone expenses.

    During the fourth quarter of 2000, the Company recorded a $4.5 million restructuring charge relating to the closing of its Drug Testing laboratory in Memphis, Tennessee. These operations were absorbed by other Company facilities. This restructuring was completed during the second quarter of 2001 and resulted in annualized cost reductions of approximately $7.0 million.

    Interest expense was $38.5 million in 2000 compared to $41.6 million in 1999. This decrease is related to the Company's reduction in its outstanding debt of approximately $95.0 million.

    Provision for income taxes was $95.5 million in 2000 compared to $40.1 million in 1999. The effective rate was 46.0% in 2000 and 38.0% in 1999. The increase in the effective rate was due primarily to the Company's reduction in its deferred tax asset valuation allowance in 1999. See "Note 14 to Consolidated Financial Statements".

LIQUIDITY AND CAPITAL RESOURCES

    Net cash provided by operating activities was $316.0 million, $246.7 million and $180.5 million, in 2001, 2000 and 1999, respectively. The increase in cash flow from operations in both 2001 and 2000 primarily resulted from overall improved operating results.

    Capital expenditures were $88.1 million, $55.5 million and $69.4 million for 2001, 2000 and 1999, respectively. The Company expects capital expenditures of approximately $85.0 million in 2002. These expenditures are intended to continue to improve information systems and further automate laboratory processes. Such expenditures are expected to be funded by cash flow from operations as well as borrowings under the Company's new senior credit facilities.

    The Company's DSO at the end of 2001 improved to 58 days as compared to
68 days at the end of 2000. This improvement was due to Company-wide efforts to increase cash collections from all payors, as well as on-going improvements to claim submission processes. In addition, the Company continued to take steps necessary to improve DSO and cash collections by:

        1. Substantially completing the conversion of decentralized billing locations to a centralized billing system. During 2001, the Chicago, San Antonio, and Dallas locations were converted.

        2. Implementing an initiative to reduce the number of requisitions received that are missing certain billing information.

    The billing system conversions, combined with improvements in front-end processes that enhance data capture for billing, are expected to reduce DSO to the mid 50s by the end of 2002.

    During September 2001, the Company repaid its outstanding balance of $412.5 million on its term loan facility with the proceeds from the issuance of zero coupon-subordinated notes. Interest expense on the zero coupon-subordinated notes in the financial statements is computed based on the notes' original issue discount amortization for an effective rate of 2% per year. This non-cash interest expense will total approximately $12.0 million in 2002 as compared to interest expense of $27.0 million in 2001 (primarily related to the Company's retired term debt). As the Company does not pay any interest on the zero coupon-subordinated notes prior to their maturity on September 11, 2021 (unless certain contingencies are met), the replacement of the Company's long-term debt with the zero coupon-subordinated notes will result in increases to the Company's available cash.

                                     J-I-25

    This reduction in cash interest expense and the resulting retention of operating cash flows in the business is expected to provide the Company increased flexibility in pursuing strategic investments through possible acquisitions, technology purchases and key business relationships.

    In February 2002, the Company entered into two new senior credit facilities with Credit Suisse First Boston, acting as Administrative Agent, and a group of financial institutions totaling $300 million. The new facilities will consist of a 364-day revolving credit facility in the principal amount of $100 million and a three-year revolving credit facility in the principal amount of $200 million. The new facilities will be used for general corporate purposes, including working capital, capital expenditures, funding or share repurchases and other payments, and acquisitions.

CONTRACTUAL CASH OBLIGATIONS

                                                         PAYMENTS DUE BY PERIOD
                                               ------------------------------------------
                                                 1 YR     2-3 YRS    4-5 YRS     > 5 YRS
                                               --------   --------   --------   ---------
Capital lease obligations....................   $ 3.0      $  5.4     $ 5.7       $ 1.2
Operating leases.............................    43.7        60.2      33.1        38.9
Contingent future acquisition payments.......    17.5         7.0        --          --
Zero coupon-subordinated notes...............      --       530.5(a)     --          --
                                                -----      ------     -----       -----
Total contractual cash obligations...........   $64.2      $603.1     $38.8       $40.1
                                                =====      ======     =====       =====

------------------------

(a) Holders of the zero coupon-subordinated notes may require the Company to purchase all or a portion of their notes on September 11, 2004, 2006 and 2011 at prices ranging from $712.97 to $819.54 per note. The Company may choose to pay the purchase price in cash or common stock or a combination of cash and common stock. If the holders elect to require the Company to purchase their notes, it is the Company's current intention to retire the notes by a cash payment. Based upon current market conditions, the Company believes that the possibility of the holders of the notes exercising this put feature of the notes is remote. However, future market conditions are subject to change. Should the holders put the notes to the Company on any of the dates above, the Company believes that it will be able to obtain alternate financing to satisfy this contingent cash obligation.

OTHER COMMERCIAL COMMITMENTS

    At December 31, 2001, the Company provided letters of credit aggregating approximately $36.6 million, primarily in connection with certain insurance programs. These letters of credit are secured by the Company's senior credit facilities and are renewed annually, around mid-year.

    Based on current and projected levels of operations, coupled with availability under its new senior credit facilities, the Company believes it has sufficient liquidity to meet both its short-term and long-term cash needs. For a discussion of the Company's zero coupon-subordinated notes, see "Note 9 to Consolidated Financial Statements." For a discussion of the Company's new senior credit facilities, see "Note 10 to Consolidated Financial Statements."

                           FORWARD-LOOKING STATEMENTS

    The Company has made in this report, and from time to time may otherwise make in its public filings, press releases and discussions with Company management, forward-looking statements concerning the Company's operations, performance and financial condition, as well as its strategic objectives. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates", or "anticipates" or the negative of those words or other comparable terminology.

                                     J-I-26

Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein and in the Company's other public filings, press releases and discussions with Company management, including:

         1. future changes in federal, state, local and third party payor regulations or policies (or in the interpretation of current regulations) affecting governmental and third-party reimbursement for clinical laboratory testing.

         2. adverse results from investigations of clinical laboratories by the government, which may include significant monetary damages and/or exclusion from the Medicare and Medicaid programs.

         3. loss or suspension of a license or imposition of a fine or penalties under, or future changes in, the law or regulations of the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988, or those of Medicare, Medicaid or other federal, state or local agencies.

         4. failure to comply with the Federal Occupational Safety and Health Administration requirements and the Needlestick Safety and Prevention Act which may result in penalties and loss of licensure.

         5. failure to comply with HIPAA, which could result in significant fines and up to ten years in prison.

         6. increased competition, including price competition.

         7. changes in payor mix, including an increase in capitated managed-cost health care.

         8. our failure to obtain and retain new customers and alliance partners, or a reduction in tests ordered or specimens submitted by existing customers.

         9. our failure to integrate newly acquired businesses and the cost related to such integration.

        10. adverse results in litigation matters.

        11. our ability to attract and retain experienced and qualified personnel.

        12. failure to maintain our days sales outstanding levels.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    The Company addresses its exposure to market risks, principally the market risk associated with changes in interest rates, through a controlled program of risk management that has included in the past, the use of derivative financial instruments such as interest rate swap agreements. There were no interest rate swap agreements outstanding as of December 31, 2001. The Company does not hold or issue derivative financial instruments for trading purposes. The Company does not believe that its exposure to market risk is material to the Company's financial position or results of operations. There were no interest rate swap agreements outstanding as of December 31, 2001.

    The Company's zero coupon-subordinated notes contain the following three features that are considered to be embedded derivative instruments under FAS No. 133:

        1) The Company will pay contingent cash interest on the zero coupon subordinated notes after September 11, 2006, if the average market price of the notes equals 120% or more of the sum of the issue price, accrued original issue discount and contingent additional principal, if any, for a specified measurement period.

                                     J-I-27

        2) Contingent additional principal will accrue on the zero coupon-subordinated notes during the two year period from September 11, 2004 to September 11, 2006, if the Company's stock price is at or below specified thresholds.

        3) Holders may surrender zero coupon-subordinated notes for conversion during any period in which the rating assigned to the zero coupon-subordinated notes by Standard & Poor's Ratings Services is BB- or lower.

    Based upon independent appraisals, these embedded derivatives had no fair market value at December 31, 2001.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    Reference is made to the Index on Page F-1 of the Financial Report included herein.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Not Applicable.

                                    PART III

    The information required by Part III, Items 10 through 13, of Form 10-K is incorporated by reference to the registrant's definitive proxy statement for its 2002 annual meeting of stockholders, which is to be filed pursuant to Regulation 14A not later than April 30, 2002.

                                     J-I-28

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) List of documents filed as part of this Report:

    (1) Consolidated Financial Statements and Independent Auditors' Reports included herein:

       See Index on page F-1

    (2) Financial Statement Schedules:

       See Index on page F-1

    All other schedules are omitted as they are inapplicable or the required information is furnished in the Consolidated Financial Statements or notes thereto.

    (3) Index to and List of Exhibits

       Exhibits:

    Exhibits 10.3 through 10.8 and 10.14 through 10.18 are management contracts or compensatory plans or arrangements.

          3.1                  --   Amended and Restated Certificate of Incorporation of the
                                    Company dated May 24, 2001 (incorporated herein by reference to the Company's Registration Statement on Form S-3, filed with the Commission on October 19, 2001, File
                                    No. 333-71896).

          3.2                  --   Amended and Restated By-Laws of the Company dated April 28,
                                    1995 (incorporated herein by reference to the Company's
                                    report on Form 8-K, filed with the Commission on May 12
                                    1995).

         4.1*                  --   Specimen of the Company's Common Stock Certificate.

          4.2                  --   Indenture dated September 11, 2001 between the Company and
                                    Bank of New York, as trustee (incorporated herein by
                                    reference to the Company's Registration Statement on
                                    Form S-3, filed with the Commission on October 19, 2001,
                                    File No. 333-71896).

          4.3                  --   Registration Rights Agreement dated September 11, 2001
                                    between the Company and Merrill Lynch, Pierce, Fenner &
                                    Smith Incorporated (incorporated herein by reference to the
                                    Company's Registration Statement on Form S-3, filed with the
                                    Commission on October 19, 2001, File No. 333-71896).

          4.4                  --   Rights Agreement dated December 13, 2001 between the Company and American Stock Transfer & Trust Company, as rights Agent
                                    (incorporated herein by reference to the Company's
                                    Registration Statement on Form 8-A, filed with the
                                    Commission on December 21, 2001, File No. 001-11353).

         10.1                  --   National Health Laboratories Incorporated Pension
                                    Equalization Plan (incorporated herein by reference to the
                                    Company's Annual Report on Form 10-K for the fiscal year
                                    ended December 31, 1992).

         10.2                  --   Settlement Agreement dated November 21, 1996 between the
                                    Company and the United States of America.

         10.3                  --   National Health Laboratories 1988 Stock Option Plan, as
                                    amended (incorporated herein by reference to the Company's
                                    Registration Statement on Form S-1, filed with the
                                    Commission on July 9, 1990, File No. 33-35782).

                                     J-I-29

         10.4                  --   National Health Laboratories 1994 Stock Option Plan
                                    (incorporated herein by reference to the Company's
                                    Registration Statement on Form S-8, filed with the
                                    Commission on August 12, 1994, File No. 33-55065).

         10.5                  --   Laboratory Corporation of America Holdings Master Senior
                                    Executive Severance Plan (incorporated herein by reference to the report on Form 8-K dated October 24, 1996 (the
                                    "October 24, 1996 8-K") filed with the Commission on October
                                    24, 1996, File No. 1-11353).

         10.6                  --   Special Severance Agreement dated June 28, 1996 between the
                                    Company and Timothy J. Brodnik (incorporated herein by
                                    reference to the October 24, 1996 8-K).

         10.7                  --   Special Severance Agreement dated July 12, 1996 between the
                                    Company and John F. Markus (incorporated herein by reference to the October 24, 1996 8-K).

         10.8                  --   Special Severance Agreement dated June 28, 1996 between the
                                    Company and Robert E. Whalen (incorporated herein by
                                    reference to the October 24, 1996 8-K).

         10.9                  --   Tax Allocation Agreement dated as of June 26, 1990 between
                                    MacAndrews & Forbes Holding Inc., Revlon Group Incorporated,
                                    New Revlon Holdings, Inc. and the subsidiaries of Revlon set forth on Schedule A thereto (incorporated herein by
                                    reference to the 1990 S-1).

        10.10                  --   Stockholder Agreement dated as of April 28, 1995 among the
                                    Company, HLR Holdings Inc., Hoffmann-La Roche Inc. and Roche
                                    Holdings, Inc. (incorporated herein by reference to the
                                    April 28, 1995 Form 8-K).

        10.11                  --   Exchange Agent Agreement dated as of April 28, 1995 between the Company and American Stock Transfer & Trust Company
                                    (incorporated herein by reference to the April 28, 1995 Form
                                    8-K).

       10.12*                  --   Three-Year Credit Agreement dated February 20, 2002 among
                                    the Company, the lenders named therein and Credit Suisse
                                    First Boston, as administrative agent.

       10.13*                  --   364-Day Credit Agreement dated February 20, 2002 among the
                                    Company, the lenders named therein and Credit Suisse First
                                    Boston, as administrative agent.

        10.14                  --   Laboratory Corporation of America Holdings 1995 Stock Plan
                                    for Non-Employee Directors dated September 26, 1995
                                    (incorporated herein by reference to the Company's
                                    Registration Statement on Form S-8, filed with the
                                    Commission on September 26, 1995, File No. 33-62913).

        10.15                  --   Laboratory Corporation of America Holdings 1997 Employee
                                    Stock Purchase Plan (incorporated herein by reference to
                                    Annex I of the Company's 1996 Annual Proxy Statement filed with the Commission on October 25, 1996).

        10.16                  --   Amendments to the Laboratory Corporation of America Holdings
                                    1997 Employee Stock Purchase Plan (incorporated herein by
                                    reference to Annex II of the Company's 1999 Annual Proxy
                                    Statement filed with the Commission on June 16, 1999).

        10.17                  --   Laboratory Corporation of America Holdings Amended and
                                    Restated 1999 Stock Incentive Plan (incorporated herein by reference to Annex I of the Company's 1999 Annual Proxy
                                    Statement filed with the Commission of June 16, 1999).

        10.18                  --   Laboratory Corporation of America Holdings 2000 Stock
                                    Incentive Plan (incorporated herein by reference to Annex I of the Company's 2000 Annual Proxy Statement filed with the
                                    Commission on April 7, 2000).

        10.19                  --   Support Agreement between Roche Biomedical
                                    Laboratories, Inc. and Hoffmann-La Roche Inc., dated as of
                                    April 27, 1995.

                                     J-I-30

        10.20                  --   First Amendment to Support Agreement between Roche
                                    Biomedical Laboratories, Inc. and Hoffmann-La Roche Inc.,
                                    dated as of July 26, 1995.

        10.21                  --   Second Amendment to Support Agreement between Laboratory
                                    Corporation of America Holdings, Hoffmann-La Roche Inc.,
                                    Roche Molecular Systems, Inc. and Roche Diagnostic
                                    Systems, Inc., dated as of January 1, 1997.

        10.22                  --   Third Amendment to Support Agreement between Laboratory
                                    Corporation of America Holdings, Hoffmann-La Roche Inc.,
                                    Roche Molecular Systems, Inc. and Roche Diagnostic
                                    Systems, Inc., dated as of October 1, 1997.

          21*                  --   List of Subsidiaries of the Company

        23.1*                  --   Consent of PricewaterhouseCoopers LLP

        24.1*                  --   Power of Attorney of Jean-Luc Belingard

        24.2*                  --   Power of Attorney of Wendy E. Lane

        24.3*                  --   Power of Attorney of Robert E. Mittelstaedt, Jr.

        24.4*                  --   Power of Attorney of James B. Powell, M.D.

        24.5*                  --   Power of Attorney of David B. Skinner

        24.6*                  --   Power of Attorney of Andrew G. Wallace, M.D.

------------------------

*   Filed herewith.

(b) Reports on Form 8-K

     (1) A current report on Form 8-K dated November 14, 2001 was filed on November 14, 2001 by the registrant, in connection with the press release dated November 14, 2001 which announced that Thomas P. Mac Mahon, chairman and chief executive officer, was scheduled to speak at the CSFB Health Care Conference in Phoenix, AZ on Thursday,
         November 15 at 9:30 a.m. Mountain Time.

     (2) A current report on Form 8-K date November 28, 2001 was filed on November 28, 2001 by the registrant, in connection with the press release dated November 28, 2001 which announced that Bradford T. Smith, executive vice president of public affairs, was scheduled to speak at the SG Cowen Global Health Care Conference in Paris, France on Thursday, November 29 at 10:20 a.m. (4:20 a.m. EST).

     (3) A current report on Form 8-K dated December 4, 2001 was filed on December 4, 2001 by the registrant and Myriad Genetics, Inc., in connection with the press release dated December 4, 2001 which announced their new partnership to make Myriad's predictive medicine products broadly available to primary care physicians throughout the United States.

     (4) A current report on Form 8-K date December 6, 2001 was filed on December 6, 2001 by the registrant, in connection with the press release dated December 6, 2001, which announced that PreGen-26?--a DNA-based colorectal cancer test--is now available through its nationwide network to physicians and their patients.

     (5) A current report on Form 8-K dated December 12, 2001 was filed on December 13, 2001 by the registrant, in connection with the press release dated December 12, 2001 which announced that its Board of Directors adopted a Stockholder Rights Plan.

     (6) A current report on Form 8-K dated January 4, 2002 was filed on January 7, 2002 by the registrant, in connection with the press release dated January 4, 2002 which announced that Bradford T. Smith, executive vice president of public affairs, was scheduled to speak at the

                                     J-I-31

         JPMorgan H&Q Healthcare Conference in San Francisco on Monday, January 7 at 3:30 p.m. PST (6:30 p.m. EST).

     (7) A current report on Form 8-K dated January 15, 2002 was filed on January 16, 2002 by the registrant, in connection with the press release dated January 15, 2002 which announced that the Securities and Exchange Commission declared effective its registration statement on Form S-3 for the registration of the resale by the securityholders listed in the prospectus contained in the registration statement from time to time of up to $744,000,000 aggregate principal amount at maturity of its zero coupon convertible subordinated notes due 2021 and the shares of its common stock issuable upon conversion of the notes and the preferred stock purchase rights included in such shares of common stock.

     (8) A current report on Form 8-K dated January 28, 2002 was filed on January 29, 2002 by the registrant, in connection with the press release dated January 28, 2002 which announced that Thomas P. Mac Mahon, chairman and chief executive officer, was scheduled to speak at the US Bancorp Piper Jaffray Healthcare Conference in New York City on Tuesday, January 29, 2002 at 8:30 a.m. Eastern Time.

     (9) A current report on Form 8-K dated February 5, 2002 was filed on February 5, 2002 by the registrant, in connection with the press release dated February 5, 2002 which announced that Thomas P. Mac Mahon, chairman and chief executive officer, was scheduled to speak at the UBS Warburg Global Healthcare Services Conference in New York City on Monday, February 6, 2002 at 3:00 p.m. Eastern Time.

    (10) A current report on Form 8-K dated February 13, 2002 was filed on February 13, 2002 by the registrant, in connection with the press release dated February 13, 2002 which contained summary information relating to the Company.

    (11) A current report on Form 8-K dated February 13, 2002 was filed on February 13, 2002 by the registrant, in connection with the press release dated February 13, 2002 which announced results for the quarter ended December 31, 2001.

    (12) A current report on Form 8-K dated February 22, 2002 was filed on February 22, 2002 by the registrant, in connection with the press release dated February 22, 2002 which announced that it has entered into $300 million of new senior credit facilities with Credit Suisse First Boston, acting as Administrative Agent, and a group of financial institutions.

    (13) A current report on Form 8-K dated February 26, 2002 was filed on February 26, 2002 by the registrant, in connection with the press release dated February 26, 2002 which announced that it had signed an expanded agreement with Aetna Inc. to provide clinical laboratory testing and certain additional services to Aetna's Commercial HMO and Quality Point-of-Service members in New York and New Jersey.

    (14) A current report on Form 8-K/A dated February 13, 2002 was filed on March 6, 2002 by the registrant which amended Form 8-K filed on February 13, 2002.

    (15) A current report on Form 8-K dated March 12, 2002 was filed on March 12, 2002 by the registrant, in connection with the press release dated March 12, 2002 which announced an advanced suite of molecular assays developed to improve the management of patients diagnosed with the hepatitis B and/or hepatitis C virus.

    (16) A current report on Form 8-K dated March 12, 2002 was filed on March 12, 2002 by the registrant, in connection with the press release dated March 12, 2002 which announced that Bradford T. Smith, executive vice president of public affairs, is scheduled to speak at the SG Cowen Annual Healthcare Conference in Boston on Wednesday, March 13 at
         1:15 p.m. Eastern Time.

                                     J-I-32

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            LABORATORY CORPORATION OF AMERICA HOLDINGS
                                            Registrant

                                            By:               /s/ THOMAS P. MAC MAHON
                                                 -------------------------------------------------
                                                                Thomas P. Mac Mahon
                                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                                            AND CHIEF EXECUTIVE OFFICER
Dated: March 18, 2002

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on March 18, 2002 in the capacities indicated.

                 SIGNATURE                                            TITLE
                 ---------                                            -----
          /s/ THOMAS P. MAC MAHON                  Chairman of the Board, President and Chief
-------------------------------------------          Executive Officer (Principal Executive
            Thomas P. Mac Mahon                      Officer)

          /s/ WESLEY R. ELINGBURG                  Executive Vice President, Chief Financial
-------------------------------------------          Officer and Treasurer (Principal Financial
            Wesley R. Elingburg                      Officer and Principal Accounting Officer)

          /s/ JEAN-LUC BELINGARD*                  Director
-------------------------------------------
             Jean-Luc Belingard

             /s/ WENDY E. LANE*                    Director
-------------------------------------------
               Wendy E. Lane

      /s/ ROBERT E. MITTELSTAEDT, JR.*             Director
-------------------------------------------
        Robert E. Mittelstaedt, Jr.

         /s/ JAMES B. POWELL, M.D.*                Director
-------------------------------------------
           James B. Powell, M.D.

        /s/ DAVID B. SKINNER, M.D.*                Director
-------------------------------------------
           David B. Skinner, M.D.

        /s/ ANDREW G. WALLACE, M.D.*               Director
-------------------------------------------
          Andrew G. Wallace, M.D.

------------------------

* Bradford T. Smith, by his signing his name hereto, does hereby sign this report on behalf of the directors of the Registrant after whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission.

By:            /s/ BRADFORD T. SMITH
     ----------------------------------------
                 Bradford T. Smith
                 ATTORNEY-IN-FACT

                                     J-I-33

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                  AND SCHEDULE

                                                                PAGE
                                                              --------
Report of Independent Accountants...........................   J-I-35

Consolidated Financial Statements:

Consolidated Balance Sheets as of December 31, 2001 and
  2000......................................................   J-I-36

Consolidated Statements of Operations for the three-year
  period ended December 31, 2001............................   J-I-37

Consolidated Statements of Changes in Shareholders' Equity
  for the three-year period ended December 31, 2001.........   J-I-38

Consolidated Statements of Cash Flows for the three-year
  period ended December 31, 2001............................   J-I-40

Notes to Consolidated Financial Statements..................   J-I-41

Financial Statement Schedule:

  II--Valuation and Qualifying Accounts and Reserves........   J-I-63

                                     J-I-34

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Laboratory Corporation of America Holdings

    In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Laboratory Corporation of America Holdings and its subsidiaries (the Company) at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 8, 2002, except for Note 10,
as to which the date is February 20, 2002

                                     J-I-35

                         PART I--FINANCIAL INFORMATION

ITEM 1. FINANCIAL INFORMATION

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  149.2       $   48.8
  Accounts receivable, net..................................       365.5          368.0
  Supplies inventories......................................        38.7           31.6
  Prepaid expenses and other................................        16.7           18.5
  Deferred income taxes.....................................        54.4           44.8
                                                                --------       --------
Total current assets........................................       624.5          511.7

Property, plant and equipment, net..........................       309.3          272.8
Intangible assets, net......................................       968.5          865.7
Other assets, net...........................................        27.3           16.7
                                                                --------       --------
                                                                $1,929.6       $1,666.9
                                                                ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   60.2       $   52.8
  Accrued expenses and other................................       141.0          127.1
  Current portion of long-term debt.........................          --          132.0
                                                                --------       --------
Total current liabilities...................................       201.2          311.9

Zero coupon-subordinated notes..............................       502.8             --
Long-term debt, less current portion........................          --          346.5
Capital lease obligations...................................         6.1            7.2
Other liabilities...........................................       134.1          123.9

Commitments and contingent liabilities......................          --             --

Shareholders' equity:
  Common stock, $0.10 par value; 265,000,000 shares
    authorized; 70,553,718 and 69,739,246 shares issued and
    outstanding at December 31, 2001 and December 31, 2000,
    respectively............................................         7.1            7.0
  Additional paid-in capital................................     1,088.8        1,048.2
  Retained earnings (deficit)...............................        11.5         (168.0)
  Unearned restricted stock compensation....................       (13.2)          (9.4)
  Accumulated other comprehensive loss......................        (8.8)          (0.4)
                                                                --------       --------
    Total shareholders' equity..............................     1,085.4          877.4
                                                                --------       --------
                                                                $1,929.6       $1,666.9
                                                                ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                     J-I-36

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Net sales...................................................  $2,199.8   $1,919.3   $1,698.7
Cost of sales...............................................   1,274.2    1,152.7    1,069.6
                                                              --------   --------   --------
Gross profit................................................     925.6      766.6      629.1
Selling, general and administrative expenses................     516.5      483.0      448.2
Amortization of intangibles and other assets................      41.5       33.5       31.2
Restructuring charge........................................        --        4.5         --
                                                              --------   --------   --------
Operating income............................................     367.6      245.6      149.7
Other income (expenses):
  Loss on sale of assets....................................      (1.8)      (1.0)      (1.7)
  Net investment income (loss)..............................       2.4        1.5       (0.9)
  Termination of interest rate swap agreement...............      (8.9)        --         --
  Interest expense..........................................     (27.0)     (38.5)     (41.6)
                                                              --------   --------   --------
Earnings before income taxes and extraordinary loss.........     332.3      207.6      105.5
Provision for income taxes..................................     149.6       95.5       40.1
                                                              --------   --------   --------
Earnings before extraordinary loss..........................     182.7      112.1       65.4
Extraordinary loss, net of tax benefit......................       3.2         --         --
                                                              --------   --------   --------
Net earnings................................................     179.5      112.1       65.4
Less preferred stock dividends..............................        --      (34.3)     (49.6)
Less accretion of mandatorily redeemable preferred stock....        --       (0.3)      (0.8)
                                                              --------   --------   --------
Net earnings attributable to common shareholders............  $  179.5   $   77.5   $   15.0
                                                              ========   ========   ========
Basic earnings per common share before extraordinary loss...  $   2.63   $   1.65   $   0.59
Extraordinary loss, net of tax benefit......................      0.05         --         --
                                                              --------   --------   --------
Basic earnings per common share.............................  $   2.58   $   1.65   $   0.59
                                                              ========   ========   ========
Diluted earnings per common share before extraordinary
  loss......................................................  $   2.59   $   1.61   $   0.58
Extraordinary loss, net of tax benefit......................      0.05         --         --
                                                              --------   --------   --------
Diluted earnings per common share...........................  $   2.54   $   1.61   $   0.58
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                     J-I-37

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                             (DOLLARS IN MILLIONS)

                                                                         ADDITIONAL   RETAINED
                                                               COMMON     PAID-IN     EARNINGS
                                                               STOCK      CAPITAL     (DEFICIT)
                                                              --------   ----------   ---------
BALANCE AT DECEMBER 31, 1998................................    $2.4      $  414.5     $(260.5)
Comprehensive earnings:
  Net earnings..............................................      --            --        65.4
  Other comprehensive earnings:
    Change in valuation allowance on securities, net of
      tax...................................................      --            --          --
    Foreign currency translation adjustments................      --            --          --
                                                                ----      --------     -------
Comprehensive earnings......................................      --            --        65.4
Issuance of common stock....................................     0.2           3.6          --
Issuance of restricted stock awards.........................      --           4.5          --
Amortization of unearned restricted stock compensation......      --            --          --
Preferred stock dividends...................................      --            --       (49.6)
Accretion of mandatorily redeemable preferred stock.........      --            --        (0.8)
                                                                ----      --------     -------
BALANCE AT DECEMBER 31, 1999................................     2.6         422.6      (245.5)
Comprehensive earnings:
  Net earnings..............................................      --            --       112.1
  Other comprehensive earnings:
    Foreign currency translation adjustments................      --            --          --
                                                                ----      --------     -------
Comprehensive earnings......................................      --            --       112.1
Issuance of common stock....................................     0.2          17.6          --
Issuance of restricted stock awards.........................      --           9.3          --
Amortization of unearned restricted stock compensation......      --            --          --
Income tax benefit from stock options exercised.............      --          19.0          --
Conversion of preferred stock into common stock.............     4.2         579.7          --
Preferred stock dividends...................................      --            --       (34.3)
Accretion of mandatorily redeemable preferred stock.........      --            --        (0.3)
                                                                ----      --------     -------
BALANCE AT DECEMBER 31, 2000................................     7.0       1,048.2      (168.0)
Comprehensive earnings:
  Net earnings..............................................      --            --       179.5
  Other comprehensive earnings:
    Cumulative effect of change in accounting principle (net
      of tax)...............................................      --            --          --
    Unrealized derivative loss on cash flow hedge (net of
      tax)..................................................      --            --          --
    Termination of interest rate swap agreement.............      --            --          --
    Foreign currency translation adjustments................      --            --          --
    Minimum pension liability adjustment....................      --            --          --
                                                                ----      --------     -------
Comprehensive earnings......................................      --            --       179.5
Issuance of common stock....................................     0.1          14.9          --
Issuance of restricted stock awards.........................      --          11.3          --
Amortization of unearned restricted stock compensation......      --            --          --
Income tax benefit from stock options exercised.............      --          14.4          --
                                                                ----      --------     -------
BALANCE AT DECEMBER 31, 2001................................    $7.1      $1,088.8     $  11.5
                                                                ====      ========     =======

                                     J-I-38

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                             (DOLLARS IN MILLIONS)

                                                              UNEARNED      ACCUMULATED
                                                             RESTRICTED        OTHER           TOTAL
                                                               STOCK       COMPREHENSIVE   SHAREHOLDERS'
                                                            COMPENSATION       LOSS           EQUITY
                                                            ------------   -------------   -------------
BALANCE AT DECEMBER 31, 1998..............................     $   --          $(2.0)        $  154.4
Comprehensive earnings:
  Net earnings............................................         --             --             65.4
  Other comprehensive earnings:
    Change in valuation allowance on securities, net of
      tax.................................................         --            2.0              2.0
    Foreign currency translation adjustments..............         --           (0.1)            (0.1)
                                                               ------          -----         --------
Comprehensive earnings....................................         --            1.9             67.3
Issuance of common stock..................................         --             --              3.8
Issuance of restricted stock awards.......................       (4.5)            --               --
Amortization of unearned restricted stock compensation....        0.4             --              0.4
Preferred stock dividends.................................         --             --            (49.6)
Accretion of mandatorily redeemable preferred stock.......         --             --             (0.8)
                                                               ------          -----         --------
BALANCE AT DECEMBER 31, 1999..............................       (4.1)          (0.1)           175.5
Comprehensive earnings:
  Net earnings............................................         --             --            112.1
  Other comprehensive earnings:
    Foreign currency translation adjustments..............         --           (0.3)            (0.3)
                                                               ------          -----         --------
Comprehensive earnings....................................         --           (0.3)           111.8
Issuance of common stock..................................         --             --             17.8
Issuance of restricted stock awards.......................       (9.3)            --               --
Amortization of unearned restricted stock compensation....        4.0             --              4.0
Income tax benefit from stock options exercised...........         --             --             19.0
Conversion of preferred stock into common stock...........         --             --            583.9
Preferred stock dividends.................................         --             --            (34.3)
Accretion of mandatorily redeemable preferred stock.......         --             --             (0.3)
                                                               ------          -----         --------
BALANCE AT DECEMBER 31, 2000..............................       (9.4)          (0.4)           877.4
Comprehensive earnings:
  Net earnings............................................         --             --            179.5
  Other comprehensive earnings:
    Cumulative effect of change in accounting principle
      (net of tax)........................................         --            0.6              0.6
    Unrealized derivative loss on cash flow hedge (net of
      tax)................................................         --           (9.5)            (9.5)
    Termination of interest rate swap agreement...........         --            8.9              8.9
    Foreign currency translation adjustments..............         --           (0.6)            (0.6)
    Minimum pension liability adjustment..................         --           (7.8)            (7.8)
                                                               ------          -----         --------
Comprehensive earnings....................................         --           (8.4)           171.1
Issuance of common stock..................................         --             --             15.0
Issuance of restricted stock awards.......................      (11.3)            --               --
Amortization of unearned restricted stock compensation....        7.5             --              7.5
Income tax benefit from stock options exercised...........         --             --             14.4
                                                               ------          -----         --------
BALANCE AT DECEMBER 31, 2001..............................     $(13.2)         $(8.8)        $1,085.4
                                                               ======          =====         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                     J-I-39

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings................................................  $ 179.5     $112.1     $ 65.4
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation and amortization.............................    104.0       89.6       83.8
  Deferred compensation.....................................      7.5        4.0        0.4
  Net losses on sale of assets..............................      1.8        1.0        1.7
  Accreted interest on zero coupon-subordinated notes.......      3.0         --         --
  Extraordinary loss, net of tax benefit....................      3.2         --         --
  Termination of interest rate swap agreement...............      8.9         --         --
  Deferred income taxes.....................................      1.6       (3.2)      37.0
  Investment loss...........................................       --         --        4.2
  Change in assets and liabilities:
    Net change in restructuring reserves....................     (5.5)      (1.2)      (6.2)
    Decrease (increase) in accounts receivable, net.........     16.2      (15.9)      27.4
    (Increase) decrease in inventories......................     (3.6)      (2.1)       1.6
    Decrease (increase) in prepaid expenses and other.......      5.8       21.3      (24.6)
    Change in income taxes receivable.......................       --         --       11.2
    (Decrease) increase in accounts payable.................     (3.4)       7.9       (6.2)
    Increase (decrease) in accrued expenses and other.......     (2.0)      32.9      (15.4)
    Other, net..............................................     (1.0)       0.3        0.2
                                                              -------     ------     ------
  Net cash provided by operating activities.................    316.0      246.7      180.5
                                                              -------     ------     ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (88.1)     (55.5)     (69.4)
  Proceeds from sale of assets..............................      4.4        1.4        1.1
  Deferred payments on acquisitions.........................     (5.2)      (1.0)      (8.7)
  Acquisition of businesses.................................   (141.1)     (94.9)        --
                                                              -------     ------     ------
  Net cash used for investing activities....................   (230.0)    (150.0)     (77.0)
                                                              -------     ------     ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving credit facilities.................  $  75.0     $   --     $ 40.0
  Payments on revolving credit facilities...................    (75.0)        --      (40.0)
  Proceeds from zero coupon-subordinated notes..............    499.8         --         --
  Payments on long-term debt................................   (478.5)     (95.0)     (70.3)
  Debt issuance costs.......................................    (11.2)        --         --
  Termination of interest rate swap agreement...............     (8.9)        --         --
  Payments on long-term lease obligations...................     (1.1)      (1.2)      (0.8)
  Payment of preferred stock dividends......................       --       (9.5)     (18.5)
  Net proceeds from issuance of stock to employees..........     14.9       17.8        3.8
                                                              -------     ------     ------
Net cash provided by (used for) financing activities........     15.0      (87.9)     (85.8)
                                                              -------     ------     ------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (0.6)      (0.3)      (0.1)
  Net increase in cash and cash equivalents.................    100.4        8.5       17.6
  Cash and cash equivalents at beginning of period..........     48.8       40.3       22.7
                                                              -------     ------     ------
  Cash and cash equivalents at end of period................  $ 149.2     $ 48.8     $ 40.3
                                                              =======     ======     ======
Supplemental schedule of cash flow information:
  Cash paid during the period for:
    Interest................................................  $  23.2     $ 40.7     $ 41.8
    Income taxes, net of refunds............................    127.7       48.8       23.9
Disclosure of non-cash financing and investing activities:
  Preferred stock dividends.................................       --       24.8       31.1
  Accretion of mandatorily redeemable preferred stock.......       --        0.3        0.8
  Conversion of preferred stock into common stock...........       --      583.9         --

  The accompanying notes are an integral part of these consolidated financial statements.

                                     J-I-40

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION:

    Laboratory Corporation of America Holdings and its subsidiaries ("Company") is the second largest independent clinical laboratory company in the United States based on 2001 net revenues. Through a national network of laboratories, the Company offers a broad range of testing services used by the medical profession in the diagnosis, monitoring and treatment of disease and other clinical states. Since its founding in 1971, the Company has grown into a network of 24 primary testing facilities and approximately 1,200 service sites consisting of branches, patient service centers and STAT laboratories, serving clients in 50 states. The Company operates in one business segment.

    The consolidated financial statements include the accounts of Laboratory Corporation of America Holdings and its subsidiaries after elimination of all material intercompany accounts and transactions. During 2001, the Company added two new subsidiaries through acquisitions: Path Lab Holdings, Inc. and Viro-Med Inc. Disclosure of certain business combination transactions is included in Note 2--Business Acquisitions.

    The financial statements of the Company's foreign subsidiary are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average monthly exchange rates prevailing during the year. Resulting translation adjustments are included in "Accumulated other comprehensive loss".

CASH EQUIVALENTS:

    Cash equivalents (primarily investments in money market funds, time deposits, commercial paper and Eurodollars which have original maturities of three months or less at the date of purchase) are carried at cost which approximates market. As a result of the Company's cash management system, checks issued but not presented to the banks for payment may create negative book cash balances. Such negative balances are included in trade accounts payable and totaled $9.3 and $11.6 at December 31, 2001 and 2000, respectively.

INVENTORIES:

    Inventories, consisting primarily of purchased laboratory supplies, are stated at the lower of cost (first-in, first-out) or market.

DERIVATIVE FINANCIAL INSTRUMENTS:

    Interest rate swap agreements, which have been used by the Company from time to time in the management of interest rate exposure, are accounted for on an accrual basis. Amounts to be paid or received under such agreements are recognized as interest income or expense in the periods in which they accrue. The Company had no interest rate swap agreements in place at December 31, 2001.

    The Company's zero coupon-subordinated notes contain the following three features that are considered to be embedded derivative instruments under FAS No. 133:

        1) The Company will pay contingent cash interest on the zero coupon-subordinated notes after September 11, 2006, if the average market price of the notes equals 120% or more of the

                                     J-I-41

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sum of the issue price, accrued original issue discount and contingent additional principal, if any, for a specified measurement period.

        2) Contingent additional principal will accrue on the zero coupon-subordinated notes during the two year period from September 11, 2004 to September 11, 2006, if the Company's stock price is at or below specified thresholds.

        3) Holders may surrender zero coupon-subordinated notes for conversion during any period in which the rating assigned to the zero coupon-subordinated notes by Standard & Poor's Ratings Services is BB- or lower.

    Based upon independent appraisals, these embedded derivatives had no fair market value at December 31, 2001.

PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are recorded at cost. The cost of properties held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the leased property at the inception of the lease. Depreciation and amortization expense is computed on all classes of assets based on their estimated useful lives, as indicated below, using principally the straight-line method.

                                                               YEARS
                                                              --------
Buildings and building improvements.........................      35
Machinery and equipment.....................................    3-10
Furniture and fixtures......................................    5-10

    Leasehold improvements and assets held under capital leases are amortized over the shorter of their estimated lives or the period of the related leases. Expenditures for repairs and maintenance are charged to operations as incurred. Retirements, sales and other disposals of assets are recorded by removing the cost and accumulated depreciation from the related accounts with any resulting gain or loss reflected in operations.

CAPITALIZED SOFTWARE COSTS:

    The Company capitalizes purchased software which is ready for service and capitalizes software development costs incurred on significant projects starting from the time that the preliminary project stage is completed and management commits to funding a project until the project is substantially complete and the software is ready for its intended use. Capitalized costs include direct material and service costs and payroll and payroll-related costs. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. Capitalized software costs are amortized using the straight-line method over the estimated useful life of the underlying system, generally five years.

                                     J-I-42

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amounts of cash and cash equivalents, accounts receivable, income taxes receivable and accounts payable are considered to be representative of their respective fair values due to their short-term nature. The fair market value of the zero coupon-subordinated notes, based on market pricing, was approximately $529.2 as of December 31, 2001.

CONCENTRATION OF CREDIT RISK:

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable.

    The Company maintains cash and cash equivalents with various major financial institutions. The total cash balances on deposit that exceeded the balances insured by the F.D.I.C., was approximately $12.0 at December 31, 2001. Cash equivalents at December 31, 2001, totaled $131.7, which includes amounts invested in treasury bills and short-term bonds.

    Substantially all of the Company's accounts receivable are with companies and individuals in the health care industry. However, concentrations of credit risk are limited due to the number of the Company's clients as well as their dispersion across many different geographic regions.

    Accounts receivable balances (gross) from Medicare and Medicaid were $91.2 and $87.3 at December 31, 2001 and 2000, respectively.

REVENUE RECOGNITION:

    Sales are recognized on the accrual basis at the time test results are reported, which approximates when services are provided. Services are provided to certain patients covered by various third-party payor programs including the Medicare and Medicaid programs. Billings for services under third-party payor programs are included in sales net of allowances for contractual discounts and allowances for differences between the amounts billed and estimated program payment amounts. Adjustments to the estimated payment amounts based on final settlement with the programs are recorded upon settlement as an adjustment to revenue. In 2001, 2000 and 1999, approximately 16%, 16% and 20%, respectively, of the Company's revenues were derived from tests performed for beneficiaries of Medicare and Medicaid programs.

INCOME TAXES:

    The Company accounts for income taxes utilizing the asset and liability method. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for tax loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits are more likely than not.

                                     J-I-43

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK SPLITS:

    On May 2, 2000, the Company effected a one-for-ten common stock reverse split whereby the number of authorized shares of common stock decreased from 520 million to 52 million and the par value increased from $0.01 to $0.10.

    On May 24, 2001, the Company's shareholders approved an amendment to the restated certificate of incorporation to increase the number of common shares authorized from 52 million shares to 265 million shares. On June 11, 2001, the Company effected a two-for-one stock split through the issuance of a stock dividend of one new share of common stock for each share of common stock held by shareholders of record on June 4, 2001. All references to common stock, common shares outstanding, average number of common shares outstanding, stock options, restricted shares and per share amounts in the Consolidated Financial Statements and Notes to Consolidated Financial Statements have been restated to reflect the June 11,2001 two-for-one stock split on a retroactive basis.

STOCK COMPENSATION PLANS:

    The Company accounts for its employee stock option plans using the intrinsic method under APB Opinion No. 25 and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. The Company's employee stock purchase plan is also accounted for under APB Opinion No. 25 and is treated as non-compensatory. The Company provides supplementary disclosures using the fair value method under SFAS No. 123.

    Compensation cost for restricted stock awards is recorded by allocating their aggregate grant date fair value over their vesting period.

EARNINGS PER SHARE:

    Basic earnings per share is computed by dividing net income, less preferred stock dividends and accretion, by the weighted average number of common shares outstanding. Dilutive earnings per share is computed by dividing net earnings, by the weighted average number of common shares outstanding plus potentially dilutive shares, as if they had been issued at the beginning of the period presented. Potentially dilutive common shares result primarily from the Company's mandatorily redeemable preferred stock (redeemed in 2000), restricted stock awards and outstanding stock options.

    The following represents a reconciliation of the weighted average shares used in the calculation of basic and diluted earnings per share:

                                                 YEARS ENDED DECEMBER 31,
                                           ------------------------------------
                                              2001         2000         1999
                                           ----------   ----------   ----------
Basic....................................  69,418,875   47,080,668   25,332,376
Assumed conversion/exercise of:
  Stock options..........................     558,199      710,500      245,296
  Restricted stock awards................     561,647      358,358      176,646
                                           ----------   ----------   ----------
Diluted..................................  70,538,721   48,149,526   25,754,318
                                           ==========   ==========   ==========

                                     J-I-44

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The effect of conversion of the Company's redeemable preferred stock, or exercise of certain of the Company's stock options was not included in the computation of diluted earnings per common share for the years ended December 31, 2001, 2000 and 1999, as it would have been antidilutive.

    The following table summarizes the potential common shares not included in the computation of diluted earnings per share because their impact would have been antidilutive:

                                                           DECEMBER 31,
                                                 --------------------------------
                                                   2001       2000        1999
                                                 --------   --------   ----------
Stock Options..................................   14,869    234,924     1,745,842
Series A convertible exchangeable Preferred
  stock........................................       --         --    15,866,086
Series B convertible pay-in-kind Preferred
  stock........................................       --         --    25,352,592

    The Company's zero-coupon subordinated notes are contingently convertible into 4,988,818 shares of common stock and are not currently included in the earnings per share calculation.

INVESTMENTS:

    Investments in equity securities are reported at fair value with unrealized gains or losses, net of tax, recorded as a separate component of shareholders' equity. During 1999, the Company recorded an other than temporary loss on its investments in equity securities totaling $4.2.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the allowances for doubtful accounts and deferred tax assets, amortization lives for intangible assets and accruals for self-insurance reserves. The allowance for doubtful accounts is determined based on historical collection trends, the aging of accounts, current economic conditions and regulatory changes. Actual results could differ from those estimates.

LONG-LIVED ASSETS:

    Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Recoverability of assets to be held and used is determined by the Company at the entity level by a comparison of the carrying amount of the assets to future undiscounted net cash flows before interest expense and income taxes expected to be generated by the assets. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets (based on market prices in an active market or on discounted cash flows). Assets to be disposed of are reported at the lower of the carrying amount or net realizable value.

                                     J-I-45

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS:

    Intangible assets, consisting of goodwill and other intangibles (patents and technology, customer lists and non-compete agreements), are amortized on a straight-line basis over the expected periods to be benefited, generally ranging from 20 to 40 years for goodwill, legal life for patents and technology, 10 to 25 years for customer lists and contractual lives for non-compete agreements.

    Effective January 1 2002, the Company will adopt Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets". This standard requires that goodwill and other intangibles that are acquired in business combinations and that have indefinite useful lives are not to be amortized and are to be reviewed for impairment annually based on an assessment of fair value. The adoption of this new standard is expected to result in a reduction in annual amortization expense of approximately $26.0.

2.  BUSINESS ACQUISITIONS

    The Company acquired two important companies in 2001, as described below. Both companies acquired have been accounted for as purchases with the excess of the purchase price over the estimated fair value of the net assets acquired recorded as goodwill. The results of each operation have been included in the consolidated financial results of the Company from the date of acquisition. The impact of these acquisitions is not considered significant to the Company's operations.

    On April 30, 2001, the Company completed the acquisition of all of the outstanding stock of Path Lab Holdings, Inc. (Path Lab), which is based in Portsmouth, New Hampshire for approximately $83.0 in cash and contingent future payments of $25.0 ($5.5 earned and paid in 2001) based upon attainment of specific earnings targets. Path Lab's revenues for the year ended December 31, 2000 were approximately $51.6.

    On June 4, 2001, the Company completed the acquisition of Minneapolis-based Viro-Med Inc. for approximately $31.7 in cash and contingent future payments of $12.0 ($7.9 earned and paid in 2001) based upon attainment of specific earnings targets. Viro-Med's revenues for the year ended December 31, 2000 were approximately $25.2.

                                     J-I-46

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

3.  RESTRUCTURING AND NON-RECURRING CHARGES

    The following represents the Company's restructuring activities for each of the years in the three years ended December 31, 2001:

                                                               LEASE AND
                                                 SEVERANCE   OTHER FACILITY
                                                   COSTS         COSTS         TOTAL
                                                 ---------   --------------   --------
Balance at January 1, 1999.....................    $ 2.5          $30.5        $33.0
  Cash payments................................     (2.0)          (4.2)        (6.2)
                                                   -----          -----        -----
Balance at December 31, 1999...................      0.5           26.3         26.8
  Memphis closure..............................      3.0            1.5          4.5
  Reclassifications and non-cash items.........       --           (3.7)        (3.7)
  Cash payments................................     (1.6)          (4.0)        (5.6)
                                                   -----          -----        -----
Balance at December 31, 2000...................      1.9           20.1         22.0
  Reclassifications and non-cash items.........     (0.7)           0.2         (0.5)
  Cash payments................................     (1.0)          (4.5)        (5.5)
                                                   -----          -----        -----
Balance at December 31, 2001...................    $ 0.2          $15.8        $16.0
                                                   =====          =====        =====
Current........................................                                $ 8.6
Non-current....................................                                  7.4
                                                                               -----
                                                                               $16.0
                                                                               =====

4.  ACCOUNTS RECEIVABLE, NET

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Gross accounts receivable...........................     $485.0         $491.0
Less allowance for doubtful accounts................     (119.5)        (123.0)
                                                         ------         ------
                                                         $365.5         $368.0
                                                         ======         ======

    The provision for doubtful accounts was $202.5, $195.9 and $191.9 in 2001, 2000 and 1999, respectively.

                                     J-I-47

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

5.  PROPERTY, PLANT AND EQUIPMENT, NET

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Land................................................     $   9.9        $   9.5
Buildings and building improvements.................        79.2           68.5
Machinery and equipment.............................       367.5          323.4
Leasehold improvements..............................        66.4           63.0
Furniture and fixtures..............................        19.9           17.8
Construction in progress............................        22.4           35.6
Buildings under capital leases......................         5.4            5.4
Equipment under capital leases......................         3.8            3.8
                                                         -------        -------
                                                           574.5          527.0
Less accumulated depreciation and amortization of
  capital lease assets..............................      (265.2)        (254.2)
                                                         -------        -------
                                                         $ 309.3        $ 272.8
                                                         =======        =======

    Depreciation expense and amortization of capital lease assets was $59.6, $56.1 and $52.6 for 2001, 2000 and 1999, respectively.

6.  INTANGIBLE ASSETS, NET

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Goodwill............................................     $ 911.3        $ 860.5
Other intangibles, principally patents, customer
  lists, non-compete agreements, and technology.....       338.8          245.6
                                                         -------        -------
                                                         1,250.1        1,106.1
Less accumulated amortization.......................      (281.6)        (240.4)
                                                         -------        -------
                                                         $ 968.5        $ 865.7
                                                         =======        =======

    Amortization of intangible assets was $41.5, $33.5 and $31.2 in 2001, 2000 and 1999, respectively.

                                     J-I-48

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

7.  ACCRUED EXPENSES AND OTHER

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Employee compensation and benefits..................     $ 72.6         $ 57.5
Acquisition related accruals........................        6.9           13.3
Restructuring reserves..............................        8.6           12.4
Accrued taxes.......................................        4.2           10.1
Self-insurance reserves.............................       31.5           21.1
Interest payable....................................        0.2            3.7
Royalty payable.....................................        5.5            5.1
Other...............................................       11.5            3.9
                                                         ------         ------
                                                         $141.0         $127.1
                                                         ======         ======

8.  OTHER LIABILITIES

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Acquisition related accruals........................     $  2.0         $  8.8
Restructuring reserves..............................        7.4            9.6
Deferred income taxes...............................       63.5           28.5
Post-retirement benefit obligation..................       40.2           36.9
Self-insurance reserves.............................       20.7           37.8
Other...............................................        0.3            2.3
                                                         ------         ------
                                                         $134.1         $123.9
                                                         ======         ======

9.  ZERO COUPON-SUBORDINATED NOTES

    In September 2001, the Company sold $650.0 aggregate principal amount at maturity of its zero coupon convertible subordinated notes (the "notes") due 2021 in a private placement. The Company received approximately $426.8 (net of underwriter's fees of approximately $9.8) in net proceeds from the offering. In October 2001, the underwriters exercised their rights to purchase an additional $94.0 aggregate principal amount pursuant to an overallotment option from which the Company received approximately $61.8 in net proceeds (net of underwriters fees of approximately $1.4). The notes, which are subordinate to the Company's bank debt, were sold at an issue price of $671.65 per $1,000 principal amount at maturity (representing a yield to maturity of 2.0% per year). Each one thousand dollar principal amount at maturity of the notes is convertible into 6.7054 shares of the Company's common stock, subject to adjustment in certain circumstances, if one of the following conditions occurs:

        1) If the sales price of the Company's common stock reaches specified thresholds during specified measurement periods.

        2) If the credit rating assigned to the notes by Standard & Poor's Ratings Services is at or below BB-.

        3)  If the notes are called for redemption.

        4)  If specified corporate transactions have occurred.

                                     J-I-49

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

9.  ZERO COUPON-SUBORDINATED NOTES (CONTINUED)
    Holders of the notes may require the Company to purchase all or a portion of their notes on September 11, 2004, 2006 and 2011 at prices ranging from $712.97 to $819.54, plus any accrued contingent additional principal and any accrued original issue discount thereon. The Company may choose to pay the purchase price in cash, common stock or a combination of cash and common stock. If the holders elect to require the Company to purchase their notes it is the Company's current intention to retire the notes by a cash payment.

    The Company may redeem for cash all or a portion of the notes at any time on or after September 11, 2006 at specified redemption prices per one thousand dollar principal amount at maturity of the notes ranging from $741.92 at September 11, 2001 to $1,000.00 at September 11, 2021 (assuming no contingent additional principal accrues on the notes).

    The Company used a portion of the proceeds to repay $412.5 of its term loan outstanding under its credit agreement and to pay $8.9 to terminate the interest rate swap agreement tied to the Company's term loan. The Company recorded an extraordinary loss of $3.2 (net of taxes of $2.3) relating to the write-off of unamortized bank fees associated with the Company's term debt.

    The Company has registered the notes and the shares of common stock issuable upon conversion of the notes with the Securities and Exchange Commission.

10.  SENIOR CREDIT FACILITIES

    In February 2002, the Company entered into two new senior credit facilities with Credit Suisse First Boston, acting as Administrative Agent, and a group of financial institutions totaling $300.0. The new facilities will consist of a 364-day revolving credit facility in the principal amount of $100.0 and a three-year revolving credit facility in the principal amount of $200.0. The new facilities will be used for general corporate purposes, including working capital, capital expenditures, funding or share repurchases and other payments, and acquisitions. The Company's existing $450.0 revolving credit facility with a major financial institution had no amounts outstanding and was terminated on the effective date of the new credit facilities.

    The new senior credit facilities agreements bear interest at varying rates based upon the Company's credit rating with Standard & Poor's Rating Services. Based upon the Company's current rating, the effective rate under these agreements is LIBOR plus 75 basis points.

    The agreements contain certain debt covenants which require that the Company maintain leverage and interest coverage ratios.

11.  STOCKHOLDER RIGHTS PLAN

    The Company adopted a stockholder rights plan effective as of December 13, 2001 that provides that each common stockholder of record on December 21, 2001, received a dividend of one right for each share of common stock held. Each right entitles the holder to purchase from the Company one-hundredth of a share of a new series of participating preferred stock at an initial purchase price of four hundred dollars. These rights will become exercisable and will detach from the Company's common stock if any person becomes the beneficial owner of 15% or more of the Company's common stock. In that event, each right will entitle the holder, other than the acquiring person, to purchase, for the initial purchase price, shares of the Company's common stock having a value of twice the initial purchase price. The rights will expire on December 13, 2011, unless earlier exchanged or redeemed.

                                     J-I-50

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

12.  LOSS ON INTEREST RATE SWAP AGREEMENT

    In conjunction with the early retirement of its long-term debt, the Company terminated its interest rate swap agreement with a bank by making a settlement payment of $8.9 with a portion of the proceeds from the sale of zero coupon-subordinated notes. In accordance with the provisions of SFAS No. 133, as amended, this interest rate swap agreement had been designated as a cash flow hedge and carried on the balance sheet at fair value with a corresponding offset in accumulated other comprehensive loss.

13.  MANDATORILY REDEEMABLE PREFERRED STOCK

    On June 6, 2000, the Company called for redemption all of its outstanding Series A and Series B preferred stock at $52.83 per share, in accordance with the terms of the Preferred Stock Offering, by July 6, 2000. Substantially all of the holders of the Series A and Series B preferred stock elected to convert their shares into common stock. As of July 31, 2000, the Series A preferred stock was converted into 7,930,174 shares of common stock and the Series B preferred stock was converted into 13,241,576 shares of common stock.

14.  INCOME TAXES

    The provisions for income taxes in the accompanying consolidated statements of operations consist of the following:

                                                           YEARS ENDED DECEMBER 31,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
Current:
  Federal.............................................   $122.8     $85.2      $ 0.5
  State...............................................     25.2      13.5        2.6
                                                         ------     -----      -----
                                                          148.0      98.7        3.1
                                                         ------     -----      -----
Deferred:
  Federal.............................................   $ (2.3)    $(8.6)     $29.1
  State...............................................      3.9       5.4        7.9
                                                         ------     -----      -----
                                                         $  1.6     $(3.2)     $37.0
                                                         ------     -----      -----
                                                         $149.6     $95.5      $40.1
                                                         ======     =====      =====

    The tax benefit associated with dispositions from stock plans reduced taxes currently payable by approximately $14.3 and $19.0 in 2001 and 2000, respectively. Tax benefits related to stock plans in 1999 were immaterial. Such benefits are credited to additional paid-in-capital.

                                     J-I-51

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

14.  INCOME TAXES (CONTINUED)
    The effective tax rates on earnings before income taxes is reconciled to statutory federal income tax rates as follows:

                                                                     YEARS ENDED
                                                                     DECEMBER 31,
                                                            ------------------------------
                                                              2001       2000       1999
                                                            --------   --------   --------
Statutory federal rate....................................    35.0%      35.0%      35.0%
State and local income taxes, net of federal income tax
  effect..................................................     4.9        5.0        5.1
Non-deductible amortization of intangible assets..........     2.3        3.1        5.7
Change in valuation allowance.............................      --         --       (9.5)
Other.....................................................     2.8        2.9        1.7
                                                              ----       ----       ----
Effective rate............................................    45.0%      46.0%      38.0%
                                                              ====       ====       ====

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                      DECEMBER 31,   DECEMBER 31,
                                                          2001           2000
                                                      ------------   ------------
Deferred tax assets:
  Accounts receivable...............................       25.9           12.0
  Self-insurance reserves...........................       20.4           21.7
  Postretirement benefit obligation.................       15.8           13.9
  Acquisition and restructuring reserves............        9.8           18.8
  State net operating loss carryforwards............        1.6            6.1
  Employee benefits.................................        8.2            7.4
  Other.............................................       10.8           10.2
                                                         ------         ------
                                                           92.5           90.1
    Less valuation allowance........................       (4.5)          (4.5)
                                                         ------         ------
    Net deferred tax assets.........................       88.0           85.6
                                                         ------         ------
Deferred tax liabilities:
  Intangible assets.................................      (64.0)         (46.9)
  Property, plant and equipment.....................      (29.4)         (22.7)
  Zero coupon-subordinated notes....................       (4.1)            --
  Other.............................................       (1.2)          (1.2)
                                                         ------         ------
    Total gross deferred tax liabilities............      (98.7)         (70.8)
                                                         ------         ------
Net deferred tax assets (liabilities)...............     $(10.7)        $ 14.8
                                                         ======         ======

    The current valuation allowance brings the Company's net deferred tax assets to a level where management believes that it is more likely than not the tax benefits will be realized.

    The years 2000, 1999 and 1998 are currently under examination by the Internal Revenue Service. Management believes that adequate provisions have been recorded relating to the current

                                     J-I-52

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

14.  INCOME TAXES (CONTINUED)
examinations. The Company has state tax loss carryforwards of approximately $27.1 which expire 2002 through 2018.

15.  STOCK COMPENSATION PLANS

    The Company has a number of stock option plans which authorize and reserve shares of common stock for issuance pursuant to options and stock appreciation rights that may be granted under these plans.

    In May 2000, the shareholders approved the 2000 Stock Incentive Plan. The principal purpose of the 2000 Stock Incentive Plan was to authorize 3.4 million additional shares for issuance under the plan. The effect of the 2000 Incentive Plan was to increase to an aggregate of 5.2 million shares available for issuance under all stock option plans (the 2000 Stock Incentive Plan, the Amended and Restated 1999 Stock Incentive Plan and the 1994 Stock Option Plan).

    During 2001, there were 1,048,088 options granted to officers and key employees of the Company. The exercise price for these options ranged from $66.125 to $68.50 per share. Also, during 2001, 170,200 shares of restricted stock were issued to senior management under the 2000 Incentive Plan at a market value on the date of grant of $66.575. Restrictions limit the sale or transfer of these shares during a six-year period when the restrictions lapse. Upon issuance of stock under the 2000 Incentive Plan, unearned compensation of $11.3 was recorded as additional paid-in capital and an opposite amount was charged to shareholders' equity as unearned restricted stock compensation. The plan provides for accelerated vesting of outstanding shares in percentages of 33.3%, 66.7% or 100%, if certain predefined three-year profitability targets are achieved as of December 31, 2003. The unearned restricted stock compensation is being amortized to expense over the applicable vesting periods. For 2001, 2000 and 1999, total restricted stock compensation expense was $7.5, $4.0 and $0.4, respectively. Total restricted shares granted in 2000 and 1999 were 262,800 and 324,000, respectively. At December 31, 2001, there were 1,589,251 additional shares available for grant under the Company's Stock Option Plans.

    The proforma weighted average fair values at date of grant for options issued during 2001, 2000 and 1999 were $39.44, $22.36 and $8.40 respectively, and were estimated using the Black-Scholes option pricing model. Weighted average assumptions for the expected life in years, volatility and dividend yield were 7 years (5 years in 1999), .5, and 0% for each of the three years ended December 31, 2001. Interest rate assumptions were 4.3%, 5.0% and 6.0% for the years ended December 31, 2001, 2000 and 1999, respectively.

    The Company has an employee stock purchase plan, begun in 1997 and amended in 1999, with 1,500,000 shares of common stock for authorized issuance. The plan permits substantially all employees to purchase a limited number of shares of the Corporation stock at 85% of market value. The Company issues shares to participating employees semi annually in January and July of each year. A summary of shares issued is as follows:

                                              1999       2000       2001       2002
                                            --------   --------   --------   --------
January...................................  192,226    105,176     51,314     36,757
July......................................  173,548     91,044     30,876

                                     J-I-53

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

15.  STOCK COMPENSATION PLANS (CONTINUED)
    Pro-forma compensation expense is calculated for the fair value of the employee's purchase right using the Black-Scholes model. Assumptions include a weighted average life of approximately one-half year, dividend yield of 0%, risk free interest rates for each six month period as follows: 2001--5.8% and 3.5%; 2000--5.5% and 6.1%; and 1999--5.5% and 4.9% and volatility rates for each of the following six month periods: 2001--.4 and .3; 2000--.5 and .5; and 1999--.5 and .4.

    The per share weighted average grant date fair value of the benefits under the employee stock purchase plan for the first and second six-month periods is as follows:

                                                         2001       2000       1999
                                                       --------   --------   --------
First six months.....................................   $23.02     $ 5.09     $1.98
Second six months....................................   $17.58     $10.43     $3.74

    The Company applies the provisions of APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock compensation plans in the financial statements. Had the Company determined compensation cost based on the fair value method as defined in SFAS No. 123, the impact on the Company's net earnings on a pro forma basis is indicated below:

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                       ------------------------------
                                                         2001       2000       1999
                                                       --------   --------   --------
Net earnings............................  As reported   $179.5     $112.1     $65.4
                                          Pro forma      167.3      108.0      62.8

Basic earnings per common share.........  As reported   $ 2.58     $ 1.65     $0.59
                                          Pro forma       2.41       1.56      0.49

Diluted earnings per common share.......  As reported   $ 2.54     $ 1.61     $0.58
                                          Pro forma       2.37       1.53      0.48

    Pro forma net earnings reflects options granted in 1998 through 2001. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma amounts presented above because compensation cost for options granted prior to January 1, 1996 is not considered.

    The following table summarizes grants of non-qualified options made by the Company to officers and key employees under all plans. Stock options are generally granted at an exercise price equal to or greater than the fair market price per share on the date of grant. Also, for each grant, options vest ratably over a period of two to three years on the anniversaries of the grant date, subject to their earlier expiration or termination.

                                     J-I-54

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

15.  STOCK COMPENSATION PLANS (CONTINUED)
    Changes in options outstanding under the plans for the periods indicated were as follows:

                                                                 WEIGHTED-AVERAGE
                                                      NUMBER      EXERCISE PRICE
                                                    OF OPTIONS      PER OPTION
                                                    ----------   ----------------
Outstanding at January 1, 1999
  (564,992 exercisable)...........................   1,942,899       $16.278

  Options granted.................................     178,472       $13.786
  Canceled........................................    (115,178)      $20.813
  Exercised.......................................      (5,028)      $11.267
                                                    ----------
Outstanding at December 31, 1999
  (1,088,413 exercisable).........................   2,001,165       $15.807
  Options granted.................................     829,498       $36.696
  Canceled........................................     (70,724)      $23.890
  Exercised.......................................  (1,194,562)      $12.738
                                                    ----------
Outstanding at December 31, 2000
  (335,969 exercisable)...........................   1,565,377       $28.852

  Options granted.................................   1,048,088       $66.138
  Canceled........................................     (96,062)      $43.363
  Exercised.......................................    (560,952)      $19.935
                                                    ----------
Outstanding at December 31, 2001..................   1,956,451       $50.671
                                                    ==========
Exercisable at December 31, 2001..................     364,786       $31.978
                                                    ==========

    The weighted-average remaining life of options outstanding at December 31, 2001 is approximately 8.4 years.

    The following table summarizes information concerning currently outstanding and exercisable options.

                    OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
------------------------------------------------------------   ----------------------
                                       WEIGHTED
                                        AVERAGE     WEIGHTED                 WEIGHTED
                                       REMAINING    AVERAGE                  AVERAGE
      RANGE OF            NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
   EXERCISE PRICES      OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------------   -----------   -----------   --------   -----------   --------
    $9.69 - 13.75          204,217        6.66      $12.145      160,084     $11.703
   $14.69 - 31.56          190,879        7.98      $20.954       20,915     $19.969
   $35.38 - 35.38          248,921        8.43      $35.375       62,710     $35.375
   $53.41 - 65.00          283,470        7.58      $55.708      118,501     $58.913
   $66.13 - 68.50        1,028,964        9.09      $66.142        2,576     $67.655
                         ---------                               -------
                         1,956,451                               364,786
                         =========                               =======

                                     J-I-55

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

16.  RELATED PARTY TRANSACTIONS

    At December 31, 2001 and 2000, 10,705,074 and 22,705,074 shares of the
Company's outstanding common stock, or approximately 15.2% at December 31, 2001 and 32.6% at December 31, 2000, were owned by Roche Holdings, Inc. (Roche). The reduction in Roche's ownership of the Company's common stock is a result of the sale by Roche of 12.0 million shares in 2001.

    The Company purchases certain items, primarily laboratory testing supplies from various affiliates of Roche. Total purchases from these affiliates, which are recorded in cost of sales, were $62.3, $42.7, and $38.3 in 2001, 2000 and 1999, respectively. In addition, the Company made royalty payments to Roche in the amounts of $4.4 in 2001, $2.8 in 2000 and $2.9 in 1999. Revenue received from Roche for laboratory services was $2.6 in 2001, $1.3 in 2000 and $0.9 in 1999. Amounts owed to Roche and its affiliates at December 31, 2001 and 2000 were $4.6 and $1.4, respectively.

17.  COMMITMENTS AND CONTINGENT LIABILITIES

    The Company is involved in litigation purporting to be a nation-wide class action involving the alleged overbilling of patients who are covered by private insurance. The Company has reached a settlement with the class that will not exceed existing reserves or have a material adverse affect on the Company. On January 9, 2001, the Company was served with a complaint in North Carolina which purports to be a class action and makes claims similar to those referred to above. The Claim has been stayed pending appeal of the court approval of the settlement discussed above. The outcome cannot be presently predicted.

    The Company is also involved in various claims and legal actions arising in the ordinary course of business. These matters include, but are not limited to, professional liability, employee related matters, and inquiries from governmental agencies and Medicare or Medicaid carriers requesting comment on allegations of billing irregularities that are brought to their attention through billing audits or third parties. In the opinion of management, based upon the advice of counsel and consideration of all facts available at this time, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

    The Company believes that it is in compliance in all material respects with all statutes, regulations and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance therefore that applicable statutes and regulations might not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect the Company. Potential sanctions for violation of these statutes and regulations include significant fines and the loss of various licenses, certificates and authorizations.

    Under the Company's present insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company is responsible for the uninsured portion of losses related primarily to general, professional and vehicle liability, certain medical costs and workers' compensation. The self-insured retentions are on a per occurrence basis without any aggregate annual limit. Provisions for losses expected under these programs are recorded based upon the Company's estimates of the aggregated liability of claims incurred. At December 31, 2001 and 2000, the Company had provided letters of credit aggregating approximately $36.6 and $28.2, respectively, primarily in connection with certain insurance programs.

                                     J-I-56

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

17.  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    The Company leases various facilities and equipment under non-cancelable lease arrangements. Future minimum rental commitments for leases with noncancellable terms of one year or more at December 31, 2001 are as follows:

                                                             OPERATING   CAPITAL
                                                             ---------   --------
2002.......................................................   $ 43.7      $ 3.0
2003.......................................................     34.2        2.8
2004.......................................................     26.0        2.6
2005.......................................................     19.4        2.8
2006.......................................................     13.7        2.9
Thereafter.................................................     38.9        1.2
                                                              ------      -----
Total minimum lease payments...............................    175.9       15.3
Less:
  Amounts included in restructuring accruals...............       --        3.9
  Amount representing interest.............................       --        4.2
                                                              ------      -----
Total minimum operating lease payments and present value of
  minimum capital lease payments...........................   $175.9      $ 7.2
                                                              ======      =====
Current....................................................               $ 1.1
Non-current................................................                 6.1
                                                                          -----
                                                                          $ 7.2
                                                                          =====

    Rental expense, which includes rent for real estate, equipment and automobiles under operating leases, amounted to $74.8, $71.3 and $67.0 for the years ended December 31, 2001, 2000 and 1999, respectively.

18.  PENSION AND POSTRETIREMENT PLANS

    The Company maintains a defined contribution pension plan for all eligible employees. Eligible employees are defined as individuals who are age 21 or older and have been employed by the Company for at least six consecutive months and completed 1,000 hours of service. Company contributions to the plan are based on a percentage of employee contributions. The cost of this plan was $8.3, $7.5 and $7.5 in 2001, 2000 and 1999, respectively.

    In addition, substantially all employees of the Company are covered by a defined benefit retirement plan (the "Company Plan"). The benefits to be paid under the Company Plan are based on years of credited service and average final compensation. The Company's policy is to fund the Company Plan with at least the minimum amount required by applicable regulations.

    The Company has a second defined benefit plan which covers its senior management group that provides for the payment of the difference, if any, between the amount of any maximum limitation on annual benefit payments under the Employee Retirement Income Security Act of 1974 and the annual benefit that would be payable under the Company Plan but for such limitation. This plan is an unfunded plan.

                                     J-I-57

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

18.  PENSION AND POSTRETIREMENT PLANS (CONTINUED)
    The components of net periodic pension cost for both of the defined benefit plans are summarized as follows:

                                                                 COMPANY PLANS
                                                         ------------------------------
                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
Components of net periodic benefit cost
Service cost...........................................   $11.2      $10.6      $10.5
Interest cost..........................................    11.4       10.6        9.2
Expected return on plan assets.........................   (13.5)     (12.3)     (12.1)
Net amortization and deferral..........................    (1.5)      (1.5)      (1.6)
                                                          -----      -----      -----
Net periodic pension cost..............................   $ 7.6      $ 7.4      $ 6.0
                                                          =====      =====      =====

                                                                 COMPANY PLANS
                                                              -------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Change in benefit obligation
Benefit obligation at beginning of year.....................   $152.3     $138.3
Service cost................................................     11.2       10.6
Interest cost...............................................     11.4       10.6
Actuarial loss..............................................      9.0        2.1
Benefits paid...............................................    (10.2)      (9.4)
                                                               ------     ------
Benefit obligation at end of year...........................    173.7      152.2
                                                               ------     ------
Change in plan assets
Fair value of plan assets at beginning of year..............    151.1      138.1
Actual return on plan assets................................       --       13.8
Employer contributions......................................     10.2        8.6
Benefits paid...............................................    (10.2)      (9.4)
                                                               ------     ------
Fair value of plan assets at end of year....................    151.1      151.1
                                                               ------     ------
Funded status, end of year..................................     22.6        1.2
Unrecognized net actuarial loss.............................    (33.7)     (11.2)
Unrecognized prior service cost.............................      5.5        7.0
Additional minimum liability................................     15.4         --
                                                               ------     ------
Accrued pension liability (asset)...........................   $  9.8     $ (3.0)
                                                               ======     ======

    At December 31, 2001, the additional minimum liability of the Company's Cash Balance Retirement Plan exceeded the unrecognized prior service cost by $7.8. This amount has been recorded as an increase to accumulated other comprehensive loss.

                                     J-I-58

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

18.  PENSION AND POSTRETIREMENT PLANS (CONTINUED)
    Assumptions used in the accounting for the defined benefit plans were as follows:

                                                                 COMPANY PLANS
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Weighted-average discount rate..............................   7.25%      7.75%
Weighted-average rate of increase in future compensation
  levels....................................................    4.0%       4.0%
Weighted-average expected long-term rate of return..........    9.0%       9.0%

    The Company assumed obligations under a subsidiary's postretirement medical plan. Coverage under this plan is restricted to a limited number of existing employees of the subsidiary. This plan is unfunded and the Company's policy is to fund benefits as claims are incurred. The components of postretirement benefit expense are as follows:

                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                              2001           2000           1999
                                          ------------   ------------   ------------
Service cost............................      $1.0           $0.8           $1.0
Interest cost...........................       3.4            2.5            2.6
Net amortization and deferral...........      (1.1)          (0.6)          (0.1)
Actuarial loss..........................       0.7             --             --
                                              ----           ----           ----
Postretirement benefit costs............      $4.0           $2.7           $3.5
                                              ====           ====           ====

                                     J-I-59

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

18.  PENSION AND POSTRETIREMENT PLANS (CONTINUED)
    A summary of the components of the accumulated postretirement benefit obligation follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Retirees....................................................   $13.1      $11.3
Fully eligible active plan participants.....................    12.5       12.4
Other active plan participants..............................    20.0       19.4
                                                               -----      -----
                                                               $45.6      $43.1
                                                               =====      =====

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Reconciliation of the funded status of the postretirement
  benefit plan and accrued liability
Accumulated postretirement benefit obligation, beginning of
  year......................................................   $43.1      $31.9
Changes in benefit obligation due to:
Service cost................................................     1.0        0.8
Interest cost...............................................     3.4        2.5
Plan participants contributions.............................     0.2        0.2
Actuarial (gain) loss.......................................    (1.1)      11.9
Amendments..................................................      --       (3.0)
Benefits paid...............................................    (1.0)      (1.2)
                                                               -----      -----
Accumulated post retirement benefit obligation, end of
  year......................................................    45.6       43.1
Unrecognized net actuarial loss.............................   (10.4)     (12.2)
Unrecognized prior service cost.............................     5.0        6.0
                                                               -----      -----
Accrued postretirement benefit obligation...................   $40.2      $36.9
                                                               =====      =====

    The weighted-average discount rates used in the calculation of the accumulated postretirement benefit obligation was 7.3% and 7.8% as of December 31, 2001 and 2000, respectively. The health care cost trend rate-medical was assumed to be 7.5% and the trend rate-prescription was assumed to be 12.0% as of December 31, 2001 and 2000, declining gradually to 5.0% in the year 2011. The health care cost trend rate has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by a percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 2001 by $7.7. The impact of a percentage point change on the aggregate of the service cost and interest cost components of the net periodic postretirement benefit cost results in an increase of $0.8 or decrease of $0.6.

                                     J-I-60

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

19.  QUARTERLY DATA (UNAUDITED)

    The following is a summary of unaudited quarterly data:

                                                                YEAR ENDED DECEMBER 31, 2001
                                                    ----------------------------------------------------
                                                      1ST        2ND        3RD        4TH        FULL
                                                    QUARTER    QUARTER    QUARTER    QUARTER      YEAR
                                                    --------   --------   --------   --------   --------
Net sales.........................................   $525.4     $549.7     $560.9     $563.8    $2,199.8
Gross profit......................................    221.6      240.9      238.0      225.1       925.6
Net earnings......................................     43.5       52.1       43.1       40.8       179.5
Basic earnings per common share...................     0.63       0.75       0.62       0.59        2.58
Diluted earnings per common share.................     0.62       0.74       0.61       0.58        2.54

                                                                YEAR ENDED DECEMBER 31, 2000
                                                    ----------------------------------------------------
                                                      1ST        2ND        3RD        4TH        FULL
                                                    QUARTER    QUARTER    QUARTER    QUARTER      YEAR
                                                    --------   --------   --------   --------   --------
Net sales.........................................   $462.7     $482.4     $488.1     $486.1    $1,919.3
Gross profit......................................    183.5      201.2      196.7      185.2       766.6
Net earnings......................................     25.7       32.7       32.8       20.9       112.1
Less preferred dividends..........................     14.7       19.6         --         --        34.3
Less accretion of mandatorily redeemable preferred
  stock...........................................      0.2        0.1         --         --         0.3
Net earnings attributable to common
  shareholders....................................     10.8       13.0       32.8       20.9        77.5
Basic earnings per common share...................     0.42       0.49       0.49       0.30        1.65
Diluted earnings per common share.................     0.38       0.47       0.47       0.30        1.61

20.  NEW ACCOUNTING PRONOUNCEMENTS

    In June 2001, Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," was issued. This Statement supersedes APB Opinion
No. 16, "Business Combinations" and SFAS No. 38. "Accounting for Preacquisition Contingencies of Purchased Enterprises" and eliminates the pooling method of accounting for business acquisitions. This Statement requires all business combinations to be accounted for using the purchase method for all transactions initiated after June 30, 2001.

    In June 2001, SFAS No. 142 "Goodwill and Other Intangible Assets" was also issued. This Statement supersedes APB No. 17 "Intangible Assets" and addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be reviewed at least annually for impairment.

    Intangible assets that have finite lives will continue to be amortized over their useful lives, but without the constraint of the 40-year useful life amortization ceiling. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001, however, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the nonamortization and amortization provisions of this Statement. The impact of the adoption of SFAS

                                     J-I-61

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

20.  NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
No. 142 on the 2002 financial statements, will be a decrease to amortization expense of approximately $26.0.

    In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated legal obligations of such asset retirement costs. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect that implementation of this standard will have a significant financial impact.

    In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the accounting and reporting provisions of APB Opinion
No. 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". This Statement retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and to measure an impairment loss as the difference between the carrying amount and the fair value of the asset. However, this standard removes goodwill from its scope and revises the approach for evaluating impairment. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of SFAS No. 144.

                                     J-I-62

                                                                     SCHEDULE II

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                             (DOLLARS IN MILLIONS)

                                                      BALANCE AT   CHARGED TO      OTHER       BALANCE
                                                      BEGINNING    COSTS AND    (DEDUCTIONS)    AT END
                                                       OF YEAR      EXPENSES     ADDITIONS     OF YEAR
                                                      ----------   ----------   ------------   --------
Year ended December 31, 2001:
  Applied against asset accounts:
  Allowance for doubtful accounts...................    $123.0       $202.5        $(206.0)     $119.5
                                                        ======       ======        =======      ======
  Valuation allowance--deferred tax assets..........    $  4.5       $   --        $    --      $  4.5
                                                        ======       ======        =======      ======

Year ended December 31, 2000:
  Applied against asset accounts:
Allowance for doubtful accounts.....................    $147.1       $195.9        $(220.0)     $123.0
                                                        ======       ======        =======      ======
  Valuation allowance--deferred tax assets..........    $  4.5       $   --        $    --      $  4.5
                                                        ======       ======        =======      ======

Year ended December 31, 1999:
  Applied against asset accounts:
Allowance for doubtful accounts.....................    $194.0       $191.9        $(238.8)     $147.1
                                                        ======       ======        =======      ======
  Valuation allowance--deferred tax assets..........    $ 14.5       $(10.0)       $    --      $  4.5
                                                        ======       ======        =======      ======

                                     J-I-63

                                  EXHIBIT J-2
                            LABCORP QUARTERLY REPORT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2002

                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 1-11353

                            ------------------------
                       LABORATORY CORPORATION OF AMERICA
                                    HOLDINGS
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      13-3757370
       (State or other jurisdiction of                         (IRS Employer
       incorporation or organization)                       Identification No.)

  358 SOUTH MAIN STREET, BURLINGTON, NORTH
                  CAROLINA                                         27215
  (Address of principal executive offices)                      (Zip code)

                                 (336) 229-1127
              (Registrant's telephone number, including area code)

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    The number of shares outstanding of the issuer's common stock is 71,288,192 shares as of April 30, 2002.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     J-II-1

                                     INDEX

                   PART I.  FINANCIAL INFORMATION

Item 1  Financial Statements:

        Condensed Consolidated Balance Sheets (unaudited) March 31,
          2002 and December 31, 2001................................   J-II-3

        Condensed Consolidated Statements of Operations (unaudited)
          Three-months ended March 31, 2002 and 2001................   J-II-4

        Condensed Consolidated Statements of Changes in
          Shareholders' Equity (unaudited) Three months ended
          March 31, 2002 and 2001...................................   J-II-5

        Condensed Consolidated Statements of Cash Flows (unaudited)
          Three months ended March 31, 2002 and 2001................   J-II-6

        Notes to Unaudited Condensed Consolidated Financial
          Statements................................................   J-II-7

Item 2  Management's Discussion and Analysis of Financial Condition
          and Results of Operations.................................  J-II-13

Item 3  Quantitative and Qualitative Disclosures about Market
          Risk......................................................  J-II-15

                    PART II.  OTHER INFORMATION

Item 1  Legal Proceedings...........................................  J-II-16

Item 6  Exhibits and Reports on Form 8-K............................  J-II-16

                                     J-II-2

                         PART I--FINANCIAL INFORMATION

ITEM 1. FINANCIAL INFORMATION

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              MARCH 31,    DECEMBER 31,
                                                                 2002          2001
                                                              ----------   -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $  245.0      $  149.2
  Accounts receivable, net..................................      390.4         365.5
  Supplies inventories......................................       40.1          38.7
  Prepaid expenses and other................................       15.6          16.7
  Deferred income taxes.....................................       54.9          54.4
                                                               --------      --------
Total current assets........................................      746.0         624.5

Property, plant and equipment, net..........................      309.5         309.3
Goodwill, net...............................................      723.3         719.3
Identifiable intangible assets, net.........................      245.6         249.2
Other assets, net...........................................       27.9          27.3
                                                               --------      --------
                                                               $2,052.3      $1,929.6
                                                               ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   70.0      $   60.2
  Accrued expenses and other................................      162.6         141.0
                                                               --------      --------
Total current liabilities...................................      232.6         201.2

Zero coupon-subordinated notes..............................      505.3         502.8
Capital lease obligations...................................        5.8           6.1
Other liabilities...........................................      136.5         134.1

Commitments and contingent liabilities......................         --            --

Shareholders' equity:

  Preferred stock, $0.10 par value; 30,000,000 shares
    authorized; shares issued: none.........................         --            --
  Common stock, $0.10 par value; 265,000,000 shares
    authorized;71,267,623 and 70,553,718 shares issued and
    outstanding at March 31, 2002 and December 31, 2001,
    respectively............................................        7.1           7.1
  Additional paid-in capital................................    1,151.9       1,088.8
  Retained earnings.........................................       77.3          11.5
  Treasury stock, at cost; 48,713 shares at March 31,
    2002....................................................       (4.4)           --
  Unearned restricted stock compensation....................      (51.0)        (13.2)
  Accumulated other comprehensive loss......................       (8.8)         (8.8)
                                                               --------      --------
    Total shareholders' equity..............................    1,172.1       1,085.4
                                                               --------      --------
                                                               $2,052.3      $1,929.6
                                                               ========      ========

    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                     J-II-3

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Net sales...................................................   $590.0     $525.4
Cost of sales...............................................    331.6      303.8
                                                               ------     ------
Gross profit................................................    258.4      221.6
Selling, general and administrative expenses................    136.9      125.0
Amortization of intangibles and other assets................      5.1        9.3
                                                               ------     ------
Operating income............................................    116.4       87.3
Other income (expenses):
  Loss on sale of assets....................................     (0.6)      (0.4)
  Net investment income.....................................      0.8        1.0
  Interest expense..........................................     (4.2)      (8.8)
                                                               ------     ------
Earnings before income taxes................................    112.4       79.1
Provision for income taxes..................................     46.6       35.6
                                                               ------     ------
Net earnings................................................   $ 65.8     $ 43.5
                                                               ======     ======
Basic earnings per common share.............................   $ 0.94     $ 0.63
                                                               ======     ======
Diluted earnings per common share...........................   $ 0.93     $ 0.62
                                                               ======     ======

    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                     J-II-4

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                                                     UNEARNED       ACCUMULATED
                                               ADDITIONAL   RETAINED                RESTRICTED         OTHER            TOTAL
                                     COMMON     PAID-IN     EARNINGS    TREASURY       STOCK       COMPREHENSIVE    SHAREHOLDERS'
                                     STOCK      CAPITAL     (DEFICIT)    STOCK     COMPENSATION         LOSS           EQUITY
                                    --------   ----------   ---------   --------   -------------   --------------   -------------
PERIOD ENDED MARCH 31, 2001
Balance at beginning of year......    $7.0      $1,048.2     $(168.0)    $  --        $ (9.4)          $(0.4)         $  877.4
Comprehensive income:
  Net earnings....................      --            --        43.5        --            --              --              43.5
  Other comprehensive income:
    Cumulative effect of change in
      accounting principle
      (net-of-tax)................      --            --          --        --            --             0.6               0.6
    Unrealized derivative loss on
      cash flow hedge
      (net-of-tax)................      --            --          --        --            --            (2.8)             (2.8)
    Foreign currency translation
      adjustments.................      --            --          --        --            --            (0.8)             (0.8)
                                      ----      --------     -------     -----        ------           -----          --------
Comprehensive income..............      --            --        43.5        --            --            (3.0)             40.5
Issuance of common stock..........      --           3.1          --        --            --              --               3.1
Issuance of restricted stock
  awards..........................      --          11.3          --        --         (11.3)             --                --
Amortization of unearned
  restricted stock compensation...      --            --          --        --           1.9              --               1.9
Income tax benefit from stock
  options exercised...............      --           0.8          --        --            --              --               0.8
                                      ----      --------     -------     -----        ------           -----          --------
BALANCE AT MARCH 31, 2001.........    $7.0      $1,063.4     $(124.5)    $  --        $(18.8)          $(3.4)         $  923.7
                                      ====      ========     =======     =====        ======           =====          ========
PERIOD ENDED MARCH 31, 2002
Balance at beginning of year......    $7.1      $1,088.8     $  11.5     $  --        $(13.2)          $(8.8)         $1,085.4
Comprehensive income:
  Net earnings....................      --            --        65.8        --            --              --              65.8
  Other comprehensive income:
    Foreign currency translation
      adjustments.................      --            --          --        --            --              --                --
                                      ----      --------     -------     -----        ------           -----          --------
Comprehensive income..............      --            --        65.8        --            --              --              65.8
Issuance of common stock..........      --           9.4          --        --            --              --               9.4
Issuance of restricted stock
  awards..........................      --          40.6          --        --         (40.6)             --                --
Amortization of unearned
  restricted stock compensation...      --            --          --        --           2.8              --               2.8
Income tax benefit from stock
  options exercised...............      --          13.1          --        --            --              --              13.1
Purchase of common stock..........      --            --          --      (4.4)           --              --              (4.4)
                                      ----      --------     -------     -----        ------           -----          --------
BALANCE AT MARCH 31, 2002.........    $7.1      $1,151.9     $  77.3     $(4.4)       $(51.0)          $(8.8)         $1,172.1
                                      ====      ========     =======     =====        ======           =====          ========

                                     J-II-5

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings................................................   $ 65.8     $ 43.5
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...........................     22.3       23.6
    Deferred compensation...................................      2.8        1.9
    Net losses on sale of assets............................      0.6        0.4
    Accreted interest on zero coupon-subordinated notes.....      2.5         --
    Deferred income taxes...................................      2.1       (0.8)
    Change in assets and liabilities:
      Increase in accounts receivable, net..................    (24.8)     (20.7)
      Increase in inventories...............................     (1.8)      (0.9)
      Decrease (increase) in prepaid expenses and other.....      1.1       (1.5)
      Increase in accounts payable..........................      4.0        2.7
      Increase in accrued expenses and other................     37.8       15.7
      Other, net............................................     (0.2)       0.6
                                                               ------     ------
  Net cash provided by operating activities.................    112.2       64.5
                                                               ------     ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (18.4)     (12.7)
  Proceeds from sale of assets..............................      0.4        0.4
  Deferred payments on acquisitions.........................     (3.6)      (0.3)
  Acquisition of businesses.................................     (2.3)      (3.0)
                                                               ------     ------
  Net cash used for investing activities....................    (23.9)     (15.6)
                                                               ------     ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt................................       --      (33.0)
  Debt issuance costs.......................................     (1.6)        --
  Payments on long-term lease obligations...................     (0.3)      (0.2)
  Net proceeds from issuance of stock to employees..........      9.4        3.1
                                                               ------     ------
  Net cash provided by (used for) financing activities......      7.5      (30.1)
                                                               ------     ------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       --       (0.8)
                                                               ------     ------
  Net increase in cash and cash equivalents.................     95.8       18.0
  Cash and cash equivalents at beginning of period..........    149.2       48.8
                                                               ------     ------
  Cash and cash equivalents at end of period................   $245.0     $ 66.8
                                                               ======     ======
Supplemental schedule of cash flow information:
  Cash paid during the period for:
    Interest................................................   $  0.4     $ 10.1
    Income taxes, net of refunds............................      2.0        4.8
Disclosure of non-cash financing and investing activities:
Issuance of restricted stock awards.........................     40.6       11.3

    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                     J-II-6

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

1.  BASIS OF FINANCIAL STATEMENT PRESENTATION

    The condensed consolidated financial statements include the accounts of Laboratory Corporation of America Holdings and its wholly owned subsidiaries (the "Company") after elimination of all material intercompany accounts and transactions. The Company operates in one business segment.

    The financial statements of the Company's foreign subsidiary are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average monthly exchange rates prevailing during the period. Resulting translation adjustments are included in "Accumulated Other Comprehensive Loss."

    The accompanying condensed consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments (which include only normal recurring accruals) necessary for a fair presentation of such financial statements have been included. Interim results are not necessarily indicative of results for a full year.

    The financial statements and notes are presented in accordance with the rules and regulations of the Securities and Exchange Commission and do not contain certain information included in the Company's annual report. Therefore, the interim statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's annual report.

2.  EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. Dilutive earnings per share is computed by dividing net income, by the weighted average number of common shares outstanding plus potentially dilutive shares, as if they had been issued at the beginning of the period presented. Potentially dilutive common shares result primarily from the Company's restricted stock awards and outstanding stock options.

    The following represents a reconciliation of the weighted average shares used in the calculation of basic and diluted earnings per share:

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                       -----------------------
                                                          2002         2001
                                                       ----------   ----------
Basic................................................  69,956,784   69,230,614
Assumed conversion/exercise of:
  Stock options......................................     448,468      552,246
  Restricted stock awards............................     685,333      524,740
                                                       ----------   ----------
Diluted..............................................  71,090,585   70,307,600
                                                       ==========   ==========

    At March 31, 2002 and 2001, options to acquire 430,677 and 16,080 shares of common stock, respectively, were excluded in the computations of diluted earnings per share, because the effect of including the options would have been antidilutive. The Company's zero coupon-subordinated notes are contingently convertible into 4,988,817 shares of common stock and are not currently included in the earnings per share calculation.

                                     J-II-7

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

3.  STOCK SPLIT

    On April 3, 2002, the Company's Board of Directors approved a two-for-one forward stock split of its common stock. The stock split will be effected by the issuance on May 10, 2002 of a stock dividend of one new share of common stock for each share of common stock held by shareholders of record on May 3, 2002. Proforma common stock, additional paid-in capital and earnings per share would be as follows:

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           -------------------
                                                             2002       2001
                                                           --------   --------
Common stock.............................................  $   14.2   $   14.0
Additional paid-in capital...............................   1,144.8    1,056.4
Basic earnings per share.................................      0.47       0.31
Diluted earnings per share...............................      0.47       0.31

4.  STOCK COMPENSATION PLANS

    During January 2002, the Company granted 258,400 options and 173,600 shares of restricted stock at a price of $78.68 under its 2000 Stock Incentive Plan. During February 2002, the Company granted 824,700 options and 309,604 shares of restricted stock at a price of $87.06 under its 2000 Stock Incentive Plan.

    The tax benefits associated with the exercise of non-qualified stock options reduces taxes currently payable by $13.1 and $0.8 for the three months ended March 31, 2002 and 2001, respectively. Such benefits are credited to additional paid-in-capital.

5.  SENIOR CREDIT FACILITIES

    In February 2002, the Company entered into two new senior credit facilities with Credit Suisse First Boston, acting as Administrative Agent, and a group of financial institutions totaling $300.0. The new facilities will consist of a 364-day revolving credit facility in the principal amount of $100.0 and a three-year revolving credit facility in the principal amount of $200.0. The new facilities will be used for general corporate purposes, including working capital, capital expenditures, acquisitions, funding or share repurchases and other payments. The Company's existing $450.0 revolving credit facility with a major financial institution had no amounts outstanding and was terminated on the effective date of the new credit facilities. As of March 31, 2002, the Company had no amounts outstanding under the new credit facilities.

    The new senior credit facilities agreements bear interest at varying rates based upon the Company's credit rating with Standard & Poor's Ratings Services. Based upon the Company's current rating, the effective rate under these agreements is LIBOR plus 75 basis points.

    The agreements contain certain debt covenants which require that the Company maintain leverage and interest coverage ratios.

                                     J-II-8

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

6.  DERIVATIVE FINANCIAL INSTRUMENTS

    Interest rate swap agreements, which have been used by the Company from time to time in the management of interest rate exposure, are accounted for on an accrual basis. Amounts to be paid or received under such agreements are recognized as interest income or expense in the periods in which they accrue. The Company had no interest rate swap agreements in place at March 31, 2002.

    The Company's zero coupon-subordinated notes contain the following three features that are considered to be embedded derivative instruments under FAS No. 133:

        1) The Company will pay contingent cash interest on the zero coupon subordinated notes after September 11, 2006, if the average market price of the notes equals 120% or more of the sum of the issue price, accrued original issue discount and contingent additional principal, if any, for a specified measurement period.

        2) Contingent additional principal will accrue on the zero coupon-subordinated notes during the two year period from September 11, 2004 to September 11, 2006, if the Company's stock price is at or below specified thresholds.

        3) Holders may surrender zero coupon-subordinated notes for conversion during any period in which the rating assigned to the zero coupon-subordinated notes by Standard & Poor's Ratings Services is BB- or lower.

    Based upon independent appraisals, these embedded derivatives had no fair value at March 31, 2002.

7.  RELATED PARTY TRANSACTION

    On February 21, 2002, the Company filed a registration statement on Form S-3, relating to the sale by Roche Holdings, Inc. (Roche) of 7,000,000 shares of the Company's common stock, with a 700,000 over-allotment option. At that time, Roche owned 10,705,074 shares of common stock (approximately 15.13% of the common stock outstanding). On March 12, 2002, Roche sold 7,000,000 shares of common stock and on March 18, 2002, an additional 700,000 shares of common stock were sold to cover over-allotments of shares leaving Roche with 3,005,074 shares of the Company's outstanding common stock, or approximately 4.22% at March 31, 2002.

    Roche has entered into a number of call option contracts with respect to the remaining 3,005,074 shares of the Company's common stock it currently owns which are not covered by the registration statement. Each of these call option contracts, with expiration dates ranging from June 21, 2002 to November 15, 2002, is similar in form and permits the counterparty (SwissFirst Bank AG) to purchase from Roche a specified number of shares of the Company's common stock, at a price ranging from $75 to $80 per share, upon the expiration of that call option contract. If each of the call option contracts is exercised in full upon expiration, then Roche will no longer own any shares of the Company's common stock.

8.  INTANGIBLES

    The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142 "Goodwill and Other Intangible Assets". These pronouncements provide guidance on how to account for the acquisition of businesses and intangible

                                     J-II-9

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

8.  INTANGIBLES (CONTINUED)
assets, including goodwill, which arise from such activities. SFAS No. 141 affirms that only the purchase method of accounting may be applied to a business combination and also provides guidance on the allocation of purchase price to the assets acquired. Under SFAS 142, goodwill and intangible assets that have indefinite useful lives are no longer amortized but are reviewed at least annually for impairment. The Company evaluated its intangible assets excluding goodwill, and determined that all such assets have determinable lives. The Company completed an impairment analysis of goodwill and found no instances of impairment of its recorded goodwill as of March 31, 2002. There were no material acquisitions of intangible assets during the first quarter of 2002.

    The components of intangible assets are as follows:

                                                          MARCH 31, 2002           DECEMBER 31, 2001
                                                      -----------------------   -----------------------
                                                       GROSS                     GROSS
                                                      CARRYING   ACCUMULATED    CARRYING   ACCUMULATED
                                                       AMOUNT    AMORTIZATION    AMOUNT    AMORTIZATION
                                                      --------   ------------   --------   ------------
Amortized intangibles:
  Non-compete agreements............................   $ 21.2       $ 14.6       $ 21.1       $ 14.2
  Customer lists....................................    278.2         77.4        276.8         73.5
  Technology........................................     32.0          2.3         32.0          1.8
  Trade name........................................      5.9          0.2          5.9          0.1
  Patent............................................      3.0          0.2          3.0          0.0
                                                       ------       ------       ------       ------
                                                       $340.3       $ 94.7       $338.8       $ 89.6
                                                       ======       ======       ======       ======
Intangible assets not subject to amortization:
  Goodwill..........................................   $915.3       $192.0       $911.3       $192.0
                                                       ======       ======       ======       ======

    Aggregate amortization expense for the three month period ended March 31, 2002 was $5.1. Amortization expense for the net carrying amount of intangible assets is estimated to be $12.7 for the remainder of fiscal 2002, $16.8 in fiscal 2003, $16.7 in fiscal 2004, $16.1 in fiscal 2005, and $14.5 in fiscal 2006.

                                    J-II-10

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

8.  INTANGIBLES (CONTINUED)
    The following table adjusts earnings and earnings per share for the adoption of SFAS No. 142.

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Reported net earnings.......................................   $65.8      $43.5
  Add back goodwill amortization, net of tax................      --        5.7
                                                               -----      -----
Adjusted net earnings.......................................   $65.8      $49.2
                                                               =====      =====
Basic earnings per share:
  Reported basic earnings per share.........................   $0.94      $0.63
  Add back goodwill amortization, net of tax................      --       0.08
                                                               -----      -----
Adjusted basic earnings per share...........................   $0.94      $0.71
                                                               =====      =====
Diluted earnings per share:
  Reported diluted earnings per share.......................   $0.93      $0.62
  Add back goodwill amortization, net of tax................      --       0.08
                                                               -----      -----
Adjusted diluted earnings per share.........................   $0.93      $0.70
                                                               =====      =====

9.  NEW ACCOUNTING PRONOUNCEMENTS

    In August 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated legal obligations of such asset retirement costs. SFAS No. 143 shall be effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect that implementation of this standard will have a significant financial impact.

    In October 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the accounting and reporting provisions of APB Opinion
No. 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". This Statement retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and to measure an impairment loss as the difference between the carrying amount and the fair value of the asset. However, this standard removes goodwill from its scope and revises the approach for evaluating impairment. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. The Company does not expect that implementation of this standard will have a significant financial impact.

                                    J-II-11

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

10.  RESTRUCTURING CHARGES

    The following represents the Company's restructuring activities for the period indicated:

                                                                             LEASE AND
                                                              SEVERANCE   OTHER FACILITY
                                                                COSTS          COSTS         TOTAL
                                                              ---------   ---------------   --------
Balance at December 31, 2001................................    $0.2           $15.8         $16.0
  Cash payments.............................................      --            (0.6)         (0.6)
                                                                ----           -----         -----
Balance at March 31, 2002...................................    $0.2           $15.2         $15.4
                                                                ====           =====         =====
Current.....................................................                                 $ 8.1
Non-current.................................................                                 $ 7.3
                                                                                             -----
                                                                                             $15.4
                                                                                             =====

11.  COMMITMENTS AND CONTINGENCIES

    The Company is involved in litigation purporting to be a nation-wide class action involving the alleged overbilling of patients who are covered by private insurance. The Company has reached a settlement with the class that will not exceed existing reserves or have a material adverse affect on the Company. On January 9, 2001, the Company was served with a complaint in North Carolina which purports to be a class action and makes claims similar to the case referred to above. The claim has been stayed pending appeal of the court approval of the settlement discussed above. The outcome cannot be presently predicted.

    The Company is also involved in various claims and legal actions arising in the ordinary course of business. These matters include, but are not limited to, professional liability, employee related matters, and inquiries from governmental agencies and Medicare or Medicaid carriers requesting comment on allegations of billing irregularities that are brought to their attention through billing audits or third parties. In the opinion of management, based upon the advice of counsel and consideration of all facts available at this time, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

    The Company believes that it is in compliance in all material respects with all statutes, regulations and other requirements applicable to its clinical laboratory operations. The clinical laboratory testing industry is, however, subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. There can be no assurance therefore that applicable statutes and regulations might not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect the Company. Potential sanctions for violation of these statutes and regulations include significant fines and the loss of various licenses, certificates and authorizations.

    Under the Company's present insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. The Company is responsible for the uninsured portion of losses related primarily to general, professional and vehicle liability, certain medical costs and workers' compensation. The self-insured retentions are on a per occurrence basis without any aggregate annual limit. Provisions for losses expected under these programs are recorded based upon the Company's estimates of the aggregated liability of claims incurred. At March 31, 2002 and 2001, the Company had provided letters of credit aggregating approximately $27.0 and $31.3, respectively, primarily in connection with certain insurance programs.

                                    J-II-12

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

    The Company has made in this report, and from time to time may otherwise make in its public filings, press releases and discussions with Company management, forward-looking statements concerning the Company's operations, performance and financial condition, as well as its strategic objectives. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates", or "anticipates" or the negative of those words or other comparable terminology. Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those currently anticipated due to a number of factors in addition to those discussed elsewhere herein and in the Company's other public filings, press releases and discussions with Company management, including:

     1. future changes in federal, state, local and third party payor regulations or policies (or in the interpretation of current regulations) affecting governmental and third-party reimbursement for clinical laboratory testing.

     2. adverse results from investigations of clinical laboratories by the government, which may include significant monetary damages and/or exclusion from the Medicare and Medicaid programs.

     3. loss or suspension of a license or imposition of a fine or penalties under, or future changes in, the law or regulations of the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988, or those of Medicare, Medicaid or other federal, state or local agencies.

     4. failure to comply with the Federal Occupational Safety and Health Administration requirements and the recently passed Needlestick Safety and Prevention Act which may result in penalties and loss of licensure.

     5. Failure to comply with HIPAA, which could result in significant fines and up to ten years in prison.

     6. increased competition, including price competition.

     7. changes in payor mix, including an increase in capitated managed-cost health care.

     8. our failure to obtain and retain new customers and alliance partners, or a reduction in tests ordered or specimens submitted by existing customers.

     9. our failure to integrate newly acquired businesses and the cost related to such integration.

    10. adverse results in litigation matters.

    11. our ability to attract and retain experienced and qualified personnel.

    12. failure to maintain our days sales outstanding levels.

RESULTS OF OPERATIONS

    Three Months ended March 31, 2002 compared with Three Months ended March 31, 2001.

    Net sales for the three months ended March 31, 2002 were $590.0, an increase of $64.6, or 12.3%, from $525.4 for the comparable 2001 period. The sales increase is a result of an increase of approximately 8.3% in volume and 4.0% in price. The increase in sales for the first quarter of 2002 would have been approximately 8.0% after excluding the effect of acquisitions.

                                    J-II-13

    Cost of sales, which includes primarily laboratory and distribution costs, was $331.6 for the three months ended March 31, 2002 compared to $303.8 in the corresponding 2001 period, an increase of $27.8. The increase in cost of sales is primarily the result of increases in volume due to recent acquisitions, growth in the base business and growth in genomic and esoteric testing. Additional costs were incurred due to increases in the volume of pap smear tests performed using more expensive monolayer technology and additional incremental costs were incurred due to the Company's implementation of a self-mandated safety needle program in all of its patient service centers. Cost of sales as a percentage of net sales was 56.2% for the three months ended March 31, 2002 and 57.8% in the corresponding 2001 period.

    Selling, general and administrative expenses increased to $136.9 for the three months ended March 31, 2002 from $125.0 in the same period in 2001. This increase resulted primarily from personnel and other costs as a result of the recent acquisitions and general business growth. As a percentage of net sales, selling, general and administrative expenses were 23.2% and 23.8% for the three months ended March 31, 2002 and 2001, respectively.

    The amortization of intangibles and other assets was $5.1 and $9.3 for the three months ended March 31, 2002 and 2001. The decrease in the amortization expense for the three months ended March 31, 2002 is due to the application of the non-amortization provisions of SFAS No. 142 for goodwill.

    Interest expense was $4.2 for the three months ended March 31, 2002 compared with $8.8 for the same period in 2001. The Company repaid its outstanding term loan during September 2001 with proceeds from the sale of zero coupon-subordinated notes.

    The provision for income taxes as a percentage of earnings before taxes was 41.5% for the three months ended March 31, 2002 compared to 45.0% for the three months ended March 31, 2001. The decrease in the effective tax rate for the three months ended March 31, 2002 is due to the application of the non-amortization provisions of SFAS no. 142 for goodwill.

LIQUIDITY AND CAPITAL RESOURCES

    Net cash provided by operating activities was $112.2 and $64.5 for the three months ended March 31, 2002 and March 31, 2001, respectively. The increase in cash flows from operations primarily resulted from improved earnings, improved cash collections, and an increase in accrued expenses for additional payroll expenses resulting from acquisitions made during 2001. Also contributing to the improvement in cash flows from operations was the reduction of interest expense for the three months ended March 31, 2002 due to the replacement of the Company's long-term debt with the zero coupon-subordinated notes. The increase in capital expenditures is primarily due to HIPAA expenditures relating to the Transactions and Code Sets project. The Company expects total capital expenditures of approximately $85.0 in 2002.

    The Company's days sales outstanding (DSO) decreased to 60 days at March 31, 2002 from 67 days at March 31, 2001. Due to improved cash collections, the Company lowered its provision for bad debt expense, as a percentage of sales, to 8.75% for the three months ended March 31, 2002 compared to 9.70% for the three months ended March 31, 2001.

    Based on current and projected levels of operations, coupled with availability under its new senior credit facilities, the Company believes it has sufficient liquidity to meet both its short-term and long-term cash needs. For a discussion of the Company's new senior credit facilities, see "Note 5 to the Company's Unaudited Condensed Consolidated Financial Statements".

                                    J-II-14

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    The Company addresses its exposure to market risks, principally the market risk associated with changes in interest rates, through a controlled program of risk management that has included in the past, the use of derivative financial instruments such as interest rate swap agreements. There were no interest rate swap agreements outstanding as of March 31, 2002. The Company does not hold or issue derivative financial instruments for trading purposes. The Company does not believe that its exposure to market risk is material to the Company's financial position or results of operations.

    The Company's zero coupon-subordinated notes contain the following three features that are considered to be embedded derivative instruments under FAS No. 133:

    1) The Company will pay contingent cash interest on the zero coupon-subordinated notes after September 11, 2006, if the average market price of the notes equals 120% or more of the sum of the issue price, accrued original issue discount and contingent additional principal, if any, for a specified measurement period.

    2) Contingent additional principal will accrue on the zero coupon-subordinated notes during the two year period from September 11, 2004 to September 11, 2006, if the Company's stock price is at or below specified thresholds.

    3) Holders may surrender zero coupon-subordinated notes for conversion during any period in which the rating assigned to the zero coupon-subordinated notes by Standard & Poor's Ratings Services is BB- or lower.

    Based upon independent appraisals, these embedded derivatives had no fair value at March 31, 2002.

                                    J-II-15

          LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES

                           PART II--OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

    See "Note 11 to the Company's Unaudited Condensed Consolidated Financial Statements" for the three months ended March 31, 2002, which is incorporated by reference.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

    (b) Reports on Form 8-K

       (1) A current report on Form 8-K dated March 19, 2002 was filed on March 20, 2002, by the registrant, in connection with the press release dated March 19, 2002 announcing that Bradford T. Smith, executive vice president of public affairs, was scheduled to speak at the Banc of America Securities Genomics Conference in New York City on March 20, 2002 at 2:00 p.m. Eastern Time.

       (2) A current report on Form 8-K dated April 3, 2002 was filed on April 3, 2002, by the registrant, in connection with the press release dated April 3, 2002 announcing that Bradford T. Smith, executive vice president of public affairs, was scheduled to speak at the Banc of America Securities Healthcare Conference in Las Vegas, NV, on April 4, 2002 at 10:25 a.m. Pacific Time (1:25 p.m. Eastern
           Time).

       (3) A current report on Form 8-K dated April 15, 2002 was filed on April 15, 2002, by the registrant, in connection with the press release dated April 15, 2002 announcing that Bradford T. Smith, executive vice president of public affairs, was scheduled to speak at the SunTrust Robinson Humphrey 31st Annual Institutional Conference in Atlanta, GA, in April 16, 2002 at 3:35 p.m. Eastern Time.

       (4) A current report on Form 8-K dated April 22, 2002 was filed on April 22, 2002, by the registrant, in connection with the press release dated April 22, 2002 announcing the results for the quarter ended March 31, 2002.

       (5) A current report on Form 8-K dated April 22, 2002 was filed on April 22, 2002, by the registrant, in connection with the press release dated April 22, 2002 announcing summary information of the Company.

       (6) A current report on Form 8-K/A dated April 22, 2002 was filed on April 23, 2002, by the registrant, which amended Form 8-K filed on April 22, 2002.

                                    J-II-16

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       LABORATORY CORPORATION OF AMERICA HOLDINGS
                                                       Registrant

                                                       By:  /s/ THOMAS P. MAC MAHON
                                                            ------------------------------------------
                                                            Thomas P. Mac Mahon
                                                            CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                                                       By:  /s/ WESLEY R. ELINGBURG
                                                            ------------------------------------------
                                                            Wesley R. Elingburg
                                                            EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                                                            OFFICER AND TREASURER

May 2, 2002

                                    J-II-17

                                  EXHIBIT J-3
                            LABCORP PROXY STATEMENT

                Laboratory Corporation of America-Registered Trademark- Holdings

                                       358 South Main Street
                                       Burlington, NC 27215

                                       Telephone: 336-229-1127

                                                                  April 15, 2002

Dear Stockholder:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time.

    The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

    The Board of Directors unanimously recommends that the Company's stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

    Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed, postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors' recommendations, you need not mark your votes on the proxy card, but you do need to sign, date, and return it in the enclosed postage-paid envelope in order to record your vote. Proxy voting via the Internet or telephone is now available to many stockholders. Using the Internet to vote results in substantial savings on return postage for the Company. Your enclosed proxy card will indicate whether these voting options are available to you and how to use them. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                          Sincerely,

                                          Thomas P. Mac Mahon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                    J-III-1

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF
  LABORATORY CORPORATION OF AMERICA HOLDINGS:

    Notice is hereby given that the 2002 Annual Meeting (the "Annual Meeting") of the Stockholders of Laboratory Corporation of America Holdings (the "Company") will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time, for the following purposes:

        1. To elect all of the members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified;

        2. To approve amendments to the Company's 2000 Stock Incentive Plan to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan (the "Stock Plan Amendment");

        3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002; and

        4. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

    A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001 has either preceded or accompanies this notice.

                                          By Order of the Board of Directors

                                          Bradford T. Smith
                                          SECRETARY

April 15, 2002

PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                                    J-III-2

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                        BURLINGTON, NORTH CAROLINA 27215

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), of proxies to be voted at the 2002 Annual Meeting of Stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed to stockholders on or about April 15, 2002.

    At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert
E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew
G. Wallace, M.D., (ii) to approve amendments to the Company's 2000 Stock Incentive Plan to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan (the "Stock Plan Amendment"), (iii) to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002, and (iv) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

    Unless otherwise indicated, all share amounts set forth in this Proxy Statement and related proxy materials have been adjusted to reflect the 1-for-10 reverse stock split of the Company's Common Stock, effective May 4, 2000, and the 2-for-1 forward stock split in the form of a stock dividend, effective
June 11, 2001.

                              GENERAL INFORMATION

SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

    All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the seven nominees for director identified in this Proxy Statement, the approval of the Stock Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002. Any stockholder may revoke his/her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a properly executed and subsequently dated proxy or by attending the Annual Meeting and voting in person.

    Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to

                                    J-III-3
reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expense in handling proxy materials for beneficial owners.

    Only holders of record of common stock of the Company (the "Common Stock") at the close of business on April 12, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 29, 2002, there were issued and outstanding 71,267,623 shares of Common Stock. Holders of Common Stock as of the Record Date will be entitled to one vote per share at the Annual Meeting.

    A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the Stock Plan Amendment and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002. An abstention or broker non-vote will have no effect on the election of the directors or the vote to approve and adopt the Stock Plan Amendment and to ratify the appointment of independent accountants. As of March 29, 2002, the directors and executive officers of the Company beneficially owned an aggregate of 249,745 shares of Common Stock, representing approximately 0.35% of the total number of shares of Common Stock outstanding (after excluding Restricted Shares, which have no voting rights until fully-vested) on the Record Date and entitled to vote.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY (AS SPECIFIED BELOW), THE APPROVAL OF THE STOCK PLAN AMENDMENT, AND THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

                        ITEM ONE:  ELECTION OF DIRECTORS

    All of the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

    In 1995, the Company and affiliates of Roche Holdings, Inc., an affiliate of Roche Holdings Ltd ("Roche"), entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement"). The Stockholder Agreement contained certain provisions relating to Roche's right to designate for nomination candidates for director as long as Roche owned at least 10% of the Company's Common Stock.

    On March 12, 2002, Roche's ownership of the Company's Common Stock fell below 10% and therefore, Roche no longer has the right to designate candidates for nomination to the Board of Directors. At this time, neither the composition of the Board of Directors, nor the manner by which it conducts its business, is expected to change.

    The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

                                    J-III-4

NOMINEES FOR ELECTION AS DIRECTORS

    The name, age as of April 5, 2002, principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

    THOMAS P. MAC MAHON (55) has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since April 28, 1995, the date of the merger of Roche Biomedical Laboratories ("RBL") and the Company (the "Merger"), he served as the Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. ("Hoffmann-La Roche") from 1993 to January 1997 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to January 1997. Mr. Mac Mahon was also a director of HLR Holdings Inc. until December 1996. As Senior Vice President of Hoffmann-La Roche and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche.
Mr. Mac Mahon is a director of Express Scripts, Inc. and was formerly a director of AutoCyte, Inc. (now known as TriPath Imaging, Inc.).

    JEAN-LUC BELINGARD (53) has served as a director of the Company since the Merger, April 28, 1995. Mr. Belingard is Chief Executive Officer of Beaufour Ipsen SA, a diversified French health care holding company. Prior to this position, Mr. Belingard was Chief Executive Officer from 1999 to 2001 of bioMerieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of the company's worldwide pharmaceutical, cosmetic and communication business. Prior to bioMerieux-Pierre Fabre, Mr. Belingard joined F. Hoffmann-La Roche Ltd, Basel, Switzerland, a subsidiary of Roche in 1982 where he held various positions, including Director General of the Diagnostics Division and was a member of the Executive Committee. Mr. Belingard is also a director of Applera Corporation, Norwalk, Connecticut, a director of ExonHit, a member of the Advisory Board of Chugai, Japan, and a Foreign Trade Advisor to the French Government.

    WENDY E. LANE (50) has been a director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is also a director of Tyco International, Ltd.

    ROBERT E. MITTELSTAEDT, JR. (58) has been a director of the Company since November 1996. Mr. Mittelstaedt is Vice Dean, Executive Education of The Wharton School of the University of Pennsylvania and director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt also serves as a director of Innovative Solutions & Support, Inc. and HIP Foundation, Inc. and was formerly a director of A.G. Simpson Automotive, Inc.

    JAMES B. POWELL, M.D. (63) has served as a director of the Company since the Merger, April 28, 1995. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer of the Company. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell was President and Chief Executive Officer of TriPath Imaging, Inc., a developer of analytical systems for cytology and pathology, from January 1997 to June 2000. He is a medical doctor and became certified in anatomic and clinical pathology in 1969.
Dr. Powell serves as a director of Warren Land Co., Carolina Doctors Care, U.S. Trust Co. of N.C., Mid-Carolina Bank, Green Cap Finance, Mercury MD, and Pathology Partners.

                                    J-III-5

    DAVID B. SKINNER, M.D. (66) has served as a director of the Company since the Merger, April 28, 1995. Dr. Skinner is President Emeritus of the New York-Presbyterian Hospital and the New York-Presbyterian Healthcare System, and was President and Chief Executive Officer of New York Hospital and Professor of Surgery at Cornell Medical School from 1987 to 2000, and Vice Chairman of New York Hospital from 1997 to 2000. He was the Chairman of the Department of Surgery and Professor of Surgery at the University of Chicago Hospitals and Clinics from 1972 to 1987. Dr. Skinner serves as a director of Medix
Resources Inc. and CardioActs Inc.

    ANDREW G. WALLACE, M.D. (67) has served as a director of the Company since the Merger, April 28, 1995. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at Dartmouth College from 1990 to 1998. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990. Dr. Wallace also serves as a director for Welch Allyn, Inc., Dorothy Rider Poole Trust, and The Durham Health Partners.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors has an Audit Committee, an Employee Benefits Committee, an Ethics and Quality Assurance Committee, and a Nominating Committee.

    The Audit Committee, currently consisting of Dr. Skinner, Ms. Lane, and
Mr. Mittelstaedt, makes recommendations, among other things, to the Board regarding the engagement of the Company's independent accountants, reviews the plan, scope and results of the audit, reviews with the accountants and management the Company's policies and procedures with respect to internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent accountants.

    The Ethics and Quality Assurance Committee, currently consisting of
Dr. Powell, Mr. Mac Mahon, Dr. Skinner, and Dr. Wallace, is responsible for ensuring that the Company adopts and implements procedures that require the Company's employees to act in accordance with high ethical standards and to deliver high quality services.

    The Employee Benefits Committee, currently consisting of Mr. Belingard,
Ms. Lane, and Mr. Mittelstaedt, makes recommendations to the Board regarding compensation and benefit policies and practices and incentive arrangements for the Executive Officers and key managerial employees of the Company. The Employee Benefits Committee also considers and grants awards under the Company's incentive plans.

    The Nominating Committee, currently consisting of Mr. Mac Mahon, Ms. Lane, and Dr. Wallace, is responsible for recommending the nomination of directors.

    The Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2003 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no later than December 30, 2002.

    During 2001, the Board of Directors held eleven meetings, each in accordance with the Company's By-Laws and applicable Delaware corporation law and acted once by unanimous written consent. The Employee Benefits Committee held three meetings, and acted once by unanimous written consent; the Audit Committee held six meetings and the Ethics and Quality Assurance Committee held one meeting in 2001. The Nominating Committee held no meetings in 2001, but acted once by unanimous written

                                    J-III-6
consent. During 2001, none of the directors attended fewer than 75% of the total meetings of the Board of Directors and the committees of which he or she was a member.

COMPENSATION OF DIRECTORS

    Directors who are currently not receiving compensation as officers or employees of the Company are paid an annual retainer of $30,000, payable in monthly installments, and a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof that they attend, and receive reimbursement of expenses they incur for attending any meeting. Pursuant to the Non-Employee Directors Stock Plan (the "Director Plan") approved by the stockholders of the Company, 50% of such annual retainer shall be payable in cash and 50% shall be payable in Common Stock of the Company. In 2001, Messrs. Mittelstaedt and Belingard, Drs. Skinner, Powell and Wallace, and
Ms. Lane each earned 191 shares of Common Stock under the Director Plan. Non-employee directors are also automatically granted annual option awards with respect to shares having a Fair Market Value (as defined in the 2000 Stock Incentive Plan) equal to $65,000 at the time of grant.

                               EXECUTIVE OFFICERS

    The following table sets forth as of the date hereof the Executive Officers of the Company.

NAME                                     AGE                               OFFICE
----                                   --------   --------------------------------------------------------
Thomas P. Mac Mahon..................     55      Chairman of the Board, President, and Chief Executive
                                                    Officer
Wesley R. Elingburg..................     45      Executive Vice President, Chief Financial Officer, and
                                                    Treasurer
Myla P. Lai-Goldman, M.D.............     44      Executive Vice President, Chief Scientific Officer, and
                                                  Medical Director
Richard L. Novak.....................     61      Executive Vice President and Chief Operating Officer
Bradford T. Smith....................     48      Executive Vice President of Public Affairs, Human
                                                  Resources, Law, and Compliance, and Secretary
Stevan R. Stark......................     54      Executive Vice President of Sales and Marketing

    THOMAS P. MAC MAHON has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since the Merger on April 28, 1995, he served as Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche from 1993 to January 1997 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon was also a director of HLR
Holdings, Inc. until December 1996. As Senior Vice President of Hoffmann-La Roche and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is a director of Express Scripts, Inc. and was formerly a director on the Board of AutoCyte, Inc. (now known as TriPath Imaging, Inc.).

    WESLEY R. ELINGBURG has served as Executive Vice President, Chief Financial Officer, and Treasurer since October 1996. Mr. Elingburg is a member of the Executive and Management Committees of the Company. Prior to October 1996, and since the Merger on April 28, 1995, Mr. Elingburg was Senior Vice President-Finance. Mr. Elingburg is responsible for the day-to-day supervision of the finance function of the Company, including billing and treasury functions. Previously, Mr. Elingburg served as Senior Vice President-Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger.

                                    J-III-7

    MYLA P. LAI-GOLDMAN, M.D. was appointed Executive Vice President, Chief Scientific Officer, and Medical Director in April 1998. Dr. Lai-Goldman manages the Center for Molecular Biology and Pathology at the Company's Research Triangle Park, NC facility; National Genetics Institute, Inc. in Los Angeles, CA; and Viro-Med, Inc. in Minneapolis, MN. Dr. Lai-Goldman is Board Certified in Anatomic and Clinical Pathology and serves as a member of the Executive and Management Committees of the Company. Dr. Lai-Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and has held the position of Medical Director for the Center for Molecular Biology and Pathology since 1991 (with RBL and subsequently the Company). Dr. Lai-Goldman joined RBL in 1990.

    RICHARD L. NOVAK has served as Executive Vice President and Chief Operating Officer of the Company since January 1999. Prior to this date and since his hire in March 1997, Mr. Novak served as Executive Vice President and oversaw the Company's Eastern Operations which included the Mid-Atlantic, Northeast, South, Florida, and South Atlantic Divisions. Mr. Novak is a member of the Executive and Management Committees of the Company. Prior to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories serving in a variety of senior management positions including Senior Vice President, U.S. Operations and President, International.

    BRADFORD T. SMITH has served as Executive Vice President, Chief Legal Officer, and Secretary since September 2001 and previously as Executive Vice President, General Counsel, and Secretary since the Merger. He was appointed Compliance Officer in August 1996. Mr. Smith also oversees the Company's Public Affairs, Human Resources and Law operations. Mr. Smith is a member of the Executive and Management Committees of the Company. Previously, Mr. Smith served as Assistant General Counsel of Hoffmann-La Roche, Division Counsel of RBL and Assistant Secretary and member of RBL's Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of Hoffmann-La Roche from 1989 until the Merger and as an Assistant Vice President of Hoffmann-La Roche during 1992 and 1993. He has served as a director of Gensys
Software, Inc. since August 2000.

    STEVAN R. STARK has served as Executive Vice President since October 1996 and was Senior Vice President, New York Division, Cranford Division, and Alliance/Hospital Division since the Merger on April 28, 1995. Mr. Stark oversees the Company's sales and marketing operations including business alliances, managed care, and new business development. Mr. Stark is a member of the Executive and Management Committees of the Company. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. Mr. Stark served as a director for Universal Standard Healthcare; the directorship ended on March 30, 1999.

                                    J-III-8

                    EXECUTIVE COMPENSATION AND BENEFIT PLANS

EXECUTIVE COMPENSATION

    The compensation paid by the Company during the years ended December 31, 2001, 2000, and 1999 to the Chief Executive Officer during 2001 and the four other most highly compensated Executive Officers serving at year end is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                                ------------------------------
                                                   ANNUAL COMPENSATION(1)(2)     RESTRICTED      SECURITIES
                                                  ---------------------------      STOCK         UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR     SALARY(3)($)   BONUS(4)($)    AWARDS(5)($)   OPTIONS/SARS(#)
---------------------------            --------   ------------   ------------   ------------   ---------------
Thomas P. Mac Mahon .................    2001        $812,500     $1,850,295     $4,906,475        222,800
  President and Chief Executive          2000        $741,667     $  726,311     $3,462,344        181,200
  Officer                                1999        $683,333     $  496,832     $1,100,000             --

Richard L. Novak ....................    2001        $433,333     $  691,728     $1,983,750         97,200
  Executive Vice President and Chief     2000        $391,667     $  427,200     $1,695,219         69,200
  Operating Officer                      1999        $350,000     $  196,504     $  371,250             --

Wesley R. Elingburg .................    2001        $365,833     $  573,576     $1,587,000         70,000
  Executive Vice President, Chief        2000        $313,333     $  254,400     $  758,300         39,600
  Financial Officer, and Treasurer       1999        $274,167     $  152,537     $  371,250             --

Bradford T. Smith ...................    2001        $365,833     $  532,554     $1,587,000         70,000
  Executive Vice President, Chief        2000        $313,333     $  245,400     $  758,300         39,600
  Legal Officer, and Secretary           1999        $274,167     $  149,309     $  371,250

Stevan R. Stark .....................    2001        $285,000     $  298,706     $  595,125         27,200
  Executive Vice President--Sales and    2000        $256,667     $  176,488     $  388,625         28,200
  Marketing                              1999        $233,333     $  139,052     $  371,250             --

------------------------

(1) No officer was paid other annual compensation in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported above.

(2) Does not include amounts that may be received by Messrs. Mac Mahon, Elingburg and Smith under certain whole life insurance policies. Under the terms of the policies, Messrs. Mac Mahon, Elingburg and Smith, upon termination of their employment, may elect to continue coverage by paying the annual premium, elect to receive the cash value of the policy, or elect to receive a paid-up policy based on premiums paid through the end of the policy year.

(3) Includes salary paid or accrued for each indicated year.

(4) Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.

(5) Represents the value of restricted stock awarded during the year indicated under the Company's 2000 Stock Incentive Plan and the Amended and Restated 1999 Incentive Plan. All outstanding restricted stock awards have a six-year vesting period, with accelerated vesting of outstanding shares in percentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2001, 2002, and 2003. Aggregate outstanding restricted stock unit awards and their value at December 31, 2001 were: for Mr. Mac Mahon, 249,400 shares valued at $20,163,990; Mr. Novak, 97,000 shares valued at $7,842,450; Mr. Elingburg, 73,000 shares valued at $5,902,050; Mr. Smith, 73,000 shares valued at $5,902,050; and Mr. Stark, 48,800 shares valued at $3,945,480. No dividends are paid on restricted stock awards during the restriction period.

                                    J-III-9

RESTRICTED STOCK TRANSACTIONS IN 2001

    During 2001, the following restricted stock grants, the aggregate value of which are reflected in the Summary Compensation Table, were made under the 2000 Stock Incentive Plan for the current Executive Officers named in the Summary Compensation Table:

                        RESTRICTED STOCK AWARDS IN 2001

                                                                                   PRICE ON
                                                      NUMBER OF     PERFORMANCE    DATE OF    PRICE ON
                                                        SHARES     PERIOD UNTIL     GRANT     12/31/01
NAME                                                  GRANTED(1)   MATURATION(1)    ($/SH)     ($/SH)
----                                                  ----------   -------------   --------   --------
Thomas P. Mac Mahon.................................    74,200     6 years         $66.125     $80.85
Richard L. Novak....................................    30,000     6 years         $66.125     $80.85
Wesley R. Elingburg.................................    24,000     6 years         $66.125     $80.85
Bradford T. Smith...................................    24,000     6 years         $66.125     $80.85
Stevan R. Stark.....................................     9,000     6 years         $66.125     $80.85

------------------------

(1) Restrictions limit the sale or transfer of these shares during a six-year period whereby the restrictions lapse. The plan provides for accelerated vesting of outstanding shares in percentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2003.

STOCK OPTION TRANSACTIONS IN 2001

    During 2001, the following grants were made under the 2000 Stock Incentive Plan for the Executive Officers named in the Summary Compensation Table:

                           OPTION/SAR GRANTS IN 2001

                                                      PERCENTAGE OF
                                        NUMBER OF         TOTAL
                                        SECURITIES    OPTIONS/SARS    EXERCISE
                                        UNDERLYING     GRANTED TO     OR BASE                  GRANT DATE
                                       OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION     PRESENT
NAME                                    GRANTED(1)        2001         ($/SH)       DATE      VALUE ($)(2)
----                                   ------------   -------------   --------   ----------   ------------
Thomas P. Mac Mahon..................     222,800          21%        $66.125      2/05/11     $8,787,433
Richard L. Novak.....................      97,200           9%        $66.125      2/05/11     $3,833,655
Wesley R. Elingburg..................      70,000           7%        $66.125      2/05/11     $2,760,863
Bradford T. Smith....................      70,000           7%        $66.125      2/05/11     $2,760,863
Stevan R. Stark......................      27,200           3%        $66.125      2/05/11     $1,072,792

------------------------

(1) For each grant of non-qualified options made in 2001, the exercise price is equivalent to the fair market price per share on the date of the grant as defined in the 2000 Stock Incentive Plan. The options will vest with respect to one-third of the shares covered hereby on the first anniversary of the date of grant and an additional one-third will vest on each of the second and third anniversaries of such date, subject to their earlier termination.

(2) Valuation based upon the Black-Scholes option pricing model with the following assumptions: expected dividend yield 0.0%, volatility of 0.546, risk-free interest rate of 4.30%, and an expected life of seven years.

                                    J-III-10

    The following chart shows, for 2001, the number of stock options exercised and the 2001 year-end value of the options held by the Executive Officers named in the Summary Compensation Table:

                    AGGREGATED OPTION/SAR EXERCISES IN 2001
                      AND YEAR-END 2001 OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                                UNDERLYING OPTIONS/SARS       THE-MONEY OPTIONS/SARS
                                    SHARES                            AT YEAR-END               AT YEAR-END ($)(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -----------   -----------   -------------   -----------   -------------
Thomas P. Mac Mahon.............    107,734     $7,722,548       22,667        343,599       $622,067      $9,069,777
Richard L. Novak................     40,000     $2,481,938        3,067        143,333       $ 84,170      $3,352,958
Wesley R. Elingburg.............     24,068     $1,728,186        9,600         96,400       $205,491      $2,319,103
Bradford T. Smith...............     31,600     $2,073,618        6,000         96,400       $ 95,100      $2,319,103
Stevan R. Stark.................     24,868     $1,769,650        5,000         46,000       $ 79,250      $1,401,625

------------------------

(1) Calculated using the actual December 31, 2001 closing price per common share on the NYSE Composite Tape of $80.85, less the applicable aggregate option exercise price of in-the-money options, multiplied by the number of unexercised in-the-money options that are exercisable and unexercisable, respectively.

RETIREMENT BENEFITS AND SAVINGS PLAN

    The following tables set forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company's Employees' Retirement Plan, as supplemented by the Company's Pension Equalization Plan.

                             PENSION PLAN TABLE(1)
                   WESLEY R. ELINGBURG AND BRADFORD T. SMITH

                                                 10         15         20         25         30
FIVE-YEAR AVERAGE COMPENSATION(2)             YEARS(3)   YEARS(3)   YEARS(3)   YEARS(3)   YEARS(3)
---------------------------------             --------   --------   --------   --------   --------
$ 50,000....................................  $ 7,685    $11,019    $ 14,354   $ 17,688   $ 17,688
 100,000....................................   17,325     25,479      33,634     41,788     41,788
 150,000....................................   27,325     40,479      53,634     66,788     66,788
 200,000....................................   37,325     55,479      73,634     91,788     91,788
 250,000....................................   47,325     70,479      93,634    116,788    116,788
 300,000....................................   57,325     85,479     113,634    141,788    141,788
 339,706....................................   65,266     97,391     129,516    161,641    161,641

                                    J-III-11

                             PENSION PLAN TABLE(4)
           THOMAS P. MAC MAHON, RICHARD L. NOVAK, AND STEVAN R. STARK

                                                 10         15         20         25         30
FIVE-YEAR AVERAGE COMPENSATION(2)             YEARS(3)   YEARS(3)   YEARS(3)   YEARS(3)   YEARS(3)
---------------------------------             --------   --------   --------   --------   --------
$ 50,000....................................  $ 6,362    $ 9,543    $ 12,724   $ 15,905   $ 19,086
 100,000....................................   15,398     23,097      30,796     38,495     46,194
 150,000....................................   24,758     37,137      49,516     61,895     74,274
 200,000....................................   34,118     51,177      68,236     85,295    102,354
 250,000....................................   43,478     65,217      86,956    108,695    130,434
 300,000....................................   52,838     79,257     105,676    132,095    158,514
 339,706....................................   60,271     90,406     120,542    150,677    180,813

------------------------

(1) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 25 years of credited service with an annuity equal to 50% of final average compensation less 50% of estimated individual Social Security benefits. The benefit is then converted from a life annuity to an actuarially equivalent life annuity with a ten-year guarantee. In addition, following retirement from active service, an additional benefit is paid from the Pension Equalization Plan designed to provide for a portion of the Executive Officer's postretirement medical benefit. For 2001, this additional benefit amounted to $1,016 per year, based on a retiree over age 65, with a dependent under the age of 65.

(2) Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five-year average is reflected in the Summary Compensation Table under the heading "Salary." Under the Pension Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation indexed beginning in 1997 based on the percentage change in the unrounded compensation limit under Section 401
    (a)(17) of the Internal Revenue Code. For 2001, this limit is $339,706. No bonuses are considered.

(3) Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment for ten years. For a married participant, the normal form is a 50% joint and survivor annuity, which is actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten-year guarantee would produce a lower annual benefit.

(4) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits.

    Credited service is defined generally as all periods of employment with the Company, a participating subsidiary or with Revlon prior to 1992, or RBL or an affiliate, after attainment of age 21 and completion of one year of service (age 25 and completion of one year of service if hired before January 1, 1985). Final average compensation is defined as average annual base salary during the five consecutive years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. The limitation solely with respect to defined benefit pension plans was $140,000 for 2001 and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 2001 was $170,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the

                                    J-III-12

Retirement Plan's benefit formula may be greater than those which would be provided with regard to such qualified plan limitation. The Company's non-qualified, unfunded, Pension Equalization Plan is designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation, subject to the allowed maximum compensation limit under the Pension Equalization Plan.

    As of December 31, 2001, credited years of service under the retirement plans for the following individuals are for Mr. Mac Mahon--4.0 years, Mr. Elingburg--20.4 years, Mr. Smith--18.9 years, Mr. Stark--17 years, and Mr. Novak--3.5 years.

COMPENSATION PLANS AND ARRANGEMENT

    On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the "Severance Plan"), which provides severance payments to certain key employees. The Severance Plan provides for severance payments of three times annual salary and targeted bonus then in effect for a change in control (as defined in the Severance Plan) and two times annual salary and targeted bonus then in effect for all other qualifying terminations for the President and Chief Executive Officer and the Executive Vice Presidents of the Company. The Severance Plan also provides severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. "Good Reason" is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than 75 miles from the employee's current office without consent of the employee, or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason shall not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within 36 months of a change in control, as defined.

EMPLOYEE BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Employee Benefits Committee of the Board of Directors (for the purposes of this section, the "Committee") makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for Executive Officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's incentive plans as described above under "Item 1: Election of Directors."

    During 2001, the Committee held three meetings and acted once by unanimous consent to review and evaluate executive compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

    EXECUTIVE OFFICER COMPENSATION POLICIES. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate business unit and individual performance, and
(c) align executives' and stockholders' interests through equity-based incentives.

    Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interest of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and/or performance.

                                    J-III-13

    A key determinant of overall levels of Executive Officer compensation has been the pay practices of a group of public companies in the medical supply and medical service industry with revenue comparable to the Company's (the "peer group"). The peer group was chosen by the Company's independent compensation and benefit consultants and includes some, but not all, of the members of the peer group used for stock price comparisons (see "--Common Stock Performance" below).

    2001 EXECUTIVE OFFICER COMPENSATION. There are three components to the Company's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance. Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Generally, the Committee has targeted salary levels in the second and third quartile of the peer group, adjusted to reflect the individual's job experience and responsibility.

    Changes in base salaries are based on the peer group's practices, the Company's performance, the individual's performance, and increases in cost of living indexes. The corporate performance measures used in determining adjustments to Executive Officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

    Under the Company's annual Bonus Incentive Plan, adopted by the stockholders in 1995, annual incentive compensation is paid in the form of a cash bonus and is generally based on the attainment of specified corporate performance goals, which are established by the Committee at the beginning of the year. The primary measures used for Executive Officer bonuses in 2001 were earnings before interest, taxes, depreciation and amortization ("EBITDA"), revenue growth, operating expenses and certain other specific measures. Each Executive Officer has a target bonus expressed as a percentage of salary. The Committee increased target bonus opportunities for Executive Officers for 2001 based on its review of competitive market data. As determined by the Company's outstanding performance results in 2001, bonuses paid to Executive Officers other than the Chief Executive Officer ("CEO") averaged 140 percent of the target amount (see "Summary Compensation Table" for amounts paid to certain Executive Officers under the plan).

    Long-term incentive compensation is provided through the granting of stock options and restricted stock under the Company's Stock Option Plans. The Committee believes that grants of stock options and restricted stock align stockholder and Executive Officer interests. Generally, the Committee approves grants at the beginning of the year with the size of grants determined by each Executive Officer's level of responsibility after comparison to the equity grant practices of the peer group. Competitive grant practices are evaluated in terms of annualized expected value, and the size of grants to Company Executive Officers reflect the Committee's evaluation of the Company's performance as compared to the peer group. The mix between stock options and restricted stock is such that a majority of the expected value is delivered through the granting of stock options. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels.

    As provided in the Company's Stock Option Plans, stock options are granted with an exercise price equal to the Fair Market Value (as defined in the Company's Stock Option Plans) per share on the date of grant. Grants of restricted stock will vest on the sixth anniversary of grant, although vesting of shares granted in 2001 may be accelerated if certain predefined profitability targets are achieved as of December 31, 2003. No stock option or restricted stock awards are made in the absence of satisfactory performance, which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company.

    2001 CHIEF EXECUTIVE OFFICER COMPENSATION. In 2001, the Committee reviewed Mr. Mac Mahon's base salary, annual incentive and long-term incentive compensation in the same manner as described

                                    J-III-14
above for other Executive Officers. The Committee increased Mr. Mac Mahon's base salary, effective in early 2001, to $825,000.

    The Committee believes that Mr. Mac Mahon's leadership and individual performance has significantly contributed to the achievement of remarkable growth in earnings and stockholder value for the Company during his tenure as CEO. Mr. Mac Mahon's annual target bonus opportunity was increased in 2001 to 150 percent of salary. Based on the Company's outstanding performance achievements during 2001, Mr. Mac Mahon received an annual bonus payment that was 150 percent of this targeted level.

    The majority of Mr. Mac Mahon's compensation opportunity for 2001 was delivered through equity-based vehicles linked directly to the interests of stockholders. In 2001, Mr. Mac Mahon received grants of 222,800 stock options and 74,200 shares of restricted stock. The size of these grants was determined by the Committee after reviewing competitive equity grants to peer group CEOs and reflect the Committee's determination that the performance of both the Company and Mr. Mac Mahon have been outstanding. As with the grants of restricted stock to other Executive Officers, these shares will vest on the sixth anniversary of grant, but vesting may be accelerated on the basis of the Company achieving profitability targets through December 31, 2003.

    Mr. Mac Mahon became eligible to participate in the Company's Retirement Benefits and Savings Plan in 1998.

    CHANGES FOR 2002. In 2001, the Committee engaged in a thorough review of its executive compensation program. As part of the process, the Company retained the services of an experienced executive compensation consulting firm to assess the overall competitiveness and effectiveness of the program. As a result of this study, the Company will incorporate some changes to its program beginning in 2002. The objectives of the changes are to increase the program's pay-for-performance focus and to more closely align the program with stockholder interests and competitive practice.

    The competitive study expanded the peer group to include other organizations in the Health Care Services industry that engage in diagnostics and genomic research. The Committee believes this new peer group better reflects the Company's market for executive talent as the Company expands its operations beyond traditional clinical testing.

    The Committee determined to maintain a philosophy of targeting base salary for Executive Officers at the median of the peer group. Target bonus opportunities are established so that annual cash compensation will fall between the median and the 75th percentile if a target bonus is earned. Annual cash compensation for Executive Officers may be higher or lower than the targeted positioning based on the performance of the Company and the individual executive.

    The Company has enjoyed superior performance as compared to its competitors for the past several years. In order to continue this trend, the Company will provide management with additional incentive to increase stockholder value by granting equity opportunities with expected values targeted at the 75th percentile of this new peer group. Stock options will be granted on an annual basis, and performance-accelerated restricted stock will be granted once every three years.

    The resulting overall competitive positioning for Executive Officers will approximate the 75th percentile of the peer group if performance meets expectations, with this positioning varying based on performance results.

    LIMIT ON DEDUCTIBILITY OF COMPENSATION. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deductibility of compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million per year. The Company's general policy is to preserve the tax deductibility of compensation paid to its Executive Officers. OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Company's

                                    J-III-15

Option Plans are structured to meet the requirements of OBRA. However, the Committee also recognizes the importance of attracting, motivating and retaining key personnel whose performance increases the value of the Company. Accordingly, the Committee may, from time to time, exercise its discretion to award compensation that may not be deductible under OBRA when, in its judgment, such award would be in the best interests of the Company.

                                          THE EMPLOYEE BENEFITS COMMITTEE

                                          Jean-Luc Belingard
                                          Wendy E. Lane
                                          Robert E. Mittelstaedt, Jr.

                                    J-III-16

                            COMMON STOCK PERFORMANCE

    The Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock and the cumulative total return on the Standard & Poor's Composite-500 Stock Index and the weighted average cumulative total return (based on stock market capitalization) on the stock of each of the members of a peer group of companies. The peer group includes six publicly traded medical service and medical supply companies and one clinical laboratory company which is a direct competitor of the Company, all with sales ranging from approximately $1.1 billion to $4.0 billion. Other direct competitors of the Company are either substantially smaller than the Company or are subsidiaries of much larger diversified corporations and are, therefore, not believed to be appropriate peer companies. The peer group includes:
Allergan, Inc., Quest Diagnostics, Incorporated, C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, and Bausch & Lomb Inc. The graph assumes that $100 was invested on December 30, 1996 in each of the Company's Common Stock, Standard & Poor's Composite-500 Stock Index and the peer group index and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                     12/1996    12/1997    12/1998    12/1999    12/2000    12/2001
                                                     --------   --------   --------   --------   --------   --------
Laboratory Corporation of America Holdings........     $100       $ 61       $ 48       $128       $612       $562
S&P 500...........................................     $100       $133       $171       $208       $189       $166
Industry Peer Index...............................     $100       $107       $113       $142       $232       $213

                                      LOGO

                                    J-III-17

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

    The following table sets forth as of March 29, 2002, the total number of shares of Common Stock beneficially owned, and the percent so owned, by
(i) each director of the Company who is a beneficial owner of any shares of Common Stock, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the "Summary Compensation Table" set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
                                                                OWNERSHIP OF
BENEFICIAL OWNER                                                COMMON STOCK         PERCENT OF CLASS
----------------                                              -----------------      ----------------
Janus Capital Corporation ..................................      6,289,465(1)              8.9%
  100 Fillmore Street
  Denver, Colorado 80206-4923
Thomas P. Mac Mahon ........................................        439,240(2,3)              *
Jean-Luc Belingard .........................................          8,642                   *
Wendy E. Lane ..............................................          8,862                   *
Robert E. Mittelstaedt, Jr. ................................          5,512                   *
James B. Powell ............................................          6,190                   *
David B. Skinner ...........................................          7,740                   *
Andrew G. Wallace ..........................................          6,656                   *
Wesley R. Elingburg ........................................        129,980(2,3)              *
Richard L. Novak ...........................................        182,544(2,3)              *
Bradford T. Smith ..........................................        108,377(2,3)              *
Stevan R. Stark ............................................         85,083(2,3)              *
All directors and Executive Officers as a group (12
  persons) .................................................      1,055,345                 1.5%

------------------------

*   Less than 1%

(1) As reported on Schedule 13G filed with the Commission on February 13, 2002, on behalf of Janus Capital Corporation. Janus Capital Corporation is a registered investment adviser with sole voting power for 6,289,465 of the above listed shares.

(2) Beneficial ownership by officers of the Company includes shares of Common Stock which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon--96,934;
    Mr. Elingburg--20,556; Mr. Novak--32,400; Mr. Smith--0; Mr. Stark--14,067;
    all directors and Executive Officers as a group--185,966.

(3) Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Mac Mahon--338,600; Mr. Elingburg--107,600; Mr. Novak--149,500; and
    Mr. Smith--107,600; Mr. Stark--51,300; all directors and Executive Officers as a group--805,900.

                                    J-III-18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's Executive Officers, directors and persons who own more than 10% of the Company's equity securities to file reports on ownership and changes in ownership with the Commission and the securities exchanges on which its equity securities are registered. Additionally, Commission regulations require that the Company identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its Executive Officers, directors and more than 10% beneficial owners were complied with, except that Dr. Wallace inadvertently reported late his May 15, 2001 acquisition of an aggregate total of 343 shares of Common Stock on a Form 4 (statement of changes of beneficial ownership of securities) filed with the Commission on June 12, 2001.

                ITEM TWO: AMENDMENT TO 2000 STOCK INCENTIVE PLAN

    On April 3, 2002, the Board of Directors adopted the Stock Plan Amendment to the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan (the "Plan") to increase from 3.4 million to 7.4 million the number of shares available under the Plan, plus any shares which remain available for grants of awards under the Amended and Restated 1999 Stock Incentive Plan and the 1994 Stock Option Plan (the "Prior Plans") and to increase from 1.5 million to
3 million the maximum number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under section 5 of this Plan. The summary description herein of the principal features of the Plan, as amended by the Stock Plan Amendment, is qualified by reference to the Plan and the Stock Plan Amendment. The Plan was originally adopted following approval at the annual meeting of stockholders on May 2, 2000. As of March 29, 2002, 5,728,427 shares had been issued under this Plan and Prior Plans, and 40,385 shares were available from this Plan and Prior Plans for future issuance. A copy of the Plan, as proposed to be amended, is attached hereto as Annex I.

    The purpose of the Plan is to attract and retain the best available employees, directors, and consultants for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Plan is also intended to motivate such persons to contribute to the Company's future growth and profitability, to reward the performance of employees and consultants and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company. Potentially all employees (approximately 19,500), officers and directors of the Company are eligible to participate in the Plan. As of March 29, 2002, there were 226 participants under the Plan.

    The exercise price of incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NSOs") ("Option Price") may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of Common Stock, such Option Price may not be less than 110% of such fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares.

    Except as otherwise provided in an award agreement, no award may be transferred by an optionee during his lifetime except by will or the laws of descent and distribution. Options may be exercised in whole or in installments and must be exercised within a fixed period, which period may not exceed

                                    J-III-19

10 years from the date of the option grant. In the case of ISOs granted to any holder on the date of the grant of more than 10% of the total combined voting power of all classes of stock of the Company, the options must be exercised within five years from the date of grant of the option. Options may expire before the end of the option period due to termination of service with the Company.

    The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation), or through the delivery of other shares of Common Stock held for at least six months with a value equal to the total option price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company.

    The shares of Common Stock to be delivered under the Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares and prior to delivery will be registered by the Company with the Commission on Form S-8 and upon registration will be freely tradable, subject to applicable restrictions under Section 16 of the Exchange Act.

    The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive shares of Common Stock or the timing or pricing of grants of shares of Common Stock. The determinations of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof.

    In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of Common Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be.

    No award may be granted under the Plan after May 4, 2010.

    The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, except in the limited circumstances described above, without the authorization and approval of stockholders in any respect make any amendment that would require stockholder approval under Rule 16b-3 of the Exchange Act or state law.

    In 2001, the Employee Benefits Committee granted NSOs to purchase an aggregate of 1,048,088 shares of Common Stock and 174,244 shares of restricted stock under the Plan to Executive Officers, non-employee directors, and non-executive employees of the Company. No ISO's, stock appreciation rights ("SARs"), or performance awards were granted in 2001. There has been no decision with respect to the number or terms of options that may be granted following stockholder approval of the Stock Plan Amendment or the number or identity of future optionees under the Plan.

                                    J-III-20

                       2000 STOCK INCENTIVE PLAN BENEFITS

                                                                                       NUMBER OF
                                                               DOLLAR                  RESTRICTED
                                                               VALUE      NUMBER OF      SHARES
NAME AND POSITION                                               ($)      OPTIONS (#)      (#)
-----------------                                             --------   -----------   ----------
Thomas P. Mac Mahon ........................................
  President and Chief Executive Officer                          (1)       222,800       74,200
Richard L. Novak ...........................................
  Executive Vice President and Chief Operating Officer           (1)        97,200       30,000
Wesley R. Elingburg ........................................
  Executive Vice President, Chief Financial Officer, and
  Treasurer                                                      (1)        70,000       24,000
Bradford T. Smith ..........................................
  Executive Vice President, Chief Legal Officer, and
  Secretary                                                      (1)        70,000       24,000
Stevan R. Stark ............................................
  Executive Vice President--Sales and Marketing                  (1)        27,200        9,000
All current Executive Officers as a group ..................     (1)       514,400      170,200
All current non-employee directors as a group ..............     (1)         5,688
All current non-executive officer employees as a group .....     (1)       528,000        4,044

------------------------

(1) All options granted to Executive Officers and non-executive officer employees in 2001 have an exercise price of $66.125 per share. Options granted to non-employee directors in 2001 have an exercise price of $68.50 per share. All options granted in 2001 have a ten-year term and are subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of March 28, 2002, the Company's Common Stock had a closing price of $95.86 per share.

    FEDERAL INCOME TAX CONSEQUENCES. The following summary generally describes the federal income tax consequences to optionees and the Company and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular individual or the Company. The summary does not cover any state or local tax consequences of participation in the Plan.

    Generally, when an optionee exercises a NSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

    When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of

                                    J-III-21
such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NSOs.

    Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

    ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

    When a participant exercises "SARs", the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

    In the absence of an election by a participant under Section 83(b) of the Code, the grant of restricted shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted shares on the date of grant, provided the participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to Section 162(m).

    In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will receive a deduction in the same amount, subject to Section 162(m).

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE STOCK PLAN AMENDMENT.

              ITEM THREE: RATIFICATION OF INDEPENDENT ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") to audit the accounts of the Company for the year ending December 31, 2002. For the year ended December 31, 2001, the Company's accounts were audited by PwC.

                                    J-III-22

    PwC's report on the financial statements of the Company for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

    To the knowledge of management and the Audit Committee, in connection with the audit of the Company's financial statements for the year ended December 31, 2001, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports.

    Representatives of PwC will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Stockholder ratification of the appointment of PwC as the Company's independent accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PwC as the Company's independent accountants for the year ending December 31, 2002, the Board of Directors will consider whether to retain that firm for such year.

AUDIT FEES

    Amounts billed by PwC related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed in the report on Forms 10-Q totaled $406,000, of which an aggregate amount of $226,500 has been billed through December 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No amounts were billed by PwC in 2001 for financial information systems design and implementation services.

ALL OTHER FEES

    Amounts billed by PwC for all other services rendered to the Company for the year ended December 31, 2001 totaled $239,500. These fees related to assistance provided with filing certain registration statements during 2001 and for assistance regarding statistical sampling methodology for compliance-related activities.

    The Audit Committee has considered the other services rendered and believes that they are compatible with PwC remaining independent.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BENEFICIAL OWNERSHIP BY ROCHE

    In 1995, the Company and affiliates of Roche entered into the Stockholder Agreement. The Stockholder Agreement contains certain provisions relating to
(i) the governance of the Company, including, but not limited to, the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, and (iii) registration rights granted by the Company to Roche with respect to the Company's Equity Securities. A copy of the Stockholder Agreement was included as an exhibit to the Company's report on Form 8-K filed with the Commission on May 12, 1995.

                                    J-III-23

    On February 21, 2002, Roche registered to sell 7,000,000 shares with a 700,000 over-allotment option pursuant to a Registration Statement on Form S-3 filed with the Commission. At that time, Roche owned 10,705,074 shares of Common Stock (approximately 15.13% of the Common Stock outstanding). On March 12, 2002, Roche sold the 7,000,000 shares of Common Stock and on March 18, 2002, an additional 700,000 shares of Common Stock were sold to cover over-allotments of shares, leaving Roche with 3,005,074 shares of the Company's outstanding Common Stock, or approximately 4.22% at March 29, 2002.

    Prior to March 12, 2002, Roche had the right to designate one director for nomination to the Board of Directors. Because Roche's ownership fell below 10% on March 12, 2002, Roche's rights under the Stockholder Agreement terminated with respect to (i) changing the total number of members of the Board of Directors, (ii) designating a replacement director upon the death, resignation or retirement of a director selected by Roche, (iii) causing the Board of Directors to create vacancies on the Board for Roche's designated directors,
(iv) voting and solicitation of votes, (v) directors serving on Board committees, (vi) vacancies on Board committees and the management committee and
(vii) action taken to conform the Company's Certificate of Incorporation and By-laws to the Stockholder Agreement.

    Roche's right to (i) have its shares included in a registration statement which the Company prepares and (ii) have the Company furnish it with certain financial information, terminated when Roche's ownership fell below 20%. If Roche ceases to own any Registrable Securities (as defined under the Stockholder Agreement), then (i) all of its registration rights and (ii) covenants of the Company in its favor with respect to transfers made by Roche pursuant to Rule 144A under the Securities Act of 1933 under the Stockholder Agreement would terminate.

CERTAIN TRANSACTIONS WITH ROCHE

    The Company has certain on-going arrangements with Roche for the purchase by the Company of certain products and the licensing by the Company from Roche of certain diagnostic technologies, with an aggregate value of approximately
$62.3 million in 2001. In addition, the Company made royalty payments to Roche in the amount of approximately $4.4 million in 2001. The Company provides certain diagnostic testing and support services to Roche in connection with Roche's clinical pharmaceutical trials, with an aggregate value of approximately $2.6 million in 2001. Each of these arrangements was entered into in the ordinary course of business, on an arm's-length basis, and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.

                            AUDIT COMMITTEE'S REPORT

    The Audit Committee of the Board of Directors, comprised entirely of non-management directors, held six meetings during 2001. The members meet the independence and experience requirements of the New York Stock Exchange. The charter of the Audit Committee has not been modified since it appeared in the proxy statement dated April 26, 2001 and is attached hereto as Annex II.

    The Audit Committee met with the independent public accountants, management, and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, and other communications required by Statement of Accounting Standards No. 61, Communications with Audit Committees, as currently in effect. The Audit Committee discussed with and received a letter from the independent public

                                    J-III-24
accountants confirming their independence, as required by Independence Standards Board Standard No. 1. Both the independent public accountants and the internal auditors had full access to the Audit Committee, including regular meetings without management present. Additionally, the Audit Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K for filing with the Commission.

    As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by PricewaterhouseCoopers LLP, the Company's independent public accountants, is compatible with maintaining the accountant's independence. See "Item Three:
Ratification of Independent Accountants."

    Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (b) the representations of the independent auditors appearing in the auditor's report on the Company's financial statements.

                                          AUDIT COMMITTEE
                                          David B. Skinner, M.D., Chairman
                                          Wendy E. Lane
                                          Robert E. Mittelstaedt, Jr.

                                    J-III-25

                             STOCKHOLDER PROPOSALS

    Under the rules and regulations of the Commission as currently in effect, any holder of at least $2,000 in market value, or 1%, of Common Stock who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2003 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his Common Stock through the date of the meeting. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than December 14, 2002. This date was based on a planned meeting date in late May 2003.

    Regarding stockholder proposals intended to be presented at the 2003 Annual Meeting but not included in the Company's proxy statement, stockholders must give the Company notice not later than March 2, 2003 of their proposals in order to be considered timely under applicable Commission rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

    Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                                  HOUSEHOLDING

    As permitted by the Exchange Act, we have adopted a procedure approved by the Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and annual report unless one or more of these stockholders provides notification of their desire to receive individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

    If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact our transfer agent (in writing: American Stock Transfer and Trust Company, Shareholder Services, 6201 Fifteenth Avenue, Brooklyn, NY 11219; by telephone: 800-937-5449) with the names in which all accounts are registered.

    If you participate in householding and wish to receive a separate copy of the 2001 annual report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at the above address or phone number. We will deliver the requested documents to you promptly upon your request.

    Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

    You may also obtain an on-line version of the proxy statement at www.labcorp.com.

                                    J-III-26

                             ADDITIONAL INFORMATION

    The Company will make available a copy of the Annual Report on Form 10-K for the year ended December 31, 2001 and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (April 12, 2002), the person making the request was a beneficial owner of Common Stock entitled to vote.

    In order to ensure timely delivery of such document prior to the annual meeting, any request should be received by the Company promptly.

                                 OTHER BUSINESS

    The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Bradford T. Smith
                                          SECRETARY

April 15, 2002

                                    J-III-27

                                                                         ANNEX I

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                           2000 STOCK INCENTIVE PLAN
                AS AMENDED AND RESTATED EFFECTIVE APRIL 3, 2002

    1.  PURPOSE; RESTRICTIONS ON AMOUNT AVAILABLE UNDER THIS PLAN.

    This 2000 Stock Incentive Plan, as amended and restated effective April 3, 2002, (this "PLAN") is intended to encourage stock ownership by employees, consultants, and non-employee directors of Laboratory Corporation of America Holdings (the "COMPANY") and employees and consultants of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("INCENTIVE STOCK OPTIONS") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "CODE"), and options granted by the Committee pursuant to Sections 7 and 8 of this Plan shall constitute "nonqualified stock options" ("NONQUALIFIED STOCK OPTIONS"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "OPTIONS"), stock appreciation rights ("RIGHTS"), which Rights may be either granted in conjunction with Options ("RELATED RIGHTS") or unaccompanied by Options ("FREE STANDING RIGHTS"), restricted stock awards ("RESTRICTED SHARES"), or performance awards ("PERFORMANCE AWARDS"), as hereinafter set forth.

    2.  DEFINITIONS.

    As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a) "AFFILIATE CORPORATION" or "AFFILIATE" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

        (b) "AWARD" shall mean an Option, a Right, Restricted Share, or Performance Award granted hereunder.

        (c) "AWARD AGREEMENT" shall have the meaning set forth in Section 3 hereof.

        (d) "CHANGE IN CONTROL" shall mean an event of a nature that:

           (i) any "person" (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, "the Exchange Act") who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or

           (ii) individuals who constitute the Board of Directors on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or

                                    J-III-28

          (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or

           (iv) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

        (e) "COMMON STOCK" shall mean shares of the Company's common stock, par value $0.10 per share.

        (f) "COVERED OFFICER" as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of
    Section 162(m) of the Internal Revenue Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and
    (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

        (g) "DISABILITY" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve
    (12) months.

        (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (i) "FAIR MARKET VALUE" per share as of a particular date shall mean
    (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

        (j) "PARENT CORPORATION" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (k) "PARTICIPANT" shall have the meaning set forth in Section 4 hereof.

        (l) "PRIOR PLANS" shall mean the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan and the Laboratory Corporation of America Holdings 1994 Stock Option Plan.

        (m) "RETIREMENT" shall mean a Participant's termination of employment in accordance with the provisions of the Company's Employee Retirement Plan at such Participant's Normal Retirement Date, as defined in such Plan.

                                    J-III-29

        (n) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (o) "TEN PERCENT STOCKHOLDER" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

    3.  ADMINISTRATION.

    This Plan shall be administered by a committee (the "COMMITTEE") appointed by the Board of Directors of the Company (the "BOARD"), which shall be comprised of two or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

    The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "OPTION PRICE"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "AWARD AGREEMENT"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

    No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

    4.  ELIGIBILITY.

    Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "EMPLOYEE" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to

                                    J-III-30
whom an Award has been granted hereunder is sometimes referred to herein as a "PARTICIPANT" or "OPTIONEE."

    A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

    5.  STOCK.

    The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 7.4 million, plus any shares which remain available for grants of awards under the Prior Plans, of which the number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under this Plan shall not exceed 3 million. No person may be granted Options or Rights under this Plan representing an aggregate of more than 300,000 shares of Common Stock in any year. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Sections 14 and 18 hereof.

    To the extent that (1) any Award granted under the Plan or the Prior Plans expires, is terminated or forfeited without being exercised, settled or with respect to Restricted Shares, vested, (2) any Option granted under the Plan or the Prior Plans is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or
(3) any Free Standing Right granted under the Plan or the Prior Plans expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

    6.  INCENTIVE STOCK OPTIONS.

    Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 9 hereof:

        (a) VALUE OF SHARES.   The aggregate Fair Market Value (determined as of
    the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

        (b) TEN PERCENT STOCKHOLDERS.   In the case of an Incentive Stock Option
    granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

    7.  EMPLOYEE NONQUALIFIED STOCK OPTIONS.

    Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 9 hereof.

    8.  DIRECTOR NONQUALIFIED STOCK OPTIONS.

        (a) Each non-employee director shall be granted an Option to purchase that number of shares of Common Stock having a Fair Market Value equal to $65,000 as of the date of each annual meeting of the stockholders of the Company (the "ANNUAL GRANT AMOUNT") following the meeting at which the Plan is approved at which such individual is elected or reelected to the office of director (the "MEETING GRANT DATE") with each such grant effective as of each Meeting Grant

                                    J-III-31

    Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors elected at the meeting at which the Plan is approved for a number of shares having a Fair Market Value equal to $65,000 as of the Effective Date to be effective as of the Effective Date and (ii) with respect to any person who is elected or nominated as and becomes a director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an Option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve. Options granted pursuant to this Section 8 are intended to constitute Nonqualified Stock Options and shall be subject, to the extent applicable, to the general terms and conditions specified in Sections 5 and 9 hereof.

        (b) No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

        (c) With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

        (d) Unless otherwise provided in an award agreement, the Options granted pursuant to this Section 8 shall vest in equal one-third installments on each of the three anniversaries following the grant date.

    9.  TERMS AND CONDITIONS OF OPTIONS.

    Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

        (a) NUMBER OF SHARES.   Each Award Agreement shall state the number of
    shares of Common Stock to which the Option relates.

        (b) TYPE OF OPTION.   Each Award agreement shall specifically identify
    the portion, if any, of the Option that constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

        (c) OPTION PRICE.   Each Award Agreement shall state the Option Price
    per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in
    Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in Section 14 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

        (d) MEDIUM AND TIME OF PAYMENT.   The Option Price shall be paid or
    satisfied in full, at the time of exercise, in cash or in shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part, at the discretion of the Committee
    (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion separately with respect to each exercise of Options and each Participant; provided, however, that each such method and time for payment and each such

                                    J-III-32
    borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

        (e) TERM AND EXERCISE OF OPTIONS.   Options shall be exercisable over
    the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in
    Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 9(f) and 9(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

        (f) TERMINATION OF EMPLOYMENT.   Except as provided in this
    Section 9(f) and in Section 9(g) hereof, an Option may not be exercised unless the Participant is then in the employ or service of (1) the Company,
    (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time.

        (g) ACCELERATION OF BENEFITS UPON DEATH, DISABILITY OR RETIREMENT OF
    PARTICIPANT OR A CHANGE IN CONTROL.   If (i) a Participant shall die while
    employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant's employment, (iii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

        (h) NONTRANSFERABILITY OF OPTIONS.   Except as otherwise provided in an
    Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

        (i) RIGHTS AS A STOCKHOLDER.   A Participant who is the holder of an
    Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or

                                    J-III-33
    other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
    Section 14 hereof.

        (j) OTHER PROVISIONS.   The Award Agreements authorized under this Plan
    shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

    10.  STOCK APPRECIATION RIGHTS.

        (a) GRANT AND EXERCISE. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

    A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

    A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 10, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 10. Options, which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

        (b) TERMS AND CONDITIONS.   Rights shall be subject to such terms and
    conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

           (i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 9 and this
       Section 10 of this Plan.

           (ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of
       Section 9 of this Plan.

           (iv) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

           (v) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

           (vi) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten
       (10) years after the date such right is granted.

                                    J-III-34

          (vii) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

         (viii) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

           (ix) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

    11.  RESTRICTED SHARES.

        (a) GRANT. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

        (b) TRANSFER RESTRICTIONS. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

        (c) DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

        (d) ACCELERATION OF BENEFITS UPON DEATH, DISABILITY OR RETIREMENT OF PARTICIPANT OR A CHANGE IN CONTROL. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

    12.  PERFORMANCE AWARDS.

        (a) GRANT. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and
    (iii) payable at such time and in such form as the Committee shall determine.

        (b) TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award

                                    J-III-35
    and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

        (c) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

    13.  PROVISIONS APPLICABLE TO COVERED OFFICERS.

    To the extent the Committee determines, all performance-based Restricted Shares and Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 13.

        (a) Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

           (i) earnings before interest, taxes, depreciation and/or amortization

           (ii) operating income or profit

          (iii) return on equity, assets, capital, capital employed, or investment

           (iv) after tax operating income

           (v) net income

           (vi) earnings or book value per share

          (vii) cash flow(s)

         (viii) total sales or revenues or sales or revenues per employee

           (ix) stock price or total shareholder return

           (x) dividends

           (xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

        (b) The maximum annual number of shares in respect of which performance-based Restricted Shares and Performance Awards may be granted to any Participant under the Plan is 200,000 and the maximum annual amount of any such Award settled per Participant in cash is $5 million.

        (c) To the extent necessary to comply with Section 162(m), no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and
    (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable

                                    J-III-36

    Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

    14.  EFFECT OF CERTAIN CHANGES.

        (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

        (b) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

        (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of
    Section 422 of Code.

    15.  AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES.

    If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

        (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "WITHHOLDING TAX"); and

        (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

    16.  GROSS-UP FOR EXCISE TAX.

    An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the "EXCISE TAX") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "GROSS-UP PAYMENT") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 16) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a

                                    J-III-37

Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "PARACHUTE PAYMENTS" within the meaning of
Section 280G(b)(2) of the Code, and all "EXCESS PARACHUTE PAYMENTS" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

    17.  TERMINATION AND AMENDMENT.

    Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 4, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent.

    18.  EFFECTIVENESS; APPROVAL OF STOCKHOLDERS.

    Except as otherwise provided herein, this amended and restated Plan shall take effect as of May 15, 2002 (the "EFFECTIVE DATE"), subject to the approval of the holders of the majority of the voting shares of the Company at the Company's 2002 annual meeting of Stockholders (the "2002 ANNUAL MEETING"). If the Plan amendments to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan are not approved by the holders of the majority of the voting shares of the

                                    J-III-38

Company, this Plan will be restated so that the number of shares of Common Stock authorized for issuance shall be adjusted so that the limitations set forth therein shall revert to the unamended Plan. The limitations established by the preceding sentence shall be subject to adjustment as provided in Sections 14 hereof.

    19.  EFFECT OF HEADINGS.

    The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

    20.  GOVERNING LAW

    The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

                                    J-III-39

                                                                        ANNEX II

                            AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company,
(2) the compliance by the Company with legal and regulatory requirements, and
(3) the independence and performance of the Company's internal and external auditors.

    The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

THE AUDIT COMMITTEE SHALL:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.  Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the significant reports to management prepared by the internal auditing department and management's responses.

                                    J-III-40

13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    (b) Any changes required in the planned scope of the internal audit.

    (c) The internal audit department responsibilities, budget and staffing.

18. Prepare the report required by the rules of the Securities and Exchange Commission included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

20. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the chief financial officer, the senior internal audit executive and the independent auditor in separate executive sessions.

                                   * * * * *

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                    J-III-41

                                                                   COMMON SHARES
                              [DYNACARE INC. LOGO]

         SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON JULY 24, 2002
                PROXY FOR HOLDERS OF COMMON SHARES SOLICITED ON
                BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS

    The undersigned shareholder of Dynacare Inc. (the "Corporation") hereby appoints HARVEY A. SHAPIRO, or failing him, ZBIG S. BISKUP, or instead of either of them, __________________________________________________ as proxy for the undersigned with full power of substitution, to attend and act for and on behalf of the undersigned at the special meeting (the "Meeting") of securityholders of the Corporation to be held on July 24, 2002 at 10:00 a.m., Central Time, at Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas, U.S.A. 75001, and at any adjournments or postponements thereof, and to vote, as directed below, all Dynacare common shares, which the undersigned would be entitled to vote if then personally present:

1. FOR / / or AGAINST / / or ABSTAIN FROM VOTING / / in respect of a special resolution to approve an arrangement under Section 182 of the Business Corporations Act (Ontario), the full text of which resolution is set out in Appendix C of the Management Information Circular and Proxy Statement of the Corporation dated June 24, 2002 (the "Circular");

2. FOR / / or AGAINST / / or ABSTAIN FROM VOTING / / in respect of a special resolution authorizing the continuance of Dynacare under the Companies Act (Nova Scotia) following completion of the arrangement, the full text of which resolution is set out in Appendix D to the Circular; and

3. in his or her discretion, in accordance with his or her best judgment, with respect to amendments to or variations of matters identified in the accompanying Notice of Special Meeting of Securityholders and with respect to other matters which may properly come before the Meeting and at any adjournments of postponements thereof.

    The proxy named above will vote or withhold from voting the shares in respect of which he or she is appointed on any ballot that may be called for in accordance with the direction of the shareholder appointing him or her. In the absence of such direction, such shares will be voted "FOR" the resolutions specified in paragraphs (1) and (2) above on any ballot that may be called for.

    The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the said Meeting or at any adjournments thereof, and hereby revokes any proxy or proxies heretofore given to vote, attend or act with respect to the said shares.

    This proxy is solicited on behalf of management of the Corporation and the shares represented by this proxy will be voted or withheld from being voted, as stated above, in accordance with the instructions of the undersigned on any ballot that may be called for and, if the undersigned has specified a choice with respect to any matter to be acted upon, the shares represented by this proxy shall be voted accordingly at the Meeting and at any adjournments or postponements thereof. The undersigned has the right to appoint a person to attend, vote and act for and on his or her behalf at the Meeting or at any adjournments or postponements thereof other than the persons named above and may exercise such right by inserting the name of his or her nominee, who need not be a shareholder of the Corporation, in the blank space provided above for the purpose, or by completing another proper form of proxy.

    The undersigned hereby acknowledges receipt of the Notice of Meeting dated June 24, 2002 and the accompanying management information circular and proxy statement.

                                                                         DATED , 2002.

                                                              Signature of Registered Shareholder
                                                                               or
                                                                   Authorized Signing Officer

                                                                 Name of Registered Shareholder
                                                                         (Please print)

    Please insert the date that the proxy is signed in the space provided. If the date has not been inserted, this form of proxy is deemed to bear the date on which it is mailed to the Corporation. Please sign exactly as your name appears on your share certificates. If the shareholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized.

                                                                   STOCK OPTIONS
                              [DYNACARE INC. LOGO]

         SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON JULY 24, 2002
                   PROXY FOR HOLDERS OF OPTIONS SOLICITED ON
                BEHALF OF MANAGEMENT AND THE BOARD OF DIRECTORS

    The undersigned holder of options to acquire common stock granted by Dynacare Inc. (the "Corporation") hereby appoints HARVEY A. SHAPIRO, or failing him, ZBIG S. BISKUP, or instead of either of them, __________________________________________________ as proxy for the undersigned with full power of substitution, to attend and act for and on behalf of the undersigned at the special meeting (the "Meeting") of securityholders of the Corporation to be held on July 24, 2002 at 10:00 a.m., Central Time, at Hotel Intercontinental Dallas, 15201 Dallas Parkway, Dallas, Texas, U.S.A. 75001, and at any adjournments or postponements thereof, and to vote, as directed below, all Dynacare options, which the undersigned would be entitled to vote if then personally present:

1. FOR / / or AGAINST / / or ABSTAIN FROM VOTING / / in respect of a special resolution to approve an arrangement under Section 182 of the Business Corporations Act (Ontario), the full text of which resolution is set out in Appendix C of the Management Information Circular and Proxy Statement of the Corporation dated June 24, 2002 (the "Circular");

2. in his or her discretion, in accordance with his or her best judgment, with respect to amendments to or variations of matters identified in the accompanying Notice of Special Meeting of Securityholders and with respect to other matters which may properly come before the Meeting and at any adjournments of postponements thereof.

    The proxy named above will vote or withhold from voting the options in respect of which he or she is appointed on any ballot that may be called for in accordance with the direction of the optionholder appointing him or her. In the absence of such direction, such options will be voted "FOR" the resolution specified in paragraph (1) above on any ballot that may be called for.

    The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the said Meeting or at any adjournments thereof, and hereby revokes any proxy or proxies heretofore given to vote, attend or act with respect to the said options.

    This proxy is solicited on behalf of management of the Corporation and the options represented by this proxy will be voted or withheld from being voted, as stated above, in accordance with the instructions of the undersigned on any ballot that may be called for and, if the undersigned has specified a choice with respect to any matter to be acted upon, the options represented by this proxy shall be voted accordingly at the Meeting and at any adjournments or postponements thereof. The undersigned has the right to appoint a person to attend, vote and act for and on his or her behalf at the Meeting or at any adjournments or postponements thereof other than the persons named above and may exercise such right by inserting the name of his or her nominee, who need not be a shareholder or optionholder of the Corporation, in the blank space provided above for the purpose, or by completing another proper form of proxy.

    The undersigned hereby acknowledges receipt of the Notice of Meeting dated June 24, 2002 and the accompanying management information circular and proxy statement.

                                                                         DATED , 2002.

                                                                  Signature of Optionholder or
                                                                   Authorized Signing Officer

                                                              Name of Optionholder (Please print)

    Please insert the date that the proxy is signed in the space provided. If the date has not been inserted, this form of proxy is deemed to bear the date on which it is mailed to the Corporation. Please sign exactly as your name appears on the grant agreement evidencing your options. If the optionholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized.